                                                                     Exhibit 4.1

                                                                EXECUTION COPY



                    STRUCTURED ASSET SECURITIES CORPORATION,
                                 as Depositor


                                       and


                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Master Servicer


                                       and


                             LENNAR PARTNERS, INC.,
                               as Special Servicer


                                       and


                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee


                                       and


                               ABN AMRO BANK N.V.,
                                 as Fiscal Agent


                         POOLING AND SERVICING AGREEMENT


                         Dated as of September 11, 2002


                         ------------------------------


                                 $1,455,238,297


                    LB-UBS Commercial Mortgage Trust 2002-C4


                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2002-C4

                                TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
                                                        ARTICLE I

                                     DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

SECTION 1.01.              Defined Terms..................................................................................7
SECTION 1.02.              General Interpretive Principles...............................................................80

                                                       ARTICLE II

             CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.              Creation of Trust; Conveyance of Mortgage Loans...............................................81
SECTION 2.02.              Acceptance of Trust Fund by Trustee...........................................................83
SECTION 2.03.              Repurchase of Mortgage Loans for Document Defects and Breaches of Representations
                             and Warranties..............................................................................85
SECTION 2.04.              Representations, Warranties and Covenants of the Depositor....................................87
SECTION 2.05.              Acceptance of Grantor Trust Assets by Trustee; Issuance of the Class V Certificates..........104
SECTION 2.06.              Execution, Authentication and Delivery of Class R-LR Certificates; Creation of Loan
                             REMIC Regular Interests....................................................................104
SECTION 2.07.              Conveyance of Loan REMIC Regular Interests; Acceptance of the Loan REMICs by
                             Trustee....................................................................................104
SECTION 2.08.              Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC
                             I Regular Interests........................................................................105
SECTION 2.09.              Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee...................105
SECTION 2.10.              Execution, Authentication and Delivery of Class R-II Certificates; Creation of
                             REMIC II Regular Interests.................................................................105
SECTION 2.11.              Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.................106
SECTION 2.12.              Execution, Authentication and Delivery of REMIC III Certificates.............................106

                                                       ARTICLE III

                                     ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.              Administration of the Loans..................................................................107
SECTION 3.02.              Collection of Loan Payments..................................................................109
SECTION 3.03.              Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve
                             Accounts...................................................................................111




                                                          -i-



                                                                                                                       PAGE
                                                                                                                       ----

SECTION 3.04.              Pool Custodial Account, Defeasance Deposit Account, Collection Account, Interest
                             Reserve Account and Excess Liquidation Proceeds Account....................................113
SECTION 3.04A.             Valley Fair Mall Custodial Account...........................................................117

SECTION 3.05.              Permitted Withdrawals From the Pool Custodial Account, the Collection Account, the
                             Interest Reserve Account and the Excess Liquidation Proceeds Account.......................119
SECTION 3.05A.             Permitted Withdrawals From the Valley Fair Mall Custodial Account............................125

SECTION 3.06.              Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Defeasance
                             Deposit Account, the Custodial Accounts and the REO Accounts...............................128
SECTION 3.07.              Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage;
                             Environmental Insurance....................................................................130
SECTION 3.08.              Enforcement of Alienation Clauses............................................................134
SECTION 3.09.              Realization Upon Defaulted Loans; Required Appraisals; Appraisal Reduction
                             Calculation................................................................................136
SECTION 3.10.              Trustee and Custodian to Cooperate; Release of Mortgage Files................................141
SECTION 3.11.              Servicing Compensation; Payment of Expenses; Certain Matters Regarding Servicing
                             Advances...................................................................................143
SECTION 3.12.              Property Inspections; Collection of Financial Statements; Delivery of Certain
                             Reports....................................................................................148
SECTION 3.12A.             Delivery of Certain Reports to the Valley Fair Mall Companion Loan Noteholder................151

SECTION 3.12B.             Statements to the Valley Fair Mall Companion Loan Noteholder.................................152

SECTION 3.13.              Annual Statement as to Compliance............................................................153
SECTION 3.14.              Reports by Independent Public Accountants....................................................153
SECTION 3.15.              Access to Certain Information................................................................154
SECTION 3.16.              Title to REO Property; REO Accounts..........................................................155
SECTION 3.17.              Management of REO Property...................................................................157
SECTION 3.17A.             Management and Disposition of the Valley Fair Mall Mortgaged Property After
                             Becoming REO Property......................................................................160

SECTION 3.18.              Sale of Mortgage Loans and REO Properties....................................................163
SECTION 3.19.              Additional Obligations of the Master Servicer; Obligations to Notify Ground
                             Lessors; the Special Servicer's Right to Request the Master Servicer to Make
                             Servicing Advances.........................................................................167
SECTION 3.20.              Modifications, Waivers, Amendments and Consents; Defeasance..................................169
SECTION 3.21.              Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping...........174
SECTION 3.22.              Sub-Servicing Agreements.....................................................................176
SECTION 3.23.              Representations and Warranties of the Master Servicer........................................178
SECTION 3.24.              Representations and Warranties of the Special Servicer.......................................180



                                                          -ii-


                                                                                                                       PAGE
                                                                                                                       ----

SECTION 3.25.              Certain Matters Regarding the Purchase of the Valley Fair Mall Mortgage Loan.................181
SECTION 3.26.              Application of Default Charges...............................................................182

                                                       ARTICLE IV

                             PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

SECTION 4.01.              Distributions................................................................................184
SECTION 4.02.              Statements to Certificateholders; CMSA Loan Periodic Update File.............................200
SECTION 4.03.              P&I Advances.................................................................................207
SECTION 4.03A.             P&I Advances on the Valley Fair Mall Loan Pair...............................................210

SECTION 4.04.              Allocation of Realized Losses and Additional Trust Fund Expenses.............................213
SECTION 4.05.              Calculations.................................................................................215
SECTION 4.06.              Use of Agents................................................................................215

                                                        ARTICLE V

                                                    THE CERTIFICATES

SECTION 5.01.              The Certificates.............................................................................216
SECTION 5.02.              Registration of Transfer and Exchange of Certificates........................................216
SECTION 5.03.              Book-Entry Certificates......................................................................224
SECTION 5.04.              Mutilated, Destroyed, Lost or Stolen Certificates............................................225
SECTION 5.05.              Persons Deemed Owners........................................................................226

                                                       ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.              Liability of Depositor, Master Servicer and Special Servicer.................................227
SECTION 6.02.              Continued Qualification and Compliance of Master Servicer; Merger, Consolidation or
                             Conversion of Depositor, Master Servicer or Special Servicer...............................227
SECTION 6.03.              Limitation on Liability of Depositor, Master Servicer and Special Servicer...................227
SECTION 6.04.              Resignation of Master Servicer and the Special Servicer......................................229
SECTION 6.05.              Rights of Depositor, Trustee and the Valley Fair Mall Companion Loan Noteholder in
                             Respect of the Master Servicer and the Special Servicer....................................229
SECTION 6.06.              Depositor, Master Servicer and Special Servicer to Cooperate with Trustee....................230
SECTION 6.07.              Depositor, Special Servicer and Trustee to Cooperate with Master Servicer....................230



                                                         -iii-





                                                                                                                       PAGE
                                                                                                                       ----

SECTION 6.08.              Depositor, Master Servicer and Trustee to Cooperate with Special Servicer....................230
SECTION 6.09.              Designation of Special Servicer and Controlling Class Representative by the
                             Controlling Class..........................................................................230
SECTION 6.10.              Master Servicer or Special Servicer as Owner of a Certificate................................232
SECTION 6.11.              Certain Powers of the Controlling Class Representative.......................................232
SECTION 6.11A.             Certain Powers of the Valley Fair Mall Companion Loan Noteholder.............................236


                                                       ARTICLE VII

                                                         DEFAULT

SECTION 7.01.              Events of Default............................................................................239
SECTION 7.02.              Trustee to Act; Appointment of Successor.....................................................244
SECTION 7.03.              Notification to Certificateholders...........................................................245
SECTION 7.04.              Waiver of Events of Default..................................................................245
SECTION 7.05.              Additional Remedies of Trustee Upon Event of Default.........................................246

                                                      ARTICLE VIII

                                                 CONCERNING THE TRUSTEE

SECTION 8.01.              Duties of Trustee............................................................................248
SECTION 8.02.              Certain Matters Affecting Trustee............................................................249
SECTION 8.03.              Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or
                             Loans......................................................................................250
SECTION 8.04.              Trustee and Fiscal Agent May Own Certificates................................................250
SECTION 8.05.              Fees and Expenses of Trustee; Indemnification of and by Trustee..............................251
SECTION 8.06.              Eligibility Requirements for Trustee.........................................................251
SECTION 8.07.              Resignation and Removal of Trustee...........................................................252
SECTION 8.08.              Successor Trustee............................................................................253
SECTION 8.09.              Merger or Consolidation of Trustee and Fiscal Agent..........................................254
SECTION 8.10.              Appointment of Co-Trustee or Separate Trustee................................................254
SECTION 8.11.              Appointment of Custodians....................................................................255
SECTION 8.12.              Appointment of Authenticating Agents.........................................................256
SECTION 8.13.              Appointment of Tax Administrators............................................................256
SECTION 8.14.              Access to Certain Information................................................................257
SECTION 8.15.              Reports to the Securities and Exchange Commission and Related Reports........................259
SECTION 8.16.              Representations and Warranties of Trustee....................................................266
SECTION 8.17.              The Fiscal Agent.............................................................................268
SECTION 8.18.              Representations and Warranties of Fiscal Agent...............................................268

                                                       ARTICLE IX

                                                       TERMINATION

                                                          -iv-

                                                                                                                       PAGE
                                                                                                                       ----

SECTION 9.01.              Termination Upon Repurchase or Liquidation of All Mortgage Loans.............................271
SECTION 9.02.              Additional Termination Requirements..........................................................279
SECTION 9.03.              1166 Avenue of the Americas Mortgage Loan....................................................280

                                                        ARTICLE X

                                                ADDITIONAL TAX PROVISIONS

SECTION 10.01.             REMIC Administration.........................................................................281
SECTION 10.02.             Grantor Trust Administration.................................................................284

                                                       ARTICLE XI

                                                MISCELLANEOUS PROVISIONS

SECTION 11.01.             Amendment....................................................................................287
SECTION 11.02.             Recordation of Agreement; Counterparts.......................................................289
SECTION 11.03.             Limitation on Rights of Certificateholders and the Valley Fair Mall Companion Loan
                             Noteholder.................................................................................289
SECTION 11.04.             Governing Law; Consent to Jurisdiction.......................................................290
SECTION 11.05.             Notices......................................................................................290
SECTION 11.06.             Severability of Provisions...................................................................291
SECTION 11.07.             Grant of a Security Interest.................................................................291
SECTION 11.08.             Streit Act...................................................................................291
SECTION 11.09.             Successors and Assigns; Beneficiaries........................................................292
SECTION 11.10.             Article and Section Headings.................................................................292
SECTION 11.11.             Notices to Rating Agencies...................................................................292
SECTION 11.12.             Global Opinions..............................................................................294
SECTION 11.13.             Complete Agreement...........................................................................294

                             SCHEDULES AND EXHIBITS

    Schedule No.     Schedule Description
    ------------     --------------------
          I          Mortgage Loan Schedule
         II          Schedule of Exceptions to Mortgage File Delivery
         III         Exceptions to the Representations and Warranties of the
                     Depositor
         IV          Loan REMIC Mortgage Loans
          V          Environmentally Insured Mortgage Loans
         VI          Reference Rate Schedule

    Exhibit No.      Exhibit Description
    -----------      -------------------

        A-1          Form of Class [A-1] [A-2] [A-3] [A-4] [A-5] Certificate
        A-2          Form of Class [X-CL] [X-CP] [X-VF] Certificate
        A-3          Form of Class [B] [C] [D] [E] [F] [G] Certificate
        A-4          Form of Class [H] [J] [K] [L] [M] [N] Certificate
        A-5          Form of Class [P] [Q] [S] [T] [U] Certificate
        A-6          Form of Class [R-I] [R-II] [R-III] [R-LR] Certificate
        A-7          Form of Class V Certificate
         B           Form of Distribution Date Statement
         C           Form of Custodial Certification
        D-1          Form of Master Servicer Request for Release
        D-2          Form of Special Servicer Request for Release
         E           Form of Loan Payoff Notification Report
        F-1          Form of Transferor Certificate for Transfers of Definitive
                        Non-Registered Certificates
        F-2A         Form I of Transferee Certificate for Transfers of
                        Definitive Non-Registered Certificates
        F-2B         Form II of Transferee Certificate for Transfers of
                        Definitive Non-Registered Certificates
        F-2C         Form of Transferee Certificate for Transfers of
                        Interests in Rule 144A Global Certificates
        F-2D         Form of Transferee Certificate for Transfers of Interests
                        in Regulation S Global Certificates
        G-1          Form I of Transferee Certificate in Connection with ERISA
                        (Definitive Non-Registered Certificates)
        G-2          Form II of Transferee Certificate in Connection with ERISA
                        (Book-Entry Non-Registered Certificates)
        H-1          Form of Transfer Affidavit and Agreement regarding
                        Residual Interest Certificates
        H-2          Form of Transferor Certificate regarding Residual
                        Interest Certificates
        I-1          Form of Notice and Acknowledgment
        I-2          Form of Acknowledgment of Proposed Special Servicer
         J           Form of UCC-1 Financing Statement Schedule
         K           Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date
        L-1          Form of Information Request/Investor Certification for
                        Website Access from Certificate Owner
        L-2          Form of Information Request/Investor Certification for
                        Website Access from Prospective Investor
         M           Form of Defeasance Certification

                  This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of September 11, 2002, among STRUCTURED ASSET SECURITIES CORPORATION, as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

                  As provided herein, the Trustee will elect to treat each Loan REMIC Mortgage Loan as the primary asset of a separate REMIC for federal income tax purposes, and each such REMIC will be designated as a "Loan REMIC". The Class R-LR Certificates will represent the sole class of "residual interests" in each and every Loan REMIC for purposes of the REMIC Provisions under federal income tax law. Each Loan REMIC Regular Interest will relate to the corresponding Loan REMIC Mortgage Loan. Each Loan REMIC Regular Interest will:
(i) accrue interest at the related per annum rate described in the definition of "Loan REMIC Remittance Rate"; and (ii) have an initial Uncertificated Principal Balance equal to the Cut-off Date Balance of the related Loan REMIC Mortgage Loan. The Legal Final Distribution Date of each Loan REMIC Regular Interest is the Distribution Date immediately following the third anniversary of the end of the remaining amortization term (as determined as of the Closing Date) of the related Loan REMIC Mortgage Loan. None of the Loan REMIC Regular Interests will be certificated.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of the Loan REMIC Mortgage Loans and exclusive of any collections of Additional Interest on the ARD Mortgage Loans after their respective Anticipated Repayment Dates), the Loan REMIC Regular Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. A separate REMIC I Regular Interest will, on the Closing Date, be issued with respect to, and will thereafter relate to, each Mortgage Loan in REMIC I and each Loan REMIC Regular Interest. Each REMIC I Regular Interest issued with respect to, and relating to, a Loan REMIC Regular Interest, shall also relate to the corresponding Loan REMIC Mortgage Loan. Each REMIC I Regular Interest shall bear a numeric designation that is the same as the Mortgage Loan number for the related Mortgage Loan set forth on the Mortgage Loan Schedule. Each REMIC I Regular Interest will (i) accrue interest at a per annum rate described in the definition of "REMIC I Remittance Rate" and (ii) have an initial Uncertificated Principal Balance equal to the Cut-off Date Balance of the related Mortgage Loan. The Legal Final Distribution Date of each of the REMIC I Regular Interests is the Distribution Date immediately following the third anniversary of the end of the remaining amortization term (as determined as of the Closing Date) of the related Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. The Legal Final Distribution Date for each REMIC II Regular Interest is the latest Rated Final Distribution Date. None of the REMIC II Regular Interests will be certificated.

                                                REMIC II                    Initial Uncertificated
            Designation                     Remittance Rate                   Principal Balance
            -----------                     ---------------                   -----------------
                A-1                           Variable (1)                  $         75,000,000
               A-2-1                          Variable (1)                  $         64,982,620
               A-2-2                          Variable (1)                  $         25,017,380
               A-3-1                          Variable (1)                  $         83,654,952
               A-3-2                          Variable (1)                  $         23,230,166
               A-3-3                          Variable (1)                  $         36,671,233
               A-3-4                          Variable (1)                  $          6,443,649
               A-4-1                          Variable (1)                  $         13,854,430
               A-4-2                          Variable (1)                  $         61,379,930
               A-4-3                          Variable (1)                  $         10,765,640
               A-5-1                          Variable (1)                  $         40,018,795
               A-5-2                          Variable (1)                  $         59,652,018
               A-5-3                          Variable (1)                  $        750,833,187
                 B                            Variable (1)                  $         18,191,000
                 C                            Variable (1)                  $         20,009,000
                D-1                           Variable (1)                  $          3,729,849
                D-2                           Variable (1)                  $         13,866,304
                D-3                           Variable (1)                  $          2,413,847
                E-1                           Variable (1)                  $             54,841
                E-2                           Variable (1)                  $          3,229,708
                E-3                           Variable (1)                  $          9,448,451
                 F                            Variable (1)                  $         16,372,000
                G-1                           Variable (1)                  $             40,915
                G-2                           Variable (1)                  $         10,873,085
                 H                            Variable (1)                  $         12,733,000
                 J                            Variable (1)                  $         12,734,000
                 K                            Variable (1)                  $         12,733,000
                 L                            Variable (1)                  $         20,010,000
                 M                            Variable (1)                  $          7,276,000
                 N                            Variable (1)                  $          7,276,000
                 P                            Variable (1)                  $          7,276,000
                 Q                            Variable (1)                  $          3,638,000
                 S                            Variable (1)                  $          1,819,000
                 T                            Variable (1)                  $          3,638,000
                 U                            Variable (1)                  $         16,372,297
                X-VF                        1.395% per annum                            (2)

         --------------------

         (1) The REMIC II Remittance Rate for each REMIC II Regular Interest (other than REMIC II Regular Interest X-VF) shall be a variable rate per annum calculated in accordance with the definition of "REMIC II Remittance Rate".

         (2) REMIC II Regular Interest X-VF will not have an Uncertificated Principal Balance and will not entitle REMIC III as the holder thereof to any deemed distributions of principal. As more specifically provided herein, interest in respect of REMIC II Regular Interest X-VF will be calculated based on its fixed REMIC II Remittance Rate and an Uncertificated Notional Amount equal to the Uncertificated Principal Balance of the REMIC I Regular Interest that relates to the Valley Fair Mall Mortgage Loan.


                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the Class designation, Pass-Through Rate and original Class Principal Balance for each Class of the Regular Interest Certificates. For federal income tax purposes, each Class of the Regular Interest Certificates (exclusive of the Class X-CL and Class X-CP Certificates), each of the 35 REMIC III Components of the Class X-CL Certificates and each of the 20 REMIC III Components of the Class X-CP Certificates will be designated as a separate "regular interest" in REMIC
III. The Legal Final Distribution Date for each Class of Regular Interest Certificates (exclusive of the Class X-CL and Class X-CP Certificates), for each of the 35 REMIC III Components of the Class X-CL Certificates and for each of the 20 REMIC III Components of the Class X-CP Certificates is the latest Rated Final Distribution Date.

            Class                                                            Original Class
         Designation                    Pass-Through Rate                  Principal Balance
         -----------                    -----------------                  -----------------
          Class A-1                    3.268% per annum                  $           75,000,000
          Class A-2                    4.023% per annum                  $           90,000,000
          Class A-3                    4.071% per annum                  $          150,000,000
          Class A-4                    4.563% per annum                  $           86,000,000
          Class A-5                    4.853% per annum                  $          850,504,000
           Class B                     4.899% per annum (1)              $           18,191,000
           Class C                     4.938% per annum (1)              $           20,009,000
           Class D                     4.987% per annum (1)              $           20,010,000
           Class E                     5.007% per annum (1)              $           12,733,000
           Class F                     5.036% per annum (1)              $           16,372,000
           Class G                     5.125% per annum (1)              $           10,914,000
           Class H                     5.469% per annum (1)              $           12,733,000
           Class J                     5.616% per annum (1)              $           12,734,000
           Class K                     5.914% per annum (1)              $           12,733,000
           Class L                     4.803% per annum                  $           20,010,000
           Class M                     4.803% per annum                  $            7,276,000
           Class N                     4.803% per annum                  $            7,276,000
           Class P                     4.803% per annum                  $            7,276,000
           Class Q                     4.803% per annum                  $            3,638,000
           Class S                     4.803% per annum                  $            1,819,000
           Class T                     4.803% per annum                  $            3,638,000
           Class U                     4.803% per annum                  $           16,372,297
          Class X-CL                       Variable (2)                            (3)
          Class X-CP                       Variable (2)                            (4)
          Class X-VF                   1.395% per annum                            (5)

         ----------------------

         (1) If the Weighted Average REMIC I Remittance Rate for any Interest Accrual Period is ever less than the specified rate, the Pass-Through Rate for the subject Class for such Interest Accrual Period will equal such Weighted Average REMIC I Remittance Rate.

         (2) The respective Pass-Through Rates for the Class X-CL and Class X-CP Certificates will, in the case of each of those Classes, be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate".

         (3) The Class X-CL Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class X-CL Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of such Class' REMIC III Components from time to time. As more specifically provided herein, interest in respect of such Class of Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of such Class' REMIC III Components from time to time.

         (4) The Class X-CP Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class X-CP Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of such Class' REMIC III Components from time to time. As more specifically provided herein, interest in respect of such Class of Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of such Class' REMIC III Components from time to time.

         (5) The Class X-VF Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. As more specifically provided herein, interest in respect of the Class X-VF Certificates will be calculated based upon their fixed Pass-Through Rate (which will be the same as the REMIC II Remittance Rate for REMIC II Regular Interest X-VF) and their Class Notional Amount from time to time (which will be the same as the Uncertificated Notional Amount of REMIC II Regular Interest X-VF from time to time).


                  As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a Grantor Trust under the Code.

                  The Initial Pool Balance will be $1,455,238,298. The initial aggregate Uncertificated Principal Balance of the REMIC I Regular Interests, the initial aggregate Uncertificated Principal Balance of the REMIC II Regular Interests and the initial aggregate Class Principal Balance of the respective Classes of Regular Interest Certificates (other than the Class X-CL and Class X-CP Certificates) will, in each case, be $1,455,238,297.

                  There exists one Mortgage Loan, in the unpaid principal amount of $294,734,810 (the "Valley Fair Mall Mortgage Loan"), which is part of a split loan structure, and is secured by the same Mortgage that also secures the other mortgage loan in that split loan structure (the "Valley Fair Mall Companion Loan" and, together with the Valley Fair Mall Mortgage Loan, the "Valley Fair Mall Loan Pair"). The Valley Fair Mall Companion Loan is not part of the Trust Fund but has been separately securitized and is the sole asset that backs the Valley Fair Mall Commercial Mortgage Trust, Commercial Mortgage Trust Pass-Through Certificates, Series 2002-C4A. The relative rights of the holder of the Valley Fair Mall Mortgage Loan and the Valley Fair Mall Companion Loan are set forth in a co-lender agreement dated as of September 5, 2002 (the "Valley Fair Mall Co-Lender Agreement"), between the holder of the Mortgage Note for the Valley Fair Mall Mortgage Loan and the holder of the mortgage note for the Valley Fair Mall Companion Loan. Pursuant to the Valley Fair Mall Co-Lender Agreement, the Valley Fair Mall Loan Pair is to be serviced and administered in accordance with this Agreement, by the Trustee, the Master Servicer and the Special Servicer hereunder. The Valley Fair

Mall Companion Loan will be held as of the Closing Date by LaSalle Bank National Association, in its capacity as trustee for the registered holders of the Valley Fair Mall Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C4A (in such capacity, the "Valley Fair Mall Trustee").

                  There exists another Mortgage Loan, in the unpaid principal amount of $92,636,000 (the "1166 Avenue of the Americas Mortgage Loan"), which is also part of a split loan structure, and is secured by the same Mortgage that also secures the other mortgage loan in that split loan structure (the "1166 Avenue of the Americas Non-Trust Loan" and, together with the 1166 Avenue of the Americas Mortgage Loan, the "1166 Avenue of the Americas Loan Pair"). The 1166 Avenue of the Americas Non-Trust Loan is not part of the Trust Fund but is included in another securitization (the "1166 Avenue of the Americas Other Securitization") and is the primary asset that backs the 1166 Avenue of the Americas Commercial Mortgage Trust 2002-C5, Commercial Mortgage Trust Pass-Through Certificates, Series 2002-C5 (the "Series 2002-C5 Certificates") . The relative rights of the holder of the 1166 Avenue of the Americas Mortgage Loan and the holder of the 1166 Avenue of the Americas Non-Trust Loan are set forth in an Intercreditor Agreement dated as of October 8, 2002 (the "1166 Avenue of the Americas Intercreditor Agreement"), between the holder of the Mortgage Note for the 1166 Avenue of the Americas Mortgage Loan and the holder of the mortgage note for the 1166 Avenue of the Americas Non-Trust Loan. Pursuant to the 1166 Avenue of the Americas Intercreditor Agreement, the 1166 Avenue of the Americas Loan Pair is to be serviced and administered in accordance with the Trust and Servicing Agreement dated as of September 13, 2002 (the "1166 Avenue of the Americas Servicing Agreement"), between Structured Asset Securities Corporation as depositor, Wachovia Bank, National Association as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee (in such capacity, the "1166 Avenue of the Americas Trustee") and ABN AMRO as fiscal agent.

                  Accordingly, as and to the extent provided herein, (i) the Valley Fair Mall Companion Loan, although not part of the Trust Fund, will be serviced and administered in accordance with this Agreement, by the Master Servicer and Special Servicer hereunder and (ii) the 1166 Avenue of the Americas Mortgage Loan, although part of the Trust Fund, will be serviced and administered in accordance with the 1166 Avenue of the Americas Servicing Agreement, by the 1166 Avenue of the Americas Master Servicer and the 1166 Avenue of the Americas Special Servicer.

                  Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section
1.01 of this Agreement.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent hereby agree, in each case, as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES


                  SECTION 1.01.     Defined Terms.

                  Whenever used in this Agreement, including in the Preliminary Statement, unless the context otherwise requires:

                  "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "1166 Avenue of the Americas Intercreditor Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

                  "1166 Avenue of the Americas Loan Pair" shall have the meaning assigned thereto in the Preliminary Statement, and shall include any successor REO Loans with respect thereto.

                  "1166 Avenue of the Americas Master Servicer" shall mean the master servicer under the 1166 Avenue of the Americas Servicing Agreement.

                  "1166 Avenue of the Americas Master Servicer Certification" shall mean the "Servicer Certification" required to be provided by the 1166 Avenue of the Americas Master Servicer to the Certifying Party pursuant to
Section 3.29 of the 1166 Avenue of the Americas Servicing Agreement.

                  "1166 Avenue of the Americas Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which mortgage loan is identified on the Mortgage Loan Schedule as mortgage loan number 3 and is, together with the 1166 Avenue of the Americas Non-Trust Loan, secured by a Mortgage on the 1166 Avenue of the Americas Mortgaged Property.

                  "1166 Avenue of the Americas Mortgaged Property" shall mean the property that is identified on the Mortgage Loan Schedule as the 1166 Avenue of the Americas.

                  "1166 Avenue of the Americas Non-Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

                  "1166 Avenue of the Americas Non-Trust Loan Noteholder" shall mean the holder of the mortgage note for the 1166 Avenue of the Americas Non-Trust Loan.

                  "1166 Avenue of the Americas Noteholders" shall mean, collectively, the holder of the Mortgage Note for the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Non-Trust Loan Noteholder.

                  "1166 Avenue of the Americas Other Securitization" shall have the meaning assigned thereto in the Preliminary Statement.

                  "1166 Avenue of the Americas REO Mortgage Loan" shall mean any REO Mortgage Loan relating to the 1166 Avenue of the Americas Mortgage Loan.

                  "1166 Avenue of the Americas REO Property" shall mean the 1166 Avenue of the Americas Mortgaged Property at such time that it becomes an "REO Property" under the 1166 Avenue of the Americas Servicing Agreement.

                  "1166 Avenue of the Americas Servicer" shall mean either the 1166 Avenue of the Americas Master Servicer or the 1166 Avenue of the Americas Special Servicer, as applicable.

                  "1166 Avenue of the Americas Servicing Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

                  "1166 Avenue of the Americas Special Servicer" shall mean the special servicer under the 1166 Avenue of the Americas Servicing Agreement.

                  "1166 Avenue of the Americas Special Servicer Certification" shall mean the "Special Servicer Certification" required to be provided by the 1166 Avenue of the Americas Special Servicer to the Certifying Party pursuant to
Section 3.29 of the 1166 Avenue of the Americas Servicing Agreement.

                  "1166 Avenue of the Americas Trustee" shall have the meaning assigned thereto in the Preliminary Statement.

                  "ABN AMRO" shall mean ABN AMRO Bank N.V. or its successor in interest.

                  "Acceptable Insurance Default" shall mean, with respect to any Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan), any default under the related loan documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or
(ii) such insurance is not available at any rate. Subject to the Servicing Standard, in making any of the determinations required in subclause (i) or (ii) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

                  "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; (b) in the case of the Class X-VF Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Notional Amount of such Class of Certificates outstanding immediately prior to the related Distribution Date; and
(c) in the case of each other Class of Interest Only Certificates for any Interest Accrual Period, the aggregate amount of Accrued Component Interest for all of such Class' REMIC III Components for such Interest Accrual Period. The Accrued Certificate Interest with respect to the Class X-VF Certificates for any Interest Accrual Period will equal 100% of the Uncertificated Accrued Interest with respect to REMIC II Regular Interest X-VF for such Interest Accrual Period.

                  "Accrued Component Interest" shall mean the interest accrued from time to time with respect to any REMIC III Component of the Class X-CP Certificates or the Class X-CL Certificates, the amount of which interest shall equal, for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such REMIC III Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such REMIC III Component outstanding immediately prior to the related Distribution Date.

                  "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by (or, in the case of the 1166 Avenue of the Americas Mortgaged Property, for the benefit of) the Trust Fund within the meaning of Treasury regulations section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

                  "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

                  "Additional Designated Servicing Information" shall have the meaning assigned thereto in Section 8.15(a).

                  "Additional Information" shall have the meaning assigned thereto in Section 4.02(a).

                  "Additional Interest" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate and, if so provided in the related loan documents, compounded at the related Mortgage Rate (the payment of which interest shall, under the terms of such ARD Loan, be deferred until the entire outstanding principal balance thereof has been paid). For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or any successor REO Loan with respect thereto, notwithstanding that the terms of the related loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall, for purposes of this Agreement, be deemed to be deferred interest (regardless of whether it is added to principal outstanding with respect to the related ARD Loan in accordance with the related loan documents).

                  "Additional Interest Rate" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such loan resulting from the passage of such Anticipated Repayment Date.

                  "Additional Trust Fund Expense" shall mean any expense incurred with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

                  "Adjusted Actual/360 Accrued Interest Amount" shall mean, with respect to any REMIC I Regular Interest that relates to an Interest Reserve Mortgage Loan or an Interest Reserve REO Mortgage Loan, for any Interest Accrual Period, an amount of interest equal to the product of (a) the Mortgage Rate in effect for the corresponding Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of the related Mortgage Loan subsequent to the

Closing Date and reduced by 2.5 basis points in the case of the 1166 Avenue of the Americas Mortgage Loan), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 360, multiplied by (c) the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period;

provided that, if the subject Interest Accrual Period begins during (x) December of 2002 or December of any year thereafter that does not immediately precede a leap year or (y) January of 2003 or January of any year thereafter, then the amount of interest calculated with respect to any particular REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be decreased by the Interest Reserve Amount, if any, with respect to the related Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) transferred, in accordance with Section 3.04(c), from the Collection Account to the Interest Reserve Account in the calendar month in which such Interest Accrual Period ends; and provided, further, that, if the subject Interest Accrual Period begins during February of 2003 or February of any year thereafter, then the amount calculated with respect to any particular REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be increased by the Interest Reserve Amount(s), if any, with respect to the related Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) transferred, in accordance with Section 3.05(c), from the Interest Reserve Account to the Collection Account in the calendar month in which such Interest Accrual Period ends.

                  "Adjusted REMIC II Remittance Rate" shall mean:

                  (a) with respect to REMIC II Regular Interest A-1, for any Interest Accrual Period, 3.268% per annum;

                  (b) with respect to REMIC II Regular Interest A-2-1, for any Interest Accrual Period, 4.023% per annum;

                  (c) with respect to REMIC II Regular Interest A-2-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2005, an annual rate equal to the greater of (A) 4.023% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2005, 4.023% per annum;

                  (d) with respect to REMIC II Regular Interest A-3-1, for any Interest Accrual Period, 4.071% per annum;

                  (e) with respect to REMIC II Regular Interest A-3-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2005, an annual rate equal to the greater of (A) 4.071% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2005, 4.071% per annum;

                  (f) with respect to REMIC II Regular Interest A-3-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2006, an annual rate equal to the greater of (A) 4.071% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2006, 4.071% per annum;

                  (g) with respect to REMIC II Regular Interest A-3-4, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2007, an annual rate equal to the greater of (A) 4.071% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2007, 4.071% per annum;

                  (h) with respect to REMIC II Regular Interest A-4-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2005, an annual rate equal to the greater of (A) 4.563% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2005, 4.563% per annum;

                  (i) with respect to REMIC II Regular Interest A-4-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2006, an annual rate equal to the greater of (A) 4.563% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2006, 4.563% per annum;

                  (j) with respect to REMIC II Regular Interest A-4-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2007, an annual rate equal to the greater of (A) 4.563% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2007, 4.563% per annum;

                  (k) with respect to REMIC II Regular Interest A-5-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2007, an annual rate equal to the greater of (A) 4.853% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2007, 4.853% per annum;

                  (l) with respect to REMIC II Regular Interest A-5-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2008, an annual rate equal to the greater of (A) 4.853% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2008, 4.853% per annum;

                  (m) with respect to REMIC II Regular Interest A-5-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2009, an annual rate equal to the greater of (A) 4.853% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2009, 4.853% per annum;

                  (n) with respect to REMIC II Regular Interest B, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2009, an annual rate (in no event in excess of the Weighted

Average REMIC I Remittance Rate for such Interest Accrual Period) equal to the greater of (A) 4.899% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2009, an annual rate equal to the lesser of (X) 4.899% per annum and (Y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (o) with respect to REMIC II Regular Interest C, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2009, an annual rate (in no event in excess of the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period) equal to the greater of (A) 4.938% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2009, an annual rate equal to the lesser of
(X) 4.938% per annum and (Y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (p) with respect to REMIC II Regular Interest D-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2007, an annual rate (in no event in excess of the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period) equal to the greater of (A) 4.987% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2007, an annual rate equal to the lesser of
(X) 4.987% per annum and (Y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (q) with respect to REMIC II Regular Interest D-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2008, an annual rate (in no event in excess of the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period) equal to the greater of (A) 4.987% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2008, an annual rate equal to the lesser of
(X) 4.987% per annum and (Y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (r) with respect to REMIC II Regular Interest D-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2009, an annual rate (in no event in excess of the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period) equal to the greater of (A) 4.987% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2009, an annual rate equal to the lesser of
(X) 4.987% per annum and (Y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (s) with respect to REMIC II Regular Interest E-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2005, an annual rate (in no event in excess of the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period) equal to the greater of (A) 5.007% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual

Period subsequent to the Interest Accrual Period ending in September 2005, an annual rate equal to the lesser of (X) 5.007% per annum and (Y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (t) with respect to REMIC II Regular Interest E-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2006, an annual rate (in no event in excess of the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period) equal to the greater of (A) 5.007% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2006, an annual rate equal to the lesser of
(X) 5.007% per annum and (Y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (u) with respect to REMIC II Regular Interest E-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2007, an annual rate (in no event in excess of the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period) equal to the greater of (A) 5.007% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2007, an annual rate equal to the lesser of
(X) 5.007% per annum and (Y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (v) with respect to REMIC II Regular Interest F, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2005, an annual rate (in no event in excess of the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period) equal to the greater of (A) 5.036% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2005, an annual rate equal to the lesser of
(X) 5.036% per annum and (Y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (w) with respect to REMIC II Regular Interest G-1, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.125% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (x) with respect to REMIC II Regular Interest G-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in October 2002 through and including the Interest Accrual Period ending in September 2005, an annual rate (in no event in excess of the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period) equal to the greater of (A) 5.125% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in September 2005, an annual rate equal to the lesser of
(X) 5.125% per annum and (Y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (y) with respect to REMIC II Regular Interest H, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.469% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (z) with respect to REMIC II Regular Interest J, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.616% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (aa) with respect to REMIC II Regular Interest K, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.914% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period; and

                  (bb) with respect to each of REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest P, REMIC II Regular Interest Q, REMIC II Regular Interest S, REMIC II Regular Interest T and REMIC II Regular Interest U, for any Interest Accrual Period, 4.803% per annum.

                  "Administered REO Property" shall mean any REO Property that is, as contemplated by Section 3.01, to be administered by the Special Servicer hereunder. Notwithstanding anything herein to the contrary, no 1166 Avenue of the Americas REO Property shall constitute an Administered REO Property hereunder.

                  "Administrative Cost Rate" shall mean, (A) with respect to the 1166 Avenue of the Americas Mortgage Loan (or any 1166 Avenue of the Americas REO Mortgage Loan), 0.0515% per annum; and (B) with respect to each other Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), the rate per annum specified as the "Administrative Cost Rate" on the Mortgage Loan Schedule, which, for each such other Mortgage Loan (or successor REO Mortgage
Loan) is equal to the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

                  "Advance" shall mean any P&I Advance or Servicing Advance.

                  "Adverse Grantor Trust Event" shall mean any endangerment to the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions or any imposition of a tax on the Grantor Trust or any of its assets or transactions.

                  "Adverse Rating Event" shall mean, with respect to any Class of Certificates or any class of Valley Fair Mall Companion Loan Securities, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates or such class of Valley Fair Mall Companion Loan Securities by either Rating Agency.

                  "Adverse REMIC Event" shall mean, with respect to any REMIC Pool, any endangerment of the status of such REMIC Pool as a REMIC under the REMIC Provisions or, except as permitted by Section 3.17(a), any imposition of a tax on such REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code).

                  "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

                  "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14

                  "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

                  "Anticipated Repayment Date" shall mean, with respect to any ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note.

                  "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated initially as of the Determination Date immediately following the later of the date on which the subject Mortgage Loan or Loan Pair became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained) equal to the excess, if any, of: (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Additional Interest and/or Default Interest), (iii) all accrued and unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of (plus all accrued interest on such Advances payable to) the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent with respect to such Required Appraisal Loan, (v) any other unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items); over (b) the Required Appraisal Value. Notwithstanding the foregoing, if (i) any Mortgage Loan or Loan Pair becomes a Required Appraisal Loan, (ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with Section 3.09(a), with respect to the related Mortgaged Property during the 12-month period prior to the date such Mortgage Loan or Loan Pair became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), within 60 days after such Mortgage Loan or Loan Pair became a Required Appraisal Loan, then (x) until such new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required Appraisal or update thereof by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each Required Appraisal Loan that is part of a Cross-Collateralized Group shall be treated separately for the purposes of calculating any Appraisal Reduction Amount.

                  "Appraised Value" shall mean, with respect to each Mortgaged Property (other than the 1166 Avenue of the Americas Mortgaged Property) or Administered REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a Loan or relating to an REO Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related Servicing File or (b) the most recent "desktop" value estimate performed by the Special Servicer that is contained in the related Servicing File.

                  "ARD Loan" shall mean any Loan (or any successor REO Loan with respect thereto) that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Loan (or successor REO
Loan) will accrue additional interest at the rate specified in the related Mortgage Note and the related Mortgagor is required to apply certain excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Loan.

                  "ARD Mortgage Loan" shall mean any Mortgage Loan that is an ARD Loan.

                  "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Loan.

                  "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Stated Maturity Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund (provided that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which the related Stated Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Mortgage Loan had been required to continue to accrue interest (other than Default Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, the related Stated Maturity Date;
(b) with respect to any REO Loan (other than any 1166 Avenue of the Americas REO Mortgage Loan), for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause
(a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Loan on the last Due Date prior to its becoming an REO Loan; and (c) with respect to any 1166 Avenue of the Americas REO Mortgage Loan, for any Due Date as of which the Trust holds an interest in any 1166 Avenue of the Americas REO Property, the "Monthly Payment" (as defined in the 1166 Avenue of the Americas Servicing Agreement) with respect to the 1166 Avenue of the Americas Mortgage Loan on such Due Date .

                  "ASTM" shall mean the American Society for Testing and Materials.

                  "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

                  "Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum, without duplication, of
(i) the aggregate amount of all payments and other collections on or with respect to the Mortgage Loans and any REO Properties (including, in the case of the initial Distribution Date, the Initial Deposits) that (A) were Received by the Trust as of the end of the related Collection Period and (B) are on deposit in the Collection Account as of 12:00 noon (New York City time) on such Distribution Date, (ii) the aggregate amount of any P&I Advances made by the Master Servicer (together with, in the case of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan, any P&I Advances under the 1166 Avenue of the Americas Servicing Agreement) for distribution on the Certificates on such Distribution Date pursuant to Section
4.03 and Section 4.03A, (iii) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to
Section 3.19(a) in connection with Prepayment Interest Shortfalls and the aggregate amount received from the 1166 Avenue of the Americas Master Servicer for such Distribution Date in connection with Prepayment Interest Shortfalls on the 1166 Avenue of the Americas Mortgage Loan in accordance with the 1166 Avenue of the Americas Servicing Agreement, (iv) to the extent not included in clause
(a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the Collection Account pursuant to Section 3.05(d) in respect of such Distribution Date and (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March of 2003 or March of any year thereafter, the aggregate of the Interest Reserve Amounts transferred from the Interest Reserve Account to the Collection Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for distribution on such Distribution Date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (vii) of
Section 3.05(b), (iii) Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest, (iv) if such Distribution Date occurs during January of 2003 or January of any year thereafter that is not a leap year or during February of 2003 or February of any year thereafter, the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to be withdrawn from the Collection Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and (v) amounts deposited in the Collection Account in error. For purposes of this definition and for purposes of the last paragraph of Section 4.03(a), in the case of the 1166 Avenue of the Americas Mortgage Loan or an 1166 Avenue of the Americas REO Property, "Collection Period" shall mean, with respect to any Distribution Date, the period ending at 12:00 p.m. (New York City time) on such Master Servicer Remittance Date and beginning immediately following the end of the prior Collection Period (or, in the case of the initial Collection Period, beginning on the Closing Date).

                  "Balloon Loan" shall mean any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is significantly larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

                  "Balloon Mortgage Loan" shall mean any Mortgage Loan that is a Balloon Loan.

                  "Balloon Payment" shall mean, with respect to any Balloon Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Loan at maturity.

                  "Bid Allocation" shall mean, with respect to the Master Servicer or any Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to
(a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

                  "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

                  "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

                  "Book-Entry Subordinate Certificate" shall mean any Subordinate Certificate that constitutes a Book-Entry Certificate.

                  "Breach" shall have the meaning assigned thereto in Section 2.03(a).

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in any of the cities in which the Corporate Trust Office of the Trustee, the Primary Servicing Office of the Master Servicer or the Primary Servicing Office of the Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Certificate" shall mean any one of the LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

                  "Certificate Factor" shall mean, with respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

                  "Certificate Notional Amount" shall mean, with respect to any Interest Only Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

                  "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

                  "Certificate Register" shall mean the register maintained pursuant to Section 5.02.

                  "Certificate Registrar" shall mean the registrar appointed pursuant to Section 5.02.

                  "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and
(ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificateholder Reports" shall mean, collectively, the Distribution Date Statement, the Mortgage Pool Data Update Report, the Loan Payoff Notification Report, the CMSA Investor Reporting Package and any reports comparable to the foregoing with respect to the 1166 Avenue of the Americas Mortgage Loan or an 1166 Avenue of the Americas REO Property that are deliverable under the 1166 Avenue of the Americas Servicing Agreement to the Master Servicer on behalf of the Trustee as holder of the 1166 Avenue of the Americas Mortgage Loan.

                  "Certifying Officer" shall have the meaning assigned thereto in Section 8.15(d).

                  "Certifying Party" shall have the meaning assigned thereto in
Section 8.15(d).

                  "Class" shall mean, collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

                  "Class A Certificates" shall mean the Class A-1, Class A-2, Class A-3, A-4 and Class A-5 Certificates.

                  "Class A-1 Certificate" shall mean any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class A-2 Certificate" shall mean any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class A-3 Certificate" shall mean any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class A-4 Certificate" shall mean any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class A-5 Certificate" shall mean any one of the Certificates with a "Class A-5" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class A Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of the commencement of business on which (i) the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, or any two or more of such Classes, remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T and Class U Certificates have been reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to Section 4.04(a).

                  "Class B Certificate" shall mean any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class C Certificate" shall mean any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class D Certificate" shall mean any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class E Certificate" shall mean any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class F Certificate" shall mean any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class G Certificate" shall mean any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class H Certificate" shall mean any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class J Certificate" shall mean any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class K Certificate" shall mean any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class L Certificate" shall mean any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class M Certificate" shall mean any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class N Certificate" shall mean any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class Notional Amount" shall mean the aggregate notional amount of a Class of Interest Only Certificates outstanding as of any date of determination. As of any date of determination, the Class Notional Amount of the Class X-VF Certificates shall equal the then Uncertificated Notional Amount of REMIC III Regular Interest X-VF. As of any date of determination, the Class Notional Amount of each other Class of Interest Only Certificates shall equal the then aggregate of the Component Notional Amounts of all the REMIC III Components of such other Class of Interest Only Certificates; provided that, for reporting purposes, the Class Notional Amount of the Class X-CP Certificates:
(i) following the Distribution Date in September 2005 through and including the Distribution Date in September 2006, shall equal the aggregate of the Component Notional Amounts of REMIC III Component X-CP-A-3-3, X-CP-A-3-4, X-CP-A-4-2, X-CP-A-4-3, X-CP-A-5-1, X-CP-A-5-2, X-CP-A-5-3, X-CP-B, X-CP-C, X-CP-D-1,
X-CP-D-2, X-CP-D-3, X-CP-E-2 and X-CP-E-3; (ii) following the Distribution Date in September 2006 through and including the Distribution Date in September 2007, shall equal the aggregate of the Component Notional Amounts of REMIC III Component X-CP-A-3-4, X-CP-A-4-3, X-CP-A-5-1, X-CP-A-5-2, X-CP-A-5-3, X-CP-B,
X-CP-C, X-CP-D-1, X-CP-D-2, X-CP-D-3 and X-CP-E-3; (iii) following the Distribution Date in September 2007 through and including the Distribution Date in September 2008, shall equal the aggregate of the Component Notional Amounts of REMIC III Component X-CP-A-5-2, X-CP-A-5-3, X-CP-B, X-CP-C, X-CP-D-2 and X-CP-D-3; (iv) following the Distribution Date in September 2008 through and including the Distribution Date in September 2009, shall equal the aggregate of the

Component Notional Amounts of REMIC III Component X-CP-A-5-3, X-CP-B, X-CP-C and X-CP-D-3; and (v) following the Distribution Date in September 2009, shall equal zero (0).

                  "Class P Certificate" shall mean any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class Principal Balance" shall mean the aggregate principal balance of any Class of Principal Balance Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further permanently reduced by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(a).

                  "Class Q Certificate" shall mean any of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class R-I Certificate" shall mean any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

                  "Class R-II Certificate" shall mean any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

                  "Class R-III Certificate" shall mean any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class R-LR Certificate" shall mean any one of the Certificates with a "Class R-LR" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of the sole class of "residual interests" in each Loan REMIC for purposes of the REMIC Provisions.

                  "Class S Certificate" shall mean any of the Certificates with a "Class S" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class T Certificate" shall mean any of the Certificates with a "Class T" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class U Certificate" shall mean any of the Certificates with a "Class U" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class V Certificate" shall mean any of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a pro rata undivided interest in the Grantor Trust Assets.

                  "Class V Sub-Account" shall mean a sub-account of the Collection Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and the Grantor Trust, but not an asset of any REMIC Pool.

                  "Class X-CL Certificate" shall mean any one of the Certificates with a "Class X-CL" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of 35 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class X-CP Certificate" shall mean any one of the Certificates with a "Class X-CP" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of 20 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class X-VF Certificate" shall mean any one of the Certificates with a "Class X-VF" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Clearstream" shall mean Clearstream Banking, Societe Anonyme or any successor.

                  "Closing Date" shall mean October 8, 2002.

                  "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

                  "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

                  "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

                  "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable. The initial data for this report shall be provided by the respective Mortgage Loan Sellers.

                  "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "CMSA Historical Loan Modification Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "CMSA Investor Reporting Package" shall mean, collectively:

                           (a) the following six electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

                           (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report,
         (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List and (viii) CMSA NOI Adjustment Worksheet.

                  "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee. The initial data for this report shall be provided by the respective Mortgage Loan Sellers.

                  "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee.

                  "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the Master Servicer with respect to all the Performing Serviced Loans, and by the Special Servicer with respect to Specially Serviced Loans and REO Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer.

                  "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or Special Servicer, as applicable, and in any event, identifying as of the Determination Date immediately preceding the delivery of such report each Performing Serviced Loan (i) with a debt service coverage ratio of less than 1.05x, (ii) that has a Stated Maturity Date occurring in the next 60 days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist,
(v) that has been a Specially Serviced Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months (with no replacement tenant having occupied or reasonably expected, within the next 45 days, to occupy the space on comparable terms), (viii) that has been late in making its Monthly Payment three or more times in the preceding twelve months, (ix) with an expired material deferred maintenance at the related Mortgaged Property, (x) that is 30 or more days delinquent, (xi) to the extent the Master Servicer has actual knowledge thereof, with respect to which a tenant or tenants occupying 25% of the related Mortgaged Property are involved in bankruptcy or insolvency proceedings, or (xii) in respect of which an inspection carried out pursuant to Section 3.12(a) revealed a problem reasonably expected to materially and adversely affect the cash flow of the related Mortgaged Property.

                  "CMSA Website" shall mean the CMSA's Website located at "www.cssacmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

                  "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

                  "Collection Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "LaSalle Bank National Association [OR NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4".

                  "Collection Period" shall mean, with respect to any Distribution Date or Master Servicer Remittance Date, the period commencing on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs.

                  "Commission" shall mean the Securities and Exchange Commission or any successor agency.

                  "Component Notional Amount" shall mean the notional amount on which any REMIC III Component of any Class of Interest Only Certificates (other than the Class X-VF Certificates) accrues interest, which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of such REMIC III Component's Corresponding REMIC II Regular Interest.

                  "Condemnation Proceeds" shall mean all cash amounts Received by the Trust in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

                  "Controlling Class" shall mean, as of any date of determination, the outstanding Class of Principal Balance Certificates that (a) bears the latest alphabetic Class designation and (b) has a Class Principal Balance which is greater than 25% of the Original Class Principal Balance of such Class; provided that if no Class of Principal Balance Certificates has as of such date of determination a Class Principal Balance greater than 25% of its Original Class Principal Balance, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates shall be deemed a single Class of Certificates.

                  "Controlling Class Certificateholder" shall mean any Holder of a Certificate of the Controlling Class.

                  "Controlling Class Representative" shall have the meaning assigned thereto in Section 6.09(b).

                  "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group - LB-UBS Commercial Mortgage Trust 2002-C4.

                  "Corrected Loan" shall mean any Loan that had been a Specially Serviced Loan but has ceased to be such in accordance with the definition of "Specially Serviced Loan" (other than by reason of a Liquidation Event occurring in respect of such Loan or the related Mortgaged Property's becoming an REO Property). Notwithstanding anything to the contrary contained herein, the 1166 Avenue of the Americas Mortgage Loan shall not constitute a Corrected Loan under this Agreement.

                  "Corrected Mortgage Loan" shall mean any Mortgage Loan that is a Corrected Loan. Notwithstanding anything to the contrary contained herein, the 1166 Avenue of the Americas Mortgage Loan shall not constitute a Corrected Mortgage Loan under this Agreement.

                  "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class of Principal Balance Certificates (provided that each of REMIC II Regular Interest A-2-1 and REMIC II Regular Interest A-2-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-2 Certificates; each of REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3 and REMIC II Regular Interest A-3-4 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-3 Certificates; each of REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2 and REMIC II Regular Interest A-4-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-4 Certificates; each of REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2 and REMIC II Regular Interest A-5-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-5 Certificates; each of REMIC II Regular Interest D-1, REMIC II Regular Interest D-2 and REMIC II Regular Interest D-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class D Certificates; each of REMIC II Regular Interest E-1 and REMIC II Regular Interest E-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class E Certificates; and each of REMIC II Regular Interest G-1 and REMIC II Regular Interest G-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class G Certificates); (b) with respect to any REMIC III Component of the Class X-CL Certificates, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that, when preceded by "X-CL-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such REMIC III Component of the Class X-CL Certificates; (c) with respect to any REMIC III Component of the Class X-CP Certificates, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that, when preceded by "X-CP-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such REMIC III Component of the Class X-CP Certificates; and (d) with respect to the Class X-VF Certificates, REMIC II Regular Interest X-VF.

                  "Cross-Collateralized Group" shall mean any group of Cross-Collateralized Mortgage Loans.

                  "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan.

                  "Custodial Account" shall mean either of the Pool Custodial Account or the Valley Fair Mall Custodial Account.

                  "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

                  "Cut-off Date" shall mean September 11, 2002.

                  "Cut-off Date Balance" shall mean, (i) with respect to any Initial Deposit Mortgage Loan, the outstanding principal balance of such Loan as of its date of origination, and (ii) with respect to any other Loan, the outstanding principal balance of such Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

                  "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust in respect of any Serviced Loan or any successor REO Loan with respect thereto.

                  "Default Interest" shall mean, (A) with respect to any Serviced Loan or any successor REO Loan with respect thereto, any amounts Received by the Trust thereon (other than late payment charges, Prepayment Premiums or Yield Maintenance Charges) that represent penalty interest (arising out of a default) in excess of: (i) interest accrued on the principal balance of such Loan (or successor REO Loan), at the related Mortgage Rate (net of any applicable Additional Interest Rate); and (ii) in the case of an ARD Loan after the related Anticipated Repayment Date, any Additional Interest and (B) with respect to the 1166 Avenue of the Americas Mortgage Loan, any amounts Received by the Trust that represent "Default Interest" as defined under the 1166 Avenue of the Americas Trust Agreement.

                  "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

                  "Defeasance Certificate" shall have the meaning assigned thereto in Section 3.20(k).

                  "Defeasance Collateral" shall mean, with respect to any Defeasance Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

                  "Defeasance Deposit Account" shall have the meaning assigned thereto in Section 3.04(a).

                  "Defeasance Loan" shall mean any Loan which requires the related Mortgagor (or permits the holder of such loan to require the related Mortgagor) to pledge Defeasance Collateral to the holder of such loan in lieu of prepayment.

                  "Definitive Certificate" shall have the meaning assigned thereto in Section 5.03(a).

                  "Definitive Non-Registered Certificate" shall mean any Non-Registered Certificate that has been issued as a Definitive Certificate.

                  "Definitive Subordinate Certificate" shall mean any Subordinate Certificate that has been issued as a Definitive Certificate.

                  "Depositor" shall mean SASCO.

                  "Depositor Certification" shall have the meaning assigned thereto in Section 8.15(j).

                  "Depository" shall mean The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date" shall mean the 11th calendar day of each month (or, if such 11th day is not a Business Day, the Business Day immediately following), commencing in October 2002.

                  "Directly Operate" shall mean, with respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I (or, if held thereby, the related Loan REMIC) other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an Administered REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Discount Rate" shall mean, with respect to any prepaid Mortgage Loan or REO Mortgage Loan, for purposes of allocating any Prepayment Premium or Yield Maintenance Charge Received by the Trust with respect thereto among the respective Classes of the Principal Balance Certificates (other than any Excluded Class thereof), a rate equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date or, in the case of an ARD Mortgage Loan, the anticipated repayment date for such prepaid Mortgage Loan or REO Mortgage Loan, as published in Federal Reserve Statistical Release H.15 (519) published by the

Federal Reserve Board; provided that if there are two such U.S. Treasury issues
(a) with the same coupon, the issue with the lower yield shall apply, and (b) with maturity dates equally close to the maturity date for such prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date shall apply.

                  "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulation section 1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

                  "Disqualified Organization" shall mean any of the following:
(i) the United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or
(iv) any other Person so designated by the Trustee or the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified Non-United States Tax Persons.

                  "Distributable Certificate Interest" shall mean, with respect to any Class of Regular Interest Certificates for any Distribution Date, an amount of interest equal to the amount of Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as provided below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among the respective Classes of Regular Interest Certificates on a pro rata basis in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Certificates for the related Interest Accrual Period.

                  "Distributable Component Interest" shall mean, with respect to any REMIC III Component of any Class of Interest Only Certificates (other than the Class X-VF Certificates) for any Distribution Date, an amount of interest equal to the amount of Accrued Component Interest in respect of such REMIC III Component for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) the entire portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that was allocated to such Class of Interest Only Certificates in accordance with the definition of "Distributable Certificate Interest", multiplied by (ii) a fraction, the numerator of which is the amount of any Accrued Component Interest in respect of such REMIC III Component for the related Interest Accrual Period, and the denominator of which is the amount of the Accrued Certificate Interest in respect of such Class of Interest Only Certificates for the related Interest Accrual Period.

                  "Distribution Date" shall mean the date each month, commencing in October 2002, on which, among other things, the Trustee is to make distributions on the Certificates, which date shall be the fourth Business Day following the Determination Date in such calendar month.

                  "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

                  "Document Defect" shall have the meaning assigned thereto in
Section 2.03(a).

                  "Due Date" shall mean: (i) with respect to any Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan is scheduled to be first due; (ii) with respect to any Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan had been scheduled to be first due; and (iii) with respect to any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Loan had been scheduled to be first due.

                  "EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

                  "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated at least "AA-" by Fitch and at least "AA-" (or, if such depository institution or trust company has short-term unsecured debt obligations rated at least "A-1" by S&P, at least "A-") by S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an account that relates solely to the Valley Fair Mall Loan Pair, with respect to any class of Valley Fair Mall Companion Loan Securities, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for more than 30 days), or the short-term deposits of which are rated at least "F-1" by Fitch and at least "A-1" by S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an account that relates solely to the Valley Fair Mall Loan Pair, with respect to any class of Valley Fair Mall Companion Loan Securities, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for 30 days or less); or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the Trustee), which has a combined capital and surplus of at least $50,000,000, is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss.
9.10(b); or (iii) any other account, the use of which would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Certificates and, in the case of an account that relates solely to the Valley Fair Mall Loan Pair, with respect to any class of Valley Fair Mall Companion Loan Securities, as evidenced in writing by each Rating Agency.

                  "Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily Guide and the ASTM Standard for Environmental Site Assessments, each as amended from time to time.

                  "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

                  "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Schedule V hereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

                  "Euroclear" shall mean The Euroclear System or any successor.

                  "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

                  "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or Administered REO Property, net of (i) interest on any related Advances, (ii) any related Servicing Advances and (iii) any Liquidation Fee payable from such Net Liquidation Proceeds, over (b) the amount needed to pay off the Mortgage Loan or related REO Loan in full.

                  "Excess Liquidation Proceeds Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4".

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exchange Act Reports" shall have the meaning assigned thereto in Section 8.15(a).

                  "Excluded Classes" shall mean, collectively, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class P Certificates, the Class Q Certificates, the Class S Certificates, the Class T Certificates and the Class U Certificates.

                  "Exemption-Favored Party" shall mean any of (i) Lehman Brothers, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

                  "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                  "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

                  "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

                  "Final Recovery Determination" shall mean a determination by the Special Servicer with respect to any Specially Serviced Loan or Administered REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable; provided that the term Final Recovery Determination shall not apply to: (i) a Loan that was paid in full; or (ii) a Loan or REO Property, as the case may be, that was purchased by (A) the Depositor pursuant to Section 2.03(a), (B) the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, (C) a Purchase Option Holder or its assignee pursuant to Section 3.18, (D) the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (E) the holder of a related mezzanine loan in connection with a Loan default, as set forth in the related intercreditor agreement, or (F) in the case of the Valley Fair Mall Mortgage Loan, the Valley Fair Mall Companion Loan Noteholder or its designee pursuant to the Valley Fair Mall Co-Lender Agreement; and provided, further, that, in the case of the 1166 Avenue of the Americas Mortgage Loan or an 1166 Avenue of the Americas REO Property, any such determination is to be made by the 1166 Avenue of the Americas Special Servicer.

                  "Fiscal Agent" shall mean ABN AMRO, in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

                  "Fitch" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "FV Bid" shall have the meaning assigned thereto in Section 3.18(d).

                  "FV Price" shall have the meaning assigned thereto in Section 3.18(c).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America.

                  "Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

                  "Global Opinion" shall have the meaning assigned thereto in
Section 11.12.

                  "Government Securities" shall mean "Government Securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, excluding any such securities that are not acceptable to either Rating Agency as Defeasance Collateral.

                  "Grantor Trust" shall mean that certain "grantor trust" (within the meaning of the Grantor Trust Provisions) consisting of the Grantor Trust Assets.

                  "Grantor Trust Assets" shall mean any Additional Interest Received by the Trust with respect to an ARD Mortgage Loan after its Anticipated Repayment Date.

                  "Grantor Trust Provisions" shall mean Subpart E of Subchapter J of the Code, including Treasury regulation section 301.7701-4(c)(2).

                  "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

                  "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

                  "Holder" shall mean a Certificateholder.

                  "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

                  "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, the Valley Fair Mall Companion Loan Noteholder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, the Valley Fair Mall Companion Loan Noteholder or any Affiliate thereof, and (iii) is not connected with the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, the Valley Fair Mall Companion Loan Noteholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, a Mortgage Loan Seller, the Master Servicer, the Special Servicer, a Controlling Class Certificateholder, the Valley Fair Mall Companion Loan Noteholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, the Valley Fair Mall Companion Loan Noteholder or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

                  "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and
(iii) has a minimum of five years experience in the subject property type and market.

                  "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to REMIC I (or, solely for the purposes of each Loan REMIC Mortgage Loan and any corresponding REO Property, the related Loan REMIC) within the meaning of Section 856(d)(3) of the Code if REMIC I (or, if applicable, the related Loan REMIC) were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if the Valley Fair Mall Loan Pair is affected, to the Valley Fair Mall Companion Loan Noteholder)), provided that (i) such REMIC Pool does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury regulations section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee (and, if the Valley Fair Mall Loan Pair is affected, by the Valley Fair Mall Companion Loan Noteholder) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor, will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

                  "Initial Bidder" shall have the meaning assigned thereto in
Section 3.18(d).

                  "Initial Deposit" shall mean an amount with respect to each Initial Deposit Mortgage Loan equal to (a) the aggregate amount of interest that would have accrued at the related Mortgage Rate on the Cut-off Date Balance of the subject Initial Deposit Mortgage Loan had such Initial Deposit Mortgage Loan been originated on the Cut-off Date, for the period from and including the Cut-off Date to but excluding October 11, 2002, reduced by (b) any interest payment scheduled to be received by the Trust in October 2002 or November 2002 with respect to such Initial Deposit Mortgage Loan, which interest payment is intended to cover any interest actually accrued on such Initial Deposit Mortgage Loan during any portion of such period.

                  "Initial Deposit Mortgage Loan" shall mean each of the Mortgage Loans secured by the Mortgaged Real Properties identified on the Mortgage Loan Schedule as 1166 Avenue of the Americas, Village Green Apartments, Charleston on the Beach, Arrowhead Medical and Kansas City Portfolio, respectively.

                  "Initial Pool Balance" shall mean the aggregate of the Cut-off Date Balances of the Mortgage Loans.

                  "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

                  "Insurance Policy" shall mean, with respect to any Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental Insurance Policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

                  "Insurance Proceeds" shall mean the proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

                  "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(d).

                  "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Loan, any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest Only Certificates (other than the Class X-VF Certificates), in each case consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year (taking account of leap year).

                  "Interest Accrual Period" shall mean, with respect to any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest Only Certificates (other than the Class X-VF Certificates), for any Distribution Date, the period commencing on the 11th calendar day of the month immediately preceding the month in which such Distribution Date occurs and ending on the 10th calendar day of the month in which such Distribution Date occurs.

                  "Interested Person" shall mean the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Certificateholder, or any Affiliate of any such Person.

                  "Interest Only Certificates" shall mean, collectively, the Class X-CL, Class X-CP and Class X-VF Certificates.

                  "Interest Reserve Account" shall mean the segregated account or sub-account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as

Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4".

                  "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any Distribution Date that occurs during February of 2003 or February of any year thereafter or during January of 2003 or January of any year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related Mortgage Rate (net of the related Additional Interest Rate in the case of an ARD Mortgage Loan or related REO Mortgage Loan after the related Anticipated Repayment Date and net of 2.5 basis points in the case of the 1166 Avenue of the Americas Mortgage Loan and an 1166 Avenue of the Americas REO Mortgage Loan) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment (or, in the case of the 1166 Avenue of the Americas Mortgage Loan or an 1166 Avenue of the Americas REO Mortgage Loan, a P&I Advance) is Received by the Trust in respect thereof for such Due Date as of the related Determination Date (or, in the case of the 1166 Avenue of the Americas Mortgage Loan or an 1166 Avenue of the Americas REO Mortgage Loan, by such Distribution Date) or a P&I Advance is made under this Agreement in respect thereof for such Due Date by such Distribution Date.

                  "Interest Reserve Mortgage Loan" shall mean any Mortgage Loan that accrues interest on an Actual/360 Basis.

                  "Interest Reserve REO Mortgage Loan" shall mean any REO Mortgage Loan that relates to a predecessor Interest Reserve Mortgage Loan.

                  "Investment Account" shall have the meaning assigned thereto in Section 3.06(a).

                  "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

                  "IRS" shall mean the Internal Revenue Service or any successor agency.

                  "LaSalle" shall mean LaSalle Bank National Association or its successor in interest.

                  "Late Collections" shall mean: (a) with respect to any Loan, all amounts Received by the Trust in connection therewith during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Loan, all amounts Received by the Trust in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Loan, or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Loan, due or deemed due on a Due Date in a previous Collection Period and not previously recovered. For purposes of this definition and for purposes of the last paragraph of Section 4.03(a), in the case of the 1166 Avenue of the Americas Mortgage Loan or an

1166 Avenue of the Americas REO Property, "Collection Period" shall mean the period ending at 12:00 p.m. (New York City time) on each Master Servicer Remittance Date and beginning immediately following the end of the prior Collection Period (or, in the case of the initial Collection Period, beginning on the Closing Date).

                  "Legal Final Distribution Date" shall mean, with respect to any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of the Class X-CP or Class X-CL Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

                  "Lehman Brothers" shall mean Lehman Brothers Inc. or its successor in interest.

                  "Lehman/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of September 26, 2002, between the Lehman Mortgage Loan Seller and the Depositor.

                  "Lehman Mortgage Loan" shall mean any Mortgage Loan transferred by the Lehman Mortgage Loan Seller to the Depositor, pursuant to the Lehman/Depositor Mortgage Loan Purchase Agreement.

                  "Lehman Mortgage Loan Seller" shall mean Lehman Brothers Holdings Inc., doing business as Lehman Capital, a Division of Lehman Brothers Holdings Inc., or its successor in interest.

                  "Liquidation Event" shall mean: (a) with respect to any Loan, any of the following events--(i) such Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Loan, (iii) such Loan is repurchased by the Depositor pursuant to Section 2.03(a) or by the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement (including a repurchase of a Loan REMIC Mortgage Loan in connection with the related Mortgagor's early exercise of its right to defease the Mortgage Loan),
(iv) such Loan is purchased by a Purchase Option Holder or its assignee pursuant to Section 3.18, (v) such Loan is purchased by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (vi) such Loan is purchased by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Loan default, as set forth in the related intercreditor agreement, (vii) in the case of the Valley Fair Mall Mortgage Loan, such Loan is purchased by the Valley Fair Mall Companion Loan Noteholder or its designee pursuant to the Valley Fair Mall Co-Lender Agreement, or (viii) in the case of the 1166 Avenue of the Americas Mortgage Loan, such Loan is purchased by a purchase option holder in accordance with the 1166 Avenue of the Americas Servicing Agreement, as described in Section 3.18(n); and (b) with respect to any REO Property (and the related REO Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, or (ii) such REO Property is purchased by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01.

                  "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Loan or REO Property pursuant to Sections 3.09 or 3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

                  "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events in respect of a Specially Serviced Loan or an Administered REO Property pursuant to, Section 3.11(c).

                  "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Loan or Administered REO Property as to which a Liquidation Fee is payable, 1.0%.

                  "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds and REO Revenues) Received by the Trust in connection with:
(i) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Specially Serviced Mortgage Loan by a Purchase Option Holder or its assignee pursuant to Section 3.18; (iv) the repurchase of a Mortgage Loan by the Depositor pursuant to Section 2.03(a) or by the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement (including a repurchase of a Loan REMIC Mortgage Loan in connection with the related Mortgagor's early exercise of its right to defease the Mortgage Loan); (v) the purchase of a Mortgage Loan or REO Property by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01; (vi) the purchase of a Loan by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Loan default, as set forth in the related intercreditor agreement; (vii) in the case of the Valley Fair Mall Mortgage Loan, the purchase of such Mortgage Loan by the Valley Fair Mall Companion Loan Noteholder or its designee pursuant to the Valley Fair Mall Co-Lender Agreement; or (viii) in the case of the 1166 Avenue of the Americas Mortgage Loan, such Loan is purchased by a purchase option holder in accordance with the 1166 Avenue of the Americas Servicing Agreement, as described in Section 3.18(n).

                  "Loan" shall mean any Mortgage Loan or the Valley Fair Mall Companion Loan.

                  "Loan Pair" shall mean either of the 1166 Avenue of the Americas Loan Pair or the Valley Fair Mall Loan Pair.

                  "Loan Pair Servicing Reports" shall mean, with respect to the Valley Fair Mall Loan Pair, each of the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification Report, CMSA Historical Liquidation Report, CMSA REO Status Report, Loan Payoff Notification Report, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File, CMSA Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report, each as may be modified to reflect the fact that a single Mortgaged Property or REO Property, as the case may be, is the subject of such report.

                  "Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Serviced Loan as to which written notice of anticipated payoff has been received by the Master Servicer as of the Determination Date preceding the delivery of such report, among other things, the mortgage loan number, the property name, the ending scheduled loan balance for the Collection Period ending on such Determination Date, the expected date of payment, the expected related Distribution Date and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due (if any).

                  "Loan REMIC" shall mean, with respect to each Loan REMIC Mortgage Loan, and any related REO Property and corresponding REO Loan, if any, the segregated pool of assets consisting primarily of the related Loan REMIC Mortgage Loan, and any related REO Property, together with all payments under and the proceeds of such Mortgage Loan received after the Startup Day.

                  "Loan REMIC Mortgage Loan" shall mean each Mortgage Loan identified on Schedule IV hereto as the primary asset of a Loan REMIC.

                  "Loan REMIC Interest" shall mean either a Loan REMIC Regular Interest or a Loan REMIC Residual Interest.

                  "Loan REMIC Regular Interest" shall mean the uncertificated "regular interest" within the meaning of Section 860G(a)(1) of the Code, in a Loan REMIC.

                  "Loan REMIC Remittance Rate" shall mean, with respect to each Loan REMIC Regular Interest, the Mortgage Rate in effect for the related Loan REMIC Mortgage Loans as of the Closing Date.

                  "Loan REMIC Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in each Loan REMIC.

                  "Lockout Period" shall mean, with respect to any Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other loan document, the period from the Closing Date until such specified date.

                  "Master Servicer" shall mean Wachovia, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

                  "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the Serviced Mortgage Loans and any related REO Properties that (A) were Received by the Trust as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the Pool Custodial Account from the Pool REO Account (if established), plus
(b) the aggregate amount of all payments and other collections on or with respect to the 1166 Avenue of the Americas Mortgage Loan and any 1166 Avenue of the Americas REO Property that were Received by the Trust as of, and are on deposit or are required to be on deposit in the Pool Custodial Account as of, 12:00 noon (New York City time) on such Master Servicer Remittance Date (including, without limitation, the amounts referred to in clauses (a)(ii) and (a)(iii) of the definition of "Available Distribution Amount" that are received with respect to the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan); net of (c) the portion of the aggregate amount described in clauses (a) and (b) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amount payable or reimbursable to any Person from the Pool Custodial Account pursuant to clauses
(ii) through (xvii) of Section 3.05(a), (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the Pool Custodial Account in error.

                  "Master Servicer Remittance Date" shall mean the date each month, commencing in October 2002, on which, among other things, the Master Servicer is required to (i) make P&I Advances and (ii) transfer the Master Servicer Remittance Amount and any Excess Liquidation Proceeds to the Trustee, which date shall be the Business Day immediately preceding each Distribution Date.

                  "Master Servicing Fee" shall mean, with respect to each Serviced Loan (and any successor REO Loan with respect thereto), the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

                  "Master Servicing Fee Rate" shall mean: (a) with respect to the 1166 Avenue of the Americas Mortgage Loan and an 1166 Avenue of the Americas REO Mortgage Loan, 0.025% per annum; (b) with respect to each other Mortgage Loan and REO Mortgage Loan, a rate per annum equal to the related Administrative Cost Rate minus the Trustee Fee Rate; and (c) with respect to the Valley Fair Mall Companion Loan and any related REO Loan, 0.05% per annum;

                  "Material Breach" shall have the meaning assigned thereto in
Section 2.03(a).

                  "Material Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

                  "Modified Loan" shall mean any Serviced Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

                  (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Loan);

                  (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

                  (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Loan or materially reduces the likelihood of timely payment of amounts due thereon.

                  "Monthly Payment" shall mean, with respect to any Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the monthly debt service payment required to be paid on a current basis) on such Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, by the applicable 1166 Avenue of the Americas Servicer pursuant to the 1166 Avenue of the Americas Servicing Agreement), including any Balloon Payment payable in respect of such Loan on such Due Date; provided that the Monthly Payment due in respect of any Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Additional Interest.

                  "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Mortgage" shall mean, with respect to any Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

                  "Mortgage File" shall mean:

                  (a) with respect to any Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan) and, in the case of the Valley Fair Mall Mortgage Loan, the Valley Fair Mall Companion Loan, the following documents collectively (which, in the case of the Valley Fair Mall Loan Pair, except for the Mortgage Note referred to in clause (i) and clause (vi) of this definition, relate to the entire Loan Pair):

                           (i) (A) the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of the Valley Fair Mall Loan Pair, a copy of the executed Mortgage Note for the Valley Fair Mall Companion Loan;

                           (ii) an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                           (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                           (iv) an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4" (or, in the case of the Valley Fair Mall Loan Pair, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4, and in its capacity as lead lender on behalf of the [NAME OF VALLEY FAIR MALL COMPANION LOAN NOTEHOLDER]") (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

                           (v) an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of "LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4" (or, in the case of the Valley Fair Mall Loan Pair, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4, and in its capacity as lead lender on behalf of [NAME OF VALLEY FAIR MALL LOAN NOTEHOLDER]");

                           (vi) originals or copies of final written modification agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, either Mortgage Note of the Valley Fair Mall Loan Pair) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

                           (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

                           (viii) with respect to Mortgage Loans secured by hospitality properties only, filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and an original UCC-2 or UCC-3 assignment thereof, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4" (or, in the case of the Valley Fair Mall Loan Pair, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4, and in its capacity as lead lender on behalf of the [NAME OF VALLEY FAIR MALL COMPANION LOAN NOTEHOLDER]");

                           (ix) an original or copy of the related Ground Lease relating to such Mortgage Loan, if any;

                           (x) an original or copy of the related loan agreement, if any;

                           (xi) an original of the related guaranty of payment under, or a copy of the original letter of credit in connection with, such Mortgage Loan, if any;

                           (xii) an original or copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

                           (xiii) an original or copy of the environmental indemnity from the related Mortgagor, if any;

                           (xiv) an original or copy of the related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

                           (xv) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4" (or, in the case of the Valley Fair Mall Loan Pair, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4, and in its capacity as lead lender on behalf of [NAME OF VALLEY FAIR MALL COMPANION LOAN NOTEHOLDER]");

                           (xvi) in the case of the Valley Fair Mall Loan Pair, a copy of the Valley Fair Mall Co-Lender Agreement;

                           (xvii) in the case of any Loan as to which there exists a related mezzanine loan, the related intercreditor agreement; and

                           (xviii) an original or copy of any related
          Environmental Insurance Policy; and

                  (b) with respect to the 1166 Avenue of the Americas Mortgage Loan, the following documents collectively:

                           (i) the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

                           (ii) a copy of the executed 1166 Avenue of the Americas Intercreditor Agreement; and

                           (iii) a copy of the 1166 Avenue of the Americas Servicing Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (a)(vi) and (a)(ix) through (a)(xviii) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

                  "Mortgage Loan" shall mean each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust, except that, with respect to the 1166 Avenue of the Americas Mortgage Loan, the term "Mortgage Loan" includes the related Mortgage Note and any other documents contained in the related Mortgage File or otherwise held on behalf of the Trust.

                  "Mortgage Loan Purchase Agreements" shall mean the Lehman/Depositor Mortgage Loan Purchase Agreement and the UBS/Depositor Mortgage Loan Purchase Agreement.

                  "Mortgage Loan Schedule" shall mean the list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I (and also delivered to the Trustee and the Master Servicer in a computer readable format). Such list shall set forth the following information with respect to each Mortgage Loan:

                           (i) the Mortgage Loan number;

                           (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

                           (iii) the Cut-off Date Balance;

                           (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

                           (v) the original Mortgage Rate;

                           (vi) the (A) remaining term to stated maturity and
         (B) Stated Maturity Date;

                           (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

                           (viii) the Interest Accrual Basis;

                           (ix) the (A) Administrative Cost Rate and (B) primary servicing fee rate;

                           (x) whether the Mortgage Loan is secured by a Ground Lease;

                           (xi) the related Mortgage Loan Seller;

                           (xii) whether the related Mortgage Loan is a Defeasance Loan;

                           (xiii) whether such Mortgage Loan is an ARD Mortgage Loan and, if so, the Anticipated Repayment Date and Additional Interest Rate; and

                           (xiv) whether the Mortgage Loan is a
         Cross-Collateralized Mortgage Loan and the Cross-Collateralized Group to which it belongs.

                  "Mortgage Loan Sellers" shall mean the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, together.

                  "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Mortgagor under a Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                  "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively. The Mortgage Pool does not include the Valley Fair Mall Companion Loan, the 1166 Avenue of the Americas Non-Trust Loan or any REO Loan related to either of those two Loans.

                  "Mortgage Pool Data Update Report" shall mean, with respect to any Distribution Date, a report (which may be included as part of the Distribution Date Statement), prepared by the Trustee, containing information regarding the Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Loans set forth on Annexes A-1 and A-2 to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer, as the case may be, and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annexes and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, gross interest portion of the Monthly Payment, principal portion of the Monthly Payment, and any Prepayment Premium or Yield Maintenance Charge received.

                  "Mortgage Rate" shall mean, with respect to each Loan (and any successor REO Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, by the applicable 1166 Avenue of the Americas Servicer in accordance with the 1166 Avenue of the Americas Servicing Agreement) or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. In the case of each ARD Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage
Note if the particular loan is not paid in full by its Anticipated Repayment
Date.

                  "Mortgaged Property" shall mean the real property subject to the lien of a Mortgage.

                  "Mortgagor" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Loan.

                  "Net Adjusted REMIC II Remittance Rate" shall mean:

                           (a) with respect to each of REMIC II Regular Interest A-2-2, for any Interest Accrual Period, 4.023% per annum;

                           (b) with respect to each of REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3 and REMIC II Regular Interest A-3-4, for any Interest Accrual Period, 4.071% per annum;

                           (c) with respect to each of REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2 and REMIC II Regular Interest A-4-3, for any Interest Accrual Period, 4.563% per annum;

                           (d) with respect to each of REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2 and REMIC II Regular Interest A-5-3, for any Interest Accrual Period, 4.853% per annum;

                           (e) with respect to REMIC II Regular Interest B, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.899% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                           (f) with respect to REMIC II Regular Interest C, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.938% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                           (g) with respect to each of REMIC II Regular Interest D-1, REMIC II Regular Interest D-2 and REMIC II Regular Interest D-3, for any Interest Accrual Period, an annual rate equal to the lesser of
         (i) 4.987% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                           (h) with respect to each of REMIC II Regular Interest E-1, REMIC II Regular Interest E-2 and REMIC II Regular Interest E-3, for any Interest Accrual Period, an annual rate equal to the lesser of
         (i) 5.007% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                           (j) with respect to REMIC II Regular Interest F, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.036% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period; and

                           (k) with respect to REMIC II Regular Interest G-2, for any Interest Accrual Period, an annual rate equal to the lesser of
         (i) 5.125% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received by the Trust (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, an 1166 Avenue of the Americas Servicer) on the Mortgage Loans (including Specially Serviced Mortgage Loans) during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls. For purposes of this definition, in the case of the 1166 Avenue of the Americas Mortgage Loan, "related Collection Period" refers to the most recently ended "Collection Period" under the 1166 Avenue of the Americas Servicing Agreement.

                  "Net Default Charges" shall have the meaning assigned thereto in Section 3.26(a).

                  "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

                  "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such Collection Period on such funds (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law).

                  "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

                  "Net Prepayment Consideration" shall mean the Prepayment Consideration Received by the Trust with respect to any Mortgage Loan or REO Mortgage Loan, net of any Workout Fee or Liquidation Fee payable therefrom.

                  "New Lease" shall mean any lease of Administered REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder.

                  "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable P&I Advance" shall mean (i) solely with respect to the 1166 Avenue of the Americas Mortgage Loan, any P&I Advance previously made or proposed to be made in respect of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan by the Master Servicer, the Trustee or the Fiscal Agent, which P&I Advance the 1166 Avenue of the Americas Master Servicer has determined is or would be a "nonrecoverable" P&I Advance in accordance with the terms of the 1166 Avenue of the Americas Servicing Agreement; and (ii) with respect to any other Loan, any P&I Advance previously made or proposed to be made in respect of any Loan or REO Loan by the Master Servicer, the Trustee or the Fiscal Agent, which P&I Advance such party has determined in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Loan or REO Loan, as the case may be.

                  "Nonrecoverable Servicing Advance" shall mean any Servicing Advance previously made or proposed to be made in respect of a Loan or REO Property by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, which Servicing Advance such party has determined, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Loan or REO Property, as the case may be.

                  "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing Date, the Class X-CL, Class X-CP, Class X-VF, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class U, Class R-I, Class R-II, Class R-III, Class R-LR and Class V Certificates are Non-Registered Certificates.

                  "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

                  "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be or by a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of REMIC I, REMIC II or REMIC III or a Loan REMIC as a REMIC, (b) compliance with the REMIC Provisions,
(c) qualification of the Grantor Trust as a grantor trust, (d) whether any act or event would cause an Adverse REMIC Event or Adverse Grantor Trust Event, as may be applicable, or (e) the resignation of the Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of Independent counsel acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

                  "Original Class Notional Amount" shall mean, with respect to any Class of Interest Only Certificates, the initial Class Notional Amount of each such Class as of the Closing Date, which shall equal $1,455,238,297, in the case of the Class X-CL Certificates, $1,126,054,513, in the case of the Class X-CP Certificates, and $294,734,809, in the case of the Class X-VF Certificates.

                  "Original Class Principal Balance" shall mean, with respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

                  "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "P&I Advance" shall mean, as to any Loan or REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to
Section 4.03 or Section 4.03A, as applicable (as well as, in the case of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan, any comparable advance made by the 1166 Avenue of the Americas Master Servicer under the 1166 Avenue of the Americas Servicing Agreement).

                  "Pass-Through Rate" shall mean:

                  (a) with respect to the Class A-1 Certificates for any Interest Accrual Period, 3.268% per annum;

                  (b) with respect to the Class A-2 Certificates for any Interest Accrual Period, 4.023% per annum;

                  (c) with respect to the Class A-3 Certificates for any Interest Accrual Period, 4.071% per annum;

                  (d) with respect to the Class A-4 Certificates for any Interest Accrual Period, 4.563% per annum;

                  (e) with respect to the Class A-5 Certificates for any Interest Accrual Period, 4.853% per annum;

                  (f) with respect to the Class B Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.899% per annum and
(ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (g) with respect to the Class C Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.938% per annum and
(ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (h) with respect to the Class D Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.987% per annum and
(ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (j) with respect to the Class E Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.007% per annum and
(ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (k) with respect to the Class F Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.036% per annum and
(ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (l) with respect to the Class G Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.125% per annum and
(ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (l) with respect to the Class H Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.469% per annum and
(ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (m) with respect to the Class J Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.616% per annum and
(ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (n) with respect to the Class K Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.914% per annum and
(ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (o) with respect to each other Class of Principal Balance Certificates for any Interest Accrual Period, 4.803% per annum;

                  (p) with respect to the Class X-VF Certificates for any Interest Accrual Period, 1.395% per annum;

                  (q) with respect to each REMIC III Component of the Class X-CL Certificates for any Interest Accrual Period, an annual rate equal to the excess, if any, of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, over (ii) the Adjusted REMIC II Remittance Rate for such Interest Accrual Period applicable to the Corresponding REMIC II Regular Interest for such REMIC III Component;

                  (r) with respect to the Class X-CL Certificates for any Interest Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the Pass-Through Rates applicable to the respective REMIC III Components of such Class for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of such REMIC III Components outstanding immediately prior to the related Distribution Date;

                  (s) with respect to each REMIC III Component of the Class X-CP Certificates for any Interest Accrual Period, an annual rate equal to the excess, if any, of (i) the Adjusted REMIC II Remittance Rate for such Interest Accrual Period applicable to the Corresponding REMIC II Regular Interest for such REMIC III Component, over (ii) the Net Adjusted REMIC II Remittance Rate for such Interest Accrual Period applicable to the Corresponding REMIC II Regular Interest for such REMIC III Component; and

                  (t) with respect to the Class X-CP Certificates for any Interest Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the Pass-Through Rates applicable to the respective REMIC III Components of such Class for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of such REMIC III Components outstanding immediately prior to the related Distribution Date; provided that, for reporting purposes, the Pass-Through Rate of the Class X-CP Certificates: (i) for each Interest Accrual Period from and including the Interest Accrual Period ending in October 2005 through and including the Interest Accrual Period ending in September 2006, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Component X-CP-A-3-3, X-CP-A-3-4, X-CP-A-4-2, X-CP-A-4-3, X-CP-A-5-1, X-CP-A-5-2, X-CP-A-5-3, X-CP-B, X-CP-C, X-CP-D-1, X-CP-D-2,
X-CP-D-3, X-CP-E-2 and X-CP-E-3; (ii) for each Interest Accrual Period from and including the Interest Accrual Period ending in October 2006 through and including the Interest Accrual Period ending in September 2007, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Component X-CP-A-3-4, X-CP-A-4-3, X-CP-A-5-1, X-CP-A-5-2, X-CP-A-5-3,
X-CP-B, X-CP-C, X-CP-D-1, X-CP-D-2, X-CP-D-3 and X-CP-E-3; (iii) for each Interest Accrual Period from and including the Interest Accrual Period ending in October 2007 through and including the Interest Accrual Period ending in September 2008, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Component X-CP-A-5-2, X-CP-A-5-3, X-CP-B, X-CP-C, X-CP-D-2 and X-CP-D-3; (iv) for each Interest Accrual Period from and including the Interest Accrual Period ending in October 2008 through and including the Interest Accrual Period ending in September 2009, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Component X-CP-A-5-3, X-CP-B, X-CP-C and X-CP-D-3; and (v) for each Interest Accrual Period following the Interest Accrual Period ending in September 2009, shall equal 0% per annum.

                  The Weighted Average REMIC I Remittance Rate referenced above in this definition is also the REMIC II Remittance Rate for each REMIC II Regular Interest.

                  "Percentage Interest" shall mean: (a) with respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of the relevant Class; and
(b) with respect to a Class V or Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Performing Serviced Loan" shall mean any Corrected Loan and any Serviced Loan as to which a Servicing Transfer Event has never occurred. Notwithstanding anything herein to the contrary, the 1166 Avenue of the Americas Mortgage Loan shall in no event constitute a Performing Serviced Loan hereunder.

                  "Performing Serviced Mortgage Loan" shall mean any Serviced Mortgage Loan that is a Performing Serviced Loan. Notwithstanding anything herein to the contrary, the 1166 Avenue of the Americas Mortgage Loan shall in no event constitute a Performing Serviced Mortgage Loan hereunder.

                  "Permitted Encumbrances" shall have the meaning assigned thereto in Section 2.04(b)(viii).

                  "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

                           (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                           (ii) repurchase obligations with respect to any security described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Fitch and S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an investment being made with funds that relate solely to the Valley Fair Mall Loan Pair, with respect to any class of Valley Fair Mall Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                           (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of Fitch and S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an investment being made with funds that relate solely to the Valley Fair Mall Loan Pair, with respect to any class of Valley Fair Mall Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                           (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Fitch and S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an investment being made with funds that relate solely to the Valley Fair Mall Loan Pair, with respect to any class of Valley Fair Mall Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                           (v) units of money market funds rated in the highest applicable rating category of each of Fitch and S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates and, in the case of an investment being made with funds that relate solely to the Valley Fair Mall Loan Pair, with respect to any class of Valley Fair Mall Companion Loan Securities, as evidenced in writing by such Rating Agency) and which seeks to maintain a constant net asset value; and

                           (vi) any other obligation or security that (A) is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee, and (B) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating.

                  "Permitted Transferee" shall mean any Transferee of a Residual Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified Partnership, or (e) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall have the meaning assigned thereto in Section 5.02(c).

                  "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates entitled to the largest percentage of the Voting Rights allocated to the related Class of Residual Interest Certificates.

                  "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the

Certificateholders, which shall be entitled "Wachovia Bank, National Association [OR THE NAME OF ANY SUCCESSOR MASTER SERVICER], as Master Servicer, on behalf of LaSalle Bank National Association [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4, Pool Custodial Account".

                  "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc. [OR THE NAME OF ANY SUCCESSOR SPECIAL SERVICER], as Special Servicer, on behalf of LaSalle Bank National Association [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4, Pool REO Account".

                  "Pool Reserve Account" shall have the meaning assigned thereto in Section 3.03(d).

                  "Pool Servicing Account" shall have the meaning assigned thereto in Section 3.03(a).

                  "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, the assumption that no Mortgage Loan is prepaid prior to stated maturity, except that it is assumed that each ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

                  "Prepayment Consideration" shall mean any Prepayment Premium or Yield Maintenance Charge.

                  "Prepayment Consideration Entitlement" shall mean, with respect to (i) any Distribution Date on which any Net Prepayment Consideration Received by the Trust on any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) is distributable and (ii) any Class of Principal Balance Certificates (other than any Excluded Class) entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) such Net Prepayment Consideration, multiplied by (b) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Principal Balance Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Mortgage Loan) over the relevant Discount Rate, and further multiplied by (c) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of Principal Balance Certificates on such Distribution Date pursuant to Section 4.01(a) or 9.01, as applicable, and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

                  "Prepayment Interest Excess" shall mean: (a) with respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected and, in the case of an ARD Loan after its Anticipated Repayment Date, further exclusive of any Additional

Interest); and (b) with respect to the 1166 Avenue of the Americas Mortgage Loan, a "Prepayment Interest Excess" in respect thereof under the 1166 Avenue of the Americas Servicing Agreement.

                  "Prepayment Interest Shortfall" shall mean: (a) with respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (net of the sum of the related Master Servicing Fee Rate and, in the case of an ARD Loan after its Anticipated Repayment Date, the related Additional Interest
Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date; and (b) with respect to the 1166 Avenue of the Americas Mortgage Loan, a "Prepayment Interest Shortfall" in respect thereof under the 1166 Avenue of the Americas Servicing Agreement.

                  "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Loan.

                  "Primary Servicing Office" shall mean the offices of the Master Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing Date, the Primary Servicing Office of the Master Servicer is located at NC 1075, 8739 Research Drive, URP-4, Charlotte, North Carolina 28288-1075, and the Primary Servicing Office of the Special Servicer is located at 760 N.W. 107th Avenue, Miami, Florida 33172.

                  "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Fiscal Agent, the Master Servicer, the Special Servicer and the Valley Fair Mall Companion Loan Noteholder in writing of its selection.

                  "Principal Balance Certificate" shall mean any Regular Interest Certificate (other than an Interest Only Certificate).

                  "Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

                  (a) the aggregate of all payments of principal (other than Principal Prepayments) Received by the Trust with respect to the Serviced Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

                  (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Serviced Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were Received by the Trust prior to the related Collection Period;

                  (c) the aggregate of all Principal Prepayments Received by the Trust on the Serviced Mortgage Loans during the related Collection Period;

                  (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received by the Trust with respect to any Serviced Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

                  (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Revenues Received by the Trust with respect to any Administered REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

                  (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Mortgage Loans and any REO Mortgage Loans for such Distribution Date; and

                  (g) all amounts Received by the Trust on or with respect to the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan since the preceding Master Servicer Remittance Date (or, in the case of the initial Master Servicer Remittance Date, since the Closing Date) that represents a payment, advance or other recovery of principal with respect to the 1166 Avenue of the Americas Mortgage Loan or the 1166 Avenue of the Americas REO Mortgage Loan, as the case may be, exclusive of any portion of such amounts that represent a late payment or other recovery of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

provided that none of the amounts set forth in clauses (a) to (g) above shall represent amounts received, due or advanced on or in respect of the Valley Fair Mall Companion Loan or any successor REO Loan.

                  "Principal Prepayment" shall mean any voluntary payment of principal made by the Mortgagor on a Loan that is Received by the Trust (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, by an 1166 Avenue of the Americas Servicer on behalf of the Trust) in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Prohibited Transaction Exemption" shall mean Prohibited Transaction Exemption 91-14 granted to a predecessor of Lehman Brothers by the United States Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

                  "Proposed Plan" shall have the meaning assigned thereto in
Section 3.17(a)(iii).

                  "Prospectus" shall mean the prospectus dated September 16, 2002, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

                  "Prospectus Supplement" shall mean the prospectus supplement dated September 26, 2002, relating to the Registered Certificates.

                  "Purchase Option Holders" shall have the meaning assigned thereto in Section 3.18(b).

                  "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property or, in the case of any 1166 Avenue of the Americas REO Property, the Trust's interest therein), a cash price equal to the aggregate of:
(a) the outstanding principal balance of such Mortgage Loan (or the related REO
Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) to, but not including, the Due Date in the Collection Period of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest), (c) all related unreimbursed Servicing Advances, if any, (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable, Section 3.11(g), Section 4.03(d) and/or Section 4.03A(d), and (e) in the case of a repurchase by the Depositor pursuant to Section 2.03(a) or by the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid Special Servicing Fees and other Additional Trust Fund Expenses with respect to such Mortgage Loan (or REO Property), including any Liquidation Fee payable because the subject repurchase occurred more than 180 days beyond the earlier of notice to or discovery by the party effecting the repurchase of the subject Material Document Defect or Material Breach that gave rise to the repurchase, and (ii) to the extent not otherwise included in the amount described in clause (c) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan; provided that in the case of the Valley Fair Mall Mortgage Loan, the Purchase Price calculated above shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and, to the extent included therein pursuant to clause (d) above, unpaid interest on Advances which, following the subject purchase, will continue to be payable or reimbursable to the Master Servicer and/or the Special Servicer in respect of such Mortgage Loan pursuant to the terms of any relevant servicing agreement that is to govern the servicing and administration of the Valley Fair Mall Loan Pair, (which amounts shall no longer be payable hereunder); and provided, further, that, in the case of an REO Property that relates to the Valley Fair Mall Loan Pair, the Purchase Price for such REO Property shall instead equal the greater of (x) the fair market value of such REO Property, based on a recent appraisal meeting the criteria for a Required Appraisal, and (y) the aggregate of the amounts described in clauses (a), (b), (c), (d) and, if applicable, (e) above with respect to both REO Loans comprising the Valley Fair Mall Loan Pair. For purposes of this definition, in the case of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan, "Collection Period" shall mean the period ending at 12:00 p.m. (New York City time) on each Master Servicer Remittance Date and beginning immediately following the end of the prior Collection Period (or, in the case of the initial Collection Period, beginning on the Closing Date).

                  "Qualified Bidder" shall have the meaning assigned thereto in
Section 7.01(c).

                  "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

                  "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "Rated Final Distribution Date" shall mean: (a) with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the Distribution Date in September 2026; (b) with respect to the Class A-5 Certificates, the Distribution Date in September 2031; and (c) with respect to the other Classes of Certificates, other than the Class X-CL, Class X-CP, Class X-VF, Class U, Class R-I, Class R-II, Class R-III, Class R-LR and Class V Certificates, the Distribution Date in October 2035.

                  "Rating Agency" shall mean each of Fitch and S&P.

                  "Realized Loss" shall mean: (1) with respect to each Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest on such Loan or such REO Loan, as the case may be, to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest), over (b) all payments and proceeds, if any, Received by the Trust (including, if applicable, by an 1166 Avenue of the Americas Servicer on behalf of the Trust) in respect of such Loan or, to the extent allocable to such REO Loan, the related REO Property, as the case may be, during the Collection Period in which such Final Recovery Determination was made, insofar as such payments and proceeds are allocable to interest (other than Default Interest and Additional Interest) on or principal of such Loan or REO Loan; (2) with respect to each Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, by the applicable 1166 Avenue of the Americas Servicer pursuant to the 1166 Avenue of the Americas Servicing Agreement), the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) so canceled; and (3) with respect to each Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, by the applicable 1166 Avenue of the Americas Servicer pursuant to the 1166 Avenue of the Americas Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment). For purposes of this definition, in the case of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan, "Collection Period" shall mean the period ending at 12:00 p.m. (New York City time) on each Master Servicer Remittance Date and beginning immediately following the end of the prior Collection Period (or, in the case of the initial Collection Period, beginning on the Closing Date).

                  "Received by the Trust" shall mean: (a) in the case of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Property, received by the Master Servicer on behalf of the Trustee, as holder of the Mortgage Note for the 1166 Avenue of the Americas Mortgage Loan, on behalf of the Trust; and (b) in the case of any other Loan or REO Property, received by the Master Servicer or any of its Sub-Servicers, the Special Servicer or any of its Sub-Servicers or the Trustee, as the case may be, in any event on behalf of the Trust.

                  "Record Date" shall mean: with respect to the initial Distribution Date, the Closing Date; and, with respect to any other Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Recording/Filing Agent" shall have the meaning assigned thereto in Section 2.01(c).

                  "Reference Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum set forth on the Reference Rate Schedule.

                  "Reference Rate Schedule" shall mean the list of Reference Rates set forth on the schedule attached hereto as Schedule VI.

                  "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F and Class G Certificates are Registered Certificates.

                  "Regular Interest Certificate" shall mean any REMIC III Certificate other than a Class R-III Certificate.

                  "Regulation S" shall mean Regulation S under the Securities
Act.

                  "Regulation S Global Certificates" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, one or more global Certificates, collectively, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S Legend.

                  "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the date that is 40 days after the later of (a) the commencement of the offering to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering, except pursuant to an exemption from the registration requirements of the Securities Act.

                  "Regulation S Release Date" shall have the meaning assigned thereto in Section 5.02(b).

                  "Regulation S Transfer Date" shall have the meaning assigned thereto in Section 5.02(b).

                  "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with Section 3.11(g) and on P&I Advances in accordance with, as applicable, Section 4.03(d) or Section 4.03A(d), which rate per annum is equal to the Prime Rate.

                  "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

                  "REMIC I" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Mortgage Loans (exclusive of the Loan REMIC Mortgage Loans) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans Received by the Trust after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date, other than Additional Interest Received by the Trust in respect of the ARD Mortgage Loans after their respective Anticipated Repayment Dates), together with all documents included in the related Mortgage Files; (ii) any REO Properties as from time to time are subject to this Agreement and all income and proceeds therefrom (other than an REO Property acquired in respect of a Loan REMIC Mortgage Loan) (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, the rights of the holder thereof with respect to any 1166 Avenue of the Americas REO Property under the 1166 Avenue of the Americas Servicing Agreement); (iii) the Loan REMIC Regular Interests; (iv) such funds or assets (including the Initial Deposits) as from time to time are deposited in the Pool Custodial Account, the Collection Account, the Interest Reserve Account and, if established, the Pool REO Account, exclusive of any amounts that represent Additional Interest Received by the Trust in respect of the ARD Mortgage Loans after their respective Anticipated Repayment Dates; and (v) the rights of the Depositor under the UBS/Depositor Mortgage Loan Purchase Agreement; provided that REMIC I shall not include the Valley Fair Mall Companion Loan, the Loan REMIC Mortgage Loans, any payments or other collections of principal, interest, Prepayment Premiums, Yield Maintenance Charges or other amounts Received by the Trust on such Loans or any related REO Loan (except, in the case of the Loan REMIC Mortgage Loans and any related REO Loans, to the extent distributed on the respective Loan REMIC Regular Interests) or any REO Property acquired in respect of a Loan REMIC Mortgage Loan.

                  "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

                  "REMIC I Remittance Rate" shall mean: (a) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) the Mortgage Rate in effect for such corresponding Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such corresponding Mortgage Loan subsequent to the Closing Date), minus (ii) the Administrative Cost Rate for such corresponding Mortgage Loan (or any successor REO Mortgage Loan with respect thereto); and (b) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Mortgage Loan that accrues interest on an Actual/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period, minus (ii) the Administrative Cost Rate for the corresponding Mortgage Loan (or any successor REO Mortgage Loan with respect thereto).

                  "REMIC II" shall mean the segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates, pursuant to Section 2.09, with respect to which a separate REMIC election is to be made.

                  "REMIC II Regular Interest" shall mean any of the 35 separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

                  "REMIC II Remittance Rate" shall mean: (a) with respect to REMIC II Regular Interest X-VF for any Interest Accrual Period, 1.395%% per annum; and (b) with respect to each other REMIC II Regular Interest for any Interest Accrual Period, the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period.

                  "REMIC III" shall mean the segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates, pursuant to Section 2.11, with respect to which a separate REMIC election is to be made.

                  "REMIC III Certificate" shall mean any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class X-CL, Class X-CP, Class X-VF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class U or Class R-III Certificate.

                  "REMIC III Component" shall mean:

                           (a) with respect to the Class X-CL Certificates, any of the following 35 components of the Class X-CL Certificates: REMIC III Component X-CL-A-1, REMIC III Component X-CL-A-2-1, REMIC III Component X-CL-A-2-2, REMIC III Component X-CL-A-REMIC III Component X-CL-A-3-1, REMIC III Component X-CL-A-3-2, REMIC III Component X-CL-A-3-3, REMIC III Component X-CL-A-3-4, REMIC III Component X-CL-A-4-1, REMIC III Component X-CL-A-4-2, REMIC III Component X-CL-A-4-3, REMIC III Component X-CL-A-5-1, REMIC III Component X-CL-A-5-2, REMIC III Component X-CL-A-5-3, REMIC III Component X-CL-B, REMIC III Component X-CL-C, REMIC III Component X-CL-D-1, REMIC III Component X-CL-D-2, REMIC III Component X-CL-D-3, REMIC III Component X-CL-E-1, REMIC III Component X-CL-E-2, REMIC III Component X-CL-E-3, REMIC III Component X-CL-F, REMIC III Component X-CL-G-1, REMIC III Component X-CL-G-2, REMIC III Component X-CL-H, REMIC III Component X-CL-J, REMIC III Component X-CL-K, REMIC III Component X-CL-L, REMIC III Component X-CL-M, REMIC

         III Component X-CL-N, REMIC III Component X-CL-P, REMIC III Component X-CL-Q, REMIC III Component X-CL-S, REMIC III Component X-CL-T and REMIC III Component X-CL-U, each of which (i) constitutes a separate "regular interest" in REMIC III for purposes of the REMIC Provisions,
         (ii) relates to its Corresponding REMIC II Regular Interest, and (iii) has a Component Notional Amount equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest outstanding from time to time; and

                           (b) with respect to the Class X-CP Certificates, any of the following 20 components of the Class X-CP Certificates: REMIC III Component X-CP-A-2-2, REMIC III Component X-CP-A-3-2, REMIC III Component X-CP-A-3-3, REMIC III Component X-CP-A-3-4, REMIC III Component X-CP-A-4-1, REMIC III Component X-CP-A-4-2, REMIC III Component X-CP-A-4-3, REMIC III Component X-CP-A-5-1, REMIC III Component X-CP-A-5-2, REMIC III Component X-CP-A-5-3, REMIC III Component X-CP-B, REMIC III Component X-CP-C, REMIC III Component X-CP-D-1, REMIC III Component X-CP-D-2, REMIC III Component X-CP-D-3, REMIC III Component X-CP-E-1, REMIC III Component X-CP-E-2, REMIC III Component X-CP-E-3, REMIC III Component X-CP-F and REMIC III Component X-CP-G-2, each of which (i) constitutes a separate "regular interest" in REMIC III for purposes of the REMIC Provisions, (ii) relates to its Corresponding REMIC II Regular Interest, and (iii) has a Component Notional Amount equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest outstanding from time to time.

                  "REMIC Pool" shall mean any of REMIC I, REMIC II, REMIC III and each Loan REMIC.

                  "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account" shall mean either of the Pool REO Account or the Valley Fair Mall REO Account.

                  "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09 (or, in the case of the 1166 Avenue of the Americas Mortgaged Property, pursuant to the 1166 Avenue of the Americas Servicing Agreement).

                  "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18 (or, in the case of the 1166 Avenue of the Americas Mortgaged Property, pursuant to the 1166 Avenue of the Americas Servicing Agreement).

                  "REO Extension" shall have the meaning assigned thereto in
Section 3.16(a).

                  "REO Loan" shall mean the mortgage loan (or, if the Valley Fair Mall Loan Pair is involved, either of the two mortgage loans comprising such Loan Pair) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Loan (such terms and conditions to be applied without regard to the default on such predecessor Loan and the acquisition of the related REO Property as part of the Trust Fund or, if applicable in the case of any 1166 Avenue of the Americas REO Property, on behalf of the Trust and the 1166 Avenue of the Americas Non-Trust Loan Noteholder). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Amounts Received by the Trust with respect to each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property (other than in the case of an 1166 Avenue of the Americas REO Property) or for the reimbursement of the Master Servicer or the Special Servicer for other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate (reduced, in the case of the 1166 Avenue of the Americas REO Mortgage Loan, by 2.5 basis points) to but not including the Due Date in the Collection Period of receipt (exclusive, however, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan (exclusive, however, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); and fourth, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such REO Loan; provided that, in the case of an 1166 Avenue of the Americas REO Mortgage Loan, then amounts Received by the Trust with respect thereto shall be applied pursuant to clause third of this sentence as a recovery of any Yield Maintenance Charge due on such REO Loan; and provided, further, that if the Loans comprising the Valley Fair Mall Loan Pair become REO Loans, amounts Received by the Trust with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section 4.01 of the Valley Fair Mall Co-Lender Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.11(g), 4.03(d) and 4.03A(d), respectively, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan.

                  "REO Mortgage Loan" shall mean any REO Loan that relates to a predecessor Mortgage Loan.

                  "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of the Valley Fair Mall Mortgaged Property, for the benefit of the Certificateholders and the Valley Fair Mall Companion Loan Noteholder, as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan; provided that the 1166 Avenue of the Americas Mortgaged Property shall constitute an REO Property if acquired under the 1166 Avenue of the Americas Servicing Agreement in the name of the 1166 Avenue of the Americas Non-Trust Loan Noteholder for the benefit of the 1166 Avenue of the Americas Non-Trust Loan Noteholder and the Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the 1166 Avenue of the Americas Loan Pair.

                  "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                  "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

                  "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

                  "Required Appraisal" shall mean, with respect to each Required Appraisal Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with 12 CFR ss. 225.62 and conducted in accordance with the standards of the Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior 12 months, a "desktop" value estimate performed by the Special Servicer.

                  "Required Appraisal Loan" shall mean any Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan) or Loan Pair (other than the 1166 Avenue of the Americas Loan Pair) (i) that becomes a Modified Loan, (ii) that is 60 days or more delinquent in respect of any Monthly Payment, except for a Balloon Payment, (iii) that is delinquent in respect of its Balloon Payment, if any, for (A) 20 days, or (B) if the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the date the subject Balloon Payment was due, 30 days, (iv) with respect to which the related Mortgaged Property has become an REO Property, (v) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof, or (vii) that remains outstanding five (5) years following any extension of its maturity date pursuant to Section 3.20. Any Required Appraisal Loan (other than a Mortgage Loan that became a Required Appraisal Loan pursuant to clause (vii) above) shall cease to be such at such time as it has become a Corrected Loan (except if such Required Appraisal Loan had not become a Specially Serviced Loan at the time the applicable event(s) described in any of clauses (i) through (vii) above ceased to exist), it has remained current for at least three (3) consecutive Monthly Payments, and no other event described in clauses (i) through (vii) above has occurred with respect thereto during the preceding three-month period; provided that the term "Required Appraisal Loan" shall include any successor REO Loan(s); and provided, further, that the Valley Fair Mall Mortgage Loan and the Valley Fair Mall Companion Loan shall, upon the occurrence of any of the events described in clauses (i) through (vii) of this definition in respect of either such Loan, be deemed to be a single "Required Appraisal Loan". In no event shall the 1166 Avenue of the Americas Mortgage Loan, any 1166 Avenue of the Americas REO Mortgage Loan or the 1166 Avenue of the Americas Loan Pair constitute a Required Appraisal Loan hereunder.

                  "Required Appraisal Value" shall mean, with respect to any Mortgaged Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal, over (ii) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of Escrow Payments and Reserve Funds held by the Master Servicer in respect of such Required Appraisal Loan that (i) are not being held in respect of any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such Required Appraisal Loan and that may be applied towards the reduction of the principal balance of such Required Appraisal Loan.

                  "Reserve Account" shall mean each of the Pool Reserve Account and the Valley Fair Mall Reserve Account.

                  "Reserve Funds" shall mean, with respect to any Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Loan.

                  "Residual Interest Certificate" shall mean a Class R-I, Class R-II, Class R-III or Class R-LR Certificate.

                  "Responsible Officer" shall mean: (a) when used with respect to the Trustee, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee's Asset-Backed Services Trust Group customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to the Fiscal Agent, any officer thereof.

                  "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

                  "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

                  "Sarbanes-Oxley Act" shall have the meaning assigned thereto in Section 8.15(d).

                  "Sarbanes-Oxley Certification" shall have the meaning assigned thereto in Section 8.15(d).

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "SASCO" shall mean Structured Asset Securities Corporation or any successor in interest.

                  "Scheduled Payment" shall mean, with respect to any Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the Monthly Payment on such Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, by the applicable 1166 Avenue of the Americas Servicer pursuant to the 1166 Avenue of the Americas Servicing Agreement), and assuming that the full amount of each prior Scheduled Payment has been made in a timely manner.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Senior Certificate" shall mean any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class X-CL, Class X-CP or Class X-VF Certificate.

                  "Series 2002-C5 Certificates" shall have the meaning assigned thereto in the Preliminary Statement.

                  "Serviced Loan" shall mean any Loan (including a Specially Serviced Loan, but excluding an REO Loan) that is, as contemplated by Section 3.01, to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder. Notwithstanding anything herein to the contrary, the 1166 Avenue of the Americas Mortgage Loan shall in no event constitute a Serviced Loan hereunder.

                  "Serviced Mortgage Loan" shall mean any Mortgage Loan that is a Serviced Loan. Notwithstanding anything herein to the contrary, the 1166 Avenue of the Americas Mortgage Loan shall in no event constitute a Serviced Mortgage Loan hereunder.

                  "Servicer Fee Amount" shall mean: (a) with respect to each Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan primary serviced by such Sub-Servicer, (i) the principal balance of such Loan as of the end of the immediately preceding Collection Period and (ii) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Loan; and (b) with respect to the Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan, (i) the principal balance of such Loan as of the end of the immediately preceding Collection Period and (ii) the excess, if any, of the Master Servicing Fee Rate for such Loan, over the sub-servicing fee rate (if any) applicable to such Loan, as specified in any Sub-Servicing Agreement related to such Loan.

                  "Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File and the CMSA Collateral Summary File) and the Supplemental Report.

                  "Servicing Account" shall mean each of the Pool Servicing Account and the Valley Fair Mall Servicing Account.

                  "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in connection with the servicing and administration of a Serviced Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds,
(d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, and (g) obtaining any related ratings confirmation; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Loan or REO Property pursuant to any provision of this Agreement, the Valley Fair Mall Co-Lender Agreement, the 1166 Avenue of the Americas Intercreditor Agreement or the 1166 Avenue of the Americas Servicing Agreement.

                  "Servicing Fees" shall mean: (a) with respect to each Serviced Loan (and any successor REO Loan with respect thereto), the Master Servicing Fee and the Special Servicing Fee, and (b) with respect to the 1166 Avenue of the Americas Mortgage Loan, the Master Servicing Fee.

                  "Servicing File" shall mean, collectively, any and all documents (other than documents required to be part of the related Mortgage
File) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Serviced Loan, including any original letter of credit, appraisals, surveys, engineering reports, environmental reports, escrow agreements, property management agreements and franchise agreements and a copy of the mortgage note for the 1166 Avenue of the Americas Non-Trust Loan and for the Valley Fair Mall Companion Loan.

                  "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

                  "Servicing-Released Bid" shall have the meaning assigned thereto in Section 7.01(c).

                  "Servicing-Retained Bid" shall have the meaning assigned thereto in Section 7.01(c).

                  "Servicing Standard" shall mean, with respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Loans and any Administered REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced Loans; (ii) with a view to:
(A) the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Loans or, in the case of any such Serviced Loan that is (A) a Specially Serviced Loan or (B) a Serviced Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the Mortgage Loan to the Certificateholders (as a collective whole) (or, if the Valley Fair Mall Loan Pair is involved, with a view to the maximization of recovery on such Loan Pair to the Certificateholders and the Valley Fair Mall Companion Loan Noteholder (as a collective whole)) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of the Valley Fair Mall Loan Pair, to the Certificateholders and the Valley Fair Mall Companion Noteholder) to be performed at the related Mortgage Rate (or, in the case of the Valley Fair Mall Loan Pair, at the weighted average of the Mortgage Rates for such Loan Pair); and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate or any Series 2002-C5 Certificate (or any Valley Fair Mall Companion Loan Security) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of either of them, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

                  "Servicing Transfer Event" shall mean, with respect to any Serviced Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Loan".

                  "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

                  "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or Properties securing one or more Loans, or owning and pledging Defeasance Collateral in connection with the defeasance of a Defeasance Loan, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person, (vi) it will hold itself out as a legal entity, separate and apart from any other Person, and
(vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

                  "Special Servicer" shall mean Lennar Partners, Inc., in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

                  "Special Servicing Fee" shall mean, with respect to each Specially Serviced Loan and each REO Loan (other than an 1166 Avenue of the Americas REO Mortgage Loan), the fee designated as such in, and payable to the Special Servicer pursuant to, Section 3.11(c).

                  "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Loan and each REO Loan (other than an 1166 Avenue of the Americas REO Mortgage Loan), 0.25% per annum.

                  "Specially Serviced Loan" shall mean any Serviced Loan as to which any of the following events has occurred:

                  (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period) (i) except in the case of a Balloon Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or (ii) solely in the case of a delinquent Balloon Payment, (A) for one Business Day beyond the date on which the subject Balloon Payment was due or (B) in the case of a Balloon Loan as to which the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the date the subject Balloon Payment was due, for 30 days beyond the date on which the subject Balloon Payment was due (or for such shorter period beyond the date on which the subject Balloon Payment was due during which the refinancing is scheduled to occur);

                  (b) the Master Servicer shall have determined, in its good faith, reasonable judgment, based on communications with the related Mortgagor, that a default in the making of a Monthly Payment on such Serviced Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

                  (c) there shall have occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that (i) materially impairs the value of the related Mortgaged Property as security for such Serviced Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of the Valley Fair Mall Companion Loan, the Valley Fair Mall Companion Loan Noteholder), and (ii) continues unremedied for the applicable grace period under the terms of such Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents shall be deemed not to have a grace period; and provided, further, that any default requiring a Servicing Advance shall be deemed to materially and adversely affect the interests of Certificateholders or, in the case of the Valley Fair Mall Companion Loan, the Valley Fair Mall Companion Loan Noteholder; or

                  (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

                  (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Serviced Loan will cease to be a Specially Serviced Loan, when a Liquidation Event has occurred with respect to such Serviced Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause the Serviced Loan to continue to be characterized as a Specially Serviced Loan, when:

                           (w) with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

                           (x) with respect to the circumstances described in clauses (b), (d), (e) and (f) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

                           (y) with respect to the circumstances described in clause (c) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

                           (z) with respect to the circumstances described in clause (g) of this definition, such proceedings are terminated.

                  The Special Servicer may conclusively rely on the Master Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Loan. If a Serviced Loan that is part of the Valley Fair Mall Loan Pair becomes a Specially Serviced Loan, then the other Serviced Loan in the Valley Fair Mall Loan Pair shall also become a Specially Serviced Loan.

                  Notwithstanding anything herein to the contrary, the 1166 Avenue of the Americas Mortgage Loan shall not constitute a Specially Serviced Loan hereunder.

                  "Specially Serviced Mortgage Loan" shall mean a Serviced Mortgage Loan that constitutes a Specially Serviced Loan. Notwithstanding anything herein to the contrary, the 1166 Avenue of the Americas Mortgage Loan shall not constitute a Specially Serviced Mortgage Loan hereunder.

                  "Startup Day" shall mean, with respect to each REMIC Pool and each Loan REMIC, the day designated as such in Section 10.01(c).

                  "Stated Maturity Date" shall mean, with respect to any Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing
Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, by an 1166 Avenue of the Americas Servicer pursuant to the 1166 Avenue of the Americas Servicing Agreement) and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

                  "Stated Principal Balance" shall mean: (a) with respect to any Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Cut-off Date Balance of such Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) during the related Collection Period; and (b) with respect to the Valley Fair Mall Companion Loan (and any successor REO Loan with respect thereto), the Cut-off Date Balance of such Loan, as permanently reduced on each Master Servicer Remittance Date (to not less than zero) by (i) any principal amounts in respect of such Loan (or any such successor REO Loan with respect thereto), including the principal portion of any P&I Advance, distributed to the Valley Fair Mall Companion Loan Noteholder on such Master Servicer Remittance Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Loan (or any such successor REO Loan with respect thereto) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Loan or REO Property, then the "Stated Principal Balance" of such Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred. For purposes of this definition, in the case of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Property, "Collection Period" shall mean, when used in the first sentence of this definition, the most recently ended "Collection Period" under the 1166 Avenue of the Americas Servicing Agreement and, when used in the second sentence of this definition, the period ending at 12:00 p.m. (New York City time) on each Master Servicer Remittance Date and beginning immediately following the end of the prior Collection Period (or, in the case of the initial Collection Period, beginning on the Closing Date).

                  "Subordinate Available Distribution Amount" shall mean, with respect to any Distribution Date, the excess, if any, of the Available Distribution Amount for such Distribution Date, over the aggregate distributions, if any, to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a).

                  "Subordinate Certificate" shall mean any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class U, Class R-I, Class R-II, Class R-III or Class R-LR Certificate.

                  "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Loans as provided in Section 3.22.

                  "Subsequent Exchange Act Reports" shall have the meaning assigned thereto in Section 8.15(a).

                  "Successful Bidder" shall have the meaning assigned thereto in
Section 7.01(c).

                  "Supplemental Report" shall mean have the meaning assigned thereto in Section 4.02(a).

                  "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 8.13 (or, in the absence of any such appointment, the Trustee).

                  "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and Treasury regulation section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest Certificateholder in respect of the related Class of Residual Interest Certificates.

                  "Tax Returns" shall mean the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

                  "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

                  "Transferee" shall mean any Person who is acquiring, by Transfer, any Ownership Interest in a Certificate.

                  "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

                  "Trust" shall mean the common law trust created hereunder.

                  "Trust Fund" shall mean, collectively, all of the assets of REMIC I, REMIC II, REMIC III, the Loan REMICs and the Grantor Trust.

                  "Trustee" shall mean LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

                  "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date.

                  "Trustee Fee Rate" shall mean 0.0015% per annum.

                  "Trustee Liability" shall have the meaning assigned thereto in
Section 8.05(b).

                  "UBS/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of September 26, 2002, between the UBS Mortgage Loan Seller and the Depositor.

                  "UBS Mortgage Loan" shall mean any Mortgage Loan transferred by the UBS Mortgage Loan Seller to the Depositor, pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement.

                  "UBS Mortgage Loan Seller" shall mean UBS Warburg Real Estate Investments Inc. or its successor in interest.

                  "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC Financing Statement" shall mean a financing statement executed (if required by the UCC) and filed pursuant to the UCC.

                  "Uncertificated Accrued Interest" shall mean the interest accrued from time to time with respect to any Loan REMIC Regular Interest, any REMIC I Regular Interest or REMIC II Regular Interest, the amount of which interest shall equal: (a) in the case of any Loan REMIC Regular Interest for any Interest Accrual Period, one-twelfth of the product of (i) the related Loan REMIC Remittance Rate, multiplied by (ii) the Uncertificated Principal Balance of such Loan REMIC Regular Interest outstanding immediately prior to the related Distribution Date; (b) for any REMIC I Regular Interest for any Interest Accrual Period, one-twelfth of the product of (i) the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by
(ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and (c) in the case of any REMIC II Regular Interest for any Interest Accrual Period, one-twelfth of the product of (i) the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by
(ii) the Uncertificated Principal Balance (or, in the case of REMIC II Regular Interest X-VF, the Uncertificated Notional Amount) of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date.

                  "Uncertificated Distributable Interest" shall mean: (a) with respect to any Loan REMIC Regular Interest for any Distribution Date, an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of such Loan REMIC Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by any portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocable to the related Loan REMIC Mortgage Loan; (b) with respect to any REMIC I Regular Interest for any Distribution Date, an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for the related Interest Accrual Period; and (c) with respect to any REMIC II Regular Interest for any Distribution Date, the amount of Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such REMIC II Regular Interest as provided below. The portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocated to any Class of Principal Balance Certificates, the Class X-VF Certificates or any REMIC III Component of the Class X-CP or Class X-CL Certificates in accordance with the definitions of "Distributable Certificate Interest" and "Distributable Component Interest", respectively, shall be deemed to have first been allocated to the Corresponding REMIC II Regular Interest for such Class or REMIC III Component, as the case may be.

                  "Uncertificated Notional Amount" shall mean the notional amount on which REMIC II Regular Interest X-VF accrues interest from time to time, which shall equal the Uncertificated Principal Balance outstanding from time to time of the REMIC I Regular Interest that relates to the Valley Fair Mall Mortgage Loan (or any Valley Fair Mall REO Mortgage Loan).

                  "Uncertificated Principal Balance" shall mean the principal balance of any Loan REMIC Regular Interest, REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing
Date: the Uncertificated Principal Balance of each Loan REMIC Regular Interest shall equal the Cut-off Date Balance of the related Loan REMIC Mortgage Loan; the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Mortgage Loan or the initial Uncertificated Principal Balance of the related Loan REMIC Regular Interest, as the case may be; and the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(j), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(k), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to
Section 4.04(c). The Uncertificated Principal Balance of each Loan REMIC Regular Interest shall at all times equal the Stated Principal Balance of the related Loan REMIC Mortgage Loan (or any successor REO Loan).

                  "Underwriters" shall mean Lehman Brothers Inc., UBS Warburg LLC, Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. and their respective successors in interest.

                  "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any state or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a) (30) of the Code.

                  "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

                  "Valley Fair Mall Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

                  "Valley Fair Mall Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

                  "Valley Fair Mall Companion Loan Noteholder" shall mean the holder of the Mortgage Note for the Valley Fair Mall Companion Loan.

                  "Valley Fair Mall Companion Loan Securities" shall mean, for so long as the Valley Fair Mall Mortgage Loan or a Valley Fair Mall REO Mortgage Loan is part of the Mortgage Pool, any class of securities backed by the Valley Fair Mall Companion Loan.

                  "Valley Fair Mall Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to
Section 3.04A on behalf of the Valley Fair Mall Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF VALLEY FAIR MALL NOTEHOLDERS], as their interests may appear".

                  "Valley Fair Mall Fiscal Agent" shall mean ABN AMRO, in its capacity as fiscal agent under that certain Trust Agreement, dated as of September 6, 2002, between SASCO as depositor, LaSalle as trustee and ABN AMRO as fiscal agent.

                  "Valley Fair Mall Loan Pair" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Loans).

                  "Valley Fair Mall Loan Pair Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to: (a) the aggregate amount of (i) all payments and other collections on or with respect to the Valley Fair Mall Loan Pair and the Valley Fair Mall Mortgaged Property (if it becomes an REO Property) that (A) were received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the Valley Fair Mall Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the Valley Fair Mall Custodial Account from the Valley Fair Mall REO Account (if established), and
(ii) any and all P&I Advances made with respect to the Valley Fair Mall Loan Pair that are available for remittance to the Pool Custodial Account and the Valley Fair Mall Companion Loan Noteholder on such Master Servicer Remittance Date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amount payable or reimbursable to any Person from the Valley Fair Mall Custodial Account pursuant to clauses (ii) through (xiii) of Section 3.05A, and (iii) any amounts deposited in the Valley Fair Mall Custodial Account in error.

                  "Valley Fair Mall Mortgaged Property" shall mean the retail property identified on the Mortgage Loan Schedule as the Valley Fair Mall.

                  "Valley Fair Mall Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which mortgage loan is identified on the Mortgage Loan Schedule by mortgage loan number 1, and is, together with the Valley Fair Mall Companion Loan, secured by a Mortgage on the Valley Fair Mall Mortgaged Property.

                  "Valley Fair Mall Noteholders" shall mean, collectively, the holder of the Mortgage Note for the Valley Fair Mall Mortgage Loan and the Valley Fair Mall Companion Loan Noteholder.

                  "Valley Fair Mall REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to
Section 3.16 on behalf of the Valley Fair Mall

Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF VALLEY FAIR MALL NOTEHOLDERS], as their interests may appear".

                  "Valley Fair Mall REO Mortgage Loan" shall mean any REO Mortgage Loan relating to the Valley Fair Mall Mortgage Loan.

                  "Valley Fair Mall REO Property" shall mean the Valley Fair Mall Mortgaged Property, if such Mortgaged Property becomes an REO Property hereunder.

                  "Valley Fair Mall Reserve Account" shall have the meaning assigned thereto in Section 3.03(d).

                  "Valley Fair Mall Servicing Account" shall have the meaning assigned thereto in Section 3.03(a).

                  "Valley Fair Mall Trustee" shall have the meaning assigned thereto in the Preliminary Statement.

                  "Voting Rights" shall mean the portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the Holders of the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and 1% of the Voting Rights shall be allocated to the Holders of the Class X-CL, Class X-CP and Class X-VF Certificates in proportion to the respective Class Notional Amounts of their Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R-I, Class R-II, Class R-III and/or Class V Certificates.

                  "Wachovia" shall mean Wachovia Bank, National Association or its successor in interest.

                  "Weighted Average REMIC I Remittance Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the REMIC I Remittance Rates applicable to the respective REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date; provided that, for purposes of the foregoing, the REMIC I Remittance Rate for the REMIC I Regular Interest that relates to the Valley Fair Mall Mortgage Loan (or any Valley Fair Mall REO Mortgage Loan) shall be reduced by the REMIC II Remittance Rate for REMIC II Regular Interest X-VF.

                  "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected Mortgage Loan pursuant to, Section 3.11(c).

                  "Workout Fee Rate" shall mean, with respect to each Corrected Loan as to which a Workout Fee is payable, 1.0%.

                  "Yield Maintenance Charge" shall mean the payments paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Loan, which payments are not otherwise due thereon in respect of principal or interest and have been calculated (based on scheduled payments of interest and/or principal on such Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges". In the event that a Yield Maintenance Charge shall become due for any particular Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Loan or the actual term remaining through the related Stated Maturity Date or Anticipated Repayment Date, as applicable), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 X [{(1+ "BEY"/2) (to the 1/6 power)}-1]) X 100, where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2)(to the 0.16667 power)}- 1]) X 100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.


                  SECTION 1.02.     General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                           (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                           (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                           (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                           (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                           (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                           (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES


                  SECTION 2.01. Creation of Trust; Conveyance of Mortgage Loans.

                  (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as "LB-UBS Commercial Mortgage Trust 2002-C4". LaSalle is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans, (ii) the UBS/Depositor Mortgage Loan Purchase Agreement, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date and, in the case of the Valley Fair Mall Mortgage Loan and the 1166 Avenue of the Americas Mortgage Loan, is subject to the related Co-Lender Agreement.

                  The parties hereto acknowledge and agree that, notwithstanding
Section 11.07, the transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

                  (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall, in the case of each UBS Mortgage Loan, direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) to deliver to and deposit with the Trustee or a Custodian appointed thereby, and shall, in the case of each Lehman Mortgage Loan, itself deliver to and deposit with the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for such Mortgage Loan, with copies of the related Mortgage Note, Mortgage(s) and reserve and cash management agreements for such Mortgage Loan to be delivered (except in the case of the 1166 Avenue of the Americas Mortgage Loan) to the Master Servicer and the Special Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by a Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreements and this Section 2.01(b).

                  After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

                  (c) The Depositor hereby represents and warrants that it has retained or caused to be retained, with respect to each Lehman Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan), and the UBS Mortgage Loan Seller has covenanted in the UBS/Depositor Mortgage Loan Purchase Agreement that it shall retain with respect to each UBS Mortgage Loan, an Independent Person (each such Person, a "Recording/Filing Agent") for purposes of promptly (and in any event within 45 days following the later of the Closing Date and the date on which all necessary recording or filing (as applicable) information is available to such Recording/Filing Agent) recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, in favor of the Trustee referred to in clause (a)(iv) of the definition of "Mortgage File" and each related UCC-2 and UCC-3 assignment referred to in clause (a)(viii) of the definition of "Mortgage File".

                  Notwithstanding the foregoing, the Depositor may, in the case of a Lehman Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage
Loan), and the UBS Mortgage Loan Seller may, in the case of a UBS Mortgage Loan, request the Trustee to record or file, as applicable, any of the assignments of Mortgage, assignments of Assignment of Leases or UCC Financing Statements referred to above, and in such event, the requesting party shall cause any such unrecorded or unfiled document to be delivered to the Trustee. The Trustee shall promptly undertake to record or file any such document upon its receipt thereof.

                  The Depositor shall bear the costs of the recording and filing referred to in the prior two paragraphs with respect to the Lehman Mortgage Loans (other than the 1166 Avenue of the Americas Mortgage Loan), and the Depositor represents and warrants that the UBS/Depositor Mortgage Loan Purchase Agreement provides that the UBS Mortgage Loan Seller shall bear the costs of the recording and filing referred to in the prior two paragraphs with respect to the UBS Mortgage Loans. The Depositor hereby covenants as to each Lehman Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan), and the UBS Mortgage Loan Seller has covenanted in the UBS/Depositor Mortgage Loan Purchase Agreement as to each UBS Mortgage Loan, that it will cause the applicable Recording/Filing Agent to forward to the Trustee each related assignment of Mortgage, assignment of Assignment of Leases and each UCC-2 and UCC-3 assignment following its return by the applicable public recording or filing office, as the case may be; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, a certified copy of the recorded original shall be forwarded to the Trustee. Each assignment referred to in the prior two paragraphs that is recorded by the Trustee shall reflect that it should be returned by the public recording office to, the Trustee or its agent or to the Recording/Filing Agent of the related Mortgage Loan Seller, following recording, and each UCC-2 and UCC-3 assignment referred to in the prior two paragraphs that is filed by the Trustee shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. On a monthly basis, at the expense of the Depositor (in the case of a Lehman Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), the Trustee shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Trustee's receipt thereof.

                  If any of the aforementioned assignments relating to a UBS Mortgage Loan is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. If any of the aforementioned assignments relating to a Lehman Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan) is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Depositor shall promptly prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, and shall deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt, whether from the UBS Mortgage Loan Seller or the Depositor, cause the same to be duly recorded or filed, as appropriate.

                  (d) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall, in the case of each UBS Mortgage Loan, direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) to deliver to and deposit with the Master Servicer, and shall, in the case of each Lehman Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan), itself deliver to and deposit with the Master Servicer, on or before the Closing Date, such specified documents and records in the possession of the UBS Mortgage Loan Seller or the Depositor, as the case may be, that (A) relate to such Mortgage Loan, (B) are not required to be a part of the related Mortgage File in accordance with the definition thereof, (C) are reasonably requested by the Master Servicer in connection with its duties under this Agreement and (D) are reasonably necessary for the servicing of such Mortgage Loan, together with (i) all unapplied Escrow Payments and Reserve Funds in the possession of the UBS Mortgage Loan Seller or the Depositor, as the case may be, that relate to such Mortgage Loan and (ii) a statement indicating which Escrow Payments and Reserve Funds are allocable to such Mortgage Loan, provided that neither the Depositor nor the UBS Mortgage Loan Seller shall be required to deliver any draft documents, privileged or other communications, credit underwriting or due diligence analyses or data or internal worksheets, memoranda, communications or evaluations. In addition, on the Closing Date, the Depositor shall deliver the Initial Deposits to the Master Servicer for deposit in the Pool Custodial Account. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to the Valley Fair Mall Companion Loan, on behalf of and for the benefit of the Valley Fair Mall Companion Loan Noteholder).

                  (e) It is not intended that this Agreement create a partnership or a joint-stock association.

                  SECTION 2.02. Acceptance of Trust Fund by Trustee.

                  (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for the Valley Fair Mall Mortgage Loan relates to the Valley Fair Mall Companion Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the Valley Fair Mall Companion Loan Noteholder. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter that, as to each Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule II,
(i) all documents specified in clause (a)(i) or clause (b)(i), as applicable, of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, and (ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage Note) received by it or any Custodian with respect to such Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face

(handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Loan.

                  (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Depositor has repurchased the last affected Mortgage Loan), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Loan, and the Trustee shall, subject to Sections 2.01, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit C hereto) to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter (and, in the case of the Valley Fair Mall Mortgage Loan, to the Valley Fair Mall Companion Loan Noteholder) that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) all documents specified in clauses (a)(i) through
(a)(v), (a)(vii) and (a)(viii) (without regard to the second parenthetical in such clause (a)(viii)) of the definition of "Mortgage File") or, in the case of the 1166 Avenue of the Americas Mortgage Loan, in clauses (b)(i) through
(b)(iii) of the definition of "Mortgage File", are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and
(vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall deliver a comparable certification to any party hereto, the Valley Fair Mall Companion Loan Noteholder and any Underwriter on request.

                  (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                  (d) It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i) through (a)(v), (a)(vii), (a)(viii) and (b)(i) through
(b)(iii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b) above.

                  (e) If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly deliver such document to the Trustee (if it constitutes part of the Mortgage File) or the Master Servicer (if it constitutes part of the Servicing File), as applicable.

                  SECTION 2.03. Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

                  (a) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of the UBS Mortgage Loan Seller made pursuant to Section 3(b) of the UBS/Depositor Mortgage Loan Purchase Agreement with respect to any UBS Mortgage Loan (a "Breach"), or discovers or receives notice of a breach of any representation or warranty of the Depositor set forth in Section 2.04(b) with respect to any Lehman Mortgage Loan (also, a "Breach"), such party shall give prompt written notice thereof to each of the Rating Agencies, the related Mortgage Loan Seller and the other parties hereto. If any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects the interests of the Certificateholders therein, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach", as the case may be. Promptly upon becoming aware of any such Material Document Defect or Material Breach with respect to a UBS Mortgage Loan (including through a written notice given by any party hereto, as provided above), the Trustee shall require the UBS Mortgage Loan Seller, within the time period and subject to the conditions provided for in the UBS/Depositor Mortgage Loan Purchase Agreement, to cure such Material Document Defect or Material Breach, as the case may be, or repurchase the affected Mortgage Loan or any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account. Promptly upon becoming aware of any such Material Document Defect or Material Breach with respect to a Lehman Mortgage Loan (including through a written notice given by any party hereto, as provided above), the Depositor shall, not later than 90 days from the earlier of the Depositor's discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Lehman Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party discovering such Material Document Defect or Material Breach), cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90-day period, repurchase the affected Lehman Mortgage Loan or any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account (or, in the case of an REO Property that relates to the Valley Fair Mall Mortgage Loan, to the Valley Fair Mall REO Account); provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90-day period, (ii) such Material Document Defect or Material Breach is not related to any Lehman Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the Depositor has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90-day period, then the Depositor shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the Depositor's receiving such additional 90-day period, the Depositor shall deliver an Officer's

Certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period and what actions the Depositor is pursuing in connection with the cure thereof and stating that the Depositor anticipates that such Material Document Defect or Material Breach will be cured within such additional 90-day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90-day period and any such additional 90-day period solely due to the failure of the Depositor to have received the recorded document, then the Depositor shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the Depositor certifies to the Trustee every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Depositor is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure or repurchase may continue beyond the second anniversary of the Closing Date.

                  If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Depositor or the UBS Mortgage Loan Seller as contemplated by this Section 2.03(a), then, prior to the subject repurchase, the Depositor or the UBS Mortgage Loan Seller, as the case may be, or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Controlling Class Representative, if one is then acting, has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the Depositor or the UBS Mortgage Loan Seller, as the case may be, within 10 days of the Controlling Class Representative's receipt of a written request for such consent) and the Trustee has received from the Depositor or the UBS Mortgage Loan Seller, as the case may be, (i) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event to occur with respect to the Grantor Trust and (ii) written confirmation from each Rating Agency that such termination would not cause an Adverse Rating Event to occur with respect to any Class of Certificates; and provided, further, that the Depositor, in the case of Lehman Mortgage Loans, or the UBS Mortgage Loan Seller, in the case of UBS Mortgage Loans, may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining the materiality of any Breach or Defect, as the case may be, and
(ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

                  (b) In connection with any repurchase of a Mortgage Loan pursuant to this Section 2.03, and subject to Section 3.25, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer's Certificate to the effect that the requirements for repurchase have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(b), and such other instruments as may be necessary or appropriate to transfer title to an REO Property in connection with the repurchase of an REO Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.

                  (c) The UBS/Depositor Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any UBS Mortgage Loan. Section 2.03(a) provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Lehman Mortgage Loan.

                  (d) In the event that the Master Servicer receives notice from the Mortgagor under any Loan REMIC Mortgage Loan that such Mortgagor intends to defease such Loan REMIC Mortgage Loan on or before the second anniversary of the Closing Date, the Master Servicer shall promptly notify the Trustee and the UBS Mortgage Loan Seller of such Mortgagor's intention, and the Trustee shall direct the UBS Mortgage Loan Seller to repurchase such Mortgage Loan at the related Purchase Price prior to the occurrence of such defeasance.

                  (e) In connection with any repurchase of a Loan REMIC Mortgage Loan, pursuant to or as contemplated by this Section 2.03, the Tax Administrator shall effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions. The UBS Mortgage Loan Seller is obligated pursuant to the UBS Mortgage Loan Purchase Agreement to pay all reasonable costs and expenses, including the costs of any Opinions of Counsel, in connection with any such "qualified liquidation" of the Loan REMIC in accordance with the REMIC Provisions.

                  SECTION 2.04. Representations, Warranties and Covenants of the Depositor.

                  (a) The Depositor hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Master Servicer and the Special Servicer, as of the Closing Date, that:

                           (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                           (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                           (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                           (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to
         (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                           (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                           (vii) The Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

                           (viii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(b).

                           (ix) After giving effect to its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

                           (x) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                           (xi) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

                           (xii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                           (xiii) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Depositor to the Trustee.

                           (xiv) Immediately prior to the transfer of the UBS Mortgage Loans to the Trust pursuant to this Agreement (and assuming that the UBS Mortgage Loan Seller transferred to the Depositor good and marketable title to each UBS Mortgage Loan, free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each UBS Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the UBS Mortgage Loans, exclusive of the servicing rights pertaining thereto.

                  (b) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, with respect to each Lehman Mortgage Loan, as of the Closing Date or such other date specified in the particular representation and warranty, that (the headings set forth in this Section 2.04(b) with respect to each representation and warranty being for convenience of reference only and in no way limiting, expanding or otherwise affecting the scope or subject matter thereof):

                           (i) Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of its Due Date in September 2002.

                           (ii) Legal Compliance. If such Mortgage Loan was originated by the Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; and, if such Mortgage Loan was not originated by the Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then, to the Depositor's actual knowledge, after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

                           (iii) Ownership of Mortgage Loan. The Depositor owns such Mortgage Loan, has good title thereto, has full right, power and authority to sell, assign and transfer such Mortgage Loan and is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, exclusive of the servicing rights pertaining thereto; no provision of the Mortgage Note, Mortgage(s) or other loan documents relating to such Mortgage Loan prohibits or restricts the Depositor's right to assign or transfer such Mortgage Loan to the Trustee (except with respect to a Loan Pair which may, pursuant to the related Co-Lender Agreement, require notice to one or more rating agencies, which, if required, has already been provided); no governmental or regulatory approval or consent is required for the sale of such Mortgage Loan by the Depositor; and the Depositor has validly conveyed to the Trustee a legal and beneficial interest in and to such Mortgage Loan free and clear of any lien, claim or encumbrance of any nature.

                           (iv) No Holdback. The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts to be released pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property) and there is no requirement for future advances thereunder.

                           (v) Loan Document Status. Each of the related Mortgage Note, Mortgage(s), Assignment(s) of Leases, if any, and other agreements executed in favor of the lender in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to the non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except that (A) such enforcement may be limited by (1) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (B) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in the foregoing clause (A), such limitations will not render that subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument. The Mortgage Loan is non-recourse to the Mortgagor or any other Person except to the extent provided in certain nonrecourse carveouts and/or in any applicable guarantees. If such Mortgage Loan has a Cut-off Date Balance of $15 million or more, the related Mortgagor or another Person has agreed to be liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the mortgagee under such Mortgage Loan by reason of or in connection with and to the extent of (A) any material intentional fraud or material intentional misrepresentation by the related Mortgagor and
         (B) any breach on the part of the related Mortgagor of any environmental representations, warranties and covenants contained in the related Mortgage Loan documents; provided that, instead of any breach described in clause (B) of this sentence, the related Mortgagor or such other Person may instead be responsible for liabilities, costs, losses, damages, expenses and claims resulting from a breach of the obligations and indemnities of the related Mortgagor under the related Mortgage Loan documents relating to hazardous or toxic substances, radon or compliance with environmental laws.

                           (vi) No Right of Rescission. As of the date of origination or, if such Mortgage Loan is a Mortgage Loan that is part of a Loan Pair, as of the date of the execution of the related Mortgage Note, subject to the limitations and exceptions as to enforceability set forth in paragraph (b)(v) above, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection with such Mortgage Loan; and, as of the Closing Date, subject to the limitations and exceptions as to enforceability set forth in paragraph (b)(v) above, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements executed in connection with such Mortgage Loan; and, to the actual knowledge of the Depositor, no such claim has been asserted.

                           (vii) Assignments. The assignment of the related Mortgage(s) and Assignment(s) of Leases to the Trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions as to enforceability set forth in paragraph (b)(v) above, enforceable assignment of such documents (provided that the unenforceability of any such assignment based on bankruptcy, insolvency, receivership, reorganization, liquidation, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally or based on general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) shall be a breach of this representation and warranty only upon the declaration by a court with jurisdiction in the matter that such assignment is to be unenforceable on such basis).

                           (viii) First Lien. Each related Mortgage is a valid and, subject to the limitations and exceptions in paragraph (b)(v) above, enforceable first lien on the related Mortgaged Property and all buildings thereon, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for the following (collectively, the "Permitted Encumbrances"): (A) the lien for real estate taxes, water charges, sewer rents and assessments not yet due and payable; (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a pro forma title policy or title policy commitment); (C) exceptions and exclusions specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment); (D) other matters to which like properties are commonly subject; (E) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (F) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment); and (G) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group. With respect to each Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related Mortgage, the current principal use or operation of the related Mortgaged Property or the ability of the related Mortgaged Property to generate sufficient cashflow to enable the related Mortgagor to timely pay in full the principal and interest on the related Mortgage Note. If the related Mortgaged Property is operated as a nursing facility or a hospitality property, the related Mortgage, together with any security agreement, chattel mortgage or similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest (subject only to any prior purchase money security interest, revolving credit lines and any personal property leases), to the extent such security interest can be perfected by the recordation of a Mortgage or the filing of a UCC financing statement, in all personal property identified therein or on a schedule attached thereto, which is owned by the Mortgagor and is used in, and reasonably necessary to, the operation of the related Mortgaged Property.

                           (ix) Financing Statements. If the related Mortgaged Property is operated as a hospitality property, the Lehman Mortgage Loan Seller has, or has caused to be, filed and/or recorded, or submitted for filing and/or recording, in appropriate public filing and recording offices, all UCC-1 financing statements necessary to create and perfect a security interest in and lien on the items of personal property described therein (such description being generally consistent with the practices of prudent commercial mortgage lenders) (which personal property includes all furniture, fixtures, equipment and other personal property located at the subject Mortgaged Property) that are owned by the related Mortgagor and located at, and necessary or material to the operation of, the subject Mortgaged Property, to the extent perfection may be effected pursuant to applicable law by recording or filing.

                           (x) Taxes and Assessments. All taxes, governmental assessments, water charges, sewer rents or similar governmental charges which, in all such cases, were directly related to the Mortgaged Property and could constitute liens on the Mortgaged Property prior to the lien of the Mortgage and all ground rents that prior to the related Due Date in September 2002 became due and payable in respect of, and materially affect, any related Mortgaged Property have been paid or are escrowed for or are not yet delinquent, and the Depositor knows of no unpaid tax, assessment, ground rent, water charges or sewer rent, which, in all such cases, were directly related to the Mortgaged Property and could constitute liens on the Mortgaged Property prior to the lien of the Mortgage, that prior to the Closing Date became due and delinquent in respect of any related Mortgaged Property, or in any such case an escrow of funds in an amount sufficient to cover such payments has been established.

                           (xi) No Material Damage. Except as set forth on
         Schedule III-xi, as of the date of origination of each Mortgage Loan and, to the actual knowledge of the Depositor, as of the Closing Date, there was no pending proceeding for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof, and such Mortgaged Property is free of material damage. If such Mortgage Loan has a Cut-off Date Balance of $15 million or more, then (except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such Mortgage Loan, and subject to any rights of the lessor under any related Ground Lease) any condemnation awards will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan.

                           (xii) Title Insurance. Each related Mortgaged Property is covered by an ALTA (or its equivalent) lender's title insurance policy issued by a nationally recognized title insurance company, insuring that each related Mortgage is a valid first lien on such Mortgaged Property in the original principal amount of such Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances, or there is a binding commitment or binding pro forma from a title insurer qualified and/or licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance policy, if issued, is in full force and effect, all premiums have been paid, is freely assignable and will inure to the benefit of the Trustee as mortgagee of record, or any such commitment or binding pro forma is a legal, valid and binding obligation of such insurer; except as set forth on Schedule III-xii, no claims have been made by the Depositor under such title insurance policy, if issued; and neither the Depositor nor, to the best of the Depositor's knowledge, the Seller (or any of its affiliates) has done, by act or omission, anything that would materially impair the coverage of any such title insurance policy; such policy or commitment or binding pro forma contains no exclusion for (or alternatively it insures, unless such coverage is unavailable in the relevant jurisdiction) (A) access to a public road, (B) that there is no material encroachment by any improvements on the Mortgaged Property, and (C) that the area shown on the survey materially conforms to the legal description of the Mortgaged Property.

                           (xiii) Property Insurance. As of the date of its origination and, to the best of the Depositor's knowledge, as of the Closing Date, all insurance required under each related Mortgage (except where a tenant under a lease is permitted to insure or self-insure) was in full force and effect with respect to each related Mortgaged Property; such insurance included (A) "all risk" or fire and extended perils insurance, in an amount (subject to a customary deductible) at least equal to the lesser of (i) 100% of the full insurable replacement cost of the improvements located on such Mortgaged Property and (ii) the initial principal balance of such Mortgage Loan, or the portion thereof allocable to such Mortgaged Property, (B) business interruption or rental loss insurance for a period of not less than 12 months, (C) comprehensive general liability insurance in an amount not less than $1 million per occurrence, (D) workers' compensation insurance (if the related Mortgagor has employees and if required by applicable law), and (E) if (1) such Mortgage Loan is secured by a Mortgaged Property located in the State of California in or "seismic zone" 3 or 4 and (2) a seismic assessment revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements on such Mortgaged Property, earthquake insurance; it is an event of default under such Mortgage Loan if the above-described insurance coverage is not maintained by the related Mortgagor, and any reasonable out-of-pocket costs and expenses incurred by the mortgagee in connection with such default in obtaining such insurance coverage are recoverable from the related Mortgagor; the related Mortgage Loan documents require that the related insurance policies provide that they may not be terminated without at least 10 days' prior notice to the mortgagee and, to the Depositor's knowledge, it has not received any such notice; the related insurance certificates (other than those limited to liability protection) name the mortgagee and its successors as mortgagee or loss payee; no notice of termination or cancellation with respect to any such insurance policy has been received by the Depositor; all premiums under any such insurance policy have been paid through the related Due Date in September 2002; all such insurance policies are required to be maintained with insurance companies having "financial strength" or "claims paying ability" ratings of at least "A:VII" from A.M. Best Company or at least "BBB+" (or equivalent) from a nationally recognized statistical rating agency (or, with respect to certain blanket insurance policies, such other ratings as are in compliance with S&P's applicable criteria); and, except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such Mortgage Loan, and subject to the rights of the lessor under any related Ground Lease, any insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan. Notwithstanding anything to the contrary in this paragraph (b)(xiii), with regard to insurance for acts of terrorism, any such insurance and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to the related Mortgaged Property located in or around the region in which the Mortgaged Property is located.

                           (xiv) No Material Defaults. Other than payments due but not yet 30 days or more delinquent, there is, to the actual knowledge of the Depositor, (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note, the related Mortgage or other loan documents relating to such Mortgage Loan, and (B) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Section 2.04(b). If the Depositor had knowledge of any material default, breach, violation or event of acceleration under any of such documents, the Depositor has not waived any such material default, breach, violation or event of acceleration. Under the terms of such Mortgage Loan, no person or party other than the mortgagee or its servicing agent may declare an event of default or accelerate the related indebtedness under such Mortgage Loan.

                           (xv) No Payment Delinquency. As of the Closing Date, such Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment.

                           (xvi) Interest Accrual Basis. Such Mortgage Loan accrues interest on an Actual/360 Basis or on a 30/360 Basis; and such Mortgage Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term thereof (except if such Mortgage Loan is an ARD Mortgage Loan, in which case the accrual rate for interest will increase after its Anticipated Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).

                           (xvii) Subordinate Debt. Each related Mortgage or other loan document relating to such Mortgage Loan does not provide for or permit, without the prior written consent of the holder of the related Mortgage Note, any related Mortgaged Property to secure any other promissory note or debt (other than another Mortgage Loan in the Trust Fund or, if such Mortgage Loan is the Valley Fair Mall Mortgage Loan, the Valley Fair Mall Companion Loan).

                           (xviii) Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Accordingly, either as of the date of origination or the Closing Date, the fair market value of the real property securing such Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Mortgage Loan. For purposes of the preceding sentence, the fair market value of the real property securing such Mortgage Loan was first reduced by the amount of any lien on such real property that is senior to the lien that secures such Mortgage Loan, and was further reduced by a proportionate amount of any lien that is on a parity with the lien that secures such Mortgage Loan.

                           (xix) Prepayment Consideration. Prepayment Premiums and Yield Maintenance Charges payable with respect to such Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury regulation section 1.860G-1(b)(2).

                           (xx) Environmental Conditions. One or more environmental site assessments or transaction screens, or one or more updates of a previously conducted environmental assessment or transaction screen, were performed by an environmental consulting firm independent of the Depositor and the Depositor's Affiliates with respect to each related Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s), transaction screen(s) and/or update(s) referenced herein, has no knowledge of, and has not received actual notice of, any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); all such environmental site assessments and transaction screens met ASTM requirements to the extent set forth in such report; and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then (1) the same have been remediated in all material respects, (2) sufficient funds have been escrowed or a letter of credit, guaranty or other instrument has been delivered for purposes of covering the estimated costs of such remediation, (3) the related Mortgagor or other responsible party is currently taking remedial or other appropriate action to address the environmental issue consistent with the recommendations in such site assessment, (4) the cost of the environmental issue relative to the value of such Mortgaged Property was de minimis, or (5) environmental insurance has been obtained.

                           (xxi) Realization Against Real Estate Collateral. The related Mortgage Note, Mortgage(s), Assignment(s) of Leases and other loan documents securing such Mortgage Loan, if any, contain customary and, subject to the limitations and exceptions as to enforceability in paragraph (b)(v) above, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property or Properties of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

                           (xxii) Bankruptcy. As of the date of origination of such Mortgage Loan, to the Depositor's knowledge, after due inquiry, the related Mortgagor is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

                           (xxiii) Loan Security. Such Mortgage Loan is secured by either a mortgage on a fee simple interest or a leasehold estate in a commercial property or multifamily property, including the related Mortgagor's interest in the improvements on the related Mortgaged Property.

                           (xxiv) Amortization. Such Mortgage Loan does not provide for negative amortization unless such Mortgage Loan is an ARD Mortgage Loan, in which case it may occur only after the Anticipated Repayment Date.

                           (xxv) Whole Loan. Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent interest in the form of participation in the cash flow of the related Mortgaged Property.

                           (xxvi) Due-on-Encumbrance. Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or Rating Agency confirmation that an Adverse Rating Event would not occur, any related Mortgaged Property or direct controlling interest therein, is directly encumbered in connection with subordinate financing; except in the case of a Mortgage Loan that is part of a Loan Pair, no such consent has been granted by the Seller. To the Depositor's knowledge, except in the case of a Mortgage Loan that is part of a Loan Pair, no related Mortgaged Property is encumbered in connection with subordinate financing; however, if the related Mortgaged Property is listed on Schedule III-xxvi, then certain controlling equity holders in the related Mortgagor have the right to incur, or are known to the Depositor to have incurred, debt secured by their ownership interest in the related Mortgagor.

                           (xxvii) Due-on-Sale. Except with respect to transfers of certain non-controlling and/or minority interests in the related Mortgagor as specified in the related Mortgage or with respect to transfers of interests in the related Mortgagor between immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related Mortgagor, each Mortgage Loan contains either (A) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the prior written consent of the mortgagee or rating agency confirmation, or (B) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related Mortgage with respect to permitted transfers (which conditions are consistent with the practices of prudent commercial mortgage lenders).

                           (xxviii) Mortgagor Concentration. Except as set forth on Schedule III-xxviii, such Mortgage Loan, together with any other Mortgage Loan made to the same Mortgagor or to an Affiliate of such Mortgagor, does not represent more than 5% of the Initial Pool Balance.

                           (xxix) Waivers; Modifications. Except as set forth in a written instrument included in the related Mortgage File, the (a) terms of the related Mortgage Note, the related Mortgage(s) and any related loan agreement and/or lock-box agreement have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by mortgagee in any manner, and (b) no portion of a related Mortgaged Property has been released from the lien of the related Mortgage, in the case of (a) and/or (b), to an extent or in a manner that in any such event materially and adversely interferes with the mortgagee's realization of the principal benefits and/or security intended to be provided by such document or instrument.

                           (xxx) Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator during the six-month period prior to the related origination date.

                           (xxxi) Property Release. Except as set forth on
         Schedule III-xxxi, the terms of the related Mortgage Note, Mortgage(s) or other loan document securing such Mortgage Loan do not provide for the release from the lien of such Mortgage of any material portion of the related Mortgaged Property that is necessary to the operation of such Mortgaged Property and was given material value in the underwriting of such Mortgage Loan at origination, without

         (A) payment in full of such Mortgage Loan, (B) delivery of Defeasance Collateral in the form of "government securities" within the meaning of
         Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), (C) delivery of substitute real property collateral, or (D) payment of a release price equal to at least 110% of the amount of such Mortgage Loan allocated to the related Mortgaged Property subject to the release.

                           (xxxii) Qualifications; Licensing; Zoning. The related Mortgagor has covenanted in the Mortgage Loan documents to maintain the related Mortgaged Property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by prudent institutional commercial and multifamily mortgage lenders with respect to the foregoing matters; except as set forth on Schedule III-xxxii, the Depositor has received no notice of any material violation of, to the extent is has not been grandfathered under, any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related Mortgaged Property (unless affirmatively covered by the title insurance referred to in paragraph (b)(xi) above (or an endorsement thereto)); to the Depositor's knowledge (based on surveys, opinions, letters from municipalities and/or title insurance obtained in connection with the origination of such Mortgage Loan), no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property, in effect at the time of origination of such Mortgage Loan, to an extent which would have a material adverse affect on the related Mortgagor's use and operation of such Mortgaged Property (unless grandfathered with respect thereto or affirmatively covered by the title insurance referred to in paragraph
         (b)(xi) above (or an endorsement thereto)), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.

                           (xxxiii) Property Financial Statements. The related Mortgagor has covenanted in the Mortgage Loan documents to deliver to the mortgagee quarterly and/or annual operating statements and rent rolls of each related Mortgaged Property.

                           (xxxiv) Single Purpose Entity. If such Mortgage Loan has a Cut-off Date Balance in excess of $15 million, then the related Mortgagor is obligated by its organizational documents and/or the related Mortgage Loan documents to be a Single Purpose Entity for so long as such Mortgage Loan is outstanding; and if such Mortgage Loan has a Cut-off Date Balance less than $15 million, the related Mortgagor is obligated by its organizational documents and/or the related Mortgage Loan documents to own the related Mortgaged Property and no other material asset unrelated to such Mortgaged Property and, except as permitted by the related Mortgage Loan documents, not to incur other financing for so long as such Mortgage Loan is outstanding.

                           (xxxv) Advancing of Funds. No advance of funds has been made, directly or indirectly, by the originator or the Depositor to the related Mortgagor other than pursuant to the related Mortgage Note; and, to the actual knowledge of the Depositor, no funds have been received from any Person other than such Mortgagor for or on account of payments due on the related Mortgage Note.

                           (xxxvi) Legal Proceedings. Except as set forth on
         Schedule III-xxxvi, to the Depositor's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or any related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property or the ability of such Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

                           (xxxvii) Originator Duly Authorized. To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was qualified and authorized to do business in each jurisdiction in which a related Mortgaged Property is located at all times when it held such Mortgage Loan to the extent necessary to ensure the enforceability of such Mortgage Loan.

                           (xxxviii)Trustee under Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and no fees and expenses are payable to such trustee except in connection with a trustee sale of the related Mortgaged Property following a default or in connection with the release of liens securing such Mortgage Loan.

                           (xxxix) Cross-Collateralization. Unless such Mortgage Loan is a Mortgage Loan that is part of a Loan Pair, (a) the related Mortgaged Property is not, to the Depositor's knowledge, collateral or security for any mortgage loan that is not in the Trust Fund and (b) if such Mortgage Loan is cross-collateralized, it is cross-collateralized only with other Mortgage Loans in the Trust Fund. The security interest/lien on each material item of collateral for such Mortgage Loan has been assigned to the Trustee.

                           (xl) Flood Hazard Insurance. Except as set forth on
         Schedule III-xl, none of the improvements on any related Mortgaged Property are located in a flood hazard area as defined by the Federal Insurance Administration or, if they are, the related Mortgagor has obtained flood hazard insurance.

                           (xli) Engineering Assessments. Except as set forth on
         Schedule III-xli, one or more engineering assessments or updates of a previously conducted engineering assessment were performed by an Independent engineering consulting firm with respect to each related Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with such assessment(s) and or update(s), does not have any knowledge of any material and adverse engineering condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and, to the extent such assessments revealed deficiencies, deferred maintenance or similar conditions, either (A) the estimated cost has been escrowed or a letter of credit has been provided, (B) repairs have been made or (C) the scope of the deferred maintenance relative to the value of such Mortgaged Property was de minimis.

                           (xlii) Escrows. All escrow deposits and payments relating to such Mortgage Loan are under control of the Depositor or the servicer of such Mortgage Loan and all amounts required as of the date hereof under the related Mortgage Loan documents to be deposited by the related Mortgagor have been deposited. The Depositor is transferring to the Trustee all of its right, title and interest in and to such amounts.

                           (xliii) Licenses, Permits and Authorizations. The related Mortgagor has represented in the related Mortgage Loan documents that, and, except as set forth on Schedule III-xliii, to the actual knowledge of the Depositor, as of the date of origination of such Mortgage Loan, all material licenses, permits and authorizations then required for use of the related Mortgaged Property by such Mortgagor, the related lessee, franchisor or operator have been issued and were valid and in full force and effect.

                           (xliv) Origination, Servicing and Collection
         Practices. The origination, servicing and collection practices used by the Depositor or any prior holder of the Mortgage Note have been in all respects legal and have met customary industry standards.

                           (xlv) Fee Simple. Except as set forth on Schedule III-xlv, such Mortgage Loan is secured in whole or in material part by a fee simple interest.

                           (xlvi) Leasehold Interest Only. If such Mortgage Loan is secured in whole or in material part by the interest of the related Mortgagor as a lessee under a Ground Lease but not by the related fee interest, then:

                           (A) such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

                           (B) upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the Trustee without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee and its successors without a need to obtain the consent of such lessor (or, if any such consent is required, it has been obtained prior to the Closing Date or may not be unreasonably withheld);

                           (C) such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns;

                           (D) unless otherwise set forth in such Ground Lease, such Ground Lease does not permit any increase in the amount of rent payable by the ground lessee thereunder during the term of such Mortgage Loan;

                           (E) such Ground Lease was in full force and effect as of the date of origination of the related Mortgage Loan, and to the actual knowledge of the

                                  Depositor, at the Closing Date, such Ground
                                  Lease is in full force and effect; to the actual knowledge of the Depositor, except for payments due but not yet 30 days or more delinquent, (1) there is no material default under such Ground Lease, and (2) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease;

                           (F) such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, requires the lessor thereunder to give notice of any default by the lessee to such mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, further provides either (1) that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease, estoppel or consent letter or (2) that upon any termination of such Ground Lease the lessor will enter into a new lease with such mortgagee upon such mortgagee's request;

                           (G) based upon the related policy of title insurance, the ground lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest and any Permitted Encumbrances;

                           (H) the mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any curable default under such Ground Lease (not less than the time provided to the related lessee under such ground lease to cure such default) before the lessor thereunder may terminate or cancel such Ground Lease;

                           (I) such Ground Lease has a currently effective term (exclusive of any unexercised extension options set forth therein) that extends not less than 20 years beyond the Stated Maturity Date of the related Mortgage Loan;

                           (J) under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor and the related Mortgage Loan documents, taken together, any related insurance proceeds, other than de minimis amounts for minor casualties, with respect to the leasehold interest, or condemnation proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest thereon;

                           (K)    such Ground Lease does not impose any
                                  restrictions on use or subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

                           (L) upon the request of the mortgagee under such Mortgage Loan, the ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason prior to the expiration of the term thereof, including as a result of the rejection of the Ground Lease in a bankruptcy of the related Mortgagor unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor; and

                           (M) the terms of the related Ground Lease have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage, except as set forth in an instrument or document contained in the related Mortgage File.

                           (xlvii) Fee Simple and Leasehold Interest. If such Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor under a Ground Lease and by the related fee interest, then (A) such fee interest is subject, and subordinated of record, to the related Mortgage, (B) the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such fee interest, and (C) upon occurrence of a default under the terms of the related Mortgage by the related Mortgagor, the mortgagee under such Mortgage Loan has the right (subject to the limitations and exceptions set forth in paragraph
         (b)(v) above) to foreclose upon or otherwise exercise its rights with respect to such fee interest.

                           (xlviii) Tax Lot; Utilities. Except as set forth on
         Schedule III-xlviii, each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy; and each related Mortgaged Property is served by a public or other acceptable water system, a public sewer (or, alternatively, a septic) system, and other customary utility facilities.

                           (xlix) Defeasance. If such Mortgage Loan is a Defeasance Loan, the related Mortgage Loan documents require the related Mortgagor to pay all reasonable costs associated with the defeasance thereof, and either: (A) require the prior written consent of, and compliance with the conditions set by, the holder of such Mortgage Loan for defeasance or (B) require that (1) defeasance may not occur prior to the second anniversary of the Closing Date, (2) the Defeasance Collateral must be government securities within the meaning of Treasury regulation section 1.860G-2(a)(8)(i) and must be sufficient to make all scheduled payments under the related Mortgage Note when due (assuming for each ARD Mortgage Loan that it matures on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences) or, in the case of a partial defeasance that effects the release of a material portion of the related Mortgaged Property, to make all scheduled payments under the related Mortgage Note on that part of such Mortgage Loan equal to at least 110% of the allocated loan amount of the portion of the Mortgaged Property being released, (3) an independent accounting firm (which may be the Mortgagor's independent accounting firm) certify that the Defeasance Collateral is sufficient to make such payments, (4) the Mortgage Loan be assumed by a successor entity designated by the holder of such Mortgage Loan, and (5) counsel provide an opinion letter to the effect that the Trustee has a perfected security interest in such Defeasance Collateral prior to any other claim or interest.

                           (l) Primary Servicing Rights. No Person has been granted or conveyed the right to primary service such Mortgage Loan or receive any consideration in connection therewith except (A) as contemplated in this Agreement with respect to primary servicers that are to be sub-servicers of the Master Servicer, (B) as has been conveyed to Wachovia, in its capacity as a primary servicer, or (C) as has been terminated.

                           (li) Mechanics' and Materialmen's Liens. To the Depositor's knowledge, as of origination (A) the related Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are not bonded, insured against or escrowed for, and (B) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage (unless affirmatively covered by the title insurance referred to in paragraph (b)(xi) above (or an endorsement thereto)). The Depositor has not received actual notice with respect to such Mortgage Loan that any mechanics' and materialmen's liens have encumbered such Mortgaged Property since origination that have not been released, bonded, insured against or escrowed for.

                           (lii) Due Date. The Due Date for such Mortgage Loan is scheduled to be the tenth day or the eleventh day of each month.

                           (liii) Assignment of Leases. Subject only to
         Permitted Encumbrances, the related Assignment of Leases set forth in or separate from the related Mortgage and delivered in connection with such Mortgage Loan establishes and creates a valid and, subject only to the exceptions in paragraph (b)(v) above, enforceable first priority lien and first priority security interest in the related Mortgagor's right to receive payments due under any and all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the related Mortgaged Property subject to the related Mortgage, except that a license may have been granted to the related Mortgagor to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases; and each assignor thereunder has the full right to assign the same.

                           (liv) Mortgagor Formation or Incorporation. To the Depositor's knowledge, the related Mortgagor is a Person formed or incorporated in a jurisdiction within the United States.

                           (lv) No Ownership Interest in Mortgagor. The
         Depositor has no ownership interest in the related Mortgaged Property or the related Mortgagor other than as the holder of such Mortgage Loan being sold and assigned, and neither the Depositor nor any affiliate of the Depositor has any obligation to make any capital contributions to the related Mortgagor under the Mortgage or any other related Mortgage Loan document.

                           (lvi) No Undisclosed Common Ownership. To the Depositor's knowledge, no two properties securing Mortgage Loans are directly or indirectly under common ownership except to the extent that such common ownership has been specifically disclosed in the Mortgage Loan Schedule.

                           (lvii) Loan Outstanding. Such Mortgage Loan has not been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related Mortgage File, no material portion of the related Mortgaged Property has been released.

                           (lviii) Usury. Such Mortgage Loan complied with or was exempt from all applicable usury laws in effect at its date of origination.

                           (lix) ARD Mortgage Loan. If such Mortgage Loan is an ARD Mortgage Loan and has a Cut-off Date Balance of $15,000,000 or more, then:

                           (A) the related Anticipated Repayment Date is not less than five years from the origination date for such Mortgage Loan;

                           (B) such Mortgage Loan provides that from the related Anticipated Repayment Date through the maturity date for such Mortgage Loan, all excess cash flow (net of normal monthly debt service on such Mortgage Loan, monthly expenses reasonably related to the operation of the related Mortgaged Property, amounts due for reserves established under such Mortgage Loan, and payments for any other expenses, including capital expenses, related to such Mortgaged Property which are approved by mortgagee) will be applied to repay principal due under such Mortgage Loan; and

                           (C)    no later than the related Anticipated
                                  Repayment Date, the related Mortgagor is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account controlled by the mortgagee under such Mortgage Loan.

                           (lx) Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

                           (lxi) 1166 Avenue of the Americas Document Delivery. An Affiliate of the Depositor is in material compliance with all document delivery requirements related to the 1166 Avenue of the Americas Non-Trust Loan under the 1166 Avenue of the Americas Servicing Agreement.

                  Except as expressly provided in Section 2.04(a), the Depositor does not make any representations or warranties regarding the UBS Mortgage Loans.

                  The representations, warranties and covenants of the Depositor set forth in Section 2.04(a) and Section 2.04(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

                  SECTION 2.05. Acceptance of Grantor Trust Assets by Trustee; Issuance of the Class V Certificates.

                  It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest Received by the Trust on the ARD Mortgage Loans and any successor REO Mortgage Loans constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the Grantor Trust Assets and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the Grantor Trust Assets, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing, in the aggregate, the entire beneficial ownership of the Grantor Trust. The rights of Holders of the Class V Certificates, to receive distributions from the proceeds of the Grantor Trust Assets, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement. The Class V Certificates shall evidence the entire beneficial ownership of the Grantor Trust.

                  SECTION 2.06. Execution, Authentication and Delivery of Class R-LR Certificates; Creation of Loan REMIC Regular Interests.

                  The Trustee hereby acknowledges the assignment to it of the assets included in the Loan REMICs. Concurrently with such assignment and in exchange therefor, (a) the Loan REMIC Regular Interests have been issued, and
(b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-LR Certificates in authorized denominations. The interests evidenced by the Class R-LR Certificates, together with the related Loan REMIC Regular Interests, constitute the entire beneficial ownership of the Loan REMICs. The rights of the Class R-LR Certificateholders and REMIC I (as holder of the Loan REMIC Regular Interests) to receive distributions from the proceeds of the Loan REMIC Mortgage Loans (or any successor REO Loans) in respect of the Class R-LR Certificates and the Loan REMIC Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-LR Certificates and the Loan REMIC Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.07. Conveyance of Loan REMIC Regular Interests; Acceptance of the Loan REMICs by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Loan REMIC Regular Interests to the Trustee for the benefit of the Holders of the Class R-LR

Certificates and REMIC II as the holder of the REMIC I Regular Interests. The Trustee acknowledges the assignment to it of the Loan REMIC Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

                  SECTION 2.08. Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC I Regular Interests.

                  The Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor, (a) the REMIC I Regular Interests have been issued, and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.09. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II Certificates and REMIC III as the holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and the REMIC III Certificates.

                  SECTION 2.10. Execution, Authentication and Delivery of Class R-II Certificates; Creation of REMIC II Regular Interests.

                  Concurrently with the assignment to the Trustee of the REMIC I Regular Interests and in exchange therefor, (a) the REMIC II Regular Interests have been issued and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The rights of the Class R-II Certificateholders and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.11. Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

                  SECTION 2.12. Execution, Authentication and Delivery of REMIC III Certificates.

                  Concurrently with the assignment to the Trustee of the REMIC II Regular Interests and in exchange therefor, pursuant to the written request of the Depositor executed by an officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the Holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND


                  SECTION 3.01.   Administration of the Loans.

                  (a) All of the Serviced Loans and Administered REO Properties are to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder. Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans and REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of the Valley Fair Mall Companion Loan, on behalf of the Valley Fair Mall Companion Loan Noteholder), as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with:
(i) any and all applicable laws; (ii) the express terms of this Agreement, the respective Serviced Loans and, in the case of the Valley Fair Mall Loan Pair, the Valley Fair Mall Co-Lender Agreement; and (iii) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all of the Performing Serviced Loans and shall render such services with respect to the Specially Serviced Loans as are specifically provided for herein, and (ii) the Special Servicer shall service and administer each Specially Serviced Loan and Administered REO Property and shall render such services with respect to the Performing Serviced Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

                  (b) Subject to Section 3.01(a), Section 6.11 (taking account of Section 6.11(b)) and Section 6.11A (taking account of Section 6.11A(b)), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone, to do or cause to be done any and all things in connection with the servicing and administration contemplated by Section 3.01(a) that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, the Trustee and the Valley Fair Mall Companion Loan Noteholder or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) in accordance with the Servicing Standard and subject to Section 3.20,
Section 6.11 (taking account of Section 6.11(b)) and Section 6.11A (taking account of Section 6.11A(b)), any and all modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and (iv) any and all instruments that such party may be required to execute on behalf of the Trustee in connection with the defeasance of a Serviced Loan as contemplated in this Agreement. Subject to
Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the

Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or
(ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

                  (c) The parties hereto acknowledge that the Valley Fair Mall Loan Pair is subject to the terms and conditions of the Valley Fair Mall Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the "Lenders" under the Valley Fair Mall Co-Lender Agreement, including with respect to (i) the allocation of collections on or in respect of the Valley Fair Mall Loan Pair in accordance with Section 4.01 of the Valley Fair Mall Co-Lender Agreement, (ii) the making of payments to the "Lenders" in accordance with Section 4.01 of the Valley Fair Mall Co-Lender Agreement, and
(iii) the purchase of the Valley Fair Mall Mortgage Loan by the Valley Fair Mall Companion Loan Noteholder or its designee in accordance with Section 4.02 of the Valley Fair Mall Co-Lender Agreement.

                  In the event that the Valley Fair Mall Mortgage Loan is no longer part of the Trust Fund and the servicing and administration of the Valley Fair Mall Loan Pair is to be governed by a separate servicing agreement and not by this Agreement, as contemplated by Section 3.01 of the Valley Fair Mall Co-Lender Agreement, the Master Servicer and, if the Valley Fair Mall Loan Pair is then being specially serviced hereunder, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the Valley Fair Mall Loan Pair and the Valley Fair Mall Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Prior to the Valley Fair Mall Loan Pair being serviced under any separate servicing agreement, S&P shall have provided written confirmation that the servicing of the Valley Fair Mall Loan Pair under such agreement would not result in an Adverse Rating Event with respect to any class of Valley Fair Mall Companion Loan Securities which are rated by S&P.

                  Notwithstanding the foregoing, if, at such time as the Valley Fair Mall Mortgage Loan shall no longer be part of the Trust Fund, a separate servicing agreement with respect to the Valley Fair Mall Loan Pair has not been entered into or the rating confirmation from S&P referred to above has not been obtained, then, until such time as a separate servicing agreement is entered into and such rating confirmation is obtained, and notwithstanding that the Valley Fair Mall Mortgage Loan is no longer part of the Trust Fund, the Master Servicer and, if applicable, the Special Servicer shall continue to service the Valley Fair Mall Loan Pair or any Valley Fair Mall REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement, for the benefit of the "Lenders" under the Valley Fair Mall Co-Lender Agreement, with:
(i) the Valley Fair Mall Loan Pair and the Valley Fair Mall Mortgaged Property constituting the sole assets thereunder; and (ii) references to the "Trustee", "Trust", "Certificateholders" (or any sub-group thereof) and the "Controlling Class Representative" being construed to refer to the new "Note A Lender" under the Valley Fair Mall Co-Lender Agreement.

                  (d) The parties hereto acknowledge that the 1166 Avenue of the Americas Loan Pair is subject to the terms and conditions of the 1166 Avenue of the Americas Intercreditor Agreement. The parties hereto recognize the respective rights and obligations of the "Lenders" under the 1166 Avenue of the Americas Intercreditor Agreement, including with respect to the allocation of collections and losses on or in respect of the 1166 Avenue of the Americas Loan Pair and the making of payments to the "Lenders" in accordance with Section 3.2 of the 1166 Avenue of the Americas Intercreditor Agreement.

                  The parties hereto further acknowledge that, pursuant to the 1166 Avenue of the Americas Intercreditor Agreement, (i) the 1166 Avenue of the Americas Loan Pair is to be serviced and administered by the 1166 Avenue of the Americas Servicers in accordance with the 1166 Avenue of the Americas Servicing Agreement, and (ii) in the event that (A) the 1166 Avenue of the Americas Non-Trust Loan is no longer part of the trust fund for the 1166 Avenue of the Americas Other Securitization and (B) the 1166 Avenue of the Americas Mortgage Loan is included in the Trust Fund, then, as set forth in Section 3.1.5 of the 1166 Avenue of the Americas Intercreditor Agreement, the 1166 Avenue of the Americas Loan Pair is to continue to be serviced in accordance with the applicable provisions of the 1166 Avenue of the Americas Servicing Agreement, with each of the 1166 Avenue of the Americas Master Servicer and the 1166 Avenue of the Americas Special Servicer continuing to act in their respective capacities thereunder (or by such successor master servicer or special servicer as meets the requirements of the 1166 Avenue of the Americas Servicing Agreement), with such modifications as are necessary to evidence the fact that references to "trustee" and "certificateholders" refer to the new holders of the 1166 Avenue of the Americas Non-Trust Loan.

                  (e) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and the Valley Fair Mall Companion Loan Noteholder under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  SECTION 3.02.   Collection of Loan Payments.

                  (a) Each of the Master Servicer and the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Serviced Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such ARD Loan (other than the 1166 Avenue of the Americas Mortgage Loan) is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such ARD Loan (other than the 1166 Avenue of the Americas Mortgage Loan) have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. The Special Servicer shall ensure that, with respect to Specially Serviced Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special Servicer receives a payment that should have been made directly to the Master Servicer, the Special Servicer shall promptly forward such payment to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Loan, or the Master Servicer, with regard to a Performing Serviced Loan, may waive or defer any Default Charges in connection with collecting any late payment on a Serviced Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this Section 3.02 if any Advance has been made as to such delinquent payment.

                  (b) All amounts Received by the Trust with respect to any Cross-Collateralized Group in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. Except in the case of the 1166 Avenue of the Americas Mortgage Loan and the Valley Fair Mall Loan Pair, amounts Received by the Trust in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, as follows: first, as a recovery of any related and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date), exclusive, however, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees, modification fees and extension fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Additional Interest); tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such ARD Mortgage Loan to but not including the date of receipt.

                  All amounts Received by the Trust with respect to the Valley Fair Mall Loan Pair shall be applied to amounts due and owing under such Loan Pair (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the Valley Fair Mall Co-Lender Agreement. Amounts Received by the Trust with respect to the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan shall be allocated among interest (other than Additional Interest), principal, Yield Maintenance Charges and Additional Interest due thereon in accordance with
Section 2.5 of the related loan agreement and consistent with the Section 3.2 of the 1166 Avenue of the Americas Intercreditor Agreement and consistent with the allocation of any such amounts set forth in any distribution date statement or servicer report with respect to the 1166 Avenue of the Americas Mortgage Loan.

                  (c) Promptly following the Closing Date, the Trustee shall send written notice to the 1166 Avenue of the Americas Master Servicer stating that, as of the Closing Date, the Trustee is the holder of the 1166 Avenue of the Americas Mortgage Loan and directing the 1166 Avenue of the Americas Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the 1166 Avenue of the Americas Mortgage Loan under the 1166 Avenue of the Americas Intercreditor Agreement and the 1166 Avenue of the Americas Servicing Agreement. The Master Servicer shall, on the day of receipt thereof, deposit into the Collection Account all amounts received by it from the 1166 Avenue of the Americas Master Servicer or any other party under the 1166 Avenue of the Americas Servicing Agreement with respect to the 1166 Avenue of the Americas Mortgage Loan, the 1166 Avenue of the Americas Mortgaged Property or any 1166 Avenue of the Americas REO Property. In the event the Master Servicer fails to so receive any amounts due to the holder of the 1166 Avenue of the Americas Mortgage Loan during any calendar month under the 1166 Avenue of the Americas Intercreditor Agreement and the 1166 Avenue of the Americas Servicing Agreement by 12:00 noon (New York City time) on the Master Servicer Remittance Date in such calendar month, the Master Servicer shall (i) notify the 1166 Avenue of the Americas Master Servicer or other applicable party responsible for making such remittances, as well as the 1166 Avenue of the Americas Trustee, that such amounts due with respect to the 1166 Avenue of the Americas Mortgage Loan have not been received (specifying the amount of such deficiency) and (ii) make a P&I Advance with respect to such amounts as required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with Section 4.03, in the event the Master Servicer fails to make such P&I Advance with respect to the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan, then the Trustee or, if it fails to do so, the Fiscal Agent, shall make such P&I Advance.

                  SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

                  (a) The Master Servicer shall, as to all Mortgage Loans (except the 1166 Avenue of the Americas Mortgage Loan and the Valley Fair Mall Mortgage Loan), establish and maintain one or more accounts (the "Pool Servicing Accounts"), in which all related Escrow Payments shall be deposited and retained. The Master Servicer shall, as to the Valley Fair Mall Loan Pair, establish and maintain one or more accounts (the "Valley Fair Mall Servicing Accounts"), in which all related Escrow Payments shall be deposited and retained. Subject to the terms of the related loan documents, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for such Servicing Advance; (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (v) to pay the Master Servicer interest and investment income on balances in such Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the related loan documents to be paid to the Mortgagor; or
(vi) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

                  (b) The Master Servicer shall, as to each and every Serviced Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Serviced Loan requires the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Serviced Loan (or, if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.11(h), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

                  (c) The Master Servicer shall, as to each and every Serviced Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a) or 3.05A. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

                  (d) The Master Servicer shall, as to all Mortgage Loans (other than the 1166 Avenue of the Americas Mortgage Loan and the Valley Fair Mall Mortgage Loan), establish and maintain, as applicable, one or more accounts (the "Pool Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. The Master Servicer shall, as to the Valley Fair Mall Loan Pair, establish and maintain one or more accounts (the "Valley Fair Mall Reserve Accounts") in which all related Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable loan documents, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of
Section 3.06. Subject to the related loan documents, all Reserve Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special Servicer.

                  SECTION 3.04. Pool Custodial Account, Defeasance Deposit Account, Collection Account, Interest Reserve Account and Excess Liquidation
                                  Proceeds Account.

                  (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (x) below (which shall not include any amounts allocable to the Valley Fair Mall Companion Loan) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Pool Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Pool Custodial Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on the Serviced Mortgage Loans) or as otherwise required hereunder, the following payments and collections received (including amounts Received by the Trust with respect to the 1166 Avenue of the Americas Mortgage Loan) or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Serviced Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                           (i) all payments on account of principal of the Serviced Mortgage Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                           (ii) all payments on account of interest on the Serviced Mortgage Loans, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                           (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of any Serviced Mortgage Loan;

                           (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Serviced Mortgage Loan;

                           (v) all remittances to the Trust under the 1166 Avenue of the Americas Servicing Agreement with respect to the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Property;

                           (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Pool Custodial Account;

                           (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                           (viii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c);

                           (ix) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made; and

                           (x) the Initial Deposits;

provided that any amounts described in clauses (i) through (iv) and (vii) through (ix) above that relate to the Valley Fair Mall Mortgage Loan or any related REO Property (other than Liquidation Proceeds derived from the sale of the Valley Fair Mall Mortgage Loan to or through the Valley Fair Mall Companion Loan Noteholder pursuant to the Valley Fair Mall Co-Lender Agreement or as a Specially Serviced Mortgage Loan pursuant to Section 3.18) shall be deposited in the Valley Fair Mall Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account as provided in Section 3.05A.

                  The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof), and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such section upon receipt of a written statement (on which the Master Servicer is entitled to rely) of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) and (ix) above with respect to any Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan and the Valley Fair Mall Mortgage
Loan), the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property that relates to a Loan
Pair) shall be deposited by the Special Servicer into the Pool REO Account and thereafter remitted to the Master Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.16(c).

                  If and when any Mortgagor under a Defeasance Loan elects to defease all or any part of its Loan (other than the 1166 Avenue of the Americas Mortgage Loan) and, pursuant to the provisions of the related loan documents, delivers cash to the Master Servicer to purchase the required Defeasance Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit Account"), in which the Master Servicer shall deposit such cash within one Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase Defeasance Collateral. The Master Servicer shall hold such cash and maintain the Defeasance Deposit Account on behalf of the Trustee and, in the case of the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder, to secure payment on the related Defeasance Loan. The Defeasance Deposit Account shall be an Eligible Account. To the extent permitted by law or the applicable Defeasance Loan, prior to the purchase of Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the related Mortgagor(s) interest, if any, earned on the investment of funds in the Defeasance Deposit Account, if required by law or the terms of the related Loan(s).

                  (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Collection Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Trustee shall establish and maintain, on a book-entry basis, the Class V Sub-Account, which sub-account shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date therein, for deposit in the Collection Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date, together with, in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Collection Account, any portion thereof that represents Additional Interest shall be deemed to have been deposited into the Class V Sub-Account.

                  In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Collection Account:

                           (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

                           (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls.

                  The Trustee shall, upon receipt, deposit in the Collection Account any and all amounts received by it that are required by the terms of this Agreement to be deposited therein.

                  In the event that the Master Servicer fails, on any Master Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the related Distribution Date.

                  On the Master Servicer Remittance Date in March of each year (commencing in March 2003), the Trustee shall transfer from the Interest Reserve Account to the Collection Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans.

                  As and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Collection Account.

                  (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), which may be a sub-account of the Collection Account, to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall withdraw from the Collection Account and deposit in the Interest Reserve Account with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, for such Distribution Date.

                  Notwithstanding that the Interest Reserve Account may be a sub-account of the Collection Account for reasons of administrative convenience, the Interest Reserve Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                  (d) If any Excess Liquidation Proceeds are received on the Mortgage Pool, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Pool Custodial Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date.

                  (e) Funds in the Pool Custodial Account (exclusive of the Initial Deposits) may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Initial Deposits and funds in the Collection Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall remain uninvested. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Pool Custodial Account as of the Closing Date and of the new location of the Pool Custodial Account prior to any change thereof. As of the Closing Date, the Collection Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall be located at the Trustee's offices in Chicago, Illinois. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Rating Agencies of any change in the location of the Collection Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account prior to any change thereof.

                  SECTION 3.04A.   Valley Fair Mall Custodial Account.

                  (a) The Master Servicer shall establish and maintain, with respect to the Valley Fair Mall Loan Pair, one or more separate accounts (the "Valley Fair Mall Custodial Account") in which the amounts described in clauses
(i) through (ix) below shall be deposited and held in trust for the benefit of the Valley Fair Mall Noteholders, as their interests may appear. the Valley Fair Mall Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Valley Fair Mall Custodial Account, within one Business Day of receipt (in the case of payments or other collections on such Loan Pair) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the Valley Fair Mall Loan Pair subsequent to the Cut-off Date (other than in respect of principal and interest on the Valley Fair Mall Loan Pair due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the Valley Fair Mall Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

                           (i) all payments on account of principal of the Valley Fair Mall Loan Pair, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                           (ii) all payments on account of interest on the Valley Fair Mall Loan Pair, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                           (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the Valley Fair Mall Loan Pair;

                           (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Valley Fair Mall Loan Pair (other than Liquidation Proceeds derived from the sale of the Valley Fair Mall Mortgage Loan to or through the Valley Fair Mall Companion Loan Noteholder pursuant to the Valley Fair Mall Co-Lender Agreement or as a Specially Serviced Mortgage Loan pursuant to Section 3.18);

                           (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Valley Fair Mall Custodial Account;

                           (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the Valley Fair Mall Loan Pair resulting from a deductible clause in a blanket hazard policy;

                           (vii) any amounts required to be transferred from the Valley Fair Mall REO Account pursuant to Section 3.16(c);

                           (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the Valley Fair Mall Loan Pair specifically to cover items for which a Servicing Advance has been made; and

                           (ix) any P&I Advances required to be made by the Master Servicer with respect to the Valley Fair Mall Loan Pair in accordance with Section 4.03A.

                  The foregoing requirements for deposit in the Valley Fair Mall Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of the Valley Fair Mall Loan Pair in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Valley Fair Mall Custodial Account. If the Master Servicer shall deposit into the Valley Fair Mall Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Valley Fair Mall Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to the Valley Fair Mall Loan Pair, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Valley Fair Mall Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) above with respect to the Valley Fair Mall Loan Pair, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Valley Fair Mall Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to the Valley Fair Mall Loan Pair shall initially be deposited by the Special Servicer into the related REO Account and thereafter remitted to the Master Servicer for deposit into the Valley Fair Mall Custodial Account, all in accordance with Section 3.16(c).

                  (b) If and when the related Mortgagor elects to defease the Valley Fair Mall Loan Pair, the provisions of the last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

                  (c) The Master Servicer shall give notice to the Trustee, the Valley Fair Mall Companion Loan Noteholder and the Special Servicer of the location of the Valley Fair Mall Custodial Account when first established and of the new location of such Custodial Account prior to any change thereof.

                  SECTION 3.05.   Permitted Withdrawals From the Pool
                                  Custodial Account, the Collection Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                           (i) to remit to the Trustee for deposit in the Collection Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b), and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

                           (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the Mortgage Pool (exclusive of the Valley Fair Mall Mortgage Loan and any Valley Fair Mall REO Mortgage Loan), the Fiscal Agent's, the Trustee's and Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the Pool Custodial Account that represent Late Collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made;

                           (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of the Valley Fair Mall Mortgage Loan and any Valley Fair Mall REO Mortgage
         Loan), the Master Servicer's right to payment pursuant to this clause
         (iii) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account that are allocable as a recovery of interest on or in respect of the Mortgage Loan or REO Mortgage Loan as to which such Master Servicing Fees were earned;

                           (iv) to pay (A) to the Special Servicer, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan (other than, if applicable, the 1166 Avenue of the Americas Mortgage Loan, the Valley Fair Mall Mortgage Loan and/or any 1166 Avenue of the Americas REO Mortgage Loan or Valley Fair Mall REO Mortgage Loan) and (B) to itself, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Master Servicing Fee earned in respect of any Mortgage Loan or REO Mortgage Loan (other than the Valley Fair Mall Mortgage Loan and/or any Valley Fair Mall REO Mortgage Loan) that remains unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or the related REO Property and the deposit into the Pool Custodial Account of all amounts received in connection with such Final Recovery Determination;

                           (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and/or REO Mortgage Loan (other than, if applicable, the 1166 Avenue of the Americas Mortgage Loan, the Valley Fair Mall Mortgage Loan and/or any 1166 Avenue of the Americas REO Mortgage Loan or Valley Fair Mall REO Mortgage Loan), as applicable, in the amounts and from the sources specified in Section 3.11(c);

                           (vi) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property (other than the 1166 Avenue of the Americas Mortgage Loan, the Valley Fair Mall Mortgage Loan and/or any related REO Properties), the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to amounts on deposit in the Pool Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                           (vii) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for any unreimbursed Advances (other than unreimbursed P&I Advances with respect the Valley Fair Mall Companion Loan or any successor REO Loan) that have been or are determined to be Nonrecoverable Advances;

                           (viii) to pay the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with Section 3.11(g), 4.03(d) or 4.03A(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool (exclusive of the Valley Fair Mall Mortgage Loan and any Valley Fair Mall REO Mortgage Loan), the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Mortgage Pool during the Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Sections 3.26(a) and
         (b);

                           (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with Section 3.11(g), 4.03(d) or 4.03A(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool, but only to the extent that such Advance has been reimbursed and the interest thereon is not otherwise payable as contemplated by the immediately preceding clause (viii) or Section 3.05A, as applicable;

                           (x) to pay, out of amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Mortgage Pool and not otherwise applied as contemplated by clause (viii) above, any unpaid expense (other than interest accrued on Advances, which is payable pursuant to clause (viii) above, and other than Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to any Mortgage Loan or REO Mortgage Loan that, if paid from a source other than Default Charges, would constitute an Additional Trust Fund Expense, as and to the extent contemplated by Sections 3.26(a) and (b);

                           (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.11(h), 3.18(g), or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any related REO Property pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer); provided that, in the case of the Valley Fair Mall Mortgaged Property, such payment pursuant to this clause (xi) is to be made only to the extent that it would not ultimately be payable out of collections on or in respect of the Valley Fair Mall Loan Pair;

                           (xii) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in Section 3.06(b), but only to the extent of the Net

         Investment Earnings with respect to the Pool Custodial Account for any Collection Period, (B) Prepayment Interest Excesses collected on the Mortgage Pool (exclusive of the Valley Fair Mall Mortgage Loan and the 1166 Avenue of the Americas Mortgage Loan) and (C) Net Default Charges (after application pursuant to Sections 3.26(a) and (b)) actually collected that accrued in respect of Mortgage Loans (other than the 1166 Avenue of the Americas Mortgage Loan and the Valley Fair Mall Mortgage Loan) that are not Specially Serviced Mortgage Loans, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), Net Default Charges (after application pursuant to Sections 3.26(a) and (b)) actually collected that accrued in respect of Specially Serviced Mortgage Loans and REO Mortgage Loans (other than the 1166 Avenue of the Americas Mortgage Loan, the Valley Fair Mall Mortgage Loan and/or any 1166 Avenue of the Americas REO Mortgage Loan or Valley Fair Mall REO Mortgage Loan);

                           (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any amounts payable to any such Person pursuant to Section 6.03; provided that such payment does not relate solely to the Valley Fair Mall Companion Loan;

                           (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 11.02(a);

                           (xv) to pay itself, the Special Servicer, the Depositor, any Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool Custodial Account;

                           (xvi) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable Servicing Advances (other than servicing expenses that relate solely to the Valley Fair Mall Companion Loan or any related REO Loan);

                           (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, to the 1166 Avenue of the Americas Servicer or the 1166 Avenue of the Americas Trustee, any amount reimbursable to such party pursuant to the terms of the 1166 Avenue of Americas Intercreditor Agreement;

                           (xviii) on each Master Servicer Remittance Date, to transfer Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with Section 3.04(d); and

                           (xix) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

                  The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through
(xvii) above.

                  The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third party contractor), the Trustee or the Fiscal Agent therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as applicable, is entitled (unless such payment to the Special Servicer, the Trustee (for example, the Trustee Fee) or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein.

                  The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, each of the Trustee and Fiscal Agent shall keep and maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or interest thereon.

                  (b) The Trustee may, from time to time, make withdrawals from the Collection Account for any of the following purposes (in no particular order of priority):

                           (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

                           (ii) to pay (A) the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Collection Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to
         Section 8.07(c) without cause;

                           (iii) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause (iv) of the definition of "Disqualified Organization", (B) as contemplated by Sections 10.01(i) and 10.02(e), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                           (iv) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Depositor, the Trustee, the Tax

         Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j) or Section 10.02(f);

                           (v) to pay the Tax Administrator, out of general collections on the Mortgage Pool on deposit in the Collection Account, any amounts reimbursable to it pursuant to Section 10.01(f) or Section 10.02(b);

                           (vi) to pay the Master Servicer any amounts deposited by the Master Servicer in the Collection Account in error;

                           (vii) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account (to the extent not previously paid by the Master Servicer pursuant to Section 3.05(a)), to the 1166 Avenue of the Americas Master Servicer, any amount reimbursable to such party pursuant to the terms of the 1166 Avenue of Americas Intercreditor Agreement;

                           (viii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

                           (ix) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

                  On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii) through (vii) above from the Collection Account prior to making distributions to Certificateholders on such Distribution Date.

                  (c) On each Master Servicer Remittance Date in March (commencing in March 2003), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Collection Account all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve Loans and any Interest Reserve REO Mortgage Loans during January and/or February of the same year in accordance with Section 3.04(c).

                  (d) On each Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Collection Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Collection Account); provided that on the Master Servicer Remittance Date immediately prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Collection Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

                  SECTION 3.05A. Permitted Withdrawals From the Valley Fair Mall Custodial Account.

                  The Master Servicer may, from time to time, make withdrawals from the Valley Fair Mall Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                           (i) to make remittances each month on or before the Master Servicer Remittance Date therein, in an aggregate amount of immediately available funds equal to the applicable Valley Fair Mall Loan Pair Remittance Amount, to the Valley Fair Mall Companion Loan Noteholder and to the Trust (as holder of the Valley Fair Mall Mortgage Loan or any Valley Fair Mall REO Mortgage Loan), in accordance with
         Section 4.01 of the Valley Fair Mall Co-Lender Agreement, such remittances to the Trustee to be made into the Pool Custodial Account;

                           (ii) to reimburse, first, the Fiscal Agent, second, the Trustee, third, the Valley Fair Mall Fiscal Agent, fourth, the Valley Fair Mall Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the Valley Fair Mall Loan Pair, any such party's rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the Valley Fair Mall Custodial Account that represent late collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Loan (as allocable thereto pursuant to the related loan documents and the Valley Fair Mall Co-Lender Agreement) in the Valley Fair Mall Loan Pair as to which such P&I Advance was made;

                           (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the Valley Fair Mall Loan Pair (or any successor REO Loans), the Master Servicer's respective rights to payment pursuant to this clause (iii) with respect to either Loan (or any successor REO Loan) in the Valley Fair Mall Loan Pair being limited to amounts on deposit in the Valley Fair Mall Custodial Account that were received on or in respect of such Loan (or successor REO Loan) and are allocable as a recovery of interest thereon;

                           (iv) to reimburse, first, the Fiscal Agent, second, the Trustee, third, the Valley Fair Mall Fiscal Agent, fourth, the Valley Fair Mall Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the Valley Fair Mall Loan Pair that such party has determined are Nonrecoverable Advances, such party's rights to reimbursement pursuant to this clause (iv) with respect to any such P&I Advance being limited to amounts on deposit in the Valley Fair Mall Custodial Account that were received in respect of the particular Loan (as allocable thereto pursuant to the related loan documents and the Valley Fair Mall Co-Lender Agreement) in the Valley Fair Mall Loan Pair as to which such P&I Advance was made;

                           (v) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of the Valley Fair Mall Loan Pair while either Loan in the Valley Fair Mall Loan Pair constitutes a Specially Serviced Loan and after the Valley Fair Mall Mortgaged Property becomes an REO Property;

                           (vi) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the Valley Fair Mall Loan Pair, in the amounts and from the sources specified in Section 3.11(c);

                           (vii) to reimburse first, the Fiscal Agent, second, the Trustee, third, the Valley Fair Mall Fiscal Agent, fourth, the Valley Fair Mall Trustee, fifth, itself and, last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the Valley Fair Mall Loan Pair or any related REO Property, any such party's respective rights to reimbursement pursuant to this clause (vii) with respect to any Servicing Advance being limited to amounts on deposit in the Valley Fair Mall Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Valley Fair Mall Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the Valley Fair Mall Mortgage Loan Pair or Valley Fair Mall REO Property as to which such Servicing Advance was made;

                           (viii) to pay first, the Fiscal Agent, second, the Trustee, third, the Valley Fair Mall Fiscal Agent, fourth, the Valley Fair Mall Trustee, fifth, itself and, last, the Special Servicer, in that order, any interest accrued on any Advance made thereby with respect to either Loan in the Valley Fair Mall Loan Pair or with respect to the Valley Fair Mall Mortgaged Property, any such party's respective right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) first, out of any amounts on deposit in the Valley Fair Mall Custodial Account that represent Default Charges collected on or in respect of the Valley Fair Mall Companion Loan during the same Collection Period in which such Advance is reimbursed, as and to the extent contemplated by
         Section 3.26(c), (B) second, out of any amounts on deposit in the Valley Fair Mall Custodial Account that represent Default Charges collected on or in respect of the Valley Fair Mall Mortgage Loan during the same Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Sections 3.26(a) and (b) and (C) third, to the extent that the Default Charges described in the immediately preceding clauses (A) and (B) are insufficient, but only if such Advance is being reimbursed at the same time or if such Advance has been previously reimbursed, out of any amounts on deposit in the Valley Fair Mall Custodial Account that represent any other collections on or in respect of the Valley Fair Mall Loan Pair; provided that interest on P&I Advances made with respect to the Valley Fair Mall Companion Loan may be paid solely pursuant to clauses (A) and (C) above, from Default Charges or other collections received on or in respect of the Valley Fair Mall Companion Loan;

                           (ix) to pay for (A) costs and expenses incurred with respect to the Valley Fair Mall Mortgaged Property pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the Valley Fair Mall Mortgaged Property pursuant to Section 3.11(h) or 4.03A(c), as applicable, and
         (C) the fees of any Independent Contractor retained with respect to any related REO Property pursuant to Section 3.17A(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer);

                           (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the

         Valley Fair Mall Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Valley Fair Mall Custodial Account for any Collection Period and (B) Net Default Charges (after application pursuant to Section 3.26(c)) actually collected that accrued in respect of the Valley Fair Mall Companion Loan during a period that it was not a Specially Serviced Loan and the Valley Fair Mall Mortgaged Property was not an REO Property, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), Net Default Charges (after application pursuant to Section 3.26(c)) actually collected that accrued in respect of the Valley Fair Mall Companion Loan during a period that it was a Specially Serviced Loan or the Valley Fair Mall Mortgaged Property was an REO Property;

                           (xi) to pay itself, the Special Servicer, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the Valley Fair Mall Loan Pair;

                           (xii) to pay for the cost of recording the Valley Fair Mall Co-Lender Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 11.02(a), the allocable portion of the cost of the Opinion of Counsel contemplated by Section 11.02(a);

                           (xiii) to transfer to the Pool Custodial Account all amounts representing Default Charges actually collected that accrued in respect of the Valley Fair Mall Mortgage Loan or any Valley Fair Mall REO Mortgage Loan, to the extent such Default Charges were not applied to offset interest on Advances pursuant to clause (viii)(B) above (to be applied in accordance with Sections 3.26(a) and (b)); and

                           (xiv) to clear and terminate the Valley Fair Mall Custodial Account at the termination of this Agreement pursuant to
         Section 9.01.

                  The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from the Valley Fair Mall Custodial Account, pursuant to clauses (ii) through (xiii) above.

                  The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Valley Fair Mall Fiscal Agent, the Valley Fair Mall Trustee, the Trustee and the Fiscal Agent, as applicable, from the Valley Fair Mall Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or a Responsible Officer of the Valley Fair Mall Fiscal Agent, the Valley Fair Mall Trustee, the Trustee or the Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Valley Fair Mall Fiscal Agent, the Valley Fair Mall Trustee, the Trustee or the Fiscal Agent, as the case may be, is entitled (unless such payment to the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from the Valley Fair Mall Custodial Account, on a loan-by-loan basis.

                  In the event that the Master Servicer fails, on any Master Servicer Remittance Date, to remit to the Valley Fair Mall Companion Loan Noteholder any amount(s) required to be so remitted to the Valley Fair Mall Companion Loan Noteholder hereunder by such date, the Master Servicer shall pay the Valley Fair Mall Companion Loan Noteholder, for the account of the Valley Fair Mall Companion Loan Noteholder, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the related distribution date for the Valley Fair Mall Companion Loan Securities.

                  SECTION 3.06. Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account, the Custodial Accounts and the REO Accounts.

                  (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance Deposit Account or a Custodial Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein (other than, in the case of the Pool Custodial Account, the Initial Deposits) in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related loan documents and applicable law. Funds in the Collection Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will remain uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a Permitted Investment in any Investment Account solely related to the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder. The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account and the Custodial Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is a "certificated security", "uncertificated security" or "deposit account". For purposes of this Section 3.06(a), (i) the terms "entitlement holder", "security entitlement", "control" (except with respect to deposit accounts), "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any Permitted Investment in any Investment Account by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any Investment Account solely related to the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder, for purposes of Revised Article 8 (1994 Revision) of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master

Servicer (in the case of the Custodial Accounts, the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account) or the Special Servicer (in the case of the REO Accounts) shall:

                           (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and
         (2) the amount required to be withdrawn on such date; and

                           (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account or the Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit Account, to the extent not otherwise payable to Mortgagors under applicable law or the related loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(d), 3.04(a), 3.05(a) or 3.05A, as applicable. Whether or not the Special Servicer directs the investment of funds in either of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of (i) the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor in accordance with the related loan documents or applicable law) and (ii) the Custodial Accounts) and the Special Servicer (in the case of the REO Accounts) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Account for such Collection Period. Notwithstanding any of the foregoing provisions of this
Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

                  (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.02, upon the request of Certificateholders entitled to a majority of the Voting Rights allocated to a Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.



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                  (d) Notwithstanding the investment of funds held in any
Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the Master Servicer Remittance Amount and the Valley Fair Mall Loan Pair Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

                  (e) Notwithstanding the foregoing, the Initial Deposits shall remain uninvested.

                  SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage; Environmental Insurance.

                  (a) The Master Servicer shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property (other than the 1166 Avenue of the Americas Mortgaged Property) that is not an REO Property, all insurance coverage as is required under the related Mortgage (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the Master Servicer or Special Servicer, as the case may be, shall use reasonable best efforts to require the related Mortgagor to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A" from Fitch (or, if not rated by Fitch, then "Aa3" by Moody's) (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency); and provided, further, that the Master Servicer shall cause to be maintained for any such Mortgaged Property any such insurance that the related Mortgagor is required but fails to maintain, only to the extent that the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder) has an insurable interest, and such insurance is available at a commercially reasonable rate (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder) has an insurable interest and the Special Servicer has determined (in its reasonable judgment and in accordance with the Servicing Standard that either such insurance is available at a commercially reasonable rate or the subject hazards are at the time commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located). Any Controlling Class Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties (other than the 1166 Avenue of the Americas Mortgaged Property) by the related Mortgagor, to the extent such insurance may reasonably be obtained and provided the related loan documents and applicable law give the mortgagee the right to request such insurance coverage and such loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee. The Valley Fair Mall Companion Loan Noteholder may request that earthquake insurance, to the extent such insurance may reasonably be obtained, be secured for the Valley Fair Mall Mortgaged Property at the expense of the Valley Fair Mall Companion Loan Noteholder. Subject to Section 3.17(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each REO Property (other than the 1166 Avenue of the Americas Mortgaged Property) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that such insurance is available at commercially reasonable rates and the



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subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, such insurance is available at a commercially reasonable rate or the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located); and provided, further, that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Loans, including Specially Serviced Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; and, in each case, such insurance shall be issued by a Qualified Insurer. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with Section 3.04(a) or 3.04A(a), as the case may be, in the case of amounts received in respect of a Loan, or in the applicable REO Account in accordance with Section 3.16(b), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of a Controlling Class Certificateholder or the Valley Fair Mall Companion Loan Noteholder) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Loan or REO Loan, notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer and the Special Servicer as a Servicing Advance.

                  (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy
(i) is obtained from a Qualified Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A" from Fitch (if then rated by Fitch, and if not then rated by Fitch, then a rating of "A:IX" or better by A.M. Best's Key Rating Guide or an equivalent rating to a rating of "A" by Fitch by at least one nationally recognized statistical rating agency besides S&P) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable Custodial Account from its own funds the amount not otherwise payable under the blanket



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policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan (or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (c) Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties (other than any 1166 Avenue of the Americas REO Property) are part of the Trust Fund) keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A" from Fitch (or, if not then rated by Fitch, then at least "A2" by Moody's or "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

                  Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties are part of the Trust Fund) also keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A" from Fitch (or, if not rated by Fitch, then at least "A2" by Moody's or "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

                  Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be, are rated at least "AA-" from Fitch (if then rated by Fitch, and if not then rated by Fitch, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides S&P) and "A" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to the risks described in this Section 3.07(c).

                  (d) In the event that either of the Master Servicer or the Special Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan) for which the Mortgagor has not filed a claim or in respect of an REO Property (other than, if applicable, any 1166 Avenue of the Americas REO Property), the Master Servicer shall notify the Special Servicer if such Loan is a Specially Serviced Loan, and the Special Servicer shall notify the Master Servicer in all cases. Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the case of a non-Specially Serviced Loan (other than the 1166 Avenue of the Americas Mortgage Loan), and the Special Servicer, in the case of a Specially Serviced Loan (other than the 1166 Avenue of the Americas Mortgage Loan) or an REO Property (other than, if applicable, any 1166 Avenue of the Americas REO Property), in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, shall timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan), the Master Servicer (in the case of any such Loan that is a non-Specially Serviced Loan) and the Special Servicer (in the case of any such Loan that is a Specially Serviced Loan or in the case of an REO Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall, in the event the Master Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy, monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders.

                  The Master Servicer (in the case of non-Specially Serviced Loans) and the Special Servicer (in the case of Specially Serviced Loans and REO Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans (other than the 1166 Avenue of the Americas Mortgage Loan) and take all such actions as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

                  In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan), then the party receiving such notice shall, within five Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a Performing Serviced Loan, or the Special Servicer, with respect to a Specially Serviced Loan or an REO Property, shall address such termination in accordance with Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Mortgagor under any Environmental Insurance Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.



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                  The Master Servicer (with respect to Performing Serviced
Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall monitor the actions, and enforce the obligations, of the related Mortgagor under each Environmentally Insured Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage Loan) insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an Environmental Insurance Policy with respect to the related Mortgaged Property or (ii) environmental testing or remediation at the related Mortgaged Property.

                  SECTION 3.08.   Enforcement of Alienation Clauses.

                  (a) In the event that the Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Performing Serviced Loan that expressly permit, with the lender's consent, subject to the conditions described in the loan documents, the transfer of the related Mortgaged Property to, and assumption of such Loan by, another Person or transfers of certain interests in such Mortgagor, the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer recommends to approve such transfer and/or assumption, the Master Servicer shall promptly provide to the Special Servicer a copy of such recommendation (which shall include the reason therefor) and the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or, subject to Section 3.08(d), Section 6.11 and Section 6.11A, grant consent to any such request for such transfer and/or assumption in accordance with the terms of the Loan and this Agreement, including, without limitation, the Servicing Standard. If the Special Servicer does not respond within such 15-day period, the Special Servicer's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such proposed transfer and/or assumption, the Master Servicer shall process such request of the related Mortgagor; and, in the case of a transfer of the related Mortgaged Property to, and assumption of such Loan by, another Person, the Master Servicer shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Master Servicer shall notify the Trustee, the Special Servicer, each Rating Agency and, in the case of the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder, of any assumption or substitution agreement executed pursuant to this Section 3.08(a) and shall forward thereto a copy of such agreement together with a Review Package. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Loan shall be made or transfer of interest in a Mortgagor approved, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

                  (b) Other than with respect to a transfer and assumption referred to in subsection (a) above, if any Mortgage (other than the Mortgage under the 1166 Avenue of the Americas Mortgage Loan) contains restrictions on transfers of the related Mortgaged Property (other than the 1166 Avenue



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of the Americas Mortgaged Property) and/or transfers of interests in the related
Mortgagor, then the Special Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder), and not the Master Servicer, shall, to the extent permitted by applicable law, enforce such restrictions, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered, together with a Review Package in respect thereof, to the Trustee, the Master Servicer, each Rating Agency and, with respect to the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder); provided that any such waiver of such restrictions shall be subject to Section 3.08(d), Section 6.11 and Section 6.11A. If the Master Servicer receives a request for consent to a transfer and assumption of a Specially Serviced Loan, the Master Servicer shall immediately notify the Special Servicer of such request and deliver to the Special Servicer the Mortgage File (or a copy thereof) and such other documents that the Master Servicer shall have received regarding the proposed transfer and assumption.
Upon consent by the Special Servicer to any proposed transfer of a Mortgaged Property and assumption by the proposed transferee of the related Loan pursuant to this Section 3.08(b), the Special Servicer shall process the request of the related Mortgagor for such transfer and assumption and shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Special Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency and, with respect to the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder, of any assumption or substitution agreement executed pursuant to this Section 3.08(b) and shall forward thereto a copy of such agreement. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Loan shall be made unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

                  (c) With respect to all of the Serviced Loans, the Special Servicer on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee, the Master Servicer, each Rating Agency and, with respect to the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder); provided that any such waiver of such restrictions shall be subject to Section 3.08(d), Section 6.11 and Section 6.11A. Whenever the Master Servicer becomes aware of a further encumbrance on a Mortgaged Property (other than the 1166 Avenue of the Americas Mortgaged Property), or becomes aware that there is going to be a further encumbrance on a Mortgaged Property (other than the 1166 Avenue of the Americas Mortgaged Property), the Master Servicer shall immediately notify the Special Servicer of such further encumbrance and deliver to the Special Servicer all documents and records (or copies thereof) in the Master Servicer's possession regarding the further encumbrance and such other documents (or copies thereof) regarding the related Loan as the Special Servicer shall reasonably require in order to consider the request. To the extent permitted by the applicable loan documents and applicable law, the Special Servicer may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this subsection (c).

                  (d) Notwithstanding anything to the contrary contained in this
Section 3.08, if the then unpaid principal balance of the subject Loan is at least equal to $20,000,000, neither the Master Servicer nor the Special Servicer shall waive any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor, unless the Master Servicer or the Special Servicer, as the case may be, shall have received prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event. In addition, notwithstanding anything to the contrary contained in this Section 3.08, neither the Master Servicer nor the Special Servicer shall in any event waive any restrictions contained in any Mortgage on further encumbrances of the related Mortgaged Property, unless the Special Servicer shall have received prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event. Neither the Master Servicer nor the Special Servicer has the authority to perform any of the actions set forth above in this paragraph with respect to the 1166 Avenue of the Americas Mortgage Loan. In connection with any request for rating confirmation from a Rating Agency pursuant to this Section 3.08(d), the Master Servicer or the Special Servicer, as the case may be, shall deliver a Review Package to such Rating Agency. Further, subject to the terms of the related loan documents and applicable law, no waiver of a restriction contained in the related Mortgage on transfers of the related Mortgaged Property or interests in the related Mortgagor or on further encumbrances thereof may be waived by the Master Servicer or the Special Servicer unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Servicing Advance.

                  SECTION 3.09. Realization Upon Defaulted Loans; Required Appraisals; Appraisal Reduction Calculation.

                  (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d), 6.11 and 6.11A, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such ARD Loan (other than the 1166 Avenue of the Americas Mortgage Loan) is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such ARD Loan (other than the 1166 Avenue of the Americas Mortgage
Loan) have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such

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enforcement action and, if applicable, any associated interest accrued on
Advances. Subject to Section 3.11(h), the Special Servicer shall advance all costs and expenses incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05A, as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Certificateholders and, in the case of the Valley Fair Mall Mortgaged Property, on behalf of the Valley Fair Mall Companion Loan Noteholder, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18 and the results of any appraisal obtained as provided below in this Section 3.09, all such bids to be made in a manner consistent with the Servicing Standard.

                  If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in
Section 3.18, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. If any Serviced Loan becomes a Required Appraisal Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a Required Appraisal within 60 days of such Serviced Loan's becoming a Required Appraisal Loan (unless a Required Appraisal was obtained or conducted, as applicable, with respect to such Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that no material change has subsequently occurred with respect to the related Mortgaged Property that would draw into question the applicability of such Required Appraisal) and (ii) obtain or conduct, as applicable, an update of the most recent Required Appraisal approximately 12 months following the most recent Required Appraisal or subsequent update thereof for so long as such Serviced Loan or any successor REO Loan, as the case may be, remains a Required Appraisal Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee, the Master Servicer and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder, in each such case, promptly following the Special Servicer's receipt of the subject appraisal, and to the Controlling Class Representative upon request, and based thereon, the Special Servicer shall calculate and notify the Trustee, the Master Servicer, the Controlling Class Representative and, in the case of the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder, of any resulting Appraisal Reduction Amount. Such calculations by the Special Servicer shall be subject to review and confirmation by the Master Servicer, provided that the Master Servicer may rely on any information provided by the Special Servicer. The Special Servicer shall advance the cost of each such Required Appraisal and updated Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Special Servicer as a Servicing Advance out of the related Custodial Account pursuant to Section 3.05(a) or Section 3.05A. At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the requirements of a "Required Appraisal", and upon the written request of the Controlling Class

Representative, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal delivered by the Controlling Class Representative and shall notify the Trustee, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount. At any time that an Appraisal Reduction Amount exists with respect to the Valley Fair Mall Loan Pair during a period that the Valley Fair Mall Loan Pair constitutes a Required Appraisal Loan, the Valley Fair Mall Companion Loan Noteholder may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee, an appraisal that satisfies the requirements of a "Required Appraisal", and upon the written request of the Valley Fair Mall Companion Loan Noteholder, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal delivered by the Valley Fair Mall Companion Loan Noteholder, and shall notify the Trustee, the Master Servicer and the Valley Fair Mall Companion Loan Noteholder of such recalculated Appraisal Reduction Amount.

                  (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Certificateholders (and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by REMIC I or the related Loan REMIC at any given time constitutes not more than a de minimis amount of the assets of REMIC I or the related Loan REMIC, as the case may be, within the meaning of Treasury regulation section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by
Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code.

                  In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                           (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                           (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee (and, in the case of the Valley Fair Mall Mortgaged Property, on behalf of the Valley Fair Mall Companion Loan Noteholder), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with Section 6.11 or Section 6.11A, as applicable, and the Special Servicer has previously determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder), that:

                           (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if the Valley Fair Mall Loan Pair is involved, would maximize the recovery on such Loan Pair to the Certificateholders and the Valley Fair Mall Companion Loan Noteholder (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of the Valley Fair Mall Loan Pair, to Certificateholders and the Valley Fair Mall Companion Loan Noteholder) to be performed at the related Mortgage Rate (or, in the case of the Valley Fair Mall Loan Pair, at the weighted average of the Mortgage Rates for such Loan Pair)) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

                           (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if the Valley Fair Mall Loan Pair is involved, would maximize the recovery of such Loan Pair to the Certificateholders and the Valley Fair Mall Companion Loan Noteholder (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of the Valley Fair Mall Loan Pair, to Certificateholders and the Valley Fair Mall Companion Loan Noteholder) to be performed at the related Mortgage Rate (or, in the case of the Valley Fair Mall Loan Pair, at the weighted average of the Mortgage Rates for such Loan Pair)) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

                  The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05 or Section 3.05A, as applicable (or, in the case of the Valley Fair Mall Loan Pair, to the extent the funds in the Valley Fair Mall Custodial Account are insufficient, shall be advanced by the Master Servicer).

                  (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Serviced Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if the Valley Fair Mall Companion Loan is affected, the Valley Fair Mall Companion Loan Noteholder), subject to Section 6.11 or Section 6.11A, as applicable, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Loan has a then outstanding principal balance greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders (and, if the Valley Fair Mall Loan Pair is affected, the Valley Fair Mall Companion Loan Noteholder) in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property, and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within 30 days of the Trustee's distributing such notice.

                  (e) The Special Servicer shall report to the Master Servicer, the Underwriters, the Trustee and, if the Valley Fair Mall Loan Pair is affected, the Valley Fair Mall Companion Loan Noteholder, monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Serviced Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

                  (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the affected Serviced Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

                  (g) The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Mortgaged Property (other than the 1166 Avenue of the Americas Mortgaged Property) required by
Section 6050H of the Code and the reports of foreclosures and abandonments of any Mortgaged Property (other than the 1166 Avenue of the Americas Mortgaged Property) and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged

Property (other than the 1166 Avenue of the Americas Mortgaged Property) required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

                  (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Serviced Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and, if the Valley Fair Mall Loan Pair is affected, the Valley Fair Mall Companion Loan Noteholder. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if the Valley Fair Mall Loan Pair is affected, the Valley Fair Mall Companion Loan Noteholder, no later than the seventh Business Day following such Final Recovery Determination.

                  SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Serviced Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall promptly notify the Trustee (and, in the case of the Valley Fair Mall Companion Loan, the Valley Fair Mall Companion Loan Noteholder) by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the appropriate Custodial Account pursuant to Section 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of the Valley Fair Mall Companion Loan, the original of the Mortgage Note for such Companion Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of the Valley Fair Mall Companion Loan, the Trustee shall cause the Valley Fair Mall Companion Loan Noteholder to release the Mortgage Note for such Companion Loan) to the Master Servicer or Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any Custodial Account.

                  (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for the Valley Fair Mall Companion Loan), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of the Valley Fair Mall Companion Loan, the Trustee shall cause the Valley Fair Mall Companion Loan Noteholder to release the original of the Mortgage Note for such Companion Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) (or such original Mortgage Note for the Valley Fair Mall Companion Loan) to the Trustee or related Custodian (or to the Valley Fair Mall Companion Loan Noteholder), or the delivery to the Trustee (or to the Valley Fair Mall

Companion Loan Noteholder) of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to Section 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited, or that the related Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

                  (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder) of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of the Valley Fair Mall Mortgaged Property, also on behalf of the Valley Fair Mall Companion Loan Noteholder) based on a limited power of attorney issued in favor of the Special Servicer pursuant to
Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property (other than the 1166 Avenue of the Americas Mortgaged Property) or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer, the Special Servicer or the Valley Fair Mall Companion Loan Noteholder. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, in the case of the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of the Valley Fair Mall Mortgaged Property, also on behalf of the Valley Fair Mall Companion Loan Noteholder) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

                  (d) If from time to time, pursuant to the terms of the 1166 Avenue of the Americas Intercreditor Agreement and the 1166 Avenue of the Americas Servicing Agreement, and as appropriate for enforcing the terms of the 1166 Avenue of the Americas Mortgage Loan, any 1166 Avenue of the Americas Servicer or the holder of the 1166 Avenue of the Americas Non-Trust Loan requests delivery to it of the original Mortgage Note for the 1166 Avenue of the Americas Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original Mortgage Note for the 1166 Avenue of the Americas Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation as is appropriate to evidence the holding by such 1166 Avenue of the Americas Servicer or the holder of the 1166 Avenue of the Americas Non-Trust Loan of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

                  SECTION 3.11. Servicing Compensation; Payment of Expenses; Certain Matters Regarding Servicing Advances.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Loan, including each Specially Serviced Loan, and each REO Loan. As to each Loan and REO Loan, the Master Servicing Fee shall: (i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Valley Fair Mall Companion Loan or any related REO Loan, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any such Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Loan and REO Revenues allocable as interest on each such REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any such Loan or REO Loan out of that portion of related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a) or Section 3.05A(a), as applicable. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  (b) Except as provided in the next paragraph, additional servicing compensation in the form of (i) Net Default Charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Serviced Loan and accrued during the time that such Serviced Loan was not a Specially Serviced Loan, (ii) 100% of each modification fee or extension fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver or amendment agreed to by the Master Servicer pursuant to Section 3.20(c) and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Serviced Loan as contemplated under Section 3.20(k), and (iii) 50% of any and all assumption fees and 100% of any and all assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of the Valley Fair Mall Loan Pair, on behalf of the Trust and the Valley Fair Mall Companion Loan Noteholder) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a), shall be retained by the Master Servicer or promptly paid to the Master Servicer by the Special Servicer and such additional servicing compensation is not required to be deposited in any Custodial Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (except in the case of the Valley Fair Mall Companion Loan); (ii) interest or other income earned on deposits in the Custodial Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period).

                  With regard to the 1166 Avenue of the Americas Mortgage Loan, as and to the extent provided in the 1166 Avenue of the Americas Servicing Agreement, amounts in the nature of the foregoing are payable to an 1166 Avenue of the Americas Servicer, with the exception of Default Interest payable to the Master Servicer, the Trustee and/or the Fiscal Agent, pursuant to the 1166 Avenue of the Americas Servicing Agreement, as reimbursement for interest on P&I Advances made with respect to the 1166 Avenue of the Americas Mortgage Loan.

                  (c) Except as provided in the last sentence of this paragraph, compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Loan (other than the 1166 Avenue of the Americas Mortgage Loan and any 1166 Avenue of the Americas REO Mortgage Loan) that was previously a Serviced Loan. With respect to each such Specially Serviced Loan and REO Loan, for any calendar month (or portion thereof), the Special Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Valley Fair Mall Companion Loan or any related REO Loan, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Specially Serviced Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event, in a month consisting of 30 days and, in the case of any other partial period that does not run from one Due Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of 30 days). The Special Servicing Fee with respect to any such Specially Serviced Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties (or, in the case of Special Servicing Fees in respect of the Valley Fair Mall Loan Pair, solely out of collections relating to such Loan Pair or any related REO Property) on deposit in the appropriate Custodial Account pursuant to Section 3.05(a) or Section 3.05A(a), as applicable. The 1166 Avenue of the Americas Special Servicer shall be entitled to the special servicing fee for the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan as provided in the 1166 Avenue of the Americas Servicing Agreement.

                  As further compensation for its services hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Loan. As to each such Corrected Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than Default Interest and Additional Interest), Prepayment Premiums and/or Yield Maintenance Charges received on such Loan for so long as it remains a Corrected Loan; provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or REO Property by a Purchase Option Holder pursuant to Section 3.18, by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, by the Valley Fair Mall Companion Loan Noteholder or its designee pursuant to the Valley Fair Mall Co-Lender Agreement, by the Depositor pursuant to Section 2.03(a) or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Loan default as set forth in the related intercreditor agreement, or out of any Condemnation Proceeds. The Workout Fee with respect to any

Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property (other than the 1166 Avenue of the Americas Mortgaged Property) becomes an REO Property; provided that a new Workout Fee will become payable if and when the particular Serviced Loan again becomes a Corrected Loan. If the Special Servicer is terminated or removed other than for cause (and other than as a result of an Event of Default under Sections 7.01(a)(x), 7.01(a)(xi) or 7.01(a)(xii)) or resigns in accordance with the first sentence of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Serviced Loans that became Corrected Loans during the period that it acted as Special Servicer and were still such at the time of such termination, removal or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Serviced Loan ceases to be payable in accordance with the preceding sentence.

                  As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive the Liquidation Fee with respect to each Specially Serviced Loan as to which it receives a full, partial or discounted payoff and, subject to the provisos to the next sentence, each Specially Serviced Loan and Administered REO Property as to which it receives Liquidation Proceeds. As to each such Specially Serviced Loan or Administered REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or Liquidation Proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest and/or Additional Interest); provided that no Liquidation Fee shall be payable (i) with respect to any such Specially Serviced Loan that becomes a Corrected Loan or (ii) from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or Administered REO Property by a Purchase Option Holder pursuant to Section 3.18, by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, by the Valley Fair Mall Companion Loan Noteholder or its designee pursuant to the Valley Fair Mall Co-Lender Agreement, by a purchase option holder in accordance with the 1166 Avenue of the Americas Servicing Agreement (in the case of the 1166 Avenue of the Americas Mortgage Loan, as described in Section 3.18(n)), by the Depositor pursuant to Section 2.03(a) or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement in connection with a Material Document Defect or a Material Breach (in either such case, within 180 days of the discovery or receipt of notice by the Depositor or the UBS Mortgage Loan Seller, as the case may be, of the subject Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation), by the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement in connection with the defeasance of any Loan REMIC Mortgage Loan prior to the second anniversary of the Closing Date, or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Loan default as set forth in the related intercreditor agreement; and provided, further, that, in connection with any purchase by the Depositor pursuant to Section 2.03(a) or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement (including a repurchase of a Loan REMIC Mortgage Loan in connection with the related Mortgagor's early exercise of its right to defease such Mortgage Loan), in either such case more than 180 days following the discovery or receipt of notice by the Depositor or the UBS Mortgage Loan Seller, as the case may be, of the subject Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation, the Liquidation Fee shall equal 1% of the Stated Principal Balance of the repurchased Mortgage Loan (or, if an REO Property is being repurchased, 1% of the Stated Principal Balance of the related REO Mortgage Loan).

                  Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Loan shall not be paid from the same proceeds with respect to such Loan.

                  With respect to the 1166 Avenue of the Americas Mortgage Loan or any related REO Property, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation Fees.

                  The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                  (d) Additional special servicing compensation in the form of
(i) Net Default Charges actually collected on the Mortgage Pool (exclusive of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan) that accrued with respect to a Specially Serviced Loan or an REO Loan, (ii) with respect to any Specially Serviced Loan, 100% of any and all assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of the Valley Fair Mall Loan Pair, on behalf of the Trust and the Valley Fair Mall Companion Loan Noteholder) pursuant to Section 3.08(b) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(b), and (iii) any and all assumption fees, modification fees, consent fees, extension fees and similar fees actually collected on the Serviced Loans that are not otherwise payable to the Master Servicer as additional servicing compensation pursuant to Section 3.11(b), shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer, as the case may be, and shall not be required to be deposited in any Custodial Account pursuant to Section 3.04(a) or
Section 3.04A(a). The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any of the REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period).

                  (e) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial Accounts or, in the case of the Special Servicer, any of the REO Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

                  (f) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give written notice of such failure, as applicable, to the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice is given to the Master Servicer or the Special Servicer, as applicable, then (subject to Section 3.11(h)) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Agreement, then (subject to Section 3.11(h)) the Fiscal Agent shall make such Servicing Advance within one Business Day of such failure by the Trustee and, if so made, the Trustee shall be deemed not to be in default under this Agreement.

                  (g) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such Servicing Advance is outstanding, such interest to be payable: (i) out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the Mortgage Pool during the same Collection Period in which such Servicing Advance is reimbursed; and (ii) to the extent that such Default Charges are insufficient, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to the Valley Fair Mall Loan Pair or the Valley Fair Mall Mortgaged Property, then such interest shall first be payable out of amounts on deposit in the Valley Fair Mall Custodial Account in accordance with clause (viii) of Section 3.05A. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate and in accordance with Section 3.03, Section 3.05(a) or Section 3.05A(a), as applicable, for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the related Custodial Account.

                  (h) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by either the Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, if affected thereby, the Companion Loan Noteholder), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section 3.18 and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent, as applicable, shall make such Servicing Advance within the time periods required by Section 3.11(f) unless the Trustee or the Fiscal Agent, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

                  (i) Notwithstanding anything set forth herein to the contrary, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Loan or an Administered REO Property is involved) pay directly out of the Pool Custodial Account or the Valley Fair Mall Custodial Account, as applicable, any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or an Administered REO Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from the Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole) or, in the case of a Custodial Account, is in the best interests of the Certificateholders and, in the case of the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the Depositor, the Controlling Class Representative and, if affected thereby, the Companion Loan Noteholder, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

                  SECTION 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

                  (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property (other than the 1166 Avenue of the Americas Mortgaged Property) as soon as practicable after the related Serviced Loan becomes a Specially Serviced Loan and annually thereafter for so long as the related Loan remains a Specially Serviced Loan, the cost of which shall be paid by the Special Servicer and shall be reimbursable as a Servicing Advance. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the REO Properties (other than any 1166 Avenue of the Americas REO Property) at least once per calendar year, the cost of which shall be paid by the Special Servicer and shall be reimbursable as a Servicing Advance. Beginning in 2003, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a Performing Serviced Loan: (i) at least once every two calendar years in the case of Mortgaged Properties securing Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of) $2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer in the preceding six months. The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters and the Controlling Class Representative upon request, subject to payment of a reasonable fee.

                  The Special Servicer, in the case of each Specially Serviced Loan and each REO Loan that was previously a Serviced Loan, and the Master Servicer, in the case of each Performing Serviced Loan, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request. In addition to the foregoing and solely with respect to the Valley Fair Mall Loan Pair, the Special Servicer and the Master Servicer, as applicable, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain occupancy reports, sales reports for retail tenants, 24-month rolling lease expiration schedules, reserve balances and capital expenditure statements, as well as information as to bankrupt tenants and tenants whose leases have expired and have not been renewed. The Special Servicer shall, promptly following receipt, deliver copies of the materials received or obtained by it pursuant to the foregoing sentence to the Master Servicer, and the Master Servicer shall promptly deliver copies of all such materials received or obtained by it pursuant to the foregoing sentence and this sentence to the Trustee, the Special Servicer, any Controlling Class Certificateholders and, in the case of the Valley Fair Mall Loan Pair, to the Valley Fair Mall Companion Loan Noteholder, in each case upon request; provided that, with respect to the Valley Fair Mall Loan Pair, the Special Servicer or the Master Servicer, as applicable, shall forward any financial statements received with respect to the Valley Fair Mall Mortgaged Property to the Trustee on a monthly basis without the Trustee having to make a request, but only insofar as such financial statements are to be included in an Annual Report on Form 10-K (which shall be the case if (a) an Annual Report on Form 10-K is to be filed and (b) the Valley Fair Mall Mortgage Loan represents 20% or more of the Mortgage Pool by balance); and provided, further, that in the event that any losses are incurred by the Depositor that are based upon or arise out of financial statements filed with the Commission with respect to the Valley Fair Mall Mortgaged Property, the Trustee shall assign or subrogate, as appropriate, any rights it may have against the related Mortgagor with respect to such financial statements or against the applicable auditors under any independent auditors' report filed together with such financial statements, to the Depositor and/or its designee, to the extent such assignment is permitted by applicable law.

                  Within 30 days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property (other than the 1166 Avenue of the Americas Mortgaged Property) or Administered REO Property, the Master Servicer with respect to a Performing Loan and the Special Servicer with respect to a Specially Serviced Loan shall prepare or update and forward to the Trustee a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with, upon request, the annual operating statements attached thereto as an exhibit).

                  The Master Servicer with respect to a Performing Loan and the Special Servicer with respect to a Specially Serviced Loan shall prepare and maintain one CMSA Operating Statement Analysis Report for each Mortgaged Property (other than the 1166 Avenue of the Americas Mortgaged Property) and Administered REO Property. The CMSA Operating Statement Analysis Report for each such Mortgaged Property and REO Property is to be updated by the Master Servicer or Special Servicer, as applicable, within 30 days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may be. The Master Servicer or Special Servicer, as applicable, shall use the "Normalized" column from the CMSA NOI Adjustment Worksheet for any such Mortgaged Property or REO Property, as the case may be, to update and normalize the corresponding annual year-end information in the CMSA Operating Statement Analysis Report and shall use any annual operating statements and related data fields received with respect to any such Mortgaged Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets are to be forwarded to the Trustee automatically (on a monthly basis) during any period in respect of which Exchange Act Reports are being filed as to the Trust with the Commission, and are otherwise to be made available by the Master Servicer to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request.

                  (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans and any Administered REO Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; and (ii) a CMSA Comparative Financial Status Report. Not later than 2:00 p.m. (New York City time) on the third Business Day prior to each Distribution Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans, any Administered REO Properties and, to the extent that the subject information relates to when they were Specially Serviced Loans, any Corrected Loans: (i) a CMSA Delinquent Loan Status Report;
(ii) a Loan Payoff Notification Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; and (v) a CMSA REO Status Report.

                  (c) Not later than 2:00 p.m. (New York City time) on the first Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Rating Agencies, the Special Servicer and, upon request, any Controlling Class Certificateholder: (i) the most recent CMSA Historical Loan Modification Report, CMSA Historical Liquidation Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (ii) the most recent CMSA Property File, CMSA Financial File, CMSA Loan Set-up File (if modified), CMSA Delinquent Loan Status Report, CMSA Comparative Financial Status Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a CMSA Servicer Watch List with information that is current as of the related Determination Date with respect to the Loans. The Master Servicer shall incorporate in the foregoing reports any information and reports received from the applicable 1166 Avenue of the Americas Servicer with respect to the 1166 Avenue of the Americas Mortgage Loan. The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g), 4.03(d) and/or 4.03A(d) such information to be presented on a loan-by-loan basis.

                  If the Master Servicer determines, in its reasonable judgment, that information regarding the Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then it shall forward such information in the form of a Supplemental Report to the Trustee in accordance with Section 4.02(a).

                  (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master Servicer shall deliver to the Trustee, the Special Servicer and, upon request, any Controlling Class Certificateholder the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(c) to the extent that the underlying information is solely within the control of the Master Servicer or the Special Servicer. In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(c), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(c) caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) of this Agreement.

                  (e) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.12, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.

                  SECTION 3.12A. Delivery of Certain Reports to the Valley Fair Mall Companion Loan Noteholder.

                  (a) The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Valley Fair Mall Companion Loan Noteholder a written report, prepared in the manner set forth in
Section 3.12, of each inspection performed by it with respect to the Valley Fair Mall Mortgaged Property.

                  The Master Servicer shall promptly deliver to the Valley Fair Mall Companion Loan Noteholder: (i) copies of operating statements and rent rolls; (ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to
Section 3.12 with respect to the Valley Fair Mall Mortgaged Property.

                  (b) If the Loans forming the Valley Fair Mall Loan Pair constitute Specially Serviced Loans, or if the Valley Fair Mall Mortgaged Property has become an REO Property, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Valley Fair Mall Loan Pair and/or the Valley Fair Mall Mortgaged Property, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File (or similar report satisfactory to the Master Servicer); and (ii) a CMSA Comparative Financial Status Report (or similar report satisfactory to the Master Servicer). If the Loans forming the Valley Fair Mall Loan Pair constitute Specially Serviced Loans, or if the Valley Fair Mall Mortgaged Property has become an REO Property, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to the Master Servicer Remittance Date in such month, the

Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to the Valley Fair Mall Loan Pair and/or the Valley Fair Mall Mortgaged Property: (i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report, (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; and (v) a CMSA REO Status Report.

                  (c) Not later than 2:00 p.m. (New York City time) on the Business Day prior to each Master Servicer Remittance Date, the Master Servicer shall, with respect to the Valley Fair Mall Loan Pair, prepare all Loan Pair Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special Servicer pursuant to Section 3.12A(b). The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g), 4.03(d) and/or 4.03A(d), such information to be presented on a loan-by-loan basis.

                  (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12A(b). In the case of information or reports to be furnished by the Master Servicer to the Valley Fair Mall Companion Loan Noteholder pursuant to Section 3.12B(a), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12A(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12A(b), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12B(a) caused by the Special Servicer's failure to timely provide any report required under Section 3.12A(b) of this Agreement.

                  (e) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.12A, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

                  SECTION 3.12B. Statements to the Valley Fair Mall Companion Loan Noteholder.

                  (a) On the Business Day prior to each Master Servicer Remittance Date, the Master Servicer shall forward to the Valley Fair Mall Companion Loan Noteholder all Loan Pair Servicing Reports prepared with respect to the Valley Fair Mall Loan Pair, pursuant to Section 3.12A, during the calendar month in which such applicable Master Servicer Remittance Date occurs.

                  (b) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.12B(a) to the extent it receives the necessary underlying information from the Special Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information. Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereunder.

                  Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable, pursuant to this Agreement. Neither the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other.

                  SECTION 3.13.   Annual Statement as to Compliance.

                  Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor, the Underwriters, the Valley Fair Mall Companion Loan Noteholder and each other, on or before April 30 of each year, beginning in 2003 (or, as to any such year, such earlier date as is contemplated by the last sentence of this Section 3.13), an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing Date to December 31, 2002, inclusive) and, in particular, of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year or portion thereof (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as- the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or the Grantor Trust as a grantor trust, from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof). Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Performance Certification to be delivered by each of the Master Servicer and the Special Servicer during the following year, shall be delivered on or before March 15 of such following year; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2002.

                  SECTION 3.14.   Reports by Independent Public Accountants.

                  On or before April 30 of each year, beginning in 2003 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Rating Agencies, the Depositor, the Underwriters, the Valley Fair Mall Companion Loan Noteholder and each other, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as applicable, which includes an assertion that the Master Servicer or the Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for



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Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered (within one year of such report) on the basis of examinations conducted in accordance with the same standards with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Accountants' Report to be delivered on behalf of each of the Master Servicer and the Special Servicer during the following year, shall be delivered on or before March 15 of such following year; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2002.

                  The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act, provided that the Master Servicer and Special Servicer shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording the Depositor such cooperation.

                  SECTION 3.15.   Access to Certain Information.

                  Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any Certificateholder, the Valley Fair Mall Companion Loan Noteholder and any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be) or Companion Loan Noteholder, access to any records regarding the Serviced Loans and the servicing thereof within its control (which access shall be limited, in the case of the Valley Fair Mall Companion Loan Noteholder or any regulatory authority seeking such access in respect of the Valley Fair Mall Companion Loan Noteholder, to records relating to the Valley Fair Mall Companion Loan), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the Valley Fair Mall Companion Loan Noteholder. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

                  In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, the Valley Fair Mall Companion Loan Noteholder or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or Companion Loan Noteholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder, a Certificate Owner or Companion Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing Certificateholders and Certificate Owners access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

                  Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

                  SECTION 3.16.   Title to REO Property; REO Accounts.

                  (a) If title to any Mortgaged Property (other than a 1166 Avenue of the Americas Mortgaged Property) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of the Valley Fair Mall Mortgaged Property, on behalf of the Valley Fair Mall Companion Loan Noteholder. The Special Servicer, on behalf of the Trust Fund and, any affected, Companion Loan Noteholder, shall sell any Administered REO Property by the end of the third calendar year (or, in the case of "qualified healthcare properties" within the meaning of Section 856(e)(6) of the Code, the second calendar year) following the calendar year in which REMIC I (or, if applicable, the related Loan REMIC) acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I (or, if applicable the related Loan REMIC) of such REO Property subsequent to the end of such third succeeding year (or, in the case of "qualified healthcare properties" within the meaning of Section 856(e)(6) of the Code, such second succeeding year) will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject Administered REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be covered by, and reimbursable as, a Servicing Advance.

                  (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than the Valley Fair Mall Mortgaged Property and the 1166 Avenue of the Americas Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any Valley Fair Mall REO Property or 1166 Avenue of the Americas REO Property). If such REO Acquisition occurs with respect to the Valley Fair Mall Mortgaged Property, the Special Servicer shall establish an REO Account solely with respect to such property (the "Valley Fair Mall REO Account"), to be held for the benefit of the Certificateholders and the applicable Companion Loan Noteholder. The Pool REO Account and the Valley Fair Mall REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the related REO Account, upon receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Administered REO Property. Funds in an REO Account (other than any such funds representing Additional Interest) may be invested in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to the Valley Fair Mall Companion Loan Noteholder of the location of any related REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

                  (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the Business Day following each Determination Date, the Special Servicer shall withdraw from each REO Account and deposit into the corresponding Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the corresponding Custodial Account) the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in an REO Account such portion of proceeds and collections in respect of any related REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period. For purposes of the foregoing, the Pool REO Account and the Valley Fair Mall REO Account correspond to the Pool Custodial Account and the Valley Fair Mall Custodial Account, respectively.

                  (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

                  (e) Notwithstanding anything to the contrary, this Section
3.16 shall not apply to any 1166 Avenue of the Americas REO Property.

                  SECTION 3.17.   Management of REO Property.

                  (a) Prior to the acquisition by it of title to a Mortgaged Property (other than the Valley Fair Mall Mortgaged Property, which is addressed in Section 3.17A), the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                           (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under
         Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                           (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                           (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special Servicer, the Tax Administrator shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position.

                  The Special Servicer's decision as to how each Administered REO Property (other than any Valley Fair Mall REO Property, which is addressed in Section 3.17A), shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property without materially impairing the Special Servicer's ability to promptly sell such property for a fair price.

In connection with performing their respective duties under this Section 3.17(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

                  (b) If title to any Administered REO Property (other than any Valley Fair Mall REO Property, which is addressed in Section 3.17A), is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the Pool REO Account, to the extent of amounts on deposit therein with respect to any Administered REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

                           (i) all insurance premiums due and payable in respect of such REO Property;

                           (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                           (iii) any ground rents in respect of such REO Property; and

                           (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

                  To the extent that amounts on deposit in the Pool REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings. The Special Servicer shall notify the Master Servicer if it shall have made any such Servicing Advance within the previous 30-day period.

                  (c) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any REO Property (other than the Valley Fair Mall REO Property, which is addressed in Section 3.17A):

                           (i) enter into, renew or extend any New Lease with respect to any Administered REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

                           (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                           (iii) authorize or permit any construction on any Administered REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                           (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate any Mortgaged Property as REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Special Servicer as a Servicing Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I (or, if applicable, the related Loan REMIC), in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                  (d) The Special Servicer may contract with any Independent Contractor for the operation and management of any Administered REO Property (other than any Valley Fair Mall REO Property, which is covered by Section 3.17A), provided that:

                           (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                           (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

                           (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and
         (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                           (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

                           (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.22.

                  (e) Notwithstanding anything to the contrary, this Section
3.17 shall not apply to any 1166 Avenue of the Americas REO Property.

                  SECTION 3.17A. Management and Disposition of the Valley Fair Mall Mortgaged Property After Becoming REO Property.

                  (a) Prior to the acquisition of title to the Valley Fair Mall Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                           (i) None of the income from Directly Operating the Valley Fair Mall Mortgaged Property would be subject to an REO Tax, then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                           (ii) Directly Operating the Valley Fair Mall
         Mortgaged Property as REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                           (iii) It is reasonable to believe that Directly Operating the Valley Fair Mall Mortgaged Property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Tax Administrator, in writing, a Proposed Plan to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special Servicer, the Tax Administrator shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall implement the Proposed Plan (after acquiring the Valley Fair Mall Mortgaged

         Property as REO Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position.

                  The Special Servicer's decision as to how any Valley Fair Mall REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders and the Valley Fair Mall Companion Loan Noteholder (as a collective whole) by maximizing (to the extent commercially reasonable and consistent with Section 3.17A(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property without materially impairing the Special Servicer's ability to promptly sell such property for a fair price. In connection with performing their respective duties under this Section 3.17A(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

                  (b) If title to the Valley Fair Mall Mortgaged Property is acquired, the Special Servicer shall manage, conserve, protect and operate the Valley Fair Mall REO Property for the benefit of the Certificateholders and the Valley Fair Mall Companion Loan Noteholder solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or
(ii) except as contemplated by Section 3.17A(a), either result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection with the operation, management, maintenance and disposition of such REO Property as is consistent with the Servicing Standard and shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

                           (i) all insurance premiums due and payable in respect of the Valley Fair Mall REO Property;

                           (ii) all real estate taxes and assessments in respect of the Valley Fair Mall REO Property that may result in the imposition of a lien thereon;

                           (iii) any ground rents in respect of the Valley Fair Mall REO Property; and

                           (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore the Valley Fair Mall REO Property.

                  To the extent that amounts on deposit in the Valley Fair Mall REO Account in respect of the Valley Fair Mall REO Property are insufficient for the purposes set forth in the preceding sentence with respect to the Valley Fair Mall REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings. The Special Servicer shall notify the Master Servicer if it shall have made any such Servicing Advance within the previous 30-day period.

                  (c) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any REO Property that was formerly the Valley Fair Mall Mortgaged Property:

                           (i) enter into, renew or extend any New Lease, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

                           (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                           (iii) authorize or permit any construction on such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the Valley Fair Mall Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                           (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate such REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Special Servicer as a Servicing Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by a REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                  (d) The Special Servicer may contract with any Independent Contractor for the operation and management of the Valley Fair Mall REO Property, provided that:

                           (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                           (ii) the fees of such Independent Contractor (which shall be netted out of collections on such REO Property prior to their being remitted to the Special Servicer) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

                           (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17A(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;



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                           (iv) none of the provisions of this Section 3.17A(d)
         relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

                           (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Special Servicer shall be entitled to enter into any agreement with any such Independent Contractor performing services for it related to its duties and obligations hereunder with respect to a Valley Fair Mall REO Property for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17A(d) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

SECTION 3.18.     Sale of Mortgage Loans and REO Properties.

                  (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only (i) on the terms and subject to the conditions set forth in this
Section 3.18, (ii) as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01 of this Agreement, (iii) in the case of the Valley Fair Mall Mortgage Loan, as set forth in Section 4.02 of the Valley Fair Mall Co-Lender Agreement, (iv) in the case of the 1166 Avenue of the Americas Mortgage Loan, as set forth in the 1166 Avenue of the Americas Servicing Agreement (as described in Section 3.18(n)), and (v) in the case of a Mortgage Loan with a related mezzanine loan, in connection with a Loan default as set forth in the related intercreditor agreement.

                  (b) Within five Business Days after any Serviced Mortgage Loan has become a Specially Serviced Mortgage Loan, the Special Servicer shall give notice of such event to each holder of a Certificate of the Controlling Class, the holder of the Valley Fair Mall Companion Loan (if such Mortgage Loan is the Valley Fair Mall Mortgage Loan) and the Trustee. The Special Servicer, any single Holder or any group of Certificateholders evidencing a majority of the Voting Rights allocated to the Controlling Class and any assignees of the foregoing parties (collectively, the "Purchase Option Holders") shall each have the option to purchase such Specially Serviced Mortgage Loan at a cash price that is at least equal to the Purchase Price. The Special Servicer shall accept the first offer by a Purchase Option Holder that is at least equal to the Purchase Price.

                  (c) If none of the Purchase Option Holders exercises its option to purchase any Specially Serviced Mortgage Loan as described in subsection (b) above, then each Purchase Option Holder will also have the option to purchase that Specially Serviced Mortgage Loan at a price equal to the fair value of such Specially Serviced Mortgage Loan (the "FV Price"). Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially Serviced Mortgage Loan at a price that is below the Purchase Price, the Special Servicer shall promptly obtain an MAI appraisal of the related Mortgaged Property by an Independent Appraiser (unless such an appraisal was obtained within one year of such date and the Special Servicer has no knowledge of any circumstances that would materially affect the validity of such appraisal). Promptly after obtaining such appraisal, the Special Servicer shall determine the FV Price in accordance with the Servicing Standard and the provisions of subsection (i) below. Promptly after



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determining the FV Price, the Special Servicer shall report such FV Price to the
Trustee and each Purchase Option Holder.

                  (d) In the event that the Special Servicer determines that it is willing, or another Purchase Option Holder notifies the Special Servicer that it is willing, to purchase any Specially Serviced Mortgage Loan (the party submitting such bid, the "Initial Bidder") at a price equal to or above the FV Price (a "FV Bid"), the Special Servicer shall notify all other Purchase Option Holders that it has made or received, as the case may be, such FV Bid (without disclosing the amount of such FV Bid). All other Purchase Option Holders may submit competing bids within the ten Business Day period following such notice. At the conclusion of the above-described ten Business Day period, the Special Servicer shall accept the highest bid received from any Purchase Option Holder that is at least equal to the FV Price.

                  (e) If the Special Servicer accepts the bid of any Purchase Option Holder, such Purchase Option Holder shall be required to purchase the subject Specially Serviced Mortgage Loan within ten Business Days of receipt of notice of such acceptance.

                  (f) If the Special Servicer has not accepted a FV Bid prior to the expiration of 120 days from its determination of the FV Price and thereafter receives a FV Bid or a request from a Purchase Option Holder for an updated FV Price, the Special Servicer shall within 45 days recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the lack of an FV Bid) and repeat the notice and bidding procedure provided in subsection (d) above until the purchase option terminates under subsection (j) below.

                  (g) If the party exercising the purchase option at the FV Price for any Specially Serviced Mortgage Loan is the Special Servicer or an Affiliate thereof, the Trustee shall verify that the FV Price is at least equal to the fair value of such Mortgage Loan. In determining whether the FV Price is at least equal to the fair value of such Mortgage Loan the Trustee will be permitted to conclusively rely on an appraisal obtained by the Trustee from an Independent Appraiser at the time it is required to verify the FV Price and/or the opinion of an Independent expert in real estate matters (including the Master Servicer) with at least 5 years' experience in valuing or investing in loans, similar to such Mortgage Loan, that has been selected by the Trustee with reasonable care at the expense of the Trust Fund.

                  (h) Any Purchase Option Holder may, once such option is exercisable, assign its purchase option with respect to any Specially Serviced Mortgage Loan to a third party other than another Purchase Option Holder and upon such assignment such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the purchase option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer.

                  (i) In determining the FV Price for any Specially Serviced Mortgage Loan, the Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially Serviced Mortgage Loan; the period and amount of any delinquency on the subject Specially Serviced Mortgage Loan; the physical condition of the related Mortgaged Property; the state of the local economy; and the expected recoveries from the subject Specially



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Serviced Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Mortgage Loan to a Purchase Option Holder.

                  (j) The purchase option for any Specially Serviced Mortgage Loan pursuant to this Section 3.18 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of the subject Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) the Special Servicer has accepted a FV Bid, (ii) such Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, (iii) the related Mortgaged Property has become an REO Property or (iv) a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan.

                  (k) Until such time as a FV Bid is accepted, the Special Servicer shall continue to pursue all of the other resolution options available to it with respect to the Specially Serviced Mortgage Loan in accordance with the Servicing Standard.

                  (l) Notwithstanding anything to the contrary herein, the holders of the Valley Fair Mall Companion Loan shall be entitled to purchase the Valley Fair Mall Mortgage Loan in accordance with the terms and conditions set forth in Section 4.02 of the Valley Fair Mall Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18. The Master Servicer or the Special Servicer, as applicable, shall determine the price to be paid in accordance with the terms of the Valley Fair Mall Co-Lender Agreement in connection with any such purchase and shall provide such notices to the Valley Fair Mall Companion Loan Noteholder as are required by the Valley Fair Mall Co-Lender Agreement in connection with such holders' purchase rights.

                  (m) Any purchase of a Specially Serviced Mortgage Loan that is purchased pursuant to this Section 3.18 will remain subject to the cure and purchase rights of, in each case if applicable, the Valley Fair Mall Companion Loan Noteholder as set forth in the Valley Fair Mall Co-Lender Agreement and any holder of a related mezzanine loan in connection with a Loan default as set forth in the related intercreditor agreement.

                  (n) In addition, pursuant to the terms of the 1166 Avenue of the Americas Servicing Agreement, if the 1166 Avenue of the Americas Loan Pair is in special servicing under the terms of the 1166 Avenue of the Americas Servicing Agreement and an event of default has occurred under the related 1166 Avenue of the Americas loan documents, certain specified parties under the 1166 Avenue of the Americas Servicing Agreement, including the Holder or Holders that beneficially own more than 50% of the aggregate principal balance of the Controlling Class of Certificates, or any assignees of any of them, have the right to purchase the 1166 Avenue of the Americas Loan Pair at a price determined in accordance with the terms of the 1166 Avenue of the Americas Servicing Agreement. If none of the option holders described in the preceding sentence exercises the foregoing purchase option under the 1166 Avenue of the Americas Servicing Agreement, each such option holder (including each Holder of the Controlling Class if none of the other option holders exercises such option) is entitled under the 1166 Avenue of the Americas Servicing Agreement to purchase the 1166 Avenue of the Americas Loan Pair at a price equal to the fair value of 1166 Avenue of the Americas Loan Pair as determined under the 1166 Avenue of the Americas Servicing Agreement. Such purchase shall be subject to the terms of the 1166 Avenue of the Americas Intercreditor Agreement and/or any applicable provisions of the 1166 Avenue of the Americas Servicing Agreement (including those provisions that mandate who may be a permitted transferee of the 1166 Avenue of the Americas Mortgage Loan). The Trustee shall reasonably



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cooperate with the relevant Certificateholder(s) of the Controlling Class in effecting any purchase contemplated by this Section 3.18(n).

                  (o) The Special Servicer shall use its best efforts to solicit bids for each Administered REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Sections 6.11 and 6.11A, the Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any Administered REO Property within the time constraints imposed by Section 3.16(a), then (subject to Section 6.11 or 6.11A, as applicable) the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

                  (p) The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any Administered REO Property pursuant to this Section 3.18.

                  (q) No Interested Person shall be obligated to submit a bid to purchase any Administered REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property pursuant hereto.

                  (r) Whether any cash bid constitutes a fair price for any Administered REO Property for purposes of this Section 3.18, shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any Administered REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to an Administered REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an Administered REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any Administered REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject REO Property, the state of the local economy and the obligation to dispose of the subject REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Administered REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any



                                     -167-
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Administered REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(r), that such bid constitutes a fair price for any Administered REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject Administered REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

                  (s) Subject to Sections 3.18(a) through 3.18(r) above, and further subject to Section 6.11 and Section 6.11A, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties seeking to purchase an Administered REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or Administered REO Property pursuant to this Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders for any Administered REO Property, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to, or evaluating bids for, such Administered REO Property without obligation to deposit such amounts into the Pool Custodial Account. Any sale of a Specially Serviced Mortgage Loan or an Administered REO Property pursuant to this Section 3.18 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                  (t) Any sale of a Specially Serviced Mortgage Loan or an Administered REO Property pursuant to this Section 3.18 shall be for cash only and shall be on a servicing released basis.

                  SECTION 3.19. Additional Obligations of the Master Servicer; Obligations to Notify Ground Lessors; the Special Servicer's Right to Request the Master Servicer to Make Servicing Advances.

                  (a) The Master Servicer shall deliver to the Trustee for deposit in the Collection Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of
(i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to Performing Serviced Mortgage Loans and (ii) the sum of (1) the aggregate of all Master Servicing Fees received by the Master Servicer during such Collection Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.025% per annum with respect to each and every Serviced Mortgage Loan and each and every REO Mortgage Loan that was previously a Serviced Mortgage Loan) and (2) the aggregate amount of Prepayment Interest Excesses received in respect of the entire Mortgage Pool (other than the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan) during such Collection Period; provided, however, that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related loan documents regarding



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principal prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the subject Serviced Mortgage Loan without any limitation of the kind set forth in clauses
(1) and (2) above.

                  (b) The Master Servicer shall, as to each Serviced Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days) following the Closing Date, notify the related ground lessor of the transfer of such Serviced Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request set forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such Servicing Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a), 3.05A and 3.11(g), as applicable, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

                  Notwithstanding the foregoing provisions of this Section 3.19(c), the Master Servicer shall not be required to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination, which shall be made pursuant to Section 3.11(h). Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on such determination. Upon determining that any Servicing Advance previously made with respect to a Specially Serviced Loan or Administered REO Property is a Nonrecoverable Servicing Advance, the Special Servicer shall report to the Master Servicer the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such a determination.



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                  SECTION 3.20.   Modifications, Waivers, Amendments and
                                  Consents; Defeasance.

                  (a) Subject to Sections 3.20(b) through 3.20(f) and 3.20(l) below, and further subject to Section 6.11 or 6.11A, as applicable, the Special Servicer (or, under the limited circumstances set forth in Section 3.20(c), the Master Servicer) may, on behalf of the Trustee and, in the case of the Valley Fair Mall Companion Loan, the Valley Fair Mall Companion Loan Noteholder, agree to any modification, extension, waiver or amendment of any term of any Serviced Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any Certificateholder, the Valley Fair Mall Companion Loan Noteholder, the Master Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer).

                  (b) All modifications, extensions, waivers or amendments of any Serviced Loan, including the lease reviews and lease consents related thereto, shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

                  (c) In the case of any Performing Serviced Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall be responsible for responding to any request by a Mortgagor for the consent or approval of the mortgagee with respect to a modification, extension, waiver or amendment of any term thereof, provided that such consent or approval or such modification, extension, waiver or amendment would not (except as permitted by Sections 3.02(a), 3.03(d), 3.07, 3.08(a) and 3.20(l) hereof) affect the amount or timing of any of the payment terms of such Loan (including payment terms related to late payment charges), result in the release of the related Mortgagor from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release, addition or substitution of any material collateral for such Loan or relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause. With respect to any action proposed to be taken by the Master Servicer under this Section 3.20(c) where the thresholds in clauses (i) through (v) of the next sentence are exceeded, or which involves the situations set forth in the proviso to the previous sentence, the Special Servicer only may take such action. To the extent consistent with the foregoing, but subject to Section 3.20(f), the Master Servicer shall also be responsible for the following with respect to the Performing Serviced Loans:

                           (i) Approving any waiver affecting the timing of receipt of financial statements from any Mortgagor, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

                           (ii) Approving routine leasing activity with respect to leases for less than the lesser of (A) 50,000 square feet and (B) 20% of the related Mortgaged Property;

                           (iii) Approving a transfer of equity in a Mortgagor from one current equity holder to another, provided that such transfer of equity does not (A) affect (if applicable) the status of such Mortgagor or such equity holder as a special purpose, bankruptcy-remote entity, (B) result in a change of control of such Mortgagor, (C) cause the transferee to hold more than 49% of the equity in such Mortgagor,
         (D) relate to a Serviced Mortgage Loan that represents 2% or more of the then aggregate principal balance of the Mortgage Pool or (E) relate to the Valley Fair Mall Loan Pair;



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                           (iv) Approving annual budgets for the related
         Mortgaged Property, provided that no such budget (A) relates to a fiscal year in which an Anticipated Repayment Date occurs, (B) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (C) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than with respect to the payment of the management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date (or, with respect to an Initial Deposit Mortgage Loan, the origination date)); and

                           (v) Approving a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties, (B) the related Serviced Mortgage Loan does not represent 2% or more of the then aggregate principal balance of the Mortgage Pool and (C) the Valley Fair Mall Mortgaged Property is not involved.

                  Except as permitted by Section 3.02(a), Section 3.03(d),
Section 3.07, Section 3.08(a), this Section 3.20(c) and Section 3.20(l), the Master Servicer may not agree to waive, modify or amend any term of any Loan or respond to any Mortgagor requests for mortgagee consent. Furthermore, the Master Servicer may not agree to any modification, extension, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust.

                  (d) Except as provided in Section 3.02(a), Section 3.07,
Section 3.08 or Section 3.20(e), the Special Servicer, on behalf of the Trustee and, in the case of the Valley Fair Mall Companion Loan, the Valley Fair Mall Companion Loan Noteholder, shall not agree or consent to any modification, extension, waiver or amendment of any term of any Serviced Loan that would:

                           (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Default Interest and other amounts payable as additional servicing compensation) payable thereunder;

                           (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or effect the waiver of any prepayment restriction thereunder or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

                           (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

                           (iv) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Loan or reduce the likelihood of timely payment of amounts due thereon.

                  (e) Notwithstanding Section 3.20(d), but subject to Section 6.11, Section 6.11A and the second paragraph of this Section 3.20(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest, Additional Interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note, Mortgage or other loan document relating to a Specially Serviced Loan, (iv) accept a Principal Prepayment on any Specially Serviced Loan during any Lockout Period or (v) extend the maturity of any Specially Serviced Loan; provided that (A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Loan to Certificateholders (as a collective whole) or, if the Valley Fair Mall Loan Pair is involved, would increase the recovery on the Valley Fair Mall Loan Pair to Certificateholders and the Valley Fair Mall Companion Loan Noteholder (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of the Valley Fair Mall Loan Pair, to Certificateholders and the Valley Fair Mall Companion Loan Noteholder), to be performed at the related Mortgage Rate (or, in the case of the Valley Fair Mall Loan Pair, at the weighted average of the Mortgage Rates for the Valley Fair Mall Loan Pair)), and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust; and provided, further, that (i) any modification, extension, waiver or amendment of the payment terms of the Valley Fair Mall Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the Co-Lender Agreement, such that neither the Trust as holder of the related Mortgage Loan nor the Valley Fair Mall Companion Loan Noteholder shall gain a priority over the other such holder with respect to any payment, which priority is not, as of the date of the Valley Fair Mall Co-Lender Agreement, reflected in the related loan documents and such Co-Lender Agreement, and (ii) to the extent consistent with the Servicing Standard (taking into account the extent to which the Valley Fair Mall Companion Loan is junior to the Valley Fair Mall Mortgage Loan), (A) no waiver, reduction or deferral of any particular amounts due on the Valley Fair Mall Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Valley Fair Mall Companion Loan, and (B) no reduction of the Mortgage Rate of the Valley Fair Mall Mortgage Loan (excluding, if applicable, the portion thereof comprised of the Additional Interest Rate following the related Anticipated Repayment Date) shall be effected prior to the reduction of the Mortgage Rate of the Valley Fair Mall Companion Loan (excluding, if applicable, the portion thereof comprised of the Additional Interest Rate following the related Anticipated Repayment Date), to the maximum extent possible.

                  In no event shall the Special Servicer: (i) extend the maturity date of a Serviced Loan beyond the date that is two years prior to the last Rated Final Distribution Date; (ii) extend the maturity date of any Serviced Loan for more than five years beyond its Stated Maturity Date; or (iii) if the Serviced Loan is secured solely or primarily by a Mortgage on the leasehold interest under a Ground Lease (but not the related fee interest), extend the maturity date of such Serviced Loan beyond the date which is 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease.

                  The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer (and, in the case of the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

                  (f) Notwithstanding anything to the contrary in this Agreement, none of the Trustee, the Master Servicer or the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures either (A) the Valley Fair Mall Companion Loan or (B) a Serviced Mortgage Loan that has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, unless: (1) the mortgagee is not given discretion under the terms of the related Loan; or (2) it has received prior written confirmation from each Rating Agency that such action will not result in an Adverse Rating Event.

                  Any party hereto seeking Rating Agency confirmation with respect to the matters described above shall deliver a Review Package to such Rating Agency.

                  (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note.

                  (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

                  (i) The Special Servicer and Master Servicer shall each notify the other, any related Sub-Servicers, the Trustee and, where the Valley Fair Mall Companion Loan is affected, the Valley Fair Mall Companion Loan Noteholder, in writing, of any modification, extension, waiver or amendment of any term of any Loan (including fees charged the Mortgagor) agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt) thereof.

                  (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Serviced Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

                  (k) If, with respect to any Serviced Loan (1) under which the lender can require defeasance in lieu of prepayment, or (2) that permits defeasance, the Master Servicer shall receive a notice from the related Mortgagor that it intends to prepay or defease, as applicable, such Loan in accordance with the terms thereof, then, except as set forth below, the Master Servicer shall, subject to the next paragraph and the related loan documents,
(i) only in the case of a Serviced Loan under clause (1) above, promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, and (ii) notify each Rating Agency, the Trustee, the Underwriters and the Special Servicer of the intent to defease such Loan, and
(iii) upon the written confirmation from each Rating Agency (which confirmation shall not be required from (A) S&P in the case of a Serviced Mortgage Loan with an unpaid principal balance less than or equal to $20,000,000 or that constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool (whichever is less), or in the case of a Serviced Mortgage Loan that is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool, provided the Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit M (a "Defeasance Certificate"), or (B) Fitch in the case of any Serviced Mortgage Loan that is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool or that is not then one of the ten largest groups (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors, provided the Master Servicer delivers to Fitch a Defeasance Certificate; provided that, in the case of (A) or (B) above, such written confirmation shall not be required from S&P and/or Fitch (provided the Master Servicer delivers a Defeasance Certificate to the applicable Rating Agency), as applicable, in the event the subject Mortgage Loan complies with the then current applicable guidelines set forth by such Rating Agency, or the unpaid principal balance of such Mortgage Loan, the percentage such Mortgage Loan constitutes of the Mortgage Pool or the relative size of such Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the current applicable threshold for review as set forth by such Rating Agency) that the acceptance of a pledge of the Defeasance Collateral (or, in the case of a Serviced Loan under clause (1) above, that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment) will not result in an Adverse Rating Event, take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of the Valley Fair Mall Companion Loan, the Valley Fair Mall Companion Loan Noteholder).

                  Notwithstanding the foregoing, but subject to the related loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral under a Defeasance Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) if the defeasance collateral shall not be Government Securities; (iii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor shall be liable for any shortfalls from such

Defeasance Collateral or otherwise be subject to recourse liability with respect to the Defeasance Loan (except for any liability that, pursuant to the terms of the related loan documents, survives such defeasance), (iv) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor, or (v) unless such confirmation is not required pursuant to the first paragraph of this Section 3.20(k), either Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in an Adverse Rating Event.

                  All expenses related to the defeasance of a Defeasance Loan shall be charged to the related Mortgagor or other responsible party.

                  (l) With respect to any ARD Loan (other than the 1166 Avenue of the Americas Mortgage Loan) after its Anticipated Repayment Date, the Master Servicer shall be permitted, subject to obtaining the Special Servicer's consent, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any portion of the accrued Additional Interest on such ARD Loan if (i) such ARD Loan is not a Specially Serviced Loan (on which the Special Servicer may waive accrued Additional Interest pursuant to Section 3.20(e)), (ii) prior to the related maturity date, the related Mortgagor has requested the right to prepay such ARD Loan in full together with all payments required under such ARD Loan in connection with such prepayment (except for all or a portion of such accrued Additional Interest), and (iii) the Master Servicer has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders (as a collective whole) (or, if the Valley Fair Mall Loan Pair is involved, to produce a greater payment to the Certificateholders and the Valley Fair Mall Companion Loan Noteholder (as a collective whole)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of the Valley Fair Mall Loan Pair, to Certificateholders and the Valley Fair Mall Companion Loan Noteholder) to be performed at the related Mortgage Rate (or, in the case of the Valley Fair Mall Loan Pair, at the weighted average of the Mortgage Rates of such Loan Pair) than a refusal to waive the right to such Additional Interest; provided that any such waiver of Additional Interest accrued on the Valley Fair Mall Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the Valley Fair Mall Co-Lender Agreement, such that the Valley Fair Mall Companion Loan Noteholder shall not gain any priority over the Trust as holder of the Valley Fair Mall Mortgage Loan with respect to the payment of such Additional Interest. The Master Servicer shall have no liability to the Trust, the Certificateholders or any other Person so long as such determination is exercised in accordance with the Servicing Standard.

                  SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan that had otherwise been a Performing Serviced Loan, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special Servicer may conclusively rely on the Master Servicer's determination that a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Loan. The Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the Master Servicer's failure to deliver information, documents or records with respect to any Specially Serviced Loan in accordance with the requirements hereof.

                  Upon determining that a Specially Serviced Loan has become a Corrected Loan, and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall within five Business Days of such occurrence return the related Servicing File, together with any and all new information, documents and records relating to the subject Loan that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Loan shall terminate, and the obligations of the Master Servicer to service and administer such Loan shall resume.

                  Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

                  (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Loan information, including correspondence with the related Mortgagor.

                  (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the Special Servicer shall deliver to the Master Servicer, the Trustee and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Loans and REO Properties, the information described in clauses (vi) through (xv) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the Master Servicer or the Trustee) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiv) and (xxx) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Administered REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Loan and REO Property during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced Loan and (5) such additional information relating to the Specially Serviced Loans and Administered REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

                  SECTION 3.22.   Sub-Servicing Agreements.

                  (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of Sections 7.01(a)(x), (xi) and (xii), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the Sub-Servicer's obligations under the Sub-Servicing Agreement); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) may only be terminated by the Trustee or its designee as contemplated by Section 3.22(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement); (iii) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder, shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause
(ii)) none of the Trustee, the Trust, any successor Master Servicer, the Special Servicer or the Valley Fair Mall Companion Loan Noteholder, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Serviced Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special

Servicer contemplated by Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be; and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Serviced Loan serviced thereunder, terminate at the time such Loan becomes a Specially Serviced Loan (or, alternatively, be subject to the Special Servicer's rights to service such Loan for so long as such Loan continues to be a Specially Serviced Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Loans and shall terminate with respect to any such Loan which ceases to be a Specially Serviced Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements (and, to the Valley Fair Mall Companion Loan Noteholder, copies of any Sub-Servicing Agreement in respect of the Valley Fair Mall Companion Loan), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.11(g), 4.03(d) and 4.03A(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor, the Controlling Class Certificateholders and, if the Valley Fair Mall Loan Pair is affected, the Valley Fair Mall Companion Loan Noteholder in writing promptly of the appointment by it of any Sub-Servicer.

                  (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and
(ii) except for any Sub-Servicer that is servicing any of the Mortgage Loans on the Closing Date, shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer.

                  (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of the Valley Fair Mall Companion Loan, also for the benefit of the Valley Fair Mall Companion Loan Noteholder, shall (at no expense to the Trustee, the Certificateholders, the Valley Fair Mall Companion Loan Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Serviced Loans.

                  (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer), provided that neither the Trustee nor any successor Master Servicer shall enter into a new Sub-Servicing Agreement with a Sub-Servicer that was a party to a Sub-Servicing Agreement as of the Closing Date, if such new Sub-Servicing Agreement amends, alters or fails to restate any rights of any Underwriter or Mortgage Loan Seller under the existing Sub-Servicing Agreement with respect to the termination of the Sub-Servicer and the appointment of a successor thereto or any rights of any Underwriter or Mortgage Loan Seller as a third party beneficiary under such Sub-Servicing Agreement, unless the successor Master Servicer has obtained the prior written consent to the terms of such new Sub-Servicing Agreement from such Underwriter or Mortgage Loan Seller, as the case may be; or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such Sub-Servicing Agreement.

                  The Sub-Servicers as to which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date are listed on Exhibit K hereto.

                  (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Valley Fair Mall Companion Loan Noteholder for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Loans and/or Administered REO Properties for which it is responsible.

                  SECTION 3.23. Representations and Warranties of the Master Servicer.

                  (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Valley Fair Mall Companion Loan Noteholder, as of the Closing Date, that:

                           (i) The Master Servicer is a national banking association, duly organized under the laws of the United States, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                           (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in



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         the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

                           (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                           (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                           (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

                           (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

                           (viii) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

                           (ix) The Master Servicer has reviewed all
         Sub-Servicing Agreements in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date.

                  (b) The representations and warranties of the Master Servicer set forth in Section 3.23(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon

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discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 3.24. Representations and Warranties of the Special Servicer.

                  (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Valley Fair Mall Companion Loan Noteholder, as of the Closing Date, that:

                           (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                           (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

                           (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                           (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                           (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

                           (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

                           (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

                  (b) The representations and warranties of the Special Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 3.25. Certain Matters Regarding the Purchase of the Valley Fair Mall Mortgage Loan.

                  If, pursuant to Section 2.03, Section 3.18 and Section 9.01, the Valley Fair Mall Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the Valley Fair Mall Co-Lender Agreement and shall assume the rights and obligations of the "Note A Lender" under the Valley Fair Mall Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as "Note A Lender" (as a result of such purchase or repurchase) under the Valley Fair Mall Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter such Mortgage File shall be held by the Note A Lender or a custodian appointed thereby for the benefit of the "Note A Lender" and the "Note B Lender" as their interests appear under the Valley Fair Mall Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Valley Fair Mall Loan Pair.

                  SECTION 3.26.   Application of Default Charges.

                  (a) Any and all Default Charges that are actually collected with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool (but, in the case of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan, only to the extent of the Default Interest remitted to the Trust in accordance with the 1166 Avenue of the Americas Servicing Agreement) during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                  first, to pay to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool and reimbursed in the related Collection Period;

                  second, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool and that, if paid from a source other than such Default Charges, would constitute Additional Trust Fund Expenses;

                  third, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer in the preceding twelve months with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool, which payment was made from a source other than Default Charges and not previously reimbursed under this clause third;

                  fourth, to reimburse the Trust for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout
Fees) paid in the preceding twelve months with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool, which payment was made from a source other than Default Charges and not previously reimbursed under this clause fourth; and

                  fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued in respect of a Performing Serviced Mortgage Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued in respect of a Specially Serviced Mortgage Loan or an REO Mortgage Loan, in each case pursuant to Section 3.11;

provided that the foregoing shall not apply to that portion of any Default Interest or late payment charges collected on the 1166 Avenue of the Americas Mortgage Loan that are retained by the 1166 Avenue of the Americas Non-Trust Loan Noteholder or its servicing agent; and provided, further, that, any and all Default Charges that are actually collected with respect to the Valley Fair Mall Mortgage Loan during any Collection Period (as allocable thereto pursuant to the related loan agreement) shall be applied for the following purpose, prior to being applied in accordance with clauses first through fifth above, in each case to the extent of the remaining portion of such Default Charges: to pay the Fiscal Agent, the Trustee, the Valley Fair Mall Fiscal Agent, the Valley Fair Mall Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Servicing Advance made thereby with respect to the Valley Fair Mall Loan Pair or the Valley Fair Mall Mortgaged Property and/or any outstanding P&I Advance made thereby with respect to such Mortgage Loan or any successor REO Loan with respect thereto, which Advance was reimbursed in such

Collection Period, but in each case only to the extent that Default Charges collected with respect to the Valley Fair Mall Companion Loan and applied pursuant to clause first of subsection (c) below are insufficient for such purpose; and provided further, that no Default Charges collected with respect to the Valley Fair Mall Mortgage Loan may be applied to pay interest on outstanding P&I Advances made with respect to the Valley Fair Mall Companion Loan (such reimbursement to be made solely from Default Charges collected with respect to such Companion Loan).

                  (b) Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Master Servicer Remittance Date next following the Collection Period during which they were received, for deposit in the Collection Account, subject to application pursuant to Section 3.05(a) for any items payable out of general collections on the Mortgage Loans and any REO Properties. Default Charges applied to pay outstanding interest on Advances to any particular party pursuant to clause first of subsection (a) shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses pursuant to clause second of subsection (a) shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a) shall be deemed to offset either interest paid on Advances or other Additional Trust Fund Expenses, depending on which clause is applicable, in the chronological order in which they were made or incurred, as applicable (whereupon such interest paid on Advances or such other Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges).

                  (c) Any and all Default Charges that are actually collected with respect to the Valley Fair Mall Companion Loan or any successor REO Loan with respect thereto during any Collection Period (as allocable thereto pursuant to the related loan agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                  first, to pay to the Fiscal Agent, the Trustee, the Valley Fair Mall Fiscal Agent, the Valley Fair Mall Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to any Loan or REO Loan in the Valley Fair Mall Loan Pair or the Valley Fair Mall Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first); and

                  second, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued with respect to the Valley Fair Mall Companion Loan during a period that it was a Performing Serviced Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued with respect to the Valley Fair Mall Companion Loan during a period that it was a Specially Serviced Loan or an REO Loan, in each case pursuant to
Section 3.11;

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS


                  SECTION 4.01.   Distributions.

                  (a) On each Distribution Date prior to the Final Distribution Date, the Trustee shall, based upon information provided by the Master Servicer, the Special Servicer, withdraw from the Collection Account and apply the Available Distribution Amount for such Distribution Date to make the following distributions in respect of the Senior Certificates, in the following order of priority, in each case to the extent of remaining available funds:

                  first, distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  second, distributions of principal to the Holders of the respective Classes of the Class A Certificates, allocable as among such Classes of Certificateholders as provided below, up to an amount (not to exceed the aggregate Class Principal Balance of such Classes of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date; and

                  third, distributions to the Holders of the respective Classes of the Class A Certificates, up to an amount equal to, pro rata as among such Classes of Certificateholders in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed.

                  On each Distribution Date prior to the earlier of (i) the Class A Principal Distribution Cross-Over Date and (ii) the Final Distribution Date, the Trustee shall pay to the Holders of the Class A-1, Class A-2 and Class A-4 Certificates, collectively, 62.5935162095% of all distributions of principal made on the Class A Certificates on such Distribution Date pursuant to the preceding paragraph, until the aggregate Class Principal Balance of the Class A-1, Class A-2 and Class A-4 Certificates is reduced to zero; to the Holders of the Class A-3 Certificates, 37.4064837905% of all distributions of principal made on the Class A Certificates on such Distribution Date pursuant to the preceding paragraph, until the Class Principal Balance of the Class A-3 Certificates is reduced to zero; and to the Holders of the Class A-5 Certificates, any and all distributions of principal made on the Class A Certificates on such Distribution Date pursuant to the preceding paragraph that is in excess of the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates outstanding immediately prior to such Distribution Date. On each Distribution Date prior to the earlier of (i) the Class A Principal Distribution Cross-Over Date and (ii) the Final Distribution Date, the Trustee shall pay the distributions of principal made on the Class A-1, Class A-2 and Class A-4 Certificates on such Distribution Date pursuant to the preceding sentence, first, to the Holders of the Class A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero, then, to the Holders of the Class A-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero, and thereafter, to the Holders of the Class A-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero. On any Distribution Date coinciding with or following the Class A Principal

Distribution Cross-Over Date, but prior to the Final Distribution Date, the Trustee shall pay the distributions of principal made on the Class A Certificates on such Distribution Date pursuant to the preceding paragraph to the Holders of all the Classes of the Class A Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of such Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero.

                  All distributions of interest made in respect of any Class of Interest Only Certificates (other than the Class X-VF Certificates) on any Distribution Date as provided above shall be made, and deemed to have been made, in respect of the various REMIC III Components of such Class of Interest Only Certificates, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such REMIC III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

                  (b) On each Distribution Date prior to the Final Distribution Date, the Trustee shall, based on information provided by the Master Servicer and the Special Servicer, withdraw from the Collection Account and apply the Subordinate Available Distribution Amount for such Distribution Date, for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                           (i) to make distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (ii) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to Section 4.01(a) above);

                           (iii) to make distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (iv) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (v) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (vi) to make distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (vii) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (viii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (ix) to make distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (x) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xi) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xii) to make distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xiii) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xiv) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution
         Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xv) to make distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xvi) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xvii) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xviii) to make distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xix) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xx) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xxi) to make distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxii) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xxiii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xxiv) to make distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxv) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xxvi) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xxvii) to make distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxviii) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xxix) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xxx) to make distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxxi) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xxxii) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xxxiii) to make distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxxiv) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xxxv) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xxxvi) to make distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxxvii) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xxxviii)after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution
         Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xxxix) to make distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xl) to make distributions of interest to the Holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xli) after the Class Principal Balance of the Class P Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xlii) to make distributions to the Holders of the Class Q Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xliii) to make distributions of interest to the Holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xliv) after the Class Principal Balance of the Class Q Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class S Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xlv) to make distributions to the Holders of the Class S Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xlvi) to make distributions of interest to the Holders of the Class T Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (xlvii) after the Class Principal Balance of the Class S Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class T Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (xlviii) to make distributions to the Holders of the Class T Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xlix) to make distributions of interest to the Holders of the Class U Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                           (l) after the Class Principal Balance of the Class T Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class U Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                           (li) to make distributions to the Holders of the Class U Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (lii) to make distributions to the Holders of the Class R-III Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date pursuant to
         Section 4.01(a) above and/or pursuant to clauses (i) through (li) of this Section 4.01(b);

                           (liii) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(k), over
         (B) the aggregate
         distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j);

                           (liv) to make distributions to the Holders of the Class R-LR Certificates, up to an amount equal to the excess, if any, of (A) that portion of the Available Distribution Amount for such Distribution Date that is allocable to the Loan REMIC Mortgage Loans and/or any related REO Properties, over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the Loan REMIC Regular Interests on such Distribution Date pursuant to Section 4.01(l); and

                           (lv) to make distributions to the Holders of the Class R-I Certificates, up to an amount equal to the excess, if any, of
         (A) the Available Distribution Amount for such Distribution Date, over
         (B) the aggregate distributions made in respect of the other Classes of Certificates on such Distribution Date pursuant to Section 4.01(a) above and/or pursuant to clauses (i) through (liv) of this Section 4.01(b).

                  (c) On each Distribution Date, the Trustee shall withdraw from the Collection Account any amount Received by the Trust with respect to any Mortgage Loan or REO Mortgage Loan during the related Collection Period (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, Received by the Trust since the preceding Master Servicer Remittance Date) that represents Net Prepayment Consideration and shall distribute such Net Prepayment Consideration to the Holders of the respective Classes of Principal Balance Certificates (other than any Excluded Class) entitled to distributions of principal pursuant to Section 4.01(a) or Section 4.01(b) on such Distribution Date, up to an amount equal to, and pro rata based on, the respective Prepayment Consideration Entitlements for such Classes of Certificates for such Distribution Date.

                  Any Net Prepayment Consideration not otherwise distributed in respect of the Principal Balance Certificates pursuant to the foregoing paragraph of this Section 4.01(c) shall be distributed to the Holders of the Class X-CL Certificates, unless such Net Prepayment Consideration relates to the Valley Fair Mall Mortgage Loan or any Valley Fair Mall REO Mortgage Loan, in which case it shall be distributed to the Holders of the Class X-VF Certificates. Any Net Prepayment Consideration distributed in respect of the Class X-CL Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective REMIC III Components of the Class X-CL Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional Amounts of such REMIC III Components were reduced on such Distribution Date by deemed distributions of principal pursuant to
Section 4.01(j).

                  (d) On each Distribution Date, the Trustee shall withdraw from the Collection Account any amounts that represent Additional Interest Received by the Trust with respect to the ARD Mortgage Loans and any successor REO Mortgage Loans with respect to the ARD Mortgage Loans during the related Collection Period (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, Received by the Trust since the preceding Master Servicer Remittance Date) and shall distribute such amounts to the Holders of the Class V Certificates.

                  (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective

Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the initial Distribution Date, on) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate pursuant to Section 4.04(a)) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-III Certificateholders.

                  (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

                  (g) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

                  (h) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates

(determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates pursuant to Section 4.04(a)) will be made on the next Distribution Date, the Trustee shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

                           (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                           (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject thereto.

                  (i) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                  (j) All distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date (including the Final Distribution Date) pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates; and all distributions made with respect to the Class X-VF Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(c) or Section 9.01 shall be deemed to have been first distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest X-VF; and all distributions made with respect to each Class of Interest Only Certificates (other than the Class X-VF Certificates) on each Distribution Date pursuant to
Section 4.01(a), Section 4.01(c) or Section 9.01 and allocable to any particular REMIC III Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such REMIC III Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously allocated to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence (and, if applicable, any of the remaining paragraphs of this Section 4.01(j)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously allocated to REMIC III in respect of such REMIC II Regular Interest.

                  The Class A-3 Certificates shall have four Corresponding REMIC II Regular Interests. The Class A-4, Class A-5, Class D and Class E Certificates shall, in the case of each such Class of Certificates, have three Corresponding REMIC II Regular Interests. The Class A-2 and Class G Certificates shall, in the case of each such Class of Certificates, have two Corresponding REMIC II Regular Interests. Each other Class of Principal Balance Certificates shall have one Corresponding REMIC II Regular Interest.

                  Deemed distributions of accrued interest made on REMIC II Regular Interest A-2-1 and REMIC II Regular Interest A-2-2 shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of accrued interest deemed payable on each such REMIC II Regular Interest for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-2-1 and REMIC II Regular Interest A-2-2 shall be allocated first to REMIC II Regular Interest A-2-1, until its Uncertificated Principal Balance is reduced to zero, and then to REMIC II Regular Interest A-2-2, until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Net Prepayment Consideration) made on REMIC II Regular Interest A-2-1 and REMIC II Regular Interest A-2-2 shall be allocated entirely to REMIC II Regular Interest A-2-1, for so long as its Uncertificated Principal Balance is greater than zero, and then to REMIC II Regular Interest A-2-2, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balance of REMIC II Regular Interest A-2-1 has been reduced to zero. Deemed distributions in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made on REMIC II Regular Interest A-2-1 and REMIC II Regular Interest A-2-2 shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts deemed reimbursable with respect thereto for the subject Distribution Date.

                  Deemed distributions of accrued interest made on REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3 and REMIC II Regular Interest A-3-4 shall be allocated among those four REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of accrued interest deemed payable on each such REMIC II Regular Interest for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3 and REMIC II Regular Interest A-3-4 shall be allocated first to REMIC II Regular Interest A-3-1, until its Uncertificated Principal Balance is reduced to zero, then to REMIC II Regular Interest A-3-2, until its Uncertificated

Principal Balance is reduced to zero, then to REMIC II Regular Interest A-3-3, until its Uncertificated Principal Balance is reduced to zero, and last to REMIC II Regular Interest A-3-4, until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Net Prepayment Consideration) made on REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3 and REMIC II Regular Interest A-3-4 shall be allocated entirely to REMIC II Regular Interest A-3-1, for so long as its Uncertificated Principal Balance is greater than zero, then to REMIC II Regular Interest A-3-2, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balance of REMIC II Regular Interest A-3-1 has been reduced to zero, then to REMIC II Regular Interest A-3-3, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balances of REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2 have been reduced to zero, and last to REMIC II Regular Interest A-3-4, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balances of REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2 and REMIC II Regular Interest A-3-3 have been reduced to zero. Deemed distributions in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made on REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3 and REMIC II Regular Interest A-3-4 shall be allocated among those four REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts deemed reimbursable with respect thereto for the subject Distribution Date.

                  Deemed distributions of accrued interest made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2 and REMIC II Regular Interest A-4-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of accrued interest deemed payable on each such REMIC II Regular Interest for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2 and REMIC II Regular Interest A-4-3 shall be allocated first to REMIC II Regular Interest A-4-1, until its Uncertificated Principal Balance is reduced to zero, then to REMIC II Regular Interest A-4-2, until its Uncertificated Principal Balance is reduced to zero, and last to REMIC II Regular Interest A-4-3, until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Net Prepayment Consideration) made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2 and REMIC II Regular Interest A-4-3 shall be allocated entirely to REMIC II Regular Interest A-4-1, for so long as its Uncertificated Principal Balance is greater than zero, then to REMIC II Regular Interest A-4-2, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balance of REMIC II Regular Interest A-4-1 has been reduced to zero, and last to REMIC II Regular Interest A-4-3, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balances of REMIC II Regular Interest A-4-1 and REMIC II Regular Interest A-4-2 have been reduced to zero. Deemed distributions in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2 and REMIC II Regular Interest A-4-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts deemed reimbursable with respect thereto for the subject Distribution Date.

                  Deemed distributions of accrued interest made on REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2 and REMIC II Regular Interest A-5-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of accrued interest deemed payable on each such REMIC II Regular Interest for the subject Distribution

Date. Deemed distributions of principal made on REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2 and REMIC II Regular Interest A-5-3 shall be allocated first to REMIC II Regular Interest A-5-1, until its Uncertificated Principal Balance is reduced to zero, then to REMIC II Regular Interest A-5-2, until its Uncertificated Principal Balance is reduced to zero, and last to REMIC II Regular Interest A-5-3, until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Net Prepayment Consideration) made on REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2 and REMIC II Regular Interest A-5-3 shall be allocated entirely to REMIC II Regular Interest A-5-1, for so long as its Uncertificated Principal Balance is greater than zero, then to REMIC II Regular Interest A-5-2, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balance of REMIC II Regular Interest A-5-1 has been reduced to zero, and last to REMIC II Regular Interest A-5-3, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balances of REMIC II Regular Interest A-5-1 and REMIC II Regular Interest A-5-2 have been reduced to zero. Deemed distributions in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made on REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2 and REMIC II Regular Interest A-5-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts deemed reimbursable with respect thereto for the subject Distribution Date.

                  Deemed distributions of accrued interest made on REMIC II Regular Interest D-1, REMIC II Regular Interest D-2 and REMIC II Regular Interest D-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of accrued interest deemed payable on each such REMIC II Regular Interest for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest D-1, REMIC II Regular Interest D-2 and REMIC II Regular Interest D-3 shall be allocated first to REMIC II Regular Interest D-1, until its Uncertificated Principal Balance is reduced to zero, then to REMIC II Regular Interest D-2, until its Uncertificated Principal Balance is reduced to zero, and last to REMIC II Regular Interest D-3, until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Net Prepayment Consideration) made on REMIC II Regular Interest D-1, REMIC II Regular Interest D-2 and REMIC II Regular Interest D-3 shall be allocated entirely to REMIC II Regular Interest D-1, for so long as its Uncertificated Principal Balance is greater than zero, then to REMIC II Regular Interest D-2, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balance of REMIC II Regular Interest D-1 has been reduced to zero, and last to REMIC II Regular Interest D-3, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balances of REMIC II Regular Interest D-1 and REMIC II Regular Interest D-2 have been reduced to zero. Deemed distributions in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made on REMIC II Regular Interest D-1, REMIC II Regular Interest D-2 and REMIC II Regular Interest D-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts deemed reimbursable with respect thereto for the subject Distribution Date.

                  Deemed distributions of accrued interest made on REMIC II Regular Interest E-1, REMIC II Regular Interest E-2 and REMIC II Regular Interest E-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of accrued interest deemed payable on each such REMIC II Regular Interest for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest E-1, REMIC II Regular Interest E-2 and REMIC II Regular Interest E-3 shall be allocated first to REMIC II Regular Interest E-1, until its Uncertificated Principal Balance is reduced to zero, then to REMIC II Regular Interest E-2, until its Uncertificated Principal Balance is reduced to zero, and last to REMIC II Regular Interest E-3, until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Net Prepayment Consideration) made on REMIC II Regular Interest E-1, REMIC II Regular Interest E-2 and REMIC II Regular Interest E-3 shall be allocated entirely to REMIC II Regular Interest E-1, for so long as its Uncertificated Principal Balance is greater than zero, then to REMIC II Regular Interest E-2, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balance of REMIC II Regular Interest E-1 has been reduced to zero, and last to REMIC II Regular Interest E-3, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balances of REMIC II Regular Interest E-1 and REMIC II Regular Interest E-2 have been reduced to zero. Deemed distributions in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made on REMIC II Regular Interest E-1, REMIC II Regular Interest E-2 and REMIC II Regular Interest E-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts deemed reimbursable with respect thereto for the subject Distribution Date.

                  Deemed distributions of accrued interest made on REMIC II Regular Interest G-1 and REMIC II Regular Interest G-2 shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of accrued interest deemed payable on each such REMIC II Regular Interest for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest G-1 and REMIC II Regular Interest G-2 shall be allocated first to REMIC II Regular Interest G-1, until its Uncertificated Principal Balance is reduced to zero, and then to REMIC II Regular Interest G-2, until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Net Prepayment Consideration) made on REMIC II Regular Interest G-1 and REMIC II Regular Interest G-2 shall be allocated entirely to REMIC II Regular Interest G-1, for so long as its Uncertificated Principal Balance is greater than zero, and then to REMIC II Regular Interest G-2, for so long as its Uncertificated Principal Balance is greater than zero after the Uncertificated Principal Balance of REMIC II Regular Interest G-1 has been reduced to zero. Deemed distributions in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made on REMIC II Regular Interest G-1 and REMIC II Regular Interest G-2 shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts deemed reimbursable with respect thereto for the subject Distribution Date.

                  The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section 9.01, as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this
Section 4.01(j). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(j), actual distributions of funds from the Collection Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 9.01, as applicable.

                  (k) On each Distribution Date, including the Final Distribution Date, the Available Distribution Amount for such date shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

                           (i) as deemed distributions of interest with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest with respect to each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

                           (ii) as deemed distributions of principal with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, as to each REMIC I Regular Interest, the portion of the Principal Distribution Amount for such Distribution Date attributable to the related Mortgage Loan or any successor REO Mortgage Loan with respect thereto; and

                           (iii) as deemed distributions with respect to all the REMIC I Regular Interests, up to an amount equal to, pro rata in accordance with, and in reimbursement of, any Realized Losses and Additional Trust Fund Expenses previously allocated to each REMIC I Regular Interest (with compounded interest).

                  Any Net Prepayment Consideration distributed to any Class of Regular Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Mortgage Loan or REO Mortgage Loan, as the case may be, in respect of which such Net Prepayment Consideration was received.

                  (l) On each Distribution Date, including the Final Distribution Date, the portion of the Available Distribution Amount for such date allocable to each Loan REMIC Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) shall be deemed to have first been distributed from the related Loan REMIC to REMIC I in respect of the corresponding Loan REMIC Regular Interest, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

                           (i) as deemed distributions of interest in respect of the related Loan REMIC Regular Interest, up to an amount equal to all Uncertificated Distributable Interest in respect of such Loan REMIC Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

                           (ii) as deemed distributions of principal in respect of the related Loan REMIC Regular Interest, up to an amount equal to the portion of the Principal Distribution Amount for such Distribution Date attributable to such Loan REMIC Mortgage Loan (or any successor REO Mortgage Loan with respect thereto); and

                           (iii) as deemed distributions in respect of the related Loan REMIC Regular Interest, up to an amount equal to, and in reimbursement of, any Realized Losses and Additional Trust Fund Expenses previously allocated to such Loan REMIC Regular Interest (with compounded interest).

                  Any Net Prepayment Consideration distributed to any Class of Regular Interest Certificates on any Distribution Date that is allocable to a Loan REMIC Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) shall, in each case, be deemed to have been distributed from the related Loan REMIC to REMIC I in respect of the Loan REMIC Regular Interest corresponding to the prepaid Loan REMIC Mortgage Loan or REO Mortgage Loan, as the case may be, in respect of which such Net Prepayment Consideration was received.

                  SECTION 4.02. Statements to Certificateholders; CMSA Loan Periodic Update File.

                  (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative, each Rating Agency, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a "Distribution Date Statement"), which shall also include the CMSA Bond Level File and the CMSA Collateral Summary File, based on information provided to it by the Master Servicer and/or the Special Servicer, setting forth, without limitation:

                           (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

                           (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest;

                           (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Prepayment Premiums and Yield Maintenance Charges, respectively;

                           (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

                           (v) the Available Distribution Amount for such Distribution Date;

                           (vi) the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the prior Distribution Date pursuant to Section 4.03(a) and/or Section 4.03A(a);

                           (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of any interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) or 4.03A(d) as of the close of business on such Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed Servicing Advances in accordance with Section 3.11(g) as of the close of business on such related Determination Date;

                           (viii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date and the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

                           (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (other than REO Loans) as of the close of business on the related Determination Date;

                           (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date and aggregate Stated Principal Balance (immediately after such Distribution
         Date) of Mortgage Loans (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the knowledge of the Master Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

                           (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) whether the delinquency is in respect of its Balloon Payment;

                           (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such Liquidation Event;

                           (xiii) with respect to any REO Property that was included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

                           (xiv) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

                           (xv) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination and (E), if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

                           (xvi) the Distributable Certificate Interest and Accrued Certificate Interest in respect of each Class of Regular Interest Certificates for such Distribution Date or the related Interest Accrual Period, as applicable;

                           (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

                           (xviii) the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date;

                           (xix) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

                           (xx) the aggregate of all Realized Losses incurred during the related Collection Period and from the Closing Date and all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period and from the Closing Date;

                           (xxi) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

                           (xxii) the Class Principal Balance of each Class of Principal Balance Certificates and the Class Notional Amount of each Class of Interest Only Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

                           (xxiii) the Certificate Factor for each Class of Regular Interest Certificates immediately following such Distribution Date;

                           (xxiv) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period in accordance with Section 3.11(g), Section 4.03(d) and/or Section 4.03A(d);

                           (xxv) (A) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related

         Determination Date and (B) the aggregate Appraisal Reduction Amount for all Required Appraisal Loans as of the related Determination Date;

                           (xxvi) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period (in the case of subclause (B)) of Mortgage Loans (A) as to which the maturity dates have been extended,
         (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

                           (xxvii) the original and then current credit support levels for each Class of Regular Interest Certificates;

                           (xxviii) the original and then current ratings, if any, for each Class of Regular Interest Certificates;

                           (xxix) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (A) during the related Collection Period and (B) since the Closing Date;

                           (xxx) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns; and

                           (xxxi) the amounts, if any, actually distributed with respect to the Class R-I, Class R-II, Class R-III and Class R-LR Certificates on such Distribution Date.

                  In the case of information to be furnished pursuant to clauses
(i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (vi) through (xv), (xix), (xx),
(xxiv), (xxv), (xxvi), (xxix) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

                  The Trustee shall forward electronically a copy of each Distribution Date Statement to the Depository. The Trustee shall make available each month, to Certificateholders, Certificate Owners, the Underwriters, the Rating Agencies, the Controlling Class Representative, any party hereto or any Person identified by any Certificateholder or Certificate Owner as a prospective transferee, via the Trustee's internet website, with the use of a password provided by the Trustee to such Person upon request and, in the case of a Certificateholder, a Certificate Owner or a prospective transferee of a Certificate or any interest therein, upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

                  The Trustee's internet website shall initially be located at www.etrustee.net or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

                  The Master Servicer may, but is not required to, make available each month, to Certificateholders, Certificate Owners (that have been confirmed as such by the Trustee), the Controlling Class Representative, the Underwriters, the Rating Agencies or any party hereto, the Certificateholder Reports, on its internet website. The Master Servicer will make no representations or warranties as to the accuracy or completeness of any report not prepared by it and will assume no responsibility for any information for which it is not the original source.

                  The Master Servicer's internet website shall initially be located at "www.firstunion.com" or at such other address as shall be specified by the Master Servicer from time to time in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require the acceptance of a disclaimer. The Master Servicer shall not be liable for the dissemination of information to Certificateholders and Certificate Owners in accordance with this Agreement. Access to the Master Servicer's internet website shall be coordinated with the Trustee and shall be with the use of a password provided by the Master Servicer, which, in the case of a Certificateholder or a Certificate Owner, shall only be provided upon receipt by the Master Servicer from such Person of a certification substantially in the form of Exhibit L-1. Notwithstanding the foregoing, upon the Depositor's notifying the Master Servicer that the Non-Registered Certificates have been sold by the Underwriters to unaffiliated third parties, the Master Servicer may make the Servicer Reports available on its internet website without a password, provided that for so long as reports are required to be filed with the Commission in respect of the Trust pursuant to Section 15(d) of the Exchange Act, the subject reports shall have been previously filed with the Commission (which shall be confirmed by the Master Servicer by request made to the Trustee).

                  If the Master Servicer determines, in its reasonable judgment, that information regarding the Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then (A) the Master Servicer shall so notify the Trustee, set forth such information in an additional report, in a format reasonably acceptable to the Trustee and the Master Servicer (the "Supplemental Report"), and deliver such report to the Trustee upon preparation thereof or simultaneously with the delivery of its reports described in Section 3.12(c); and (B) the Trustee shall include the Supplemental Report in or as an attachment to the Distribution Date Statement for the following Distribution Date and, to the extent required by
Section 8.15(a), shall file such Supplemental Report, together with such Distribution Date Statement and the other corresponding Servicer Reports, on the related Current Report on Form 8-K and/or the related Annual Report on Form 10-K, as applicable, in accordance with Section 8.15(a).

                  During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of a Certificateholder Report, a CMSA NOI Adjustment Worksheet or a CMSA Operating Statement Analysis Report shall be deemed to have agreed to keep confidential the information therein until such statement or report is filed with the Commission, and each Certificateholder Report, CMSA NOI Adjustment Worksheet and CMSA Operating Statement Analysis Report shall bear a legend to the effect that: "Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part."

                  Absent manifest error of which it has actual knowledge, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other.

                  Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest (including Prepayment Premiums, Yield Maintenance Charges and Additional Interest) and principal to Certificateholders during such calendar year set forth in the Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

                  Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) the Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022 or such other address as the Trepp Group may designate), (ii) Intex Solutions, Inc. (at 35 Highland Circle, Needham, Massachusetts 02194, or such other address as Intex Solutions, Inc. may hereafter designate), (iii) Charter Research Corporation (at 262 Washington Street, Boston, Massachusetts 02108, or such other address as Charter Research Corporation may hereafter designate), and (iv) any other similar third party information provider, a copy of the reports made available to the Holders of the Certificates on such Distribution Date as described above.

                  Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholders or any other Person, together with payment of a reasonable fee specified by the Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

                  If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book-Entry Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

                  The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

                  The information to be furnished by the Trustee to the Certificateholders pursuant to Sections 4.02(a) and (b) shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to Certificateholders or to any Person any other information with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time (such information, other than as described in Sections 4.02(a) and (b), is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three Business Days' advance notice before doing so, (B) any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional Information which, for their fulfillment, require the consent of the

Depositor. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

                  (b) Not later than 1:00 p.m. (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee, and upon request, to the Depositor, the Underwriters and the Special Servicer, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans and any successor REO Mortgage Loans as of the related Determination Date.

                  In the performance of its obligations set forth in Section
4.05 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan Periodic Update File provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer (if other than the Special Servicer or an Affiliate thereof) shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The Master Servicer may conclusively rely on any information provided by the Depositor or any Mortgagor with respect to the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Property File and CMSA Financial File.

                  SECTION 4.03.   P&I Advances.

                  (a) On or before 2:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c) below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool (other than the Valley Fair Mall Mortgage Loan or any Valley Fair Mall REO Mortgage Loan), first, by transferring to the Trustee for deposit in the Collection Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in a Collection Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 593-7735 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7820 or (704) 593-7831 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master

Servicer Remittance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

                  Notwithstanding the foregoing, all P&I Advances with respect to the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan are required to be made by the 1166 Avenue of the Americas Master Servicer pursuant to, and as and when required by, the 1166 Avenue of the Americas Servicing Agreement. If, as of 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the 1166 Avenue of the Americas Master Servicer shall not have advanced the portion of any P&I Advance required to be made pursuant to the 1166 Avenue of the Americas Servicing Agreement that is allocable to the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan (and shall not have delivered to the Master Servicer an officer's certificate and documentation related to a determination of nonrecoverability of a P&I Advance as contemplated by the 1166 Avenue of the Americas Servicing Agreement), then (subject to Section 4.03(c) below) the Master Servicer shall make the portion of such P&I Advance that was required to be, but was not, made by the 1166 Avenue of the Americas Master Servicer on such Master Servicer Remittance Date pursuant to the 1166 Avenue of the Americas Servicing Agreement and that is allocable to the 1166 Avenue of the Americas Mortgage Loan or any successor REO Loan. If the Master Servicer fails to make any such P&I Advance on the related Master Servicer Remittance Date, then (subject to Section 4.03(c) below) the Trustee or, if it fails to do so, the Fiscal Agent, shall make such P&I Advance on the related Distribution Date.

                  (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to the first paragraph of Section 4.03(a) in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and any related Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans in the Mortgage Pool (exclusive of the Valley Fair Mall Mortgage Loan or any Valley Fair Mall REO Mortgage Loan) on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any such Mortgage Loan or REO Mortgage Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by (y) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be.

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance (or, with respect to the 1166 Avenue of the Americas Mortgage Loan, if such P&I Advance would, if made, constitute a "nonrecoverable" P&I Advance as determined by the 1166 Avenue of the Americas Master Servicer pursuant to the 1166 Avenue of the Americas Servicing Agreement). The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance pursuant to this Section 4.03 or that any proposed P&I Advance, if made pursuant to this Section 4.03, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Fiscal Agent and the Depositor on or before the related Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall have been conducted by an Independent Appraiser within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.18), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Master Servicer shall be entitled to rely, conclusively, on any determination by the 1166 Avenue of the Americas Master Servicer that a P&I Advance with respect to the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan, if made, would be a Nonrecoverable P&I Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer (or, in the case of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan, the 1166 Avenue of the Americas Master Servicer) that a P&I Advance, if made, would be a Nonrecoverable P&I Advance; provided, however, that if the Master Servicer (or, in the case of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan, the 1166 Avenue of the Americas Master Servicer) has failed to make a P&I Advance for reasons other than a determination by the Master Servicer (or, in the case of the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan, the 1166 Avenue of the Americas Master Servicer) that such P&I Advance would be Nonrecoverable P&I Advance, the Trustee or Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable P&I Advance. Upon determining that any P&I Advance previously made with respect to a Specially Serviced Loan or REO Loan is a Nonrecoverable P&I Advance, the Special Servicer shall report to the Master Servicer the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such determination.

                  (d) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this Section 4.03 (with its own funds) for so long as such P&I Advance is outstanding; provided that if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this section has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further, that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the related Master Servicer Remittance Date. Interest so accrued on any P&I Advance made under this section shall be payable:
(A) in the case of a Serviced Mortgage Loan, (i) out of any Default Charges collected on or in respect of the Mortgage Pool during the same Collection Period in which such Advance is reimbursed, and (ii) to the extent that such Default Charges are insufficient, but only if the related Advance is being reimbursed at the same time or has been previously reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account; and (B) in the case of the 1166 Avenue of the Americas Mortgage Loan or an 1166 Avenue of the Americas REO Mortgage Loan, (i) out of amounts (including Default Interest) remitted to the Trust by the 1166 Avenue of the Americas Master Servicer pursuant to the 1166 Avenue of the Americas Servicing Agreement, and (ii) to the extent that such amounts are insufficient, but only if the related Advance is being reimbursed at the same time or has been previously reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account. The Master Servicer shall, in accordance with Section 3.05(a), reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby under this Section 4.03 as soon as practicable after funds available for such purpose are deposited in the Pool Custodial Account.

                  SECTION 4.03A.   P&I Advances on the Valley Fair Mall Loan
                                   Pair.

                  (a) On or before 2:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03A(c) below, satisfy its obligations to make any required P&I Advance on such Master Servicer Remittance Date in respect of the Valley Fair Mall Loan Pair by depositing into the Valley Fair Mall Custodial Account, out of amounts held in such Custodial Account for future distribution (subject to replacement of such amounts by the following Master Servicer Remittance Date) and, if such amounts are insufficient, then out of its own funds, the amount of such P&I Advance required to be made. If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03A(a) in respect of the Valley Fair Mall Mortgage Loan (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 593-7735 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7831 or (704) 593-7820 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice, the Trustee does not receive the full amount of such P&I Advance(s) by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer in respect of the Valley Fair Mall Mortgage Loan or any Valley Fair Mall REO Mortgage Loan on the preceding Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

                  (b) The aggregate amount of the P&I Advances to be made by the Master Servicer in respect of the Valley Fair Mall Loan Pair on any Master Servicer Remittance Date shall, subject to

Section 4.03A(c) below, equal the sum of (i) the aggregate of the Monthly Payments or, if applicable, the Assumed Monthly Payments, net of related Master Servicing Fees and any related Workout Fees, due (or, in the case of Assumed Monthly Payments, deemed due) in respect of the Valley Fair Mall Loan Pair on their Due Date during the related Collection Period, but only to the extent that such amounts were not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from the Valley Fair REO Property) as of the close of business on the related Determination Date and (ii) following the occurrence and during the continuance of an event of default with respect to the Valley Fair Mall Loan Pair and, in any event, following an REO Acquisition with respect to the Valley Fair Mall Mortgaged Property (in circumstances where collections on the Valley Fair Mall Loan Pair or related Mortgaged Property that would otherwise be applied to pay accrued interest (exclusive of Default Interest and/or Additional Interest) due with respect to the Valley Fair Mall Companion Loan or any related REO Loan on its Due Date during the related Collection Period, are instead being applied, pursuant to the related loan agreement and/or the Valley Fair Mall Co-Lender Agreement, to pay principal of the Valley Fair Mall Mortgage Loan or any Valley Fair Mall REO Mortgage Loan ), an amount allocable to interest on the Valley Fair Mall Companion Loan or any related REO Loan that is equal to (A) that portion of the aggregate Monthly Payments or, if applicable, the Assumed Monthly Payments, net of related Master Servicing Fees and any related Workout Fees, due (or, in the case of Assumed Monthly Payments, deemed due) in respect of the Valley Fair Mall Loan Pair on their Due Date during the related Collection Period, that would have been allocated to accrued interest on the Valley Fair Mall Companion Loan or any related REO Loan on such Due Date pursuant to the related loan agreement and/or the Valley Fair Mall Co-Lender Agreement, had such event of default and/or REO Acquisition not occurred, minus (B) that portion of the P&I Advance made pursuant to the immediately preceding clause (i) that is to be remitted to the Valley Fair Mall Companion Loan Noteholder in respect of such accrued interest on the Valley Fair Mall Companion Loan or any related REO Loan on such Master Servicer Remittance Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to the Valley Fair Mall Loan Pair, then, in the event of subsequent delinquencies on the Valley Fair Mall Loan Pair, each P&I Advance, if any, required to be made in respect of the Valley Fair Mall Loan Pair during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (i) the amount of the subject P&I Advance that would otherwise be required in respect of the Valley Fair Mall Loan Pair without regard to this proviso and the immediately following sentence, multiplied by (ii) a fraction, the numerator of which is equal to the aggregate Stated Principal Balance of the Valley Fair Mall Loan Pair, net of the Appraisal Reduction Amount as of the related Determination Date, and the denominator of which is equal to the aggregate Stated Principal Balance of the Valley Fair Mall Loan Pair; and provided, further, that any reduction in the P&I Advance to be made in respect of the Valley Fair Mall Loan Pair on any Master Servicer Remittance Date in accordance with the immediately preceding proviso shall be allocable, first, against the portion of the P&I Advances to be made in respect of the Valley Fair Mall Companion Loan or any related REO Loan and, then, against the portion of the P&I Advances to be made in respect of the Valley Fair Mall Mortgage Loan or any Valley Fair Mall REO Mortgage Loan. Notwithstanding the foregoing, at the request of the Valley Fair Mall Companion Loan Noteholder, the Master Servicer shall cease making P&I Advances in respect of the Valley Fair Mall Companion Loan or any related REO Loan, as the case may be (i.e., the Master Servicer shall not advance the portion of the delinquent Monthly Payments or, if applicable, Assumed Monthly Payments allocable to the Valley Fair Mall Companion Loan or any related REO Loan, as the case may be) until such time as the Valley Fair Mall Companion Loan Noteholder requests that such P&I Advances again commence (each such request to be made at least five (5) Business Days prior to the date on which the P&I Advance would otherwise be made).

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03A with respect to a Loan or REO Loan in the Valley Fair Mall Loan Pair if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that any proposed P&I Advance, if made pursuant to this Section 4.03A with respect to a Loan or REO Loan in the Valley Fair Mall Loan Pair, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee and the Valley Fair Mall Companion Loan Noteholder on or before the next Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall be an expense payable out of the Valley Fair Mall Custodial Account and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute, within the twelve months preceding such determination of nonrecoverability), Mortgagor operating statements and financial statements, budgets and rent rolls of the Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and that support such determination by the Master Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance to be made in respect of the Valley Fair Mall Mortgage Loan or any Valley Fair Mall REO Mortgage Loan, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make such a P&I Advance with respect to the Valley Fair Mall Mortgage Loan or any Valley Fair Mall REO Mortgage Loan for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee or Fiscal Agent shall make such Advance within the time periods required by Section 4.03A(a) unless the Trustee or the Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03A(a) that such P&I Advance would be a Nonrecoverable P&I Advance. In the event the Valley Fair Mall Mortgage Loan is a Specially Serviced Mortgage Loan, then upon determining that any P&I Advance made with respect to the Valley Fair Mall Mortgage Loan or any Valley Fair Mall REO Mortgage Loan is a Nonrecoverable P&I Advance, the Special Servicer shall report to the Master Servicer the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such determination.

                  (d) The Master Servicer, the Trustee and the Fiscal Agent shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby in respect of a Loan or REO Loan in the Valley Fair Mall Loan Pair under this Section 4.03A (with its own funds) for so long as such P&I Advance is outstanding; provided that, if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this section has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further, that, in no event shall interest so accrue on any P&I Advance in respect of a Loan in the Valley Fair Mall Loan Pair as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the Master Servicer Remittance Date on which such P&I Advance was made. Interest so accrued on any P&I Advance made under this section shall be payable: (i) first, out of Default Charges collected on or in respect of the Valley Fair Mall Companion Loan during the same Collection Period in which such Advance is reimbursed, (ii) second, out of Default Charges collected on or in respect of the Valley Fair Mall

Mortgage Loan during the same Collection Period in which such Advance is reimbursed, and (iii) third, to the extent that the Default Charges described in the immediately preceding clauses (i) and (ii) are insufficient, but only if such Advance is being reimbursed at the same time or if such Advance has been previously reimbursed, out of any other collections that were made on or in respect of the Valley Fair Mall Loan Pair; provided that interest on P&I Advances made with respect to the Valley Fair Mall Companion Loan may be paid solely, pursuant to clauses (i) and (iii) above, from Default Charges or other collections Received by the Trust on or in respect of the Valley Fair Mall Companion Loan. The Master Servicer shall, in accordance with Section 3.05A, reimburse itself, the Trustee and the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby in respect of a Loan in the Valley Fair Mall Loan Pair under this Section 4.03A as soon as practicable after funds available for such purpose are deposited in the Valley Fair Mall Custodial Account for the related Loan or REO Loan, as the case may be, in the Valley Fair Mall Loan Pair in respect of which the P&I Advance was made.

                  SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses

                  (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds
(ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class U, Class T, Class S, Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(j), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest U, REMIC II Regular Interest T, REMIC II Regular Interest S, REMIC II Regular Interest Q, REMIC II Regular Interest P, REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J, REMIC II Regular Interest H, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest F, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest E-3, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest D-3, REMIC II Regular Interest C and REMIC II Regular Interest B, shall be reduced sequentially, in that order, in each case, until such excess or the related Uncertificated Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Uncertificated Principal

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Balances of (A) REMIC II Regular Interest A-1, (B) REMIC II Regular Interest
A-2-1 and REMIC II Regular Interest A-2-2, as a collective matter, in the order described in the next sentence, (C) REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3 and REMIC II Regular Interest A-3-4, as a collective matter, in the order described in the second following sentence, (D) REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2 and REMIC II Regular Interest A-4-3, as a collective matter, in the order described in the third following sentence, and (E) REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2 and REMIC II Regular Interest A-5-3, as a collective matter, in the order described in the fourth following sentence, shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. Any reductions in the Uncertificated Principal Balances of REMIC II Regular Interest A-2-1 and REMIC II Regular Interest A-2-2 pursuant to the preceding sentence shall be made: first, to the Uncertificated Principal Balance of REMIC II Regular Interest A-2-1, until such Uncertificated Principal Balance is reduced to zero; and then, to the Uncertificated Principal Balance of REMIC II Regular Interest A-2-2, until such Uncertificated Principal Balance is reduced to zero. Any reductions in the Uncertificated Principal Balances of REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3 and REMIC II Regular Interest A-3-4 pursuant to the second preceding sentence shall be made: first, to the Uncertificated Principal Balance of REMIC II Regular Interest A-3-1, until such Uncertificated Principal Balance is reduced to zero; second, to the Uncertificated Principal Balance of REMIC II Regular Interest A-3-2, until such Uncertificated Principal Balance is reduced to zero; third, to the Uncertificated Principal Balance of REMIC II Regular Interest A-3-3, until such Uncertificated Principal Balance is reduced to zero; and last, to the Uncertificated Principal Balance of REMIC II Regular Interest A-3-4, until such Uncertificated Principal Balance is reduced to zero. Any reductions in the Uncertificated Principal Balances of REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2 and REMIC II Regular Interest A-4-3 pursuant to the third preceding sentence shall be made: first, to the Uncertificated Principal Balance of REMIC II Regular Interest A-4-1, until such Uncertificated Principal Balance is reduced to zero; second, to the Uncertificated Principal Balance of REMIC II Regular Interest A-4-2, until such Uncertificated Principal Balance is reduced to zero; and last, to the Uncertificated Principal Balance of REMIC II Regular Interest A-4-3, until such Uncertificated Principal Balance is reduced to zero. Any reductions in the Uncertificated Principal Balances of REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2 and REMIC II Regular Interest A-5-3 pursuant to the fourth preceding sentence shall be made: first, to the Uncertificated Principal Balance of REMIC II Regular Interest A-5-1, until such Uncertificated Principal Balance is reduced to zero; second, to the Uncertificated Principal Balance of REMIC II Regular Interest A-5-2, until such Uncertificated Principal Balance is reduced to zero; and last, to the Uncertificated Principal Balance of REMIC II Regular Interest A-5-3, until such Uncertificated Principal Balance is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 4.01(k), the Uncertified Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Any such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (d) On each Distribution Date, following the deemed distributions to be made in respect of the Loan REMIC Regular Interests pursuant to Section 4.01(l), the Uncertificated Principal Balance of each Loan REMIC Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Any such reductions in the Uncertificated Principal Balances of the respective Loan REMIC Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  SECTION 4.05.   Calculations.

                  The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and
Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                  SECTION 4.06.   Use of Agents.

                  The Master Servicer, the Special Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special Servicer or the Trustee, as applicable, from any of such obligations, and the Master Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.



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                                   ARTICLE V

                                THE CERTIFICATES


                  SECTION 5.01.   The Certificates.

                  (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Class A, Class B, Class C, Class D, Class E, Class F, Class X-CL, Class X-CP, Class X-VF, Class H, Class J, Class K, Class L, Class M and Class N Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of $10,000 in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F and Class G Certificates, $250,000 in the case of the Interest Only Certificates, and $250,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R-I, Class R-II, Class R-III, Class R-LR and Class V Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 10%.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 5.02. Registration of Transfer and Exchange of Certificates.

                  (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial Certificate Register shall be located, as of the Closing Date, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group--LB-UBS Commercial Mortgage Trust, Series 2002-C4. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

                  (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

                  If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates), then the

Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or one of the certifications described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class X-CL, Class X-CP, Class X-VF, Class H, Class J, Class K, Class L, Class M or Class N Certificates, as applicable, to be transferred (such date of transfer, the "Regulation S Transfer Date"). Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the Class X-CL, Class X-CP, Class X-VF, Class H, Class J, Class K, Class L, Class M or Class N Certificates, as applicable, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

                  Also notwithstanding the foregoing, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A

Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

                  Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the date (the "Regulation S Release Date") which is 40 days after the Regulation S Transfer Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Regulation S Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

                  Notwithstanding the preceding paragraph, after the Regulation S Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class X-CL, Class X-CP, Class X-VF, Class H, Class J, Class K, Class L, Class M or Class N Certificates, as applicable, to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the Class X-CL, Class X-CP, Class X-VF, Class H, Class J, Class K, Class L, Class M or Class N Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

                  None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  (c) No Transfer of a Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of a Non-Registered Certificate or any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, any Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Class R-I, Class R-II, Class R-III or Class V Certificate) that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption, a certification to the effect that such Plan
(X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Property, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfied the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Definitive Non-Registered Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii) (A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) (B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

                      (A) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                      (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Interest Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                      (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause
                           (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                      (D) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Interest

                           Certificate and (2) not to Transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                      (E) Each Person holding or acquiring an Ownership Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder".

                  (ii) (A) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause
(ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

                  (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(h)(i).

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

                       (A) written confirmation from each Rating Agency to the
                           effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

                       (B) an Opinion of Counsel, in form and substance
                           satisfactory to the Trustee and the Tax
                           Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

                  (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

                  (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

                  (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

                  SECTION 5.03. Book-Entry Certificates.

                  (a) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class X-CL, Class X-CP, Class X-VF, Class H, Class J, Class K, Class L, Class M and Class N Certificates shall, in the case of each such Class, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class X-CL, Class X-CP, Class X-VF, Class H, Class J, Class K, Class L, Class M and Class N Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X-CL, Class X-CP, Class X-VF, Class H, Class J, Class K, Class L, Class M and Class N Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

                  Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                  (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinate Certificate) which interests are transferable through the book-entry facilities of the Depository.

                  SECTION 5.04.   Mutilated, Destroyed, Lost or Stolen
                                  Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.05.   Persons Deemed Owners.

                  Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE


                  SECTION 6.01. Liability of Depositor, Master Servicer and Special Servicer.

                  The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

                  SECTION 6.02. Continued Qualification and Compliance of Master Servicer; Merger, Consolidation or Conversion of Depositor, Master Servicer or Special Servicer.

                  Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

                  Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23 (in the case of a successor or surviving Person to the Master Servicer) or Section 3.24 (in the case of a successor or surviving Person to the Special Servicer), as applicable.

                  SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and Special Servicer.

                  None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or the Valley Fair Mall Companion Loan Noteholder for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Valley Fair Mall Companion Loan Noteholder for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial Account (or, if and to the extent the matter relates to the Valley Fair Mall Loan Pair, out of the Valley Fair Mall Custodial Account) against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof; (ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action, unless such action is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if the Valley Fair Mall Loan Pair is affected, the rights of the Certificateholders and the Valley Fair Mall Companion Loan Noteholder (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Pool Custodial Account as provided in Section 3.05; provided, however, that if the Valley Fair Mall Loan Pair and/or the Valley Fair Mall Companion Loan Noteholder is involved, such expenses, costs and liabilities shall be payable out of the Valley Fair Mall Custodial Account pursuant to
Section 3.05A and, to the extent attributable to the Mortgage Loan in such Loan Pair, shall also be payable out of the Pool Custodial Account if amounts on deposit in the Valley Fair Mall Custodial Account are insufficient therefor. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or for any action taken or omitted to be taken by the Depositor, the Trustee, any Certificateholder or the Valley Fair Mall Companion Loan Noteholder, subject to the provisions of Section 8.05(c).

                  SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

                  (a) The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under
Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this
Section 6.04(a).

                  (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.06, 7.01(c) and 7.01(d), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee, the Special Servicing Fee, any Workout Fee (except as expressly contemplated by Section 3.11(c)) and/or any Liquidation Fee, as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor.

                  SECTION 6.05. Rights of Depositor, Trustee and the Valley Fair Mall Companion Loan Noteholder in Respect of the Master Servicer and the Special Servicer.

                  The Master Servicer and the Special Servicer shall each afford the Depositor, each Underwriter, the Trustee and the Valley Fair Mall Companion Loan Noteholder, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and the Valley Fair Mall Companion Loan Noteholder with its most recent publicly available financial statements and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                  SECTION 6.06. Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

                  The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

                  SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

                  The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

                  SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

                  The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

                  SECTION 6.09. Designation of Special Servicer and Controlling Class Representative by the Controlling Class.

                  (a) The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve (including in connection with termination pursuant to Section 7.01) as Special Servicer. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer, the Valley Fair Mall Companion Loan Noteholder and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer, subject to removal by the Controlling Class and appointment of a successor thereto pursuant to the terms of this Section 6.09. Any designated Person (whether designated by Holders of the Controlling Class or by the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the designated Person, and (3) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if the resigning Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter payable with respect to the Corrected Loans (but only if and to the extent permitted by Section 3.11(c)) and (iii) the resigning Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to a Custodial Account, a Servicing Account, a Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Loans and REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Valley Fair Mall Companion Loan Noteholder of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 6.09.

                  Any out-of-pocket costs and expenses incurred in connection with the removal of a Special Servicer and its replacement by a Person designated by the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class, that are not paid by the replacement Special Servicer shall be paid by such Holder or Holders.

                  (b) The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may also select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein, and shall promptly notify the Trustee, the Master Servicer and the Special Servicer of that selection. Notwithstanding the foregoing, until a Controlling Class Representative is so selected in accordance with the preceding sentence, or after receipt of a notice from the Holder or Holders evidencing a majority of the Voting Rights allocated to the Controlling Class that a Controlling Class Representative is no longer designated, the Certificateholder, if any, that beneficially owns more than 50% of the aggregate principal balance of the Controlling Class Certificates will be deemed to be the Controlling Class Representative. The Controlling Class Representative shall be required to keep all non-public information received by it in such capacity pursuant to this Agreement confidential and, upon its designation as such, shall deliver to the Trustee a confirmation to such effect.

                  (c) Notwithstanding the foregoing, if the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth above in this Section 6.09 may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

                  SECTION 6.10. Master Servicer or Special Servicer as Owner of a Certificate.

                  The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the Valley Fair Mall Companion Loan Noteholder, if the Valley Fair Mall Loan Pair is involved) to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

                  SECTION 6.11. Certain Powers of the Controlling Class Representative.

                  (a) Subject to Section 6.11(b), the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer; and, further subject to Section 6.11(b), the Special Servicer will not be permitted to take any of the following actions unless and until it has notified the Controlling Class Representative in writing (with a copy to the Valley Fair Mall Companion Loan Noteholder, if the Valley Fair Mall Loan Pair is involved) and the Controlling Class Representative has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10-Business Day period, then the Controlling Class Representative will be deemed to have approved the taking of the subject action):

                           (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default;

                           (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Specially Serviced Loan;

                           (iii) any proposed sale of an Administered REO Property (other than in connection with the termination of the Trust
         Fund) for less than the Purchase Price;

                           (iv) any acceptance of a discounted payoff with respect to a Specially Serviced Loan;

                           (v) any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged Property or an REO Property;

                           (vi) any release of collateral for a Specially Serviced Loan (other than in accordance with the terms of, or upon satisfaction of, such Loan);

                           (vii) any acceptance of substitute or additional collateral for a Specially Serviced Loan (other than in accordance with the terms of such Mortgage Loan);

                           (viii) any waiver of a "due-on-sale" or
         "due-on-encumbrance" clause with respect to any Loan; and

                           (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Loan;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of the Valley Fair Mall Loan Pair, to protect the interests of the Certificateholders and the Valley Fair Mall Companion Loan Noteholder (as a collective whole)), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response; and provided, further, that, in the case of the Valley Fair Mall Loan Pair, upon request of the Valley Fair Mall Companion Loan Noteholder during the 10 Business Day period referred to above, the Special Servicer shall consult with the Valley Fair Mall Companion Loan Noteholder regarding its views as to the proposed action (but may, in its sole discretion, reject any advice or direction from the Valley Fair Mall Companion Loan Noteholder); and provided, further, that, the foregoing rights of the Controlling Class Representative shall not relate to the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Property.

                  In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially

Serviced Loan as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein subject to Section 6.11(b). Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b) and, insofar as the Valley Fair Mall Loan Pair is involved, for review by the Valley Fair Mall Companion Loan Noteholder.

                  Each of the Master Servicer and the Special Servicer shall notify the Controlling Class Representative (and, in the case of the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder) of any release or substitution of collateral for a Loan even if such release or substitution is in accordance with such Loan.

                  (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 6.11(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) require or cause the Special Servicer to violate any provision of this Agreement (exclusive of Section 6.11(a)) (including the Special Servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or the REMIC Provisions. Furthermore, the Special Servicer shall not be obligated to seek approval from the Controlling Class Representative for any actions to be taken by the Special Servicer with respect to any particular Specially Serviced Loan if:

                           (i) the Special Servicer has, as provided in Section 6.11(a), notified the Controlling Class Representative in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of that Mortgage Loan; and

                           (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

In addition, notwithstanding anything herein to the contrary, if the unpaid principal amount of the Valley Fair Mall Companion Loan (net of any existing Appraisal Reduction Amount calculated in respect of the Valley Fair Mall Loan Pair as if it was a single Mortgage Loan) is equal to or greater than 50% of the original unpaid principal amount of the Valley Fair Mall Companion Loan, then
(i) the Controlling Class Representative shall not be authorized to exercise any of its rights and powers provided for in Section 6.11(a) with respect to the Valley Fair Mall Loan Pair, and (ii) Section 6.11A(a) shall apply with respect to the Valley Fair Mall Loan Pair, instead of Section 6.11(a).

                  (c) The Controlling Class Representative will have no liability to the Certificateholders or the Valley Fair Mall Companion Loan Noteholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; (v) the Controlling Class Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Holders of the Controlling Class; and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative, any Holder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

                  (d) The Valley Fair Mall Companion Loan Noteholder shall be entitled to receive, upon request made to any party hereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the Controlling Class Representative or the Trustee with respect to the Valley Fair Mall Loan Pair. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                  (e) If the 1166 Avenue of the Americas Loan Pair becomes specially serviced in accordance with the terms of 1166 Avenue of the Americas Servicing Agreement and, pursuant to the 1166 Avenue of the Americas Intercreditor Agreement and the 1166 Avenue of the Americas Servicing Agreement, the 1166 Avenue of the Americas Special Servicer notifies the Trustee or the Master Servicer that the Trustee, as holder of the 1166 Avenue of the Americas Mortgage Loan, or its designee, is entitled to certain consultation rights with respect to the 1166 Avenue of the Americas Mortgage Loan or any 1166 Avenue of the Americas REO Mortgage Loan and/or forwards a copy of its "Asset Status Report" (as defined in the 1166 Avenue of the Americas Intercreditor Agreement) to the Trustee or the Master Servicer, then the Trustee or the Master Servicer, as applicable, shall promptly within one Business Day so notify, and shall forward the copy of such Asset Status Report to, the Special Servicer and the Controlling Class Representative. For so long as the Trustee or its designee is entitled to such consultation rights under the terms of the 1166 Avenue of the Americas Intercreditor Agreement, the Trustee hereby delegates such consultation rights to the Special Servicer, who shall exercise them in consultation with the Controlling Class Representative.

                  Further, pursuant to the terms of the 1166 Avenue of the Americas Servicing Agreement, if an event of default has occurred with respect to the 1166 Avenue of the Americas Master Servicer or the 1166 Avenue of the Americas Special Servicer under the 1166 Avenue of the Americas Servicing Agreement and remains unremedied, the 1166 Avenue of the Americas Trustee may, if affected in its capacity as holder of the 1166 Avenue of the Americas Mortgage Loan (together with certain specified certificateholders under the 1166 Avenue of the Americas Servicing Agreement), either (i) waive the event of default, or (ii) direct the 1166 Avenue of the Americas Trustee to terminate the defaulting 1166 Avenue of the Americas Servicer, as applicable, and appoint a successor master servicer or special servicer, as applicable, that meets the requirements of the 1166 Avenue of the Americas Servicing Agreement. In such event, the Trustee may (and, at the direction of the Controlling Class Representative or the Holders of Certificates entitled to at least 51% of the Voting Rights, is required to) exercise the rights set forth in the preceding sentence as the holder of the 1166 Avenue of the Americas Mortgage Loan. The replacement of the 1166 Avenue of the Americas Master Servicer or the 1166

Avenue of the Americas Special Servicer with respect to the 1166 Avenue of the Americas Loan Pair, as contemplated above, will be subject to receipt of the applicable rating agency confirmations as set forth in the 1166 Avenue of the Americas Servicing Agreement.

                  Subject to the preceding paragraph, if (i) the Trustee is requested to take any action in its capacity as holder of the 1166 Avenue of the Americas Mortgage Loan, pursuant to the 1166 Avenue of the Americas Intercreditor Agreement and/or the 1166 Avenue of the Americas Servicing Agreement, or (ii) a Responsible Officer of the Trustee receives actual notice of a default or event of default on the part of any other party under the 1166 Avenue of the Americas Servicing Agreement, the Trustee will notify (in writing), and act in accordance with the instructions of, the Controlling Class Representative; provided that, if such instructions are not provided within the prescribed time period, the Trustee will take such action or inaction, as directed in writing by the Holders of 25% of the Voting Rights, or if no such written direction is received, as it deems to be in the best interests of the Certificateholders (as a collective whole). Subject to the rights of the 1166 Avenue of the Americas Non-Trust Loan Noteholder, the Controlling Class Representative may direct the Trustee in writing to waive any event of default under the 1166 Avenue of the Americas Servicing Agreement, to the extent that such event of default relates to the 1166 Avenue of the Americas Mortgage Loan. During the continuance of any event of default or other default under the 1166 Avenue of the Americas Servicing Agreement, the Trustee shall have the right to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The Trustee shall promptly forward to the Master Servicer, the Depositor and the Controlling Class Representative all material notices or other communications delivered to it in connection with the 1166 Avenue of the Americas Servicing Agreement.

                  SECTION 6.11A. Certain Powers of the Valley Fair Mall Companion Loan Noteholder.

                  (a) Subject to Section 6.11A(b), the Valley Fair Mall Companion Loan Noteholder will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer in connection with the Valley Fair Mall Loan Pair; and, further subject to Section 6.11A(b), the Special Servicer will not be permitted to take any of the following actions with respect to the Valley Fair Mall Loan Pair unless and until it has notified the Valley Fair Mall Companion Loan Noteholder in writing and the Valley Fair Mall Companion Loan Noteholder has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Valley Fair Mall Companion Loan Noteholder will be deemed to have approved of the subject action):

                           (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the Valley Fair Mall Mortgaged Property and the other collateral securing the Valley Fair Mall Loan Pair if the Loans in the Loan Pair come into and continue in default;

                           (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term (including any material term relating to insurance) of the Valley Fair Mall Mortgage Loan and/or the Valley Fair Mall Companion Loan;

                           (iii) any proposed sale of the Valley Fair Mall Mortgaged Property after it becomes an REO Property (other than in connection with the termination of the Trust Fund);

                           (iv) any acceptance of a discounted payoff of the Valley Fair Mall Companion Loan;

                           (v) any determination to bring the Valley Fair Mall Mortgaged Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at such Mortgaged Property;

                           (vi) any release of collateral for the Valley Fair Mall Loan Pair (other than in accordance with the terms of, or upon satisfaction of, the Valley Fair Mall Loan Pair);

                           (vii) any acceptance of substitute or additional collateral for the Valley Fair Mall Loan Pair (other than in accordance with the terms of the Loan Pair);

                           (viii) any waiver of any rights under a "due-on-sale" or "due-on-encumbrance" clause for the Valley Fair Mall Loan Pair; and

                           (ix) any acceptance of an assumption agreement releasing the Mortgagor from liability under the Valley Fair Mall Loan Pair;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the Valley Fair Mall Companion Loan Noteholder (as a collective whole), the Special Servicer may take any such action without waiting for the Valley Fair Mall Companion Loan Noteholder's response.

                  In addition, subject to Section 6.11A(b), with respect to the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder may direct the Special Servicer to take, or to refrain from taking, such actions as the Valley Fair Mall Companion Loan Noteholder may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall, with respect to the Valley Fair Mall Loan Pair, provide the Valley Fair Mall Companion Loan Noteholder with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

                  (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Valley Fair Mall Companion Loan Noteholder, as contemplated by Section 6.11A(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) require or cause the Special Servicer to violate any provision of this Agreement (exclusive of Section 6.11A(a)) (including the Special Servicer's obligation to act in accordance with the Servicing Standard), or the related loan documents or the REMIC Provisions. Furthermore, the Special Servicer shall not be obligated to seek approval from the Valley Fair Mall Companion Loan Noteholder for any actions to be taken by the Special Servicer with respect to the Valley Fair Mall Loan Pair if:

                           (i) the Special Servicer has, as provided in Section 6.11A(a), notified the Valley Fair Mall Companion Loan Noteholder in writing of various actions that the Special

         Servicer proposes to take with respect to the workout or liquidation of the Valley Fair Mall Loan Pair; and

                           (ii) for 60 days following the first such notice, the Valley Fair Mall Companion Loan Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

                  In addition, notwithstanding anything herein to the contrary, unless the unpaid principal amount of the Valley Fair Mall Companion Loan (net of any existing Appraisal Reduction Amount calculated in respect of the Valley Fair Mall Loan Pair) is equal to or greater than 50% of the original unpaid principal amount of the Valley Fair Mall Companion Loan, then: (i) the Valley Fair Mall Companion Loan Noteholder shall not be authorized to exercise any of its rights and powers provided for in Section 6.11A(a) with respect to the Valley Fair Mall Companion Loan or the Valley Fair Mall Mortgage Loan; and (ii)
Section 6.11(a) shall apply with respect to the Valley Fair Mall Companion Loan and the Valley Fair Mall Mortgage Loan, instead of Section 6.11A(a).

                  (c) The Valley Fair Mall Companion Loan Noteholder will not have any liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Valley Fair Mall Companion Loan Noteholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

                  (d) The Valley Fair Mall Companion Loan Noteholder may designate, in writing, a representative to exercise its rights and powers under this Section 6.11A or otherwise under this Agreement (copies of such writing to be delivered to each of the parties hereto). Such designation shall remain in effect until it is revoked by the Valley Fair Mall Companion Loan Noteholder by a writing delivered to each of the parties hereto.

                  (e) The Valley Fair Mall Companion Loan Noteholder shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the Valley Fair Mall Loan Pair or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                                  ARTICLE VII

                                     DEFAULT


                  SECTION 7.01.   Events of Default.

                  (a) "Event of Default", wherever used herein, means any one of the following events:

                           (i) any failure by the Master Servicer to deposit into a Custodial Account, any amount, including a P&I Advance, required to be so deposited or remitted by it under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

                           (ii) any failure by the Special Servicer to deposit into an REO Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

                           (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Collection Account, any amount (including any P&I Advances and any amounts to cover Prepayment Interest Shortfalls) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. (New York City time) on the applicable Distribution Date, or any failure by the Master Servicer to make, on a timely basis, the required payments (including any P&I Advances) to the Valley Fair Mall Companion Loan Noteholder on any Master Servicer Remittance Date, which failure continues unremedied until 11:00 a.m. (New York City time) on the Business Day after such remittance date; or

                           (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee as provided in Section 3.11(f); or

                           (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which continues unremedied for a period of 30 days (15 days in the case of payment of insurance premiums) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Valley Fair Mall Companion Loan Noteholder (if affected thereby) or the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee and, if affected thereby, the Valley Fair Mall Companion Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

                           (vi) any breach on the part of the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or the Valley Fair Mall Companion Loan Noteholder and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Valley Fair Mall Companion Loan Noteholder (if affected thereby) or the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee and the Valley Fair Mall Companion Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

                           (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

                           (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                           (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                           (x) one or more ratings assigned by Fitch to the Certificates has been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, which Fitch has determined, and given notice in writing (including through a publication or newsletter) or electronically (including through an internet website), is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or



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                           (xi) the Master Servicer fails to be rated at least
         "CMS3" by Fitch or the Special Servicer fails to be rated at least "CSS3" by Fitch; or

                           (xii) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the Certificates (or the Valley Fair Companion Loan Securities, if the Valley Fair Companion Loan is then serviced and administered hereunder) by S&P are qualified, downgraded or withdrawn in connection with the removal.

                  When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

                  (b) If any Event of Default described in clauses (i) - (ix),
(xi) and (xii) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights or, to the extent that it is affected by such Event of Default, the Valley Fair Mall Companion Loan Noteholder, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Valley Fair Mall Companion Loan, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Valley Fair Mall Companion Loan or any interest therein. If any Event of Default described in clause (x) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Valley Fair Mall Companion Loan, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Valley Fair Mall Companion Loan or any interest therein, within 30 days following the occurrence of such Event of Default. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate), the Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 10 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if



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the Master Servicer is the Defaulting Party, the immediate transfer to the
Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial Account, the Collection Account, the Defeasance Deposit Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Loan or (ii) if the Special Servicer is the Defaulting Party, the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, a Custodial Account, a Servicing Account or a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Loan or REO Property; provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination. Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this Section 7.01 and also for purposes of
Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                  (c) In the case of an Event of Default under Section 7.01(a)(x) or (xi) of which the Trustee has notice, the Trustee shall provide written notice thereof to the Master Servicer promptly upon receipt of such notice. Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under 7.01(a)(x) or (xi), and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days following such termination, then the Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(c) or the expiration of 45 days from the Master Servicer's receipt of the notice of termination, whichever occurs first. Upon receipt of such "request for proposal" materials from the terminated Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to master service the Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with
Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Loans (other than the 1166 Avenue of the Americas Mortgage Loan) under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of



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


the Loans (other than the 1166 Avenue of the Americas Mortgage Loan) pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to sub-service each of the Loans (other than the 1166 Avenue of the Americas Mortgage Loan) not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the Master Servicing Fee Rate minus two and one-half (2.5) basis points per Loan serviced (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

                  Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

                  The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Loans (exclusive of the 1166 Avenue of the Americas Mortgage Loan), which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

                  If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

                  (d) Notwithstanding Section 7.01(b), if any Event of Default on the part of the Master Servicer occurs that affects only the Valley Fair Mall Companion Loan or the Valley Fair Mall Companion Loan Securities, and neither the Certificates nor any Mortgage Loan are affected by such Event of Default, then, instead of terminating the Master Servicer in accordance with Section 7.01(b), the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the Valley Fair Mall Loan Pair is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the Valley Fair Mall Loan Pair. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of the Trustee in accordance with this Section 7.01(d), the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the Valley Fair Mall Loan Pair, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the Valley Fair Mall Loan Pair calculated at 0.025% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement for the Valley Fair Mall Loan Pair in the event that the Valley Fair Mall Loan Pair is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the Valley Fair Mall Loan Pair and the Valley Fair Mall Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency). In the event that a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

                  SECTION 7.02.   Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01(c), be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or Special Servicer hereunder unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and
(ii) such appointee makes the applicable representations and warranties set forth in Section 3.23; and provided, further, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Loans as it and such successor shall agree, subject to the terms of this Agreement limiting the use of funds Received by the Trust in respect of the Valley Fair Mall Loan Pair to matters related to the Valley Fair Mall Loan Pair; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  SECTION 7.03.   Notification to Certificateholders.

                  (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Valley Fair Mall Companion Loan Noteholder.

                  (b) Not later than 10 days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default, the Trustee shall transmit by mail to the Depositor, all the Certificateholders, the Valley Fair Mall Companion Loan Noteholder and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

                  SECTION 7.04.   Waiver of Events of Default.

                  The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder, together with the Valley Fair Mall Companion Loan Noteholder (if it is adversely affected by such Event of Default), may waive such Event of Default; provided, however, that an Event of Default under any of clauses (i),
(ii), (iii), (x), (xi) and (xii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes, together with the Valley Fair Mall Companion Loan Noteholder, if any, that is affected by such Event of Default. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

                  The foregoing paragraph notwithstanding, if the Holders representing at least the requisite percentage of the Voting Rights allocated to each affected Class of Certificates desire to waive an Event of Default under clause (v) of Section 7.01(a) by the Master Servicer, but the Valley Fair Mall Companion Loan Noteholder (if adversely affected thereby) does not wish to waive that Event of Default, then those Holders may still waive that default and the Valley Fair Mall Companion Loan Noteholder will be entitled to request that the Master Servicer appoint, within 60 days of the Valley Fair Mall Companion Loan Noteholder's request, a Sub-Servicer (or, if the Valley Fair Mall Loan Pair is currently being subserviced, to replace, within 60 days of the Valley Fair Mall Companion Loan Noteholder's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the Valley Fair Mall Loan Pair. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of the Valley Fair Mall Companion Loan Noteholder in accordance with this Section 7.04, the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of the Valley Fair Mall Companion Loan Noteholder in accordance with this Section 7.04 shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the Valley Fair Mall Loan Pair, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the Valley Fair Mall Loan Pair calculated at 0.025% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall become the master servicer under a separate servicing agreement for the Valley Fair Mall Loan Pair in the event that the Valley Fair Mall Loan Pair is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the Valley Fair Mall Loan Pair and the Valley Fair Mall Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Such Sub-Servicer shall meet the requirements of Section 3.22. If any Sub-Servicer appointed by the Master Servicer at the request of the Valley Fair Mall Companion Loan Noteholder in accordance with this Section 7.04 shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency). In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.04, the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

                  SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

                  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of the Valley Fair Mall Companion Loan Noteholder, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Valley Fair Mall Companion Loan Noteholder (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE


                  SECTION 8.01.   Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master Servicer or Special Servicer, it shall act in accordance with the Servicing Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                           (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                           (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this Agreement and the direction of the Controlling Class or Holders of Certificates entitled to at least 25% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or, as holder of the 1166 Avenue of the Americas Mortgage Loan, under the 1166 Avenue of the Americas Servicing Agreement; and

                           (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, Tax Administrator and Custodian.

                  SECTION 8.02.   Certain Matters Affecting Trustee.

                  Except as otherwise provided in Section 8.01 and Article X:

                           (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                           (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                           (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,



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


         request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                           (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

                           (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor.

                  SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or Loans.

                  The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II and Section 8.16 and Section 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the Trustee nor the Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in Section 8.16 and 8.18, the Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                  SECTION 8.04.   Trustee and Fiscal Agent May Own Certificates.

                  The Trustee, the Fiscal Agent or any agent of the Trustee and the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, the Fiscal Agent or such agent.

                  SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by Trustee.

                  (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Collection Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

                  (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to Sections 7.01 and 7.02, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement or the Certificates ("Trustee Liability"); provided that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                  (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

                  (d) The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder and any other calculation or reporting hereunder (in each case not attributable to information provided to the Trustee by the Master Servicer or the Special Servicer); provided that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                  SECTION 8.06.   Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least "AA-" (or, if a Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, of at least "A-") from each of S&P and Fitch (or, in the case of either Rating Agency, such other rating as shall not result in an Adverse Rating Event, as confirmed in writing by such Rating Agency). The Trustee's acting in such capacity shall not adversely affect the application of the Prohibited Transaction Exemption to the Investment Grade Certificates. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

                  SECTION 8.07.   Resignation and Removal of Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and the Valley Fair Mall Companion Loan Noteholder. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Valley Fair Mall Companion Loan Noteholder by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File or other report or statement required by
Section 4.02
and such failure shall continue unremedied for a period of five days after receipt of written notice by the Trustee of such failure, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Valley Fair Mall Companion Loan Noteholder by the successor trustee so appointed.

                  (c) The Holders of Certificates entitled to 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Valley Fair Mall Companion Loan Noteholder by the successor trustee so appointed.

                  (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

                  (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08.   Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Certificateholders that effected the removal, if the Trustee has been removed in accordance with Section 8.07(c) without cause or if such expenses are not paid by such Certificateholders within ninety (90) days after they are incurred, at the expense of the Trust, provided that such Certificateholders shall remain liable to the Trust for such expenses) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                  (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special Servicer, the Certificateholders and the Valley Fair Mall Companion Loan Noteholder.

                  SECTION 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

                  Any entity into which the Trustee or the Fiscal Agent may be merged or converted, or with which the Trustee or the Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 or
Section 8.17, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10.   Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section 8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                  SECTION 8.11.   Appointment of Custodians.

                  The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, either Mortgage Loan Seller or any Affiliate of any of them. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements (including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07.

                  SECTION 8.12. Appointment of Authenticating Agents.

                  (a) The Trustee may appoint at the Trustee's expense an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

                  (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) Any Authenticating Agent appointed in accordance with this
Section 8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 8.12 by giving written notice of termination to such Authenticating Agent, the Master Servicer and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section
8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

                  SECTION 8.13.   Appointment of Tax Administrators.

                  (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Tax Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

                  (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax Administrator.

                  (c) Any Tax Administrator appointed in accordance with this
Section 8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section 8.13 by giving written notice of termination to such Tax Administrator, the Master Servicer, and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

                  SECTION 8.14.   Access to Certain Information.

                  (a) The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

                  (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Valley Fair Mall Companion Loan Noteholder and its designees, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date, the 1166 Avenue of the Americas Servicing Agreement and any amendments hereto or thereto; (iii) all

Certificateholder Reports made available to Certificateholders pursuant to
Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by or on behalf of the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii) each of the Mortgage Files, including any and all modifications, extensions, waivers and amendments of the terms of a Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a) or 6.11A(a);
(xi) the Schedule of Exceptions to Mortgage File Delivery prepared by the Trustee pursuant to Section 2.02(a) and any exception report prepared by the Trustee pursuant to Section 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; (xiii) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h), and (xiv) any and all reports, statements and other written or electronic information relating to the 1166 Avenue of the Americas Mortgage Loan or the 1166 Avenue of the Americas Mortgaged Property and/or the borrower under the 1166 Avenue of the Americas Mortgage Loan, to the extent such items were received by the Master Servicer from the 1166 Avenue of the Americas Master Servicer or the 1166 Avenue of the Americas Trustee and delivered to the Trustee since the Closing Date. The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such Certificateholder or Certificate Owner if the Master Servicer or Special Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer and copies of any CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets prepared by the Master Servicer or the Special Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

                  In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee shall require: (i) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a Certificateholder or a beneficial holder of Book-Entry Certificates and will keep such information confidential (except that such Certificateholder or Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein,

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provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential.

                  (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

                  SECTION 8.15. Reports to the Securities and Exchange Commission and Related Reports.

                  (a) With respect to the Trust's fiscal year 2002 (and with respect to any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

                           (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly and timely file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Distribution Date Statements, Mortgage Pool Data Update Reports and, to the extent delivered to the Trustee, all Servicer Reports and such other servicing information identified by the Master Servicer or the Special Servicer, in writing, to be filed with the Commission (such other servicing information, the "Additional Designated Servicing Information");

                           (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.11(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) prepare for filing, execute and promptly file with the Commission a Current Report on Form 8-K disclosing any such matter;

                           (iii) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Party (as defined in Section 8.15(d)), prepare for filing, execute and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

                           (iv) within 90 days following the end of such fiscal year, prepare and properly and timely file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;



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


provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within fifteen (15) days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system, any and all items (including, in the case of the Master Servicer and the Special Servicer, all Servicer Reports and Additional Designated Servicing Information delivered to the Trustee) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

                  All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to the Trust pursuant to this Section 8.15(a) (collectively, including the exhibits thereto, the Exchange Act Reports"), exclusive of the initial Current Report on Form 8-K contemplated by clause (y) of the proviso to the first sentence of the preceding paragraph, which is to be executed by the Depositor, are (together with the exhibits thereto) herein referred to as the "Subsequent Exchange Act Reports". The Trustee shall have no liability to the Certificateholders or the Trust with respect to any failure to properly prepare or file any of the Subsequent Exchange Act Reports to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

                  (b) At all times during the Trust's fiscal year 2002 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for the occurrence or existence of any of the following matters:

                           (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Distribution Date Statements and/or Servicer Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                           (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property (or, in the case of any 1166 Avenue of the Americas REO Property, any interest therein), which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements and/or Servicer Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                           (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties (or, in the case of any 1166 Avenue of the Americas REO Property, any interest therein)), other than in the normal course of business;

                           (iv) any change in the fiscal year of the Trust;

                           (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

                           (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

                           (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited (except where the Trustee received information regarding such proceeding from the Master Servicer or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless (x) any such matter contemplated in clause (vi) occurred or related specifically to the Trust or (y) such Responsible Officer was notified in a written instrument addressed to it.

                  Further, each other party to this agreement shall promptly notify the Trustee of the occurrence or existence of any of the forgoing matters in this Section 8.15(b) of which a Servicing Officer (in the case of the Master Servicer or the Special Servicer), a Responsible Officer (in the case of the Fiscal Agent) or a senior officer (in the case of the Depositor) thereof has actual knowledge.

                  (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2002), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust suspending all reporting requirements under the Exchange Act.

                  (d) As and to the extent required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules adopted by the Commission with respect thereto, all Annual Reports on Form 10-K filed with the Commission shall include such certification or certifications as comply in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (such certification(s), individually and collectively, the "Sarbanes-Oxley Certification"; any party hereto whose officer is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, all or part of any Sarbanes-Oxley Certification with respect to the Trust, a "Certifying Party"; and any officer who is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, all or part of any Sarbanes-Oxley Certification, a "Certifying Officer").

                  (e) The Depositor, the Trustee and the Master Servicer agree to negotiate in good faith regarding which of them is the appropriate entity to be the Certifying Party with respect to any Sarbanes-Oxley Certification (or, if the Depositor, the Master Servicer and the Trustee reasonably determine that the Commission will accept a Sarbanes-Oxley Certification with respect to the Trust in the form of multiple certifications individually covering separate matters but collectively covering all information required under applicable law to be included in such Sarbanes-Oxley Certification, which of them is the appropriate entity to be the Certifying Party with respect to any particular portion of such Sarbanes-Oxley Certification) filed in connection with the Trust, taking into account all relevant factors, including the prevalent practice in the commercial mortgage securitization industry and the relative knowledge of the respective parties relating to the subject matter of such Sarbanes-Oxley Certification, and as between the Trustee and the Depositor, which of them is the appropriate party to execute each Annual Report on Form 10-K with respect to the Trust; provided that no officer of the Trustee shall be responsible for being the sole signatory of the Sarbanes-Oxley Certification
(as a collective whole) to be filed as part of an Annual Report on Form 10-K relating to the Trust. In connection with the filing of any Annual Report on Form 10-K with respect to the Trust as contemplated by Section 8.15(a), each Certifying Party shall, no later than 10 days prior to the date on which the Trustee has indicated its intention to file such report, cause its Certifying Officer to execute and deliver to the Trustee, with respect to the Trust, for filing with such Annual Report on Form 10-K, the Sarbanes-Oxley Certification that is to be included as part of such Annual Report on Form 10-K (exclusive of any certification constituting part of such Sarbanes-Oxley Certification that is to be executed and delivered by the Certifying Officer of another Certifying Party as and to the extent permitted by the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder).

                  (f) No later than five Business Days (or, in the case of an Annual Report on Form 10-K, 20 days) prior to any filing of a Subsequent Exchange Act Report that is to be made with respect to the Trust as contemplated by Section 8.15(a), the Trustee shall deliver a copy of such report, together with all exhibits thereto, for review by the Depositor and the Special Servicer. Promptly upon receipt of any such report and the accompanying exhibits, the Depositor and the Special Servicer shall promptly (and in any event within two Business Days) review such report and the accompanying exhibits and notify the Trustee of any material misstatements or omissions relating thereto (including any that would prevent it from delivering any of the certifications applicable to it that are contemplated by subsections (g) through (i) below) that come to its attention, which material misstatements or omissions the Trustee shall correct (with written evidence of such correction to be sent to the Depositor, the Master Servicer and the Special Servicer) prior to the filing of such report and the accompanying exhibits.

                  (g) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust, unless the Trustee is to be the Certifying Party with respect to the matters set forth below in this Section 8.15(g), the Trustee shall cause the appropriate officer of the Trustee (i.e., the officer thereof that would have qualified as a Certifying Officer) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Trustee Certification"), which Trustee Certification (i) shall include a statement acknowledging that the officer of the Trustee signing such certification has reviewed all Subsequent Exchange Act Reports to be covered by the subject Sarbanes-Oxley Certification, (ii) shall state, based on the knowledge of the officer of the Trustee that is signing such certification, and assuming the accuracy of the statements required to be made in the corresponding Master Servicer Certification pursuant to clause (ii) of the first sentence of Section 8.15(h) and in the corresponding Special Servicer Certification pursuant to clause (ii) of the first sentence of Section 8.15(i) (in each case, to the extent that such statements are relevant to the statements made in the subject Trustee Certification pursuant to this clause (ii)), that the information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to distributions on and/or characteristics (including Certificate Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of the Certificates, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on Form 10-K,
(iii) shall state, based on the knowledge of the officer of the Trustee signing such certification, that the information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to distributions on and/or characteristics (including Certificate Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of the Certificates includes all information of such type required to be included in the Distribution Date Statement for the relevant period covered by the subject Annual Report on Form 10-K and (iv) shall state, based on the knowledge of the officer of the Trustee signing such certification, that the information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification includes all Servicer Reports and Additional Designated Servicing Information provided to the Trustee by the Master Servicer and/or the Special Servicer hereunder. The Trustee shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Trustee Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Trustee Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Trustee in connection with the performance by the Trustee of its duties hereunder.

                  (h) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust, unless the Master Servicer is to be the Certifying Party with respect to the matters set forth below in this Section 8.15(h), the Master Servicer shall cause the appropriate officer of the Master Servicer (i.e., the officer thereof that would have qualified as a Certifying Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Master Servicer Certification"), which Master Servicer Certification (i) shall include a statement acknowledging that the officer of the Master Servicer signing such certification has reviewed all the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for inclusion in the Subsequent Exchange Act Reports to be covered by the subject Sarbanes-Oxley Certification, (ii) shall state, based on the knowledge of the officer of the Master Servicer that is signing such certification, and assuming the accuracy of (x) the statements required to be made in the corresponding Special Servicer Certification pursuant to clause (ii) of the first sentence of Section 8.15(i) and in the corresponding Depositor Certification pursuant to clause (ii) of the first sentence of Section 8.15(j) (in each case, to the extent that such statements are relevant to the statements made in the subject Master Servicer Certification pursuant to this clause (ii)) and (y) with respect to the 1166 Avenue of the Americas Mortgage Loan, the statements required to be made in clause (ii) of the corresponding 1166 Avenue of the Americas Special Servicer Certification and clause (ii) of the corresponding 1166 Avenue of the Americas Master Servicer Certification (in each case, to the extent that such statements are relevant to the statements made in the subject Master Servicer Certification pursuant to this clause (ii)), that the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for inclusion in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO Properties, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on Form 10-K, (iii) shall state, based on the knowledge of the officer of the Master Servicer signing such certification, and assuming the accuracy of (x) the statements required to be made in the corresponding Special Servicer Certification pursuant to clause (iii) of the first sentence of Section 8.15(i) and in the corresponding Depositor Certification pursuant to clause (ii) of the first sentence of Section 8.15(j) (in each case, to the extent that such statements are relevant to the statements made in the subject Master Servicer Certification pursuant to this clause (iii)) and (y) with respect to the 1166 Avenue of the Americas Mortgage Loan, the statements required to be made in clause (iii) of the corresponding 1166 Avenue of the Americas Special Servicer Certification and clause (iii) of the corresponding 1166 Avenue of the Americas Master Servicer Certification (in the each case, to the extent that such statements are relevant to the statements made in the subject Master Servicer Certification pursuant to this clause (iii)), that the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for inclusion in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO Properties, includes all information of such type required to be provided by the Master Servicer to the Trustee under this Agreement for the relevant period covered by the subject Annual Report on Form 10-K, (iv) shall state that the officer of the Master Servicer signing such certification is responsible for reviewing the activities performed by the Master Servicer under this Agreement and, based upon the review required under this Agreement, and except as disclosed in the subject Annual Report on Form 10-K, the Master Servicer has fulfilled its obligations under this Agreement, and (v) the officer of the Master Servicer signing such certification has disclosed to the Depositor's certified public accountants and the accountants that are to deliver the Annual Accountants' Report in respect of the Master Servicer with respect to the relevant period covered by the subject Annual Report on Form 10-K all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in this Agreement. The Master Servicer shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Master Servicer Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Master Servicer Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Master Servicer in connection with the performance by the Master Servicer of its duties hereunder.

                  (i) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust, unless the Special Servicer is to be the Certifying Party with respect to the matters set forth below in this Section 8.15(i), the Special Servicer shall cause the appropriate officer of the Special Servicer (i.e., the officer thereof that would have qualified as a Certifying Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Special Servicer Certification"), which Special Servicer Certification (i) shall include a statement acknowledging that the officer of the Special Servicer signing such certification has reviewed all Subsequent Exchange Act Reports to be covered by the subject Sarbanes-Oxley Certification, (ii) shall state, based on the knowledge of the officer of the Special Servicer that is signing such certification, that the information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to servicing information in respect of the Specially Serviced

Mortgage Loans and the Administered REO Properties, in each case, if any, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced Mortgage Loans and REO Properties, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on Form 10-K, (iii) shall state, based on the knowledge of the officer of the Special Servicer signing such certification, that the information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to servicing information in respect of the Specially Serviced Mortgage Loans and the Administered REO Properties, in each case, if any, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced Mortgage Loans and REO Properties, includes all information of such type required to be delivered by the Special Servicer to the Master Servicer or the Trustee under this Agreement for the relevant period covered by the subject Annual Report on Form 10-K, (iv) shall state that the officer of the Special Servicer signing such certification is responsible for reviewing the activities performed by the Special Servicer under this Agreement and, based upon the review required under this Agreement, and except as disclosed in the subject Annual Report on Form 10-K, the Special Servicer has fulfilled its obligations under this Agreement, and (v) the officer of the Special Servicer signing such certification has disclosed to the Depositor's certified public accountants and the accountants that are to deliver the Annual Accountants' Report in respect of the Special Servicer with respect to the relevant period covered by the subject Annual Report on Form 10-K all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in this Agreement. The Special Servicer shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Special Servicer Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Special Servicer Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Special Servicer in connection with the performance by the Special Servicer of its duties hereunder.

                  (j) No later than 10 days prior to the date on which the Trustee has indicated its intention to file the Annual Report on Form 10-K with respect to the Trust for fiscal year 2002, unless the Depositor is to be the Certifying Party, the Depositor shall cause an officer of the Depositor to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Depositor Certification"), which Depositor Certification (i) shall include a statement acknowledging that the officer of the Depositor signing such certification has reviewed the Prospectus Supplement and (ii) shall state, based on the knowledge of the officer of the Depositor that is signing such certification, that the following sections and parts of the Prospectus Supplement did not, as of the date thereof or as of the Closing Date, contain any untrue statement of a material fact regarding the Mortgage Loan Seller Matters (as defined below) or omit to state any material fact regarding the Mortgage Loan Seller Matters necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading: "Summary of Prospectus Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties", "Risk Factors--Risks Related to the Underlying Mortgage Loans" and "Description of the Mortgage Pool" and Annex A-1, Annex A-2, Annex A-3, Annex A-4 and Annex B to the Prospectus Supplement. The Depositor shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Depositor Certification for any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer resulting from a breach of any certification made in such Depositor Certification. "Mortgage Loan Seller Matters" as used in this Section 8.15(j) shall mean the description of the Mortgage Loans, the Mortgaged Properties and the Mortgagors.

                  (k) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Party or Certifying Officer in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

                  (l) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, not more than 60 days following the end of such fiscal year, any items required to be delivered by such party that are to be an exhibit to such Annual Report on Form 10-K.

                  (m) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.15, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.15 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder; provided that no such amendment shall diminish the filing requirements under this Section 8.15 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.

                  SECTION 8.16.   Representations and Warranties of Trustee.

                  (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders and the Valley Fair Mall Companion Loan Noteholder, as of the Closing Date, that:

                           (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                           (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                           (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                           (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                           (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                           (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

                           (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

                  (b) The representations and warranties of the Trustee set forth in Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.



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                  SECTION 8.17.   The Fiscal Agent.

                  (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from each of S&P and Fitch (or, in the case of either Rating Agency, such lower rating as will not (as confirmed in writing by such Rating Agency) result in an Adverse Rating Event).

                  (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied. Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee.

                  (c) All fees and expenses of the Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the Special Servicer.

                  (d) The obligations of the Fiscal Agent set forth in this
Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 8.17(a) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating Event.

                  (e) The Trustee shall promptly notify the other parties hereto, the Certificateholders and the Valley Fair Mall Companion Loan Noteholder in writing of the appointment, resignation or removal of any Fiscal Agent.

                  SECTION 8.18.  Representations and Warranties of Fiscal Agent.

                  (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders and the Valley Fair Mall Companion Loan Noteholder, as the Closing Date, that:

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                           (i) The Fiscal Agent is a banking association duly
         organized, validly existing and in good standing under the laws of the Netherlands.

                           (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

                           (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                           (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

                           (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

                           (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

                  (b) The representations and warranties of the Fiscal Agent set forth in Section 8.18(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

                  (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 8.18(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                   ARTICLE IX

                                   TERMINATION


                  SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                  Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, Lehman Brothers, the Special Servicer, any Controlling Class Certificateholder or the Master Servicer of all Mortgage Loans and each REO Property remaining in REMIC I and the Loan REMICs at a price equal to (1) the sum (x) of the aggregate Purchase Price of all the Mortgage Loans and (y) the aggregate Appraised Values of any REO Properties then included in REMIC I and the Loan REMICs, minus (2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.11(g) and, in the case of the Master Servicer, Section 4.03(d) or Section 4.03A(d), and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I or a Loan REMIC; and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  Each of the Depositor, Lehman Brothers, the Special Servicer, any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class) or the Master Servicer, in that order of priority (with the Depositor having the most senior priority), may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and the Loan REMICs as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 3.0% of the Initial Pool Balance set forth in the Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and the Loan REMICs and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, a Controlling Class Certificateholder's, Lehman Brothers' or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I and the Loan REMICs, the Master Servicer, the Special

Servicer, such Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, shall deliver to the Trustee not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur: (x) for deposit in the Pool Custodial Account, an amount in immediately available funds equal to the above-described purchase price (provided, however, that if the Valley Fair Mall REO Property is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the Valley Fair Mall Custodial Account); and (y) an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, the Master Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Pool Custodial Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, subject to Section 3.25, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor (or their respective designees), as applicable. Any transfer of Mortgage Loans, except in the case of the Valley Fair Mall Mortgage Loan, pursuant to this paragraph shall be on a servicing-released basis; and, if any Mortgage Loan purchased pursuant to this Section 9.01 is the Valley Fair Mall Mortgage Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.25 hereof.

                  Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Valley Fair Mall Companion Loan Noteholder mailed (a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's, Lehman Brothers' or a Controlling Class Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in REMIC I and the Loan REMICs, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Collection Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Collection Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (viii) of
Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums,

Yield Maintenance Charges and/or Additional Interest, shall be allocated in the following order of priority, in each case to the extent of remaining available funds:

                           (i) to distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (ii) to distributions of principal to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata in accordance with, the Class Principal Balance of each such Class of Certificates outstanding immediately prior to such Distribution Date;

                           (iii) to distributions to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (iv) to distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (v) to distributions of principal to the Holders of the Class B Certificates, up to an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date;

                           (vi) to distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (vii) to distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (viii) to distributions of principal to the Holders of the Class C Certificates, up to an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date;

                           (ix) to distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (x) to distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xi) to distributions of principal to the Holders of the Class D Certificates, up to an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date;

                           (xii) to distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xiii) to distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xiv) to distributions of principal to the Holders of the Class E Certificates, up to an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date;

                           (xv) to distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xvi) to distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xvii) to distributions of principal to the Holders of the Class F Certificates, up to an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date;

                           (xviii) to distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xix) to distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xx) to distributions of principal to the Holders of the Class G Certificates, up to an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date;

                           (xxi) to distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxii) to distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xxiii) to distributions of principal to the Holders of the Class H Certificates, up to an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date;

                           (xxiv) to distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxv) to distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xxvi) to distributions of principal to the Holders of the Class J Certificates, up to an amount equal to the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date;

                           (xxvii) to distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxviii) to distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xxix) to distributions of principal to the Holders of the Class K Certificates, up to an amount equal to the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date;

                           (xxx) to distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxxi) to distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xxxii) to distributions of principal to the Holders of the Class L Certificates, up to an amount equal to the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date;

                           (xxxiii) to distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxxiv) to distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xxxv) to distributions of principal to the Holders of the Class M Certificates, up to an amount equal to the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date;

                           (xxxvi) to distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xxxvii) to distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xxxviii) to distributions of principal to the Holders of the Class N Certificates, up to an amount equal to the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date;

                           (xxxix) to distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xl) to distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xli) to distributions of principal to the Holders of the Class P Certificates, up to an amount equal to the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date;

                           (xlii) to distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xliii) to distributions of interest to the Holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class Q

         Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xliv) to distributions of principal to the Holders of the Class Q Certificates, up to an amount equal to the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date;

                           (xlv) to distributions to the Holders of the Class Q Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xlvi) to distributions of interest to the Holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class S Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xlvii) to distributions of principal to the Holders of the Class S Certificates, up to an amount equal to the Class Principal Balance of the Class S Certificates outstanding immediately prior to such Distribution Date;

                           (xlviii) to distributions to the Holders of the Class S Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class S Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (xlix) to distributions of interest to the Holders of the Class T Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class T Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (l) to distributions of principal to the Holders of the Class T Certificates, up to an amount equal to the Class Principal Balance of the Class T Certificates outstanding immediately prior to such Distribution Date;

                           (li) to distributions to the Holders of the Class T Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class T Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (lii) to distributions of interest to the Holders of the Class U Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class U Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (liii) to distributions of principal to the Holders of the Class U Certificates, up to an amount equal to the Class Principal Balance of the Class U Certificates outstanding immediately prior to such Distribution Date;

                           (liv) to distributions to the Holders of the Class U Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class U Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                           (lv) to distributions to the Holders of the Class R-III Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date pursuant to clauses (i) through
         (liv) above;

                           (lvi) to distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(k), over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j);

                           (lvii) to make distributions to the Holders of the Class R-LR Certificates, up to an amount equal to the excess, if any, of (A) that portion of the Available Distribution Amount for such Distribution Date that is allocable to the Loan REMIC Mortgage Loans and/or any related REO Properties, over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the Loan REMIC Regular Interests on such Distribution Date pursuant to Section 4.01(l); and

                           (lviii) to distributions to the Holders of the Class R-I Certificates, up to an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (lvii) above.

                  All distributions of interest made in respect of the Class X-CP Certificates and the Class X-CL Certificates on the final Distribution Date pursuant to clause (i) above, shall be deemed to have been made, in the case of each such Class, in respect of the respective REMIC III Components of such Class, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such REMIC III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to Section 4.01(a), for all prior Distribution Dates.

                  Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Collection Account as of the final Distribution Date (net of any Workout Fees and/or Liquidation Fees payable therefrom) shall be distributed among the Holders of the Class X-CL, Class X-VF, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates in accordance with Section 4.01(c).

                  Any amounts representing Additional Interest on deposit in the Collection Account as of the Final Distribution Date shall be distributed to the Holders of the Class V Certificates in accordance with Section 4.01(d).

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

                  All actual distributions on the respective Classes of REMIC III Certificates on the final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed to first have been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section 4.01(k) and then from REMIC II to REMIC III on the various REMIC II Regular Interests in accordance with Section 4.01(j).

                  SECTION 9.02.  Additional Termination Requirements.

                  (a) If the Depositor, Lehman Brothers, any Controlling Class Certificateholder, the Special Servicer or the Master Servicer purchases all of the Mortgage Loans and each REO Property remaining in REMIC I and the Loan REMIC Mortgage Loans as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section
9.02 will not result in an Adverse REMIC Event or an Adverse Grantor Trust
Event:

                           (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulation section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Mortgage Loans and REO Property remaining in REMIC I and the Loan REMIC Mortgage Loans;

                           (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I and the Loan REMIC Mortgage Loans to the Master Servicer, Lehman Brothers, the purchasing

         Controlling Class Certificateholder, the Special Servicer or the Depositor, as applicable, for cash; and

                           (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

                  SECTION 9.03.   1166 Avenue of the Americas Mortgage Loan.

                  References to "REO Property" and "REO Properties" in Sections
9.01 and 9.02 shall be deemed to include the Trust's rights with respect to any REO Property relating to the 1166 Avenue of the Americas Mortgage Loan and such rights shall be taken into account in calculating the Purchase Price.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS


                  SECTION 10.01.   REMIC Administration.

                  (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                  (b) Each Loan REMIC Regular Interest is hereby designated as the "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in the related Loan REMIC. The REMIC I Regular Interests, the REMIC II Regular Interests and the Regular Interest Certificates (or, in the case of the Class X-CP and Class X-CL Certificates, each of the REMIC III Components of each such Class) are hereby designated as "regular interests" (within the meaning of
Section 860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The Class R-LR Certificates will evidence the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in each Loan REMIC. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and REMIC III, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in the Loan REMICs, REMIC I, REMIC II or REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (c) The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

                  (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such.

                  (e) For purposes of Treasury regulation section
1.860G-1(a)(4)(iii), the related Legal Final Distribution Date has been designated the "latest possible maturity date" of each Loan REMIC Regular Interest, each REMIC I Regular Interest, each REMIC II Regular Interest and each Class of Regular Interest Certificates (or, in the case of the Class X-CP and Class X-CL Certificates, each REMIC III Component of each such Class).

                  (f) Except as otherwise provided in Section 3.17(a) and subsections (i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund (exclusive of the Grantor Trusts Assets), unless otherwise provided in Section 10.01(i) or 10.01(j)).

                  (g) Within 30 days after the Closing Date, the Tax Administrator shall prepare and file with the IRS Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

                  (h) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to:
(i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

                  (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) or result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code (any such endangerment of REMIC status or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (j) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.01; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; (v) the Depositor, if such tax was imposed due to the fact that any of the Lehman Mortgage Loans did not, at the time of their transfer to REMIC I or the related Loan REMIC, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund (exclusive of the Grantor Trust Assets). Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Collection Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

                  (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

                  (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of any REMIC Pool, (C) the termination of any REMIC Pool pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Pool Custodial Account or the Pool REO Account for gain; or (iii) the acquisition of any assets for any REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Pool Custodial Account or the Pool REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (n) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02.   Grantor Trust Administration.

                  (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

                  (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Grantor Trust Assets in the Trust Fund unless otherwise provided in
Section 10.02(e) or 10.02(f)).

                  (c) The Tax Administrator shall prepare, sign and file all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The Tax Administrator shall comply with such requirement by filing Form 1041, indicating the name and address of the Trust and signed by the Tax Administrator but otherwise left blank. There shall be appended to each such form a schedule for each Certificateholder indicating such Certificateholder's share of income and expenses of the Trust for the portion of the preceding calendar year in which such Certificateholder possessed an Ownership

Interest in a Certificate. Such form shall be prepared in sufficient detail to enable reporting on the cash or accrual method of accounting, as applicable, and to report on such Certificateholder's fiscal year if other than the calendar year. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

                  (d) The Tax Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority, including the furnishing to Certificateholders of the schedules described in Section 10.01(c).

                  (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions or result in the imposition of a tax upon the Grantor Trust or its assets or transactions (any such endangerment or imposition, an "Adverse Grantor Trust Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee.

                  (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section

10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this
Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


                  SECTION 11.01.   Amendment.

                  (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or the Valley Fair Mall Companion Loan Noteholder, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement; (vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMIC Pools or the Grantor Trust at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or the Grantor Trust; (vii) as provided in Section 5.02(d)(iv) to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (viii), to otherwise modify or delete existing provisions of this Agreement; or (ix) to amend any provision of Section 8.15 as contemplated by Section 8.15(m); provided that such amendment (other than any amendment for any of the specific purposes described in clauses (i), (ii), (iv), (v), (vi), (vii) and (ix) above) shall not adversely affect in any material respect the interests of any Certificateholder or the Valley Fair Mall Companion Loan Noteholder, as evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect or, in the case of a Class of Certificates or a class of Valley Fair Mall Companion Loan Securities to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event; and provided, further, that such amendment shall not significantly change the activities of the Trust.

                  (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to the Valley Fair Mall Companion Loan Noteholder, without the consent of the Valley Fair Mall Companion Loan Noteholder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of the Valley Fair Mall Companion Loan Noteholder in a manner other than as described in the immediately preceding clause

(i) without the consent of the Holders of all Certificates of such Class or the consent of the Valley Fair Mall Companion Loan Noteholder, as the case may be,
(iii) significantly change the activities of the Trust without the consent of the Holders of Certificates entitled to 51% of all the Voting Rights (without regard to Certificates held by the Depositor or any of the Depositor's Affiliates and/or agents), (iv) modify the provisions of this Section 11.01, without the consent of the Holders of all Certificates then outstanding and the consent of the Valley Fair Mall Companion Loan Noteholder, (v) modify the provisions of Section 3.20 or the Servicing Standard, without the consent of the Holders of all Regular Interest Certificates then outstanding and the consent of the Valley Fair Mall Companion Loan Noteholder, or (vi) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

                  (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions, cause any REMIC Pool to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust within the meaning of the Grantor Trust Provisions at any time that any Certificates are outstanding and (ii) such amendment complies in all material respects with the provisions of this Section 11.01.

                  (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and the Valley Fair Mall Companion Loan Noteholder.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this section that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Pool Custodial Account, in the case of the Master Servicer and the Special Servicer, pursuant to Section 3.05(a), or out of the Collection Account, in the case of the Trustee, pursuant to Section 3.05(b).

                  SECTION 11.02.   Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Valley Fair Mall Companion Loan Noteholder, out of the Valley Fair Mall Custodial Account pursuant to Section 3.05(A)(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Valley Fair Mall Companion Loan Noteholder; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders and the Valley Fair Mall Companion Loan Noteholder.

                  (a) The death or incapacity of any Certificateholder or the Valley Fair Mall Companion Loan Noteholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or the Valley Fair Mall Companion Loan Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) The Certificateholders and the Valley Fair Mall Companion Loan Noteholder (except as expressly provided for herein) shall not have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the Valley Fair Mall Companion Loan Noteholder from time to time as partners or members of an association; nor shall any Certificateholder or Companion Loan Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) Neither any of the Certificateholders nor the Valley Fair Mall Companion Loan Noteholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04.   Governing Law; Consent to Jurisdiction.

                  This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  SECTION 11.05.   Notices.

                  Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Structured Asset Securities Corporation, 745 Seventh Avenue, New York, New York 10019, Attention: Scott Lechner--LB-UBS Commercial Mortgage Trust 2002-C4, facsimile number: (646) 758-4203; (ii) in the case of the Master Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive, URP 4, Charlotte, North Carolina 28288 1075, Attention: LB-UBS Mortgage Trust 2002-C4; facsimile number: (704) 593-7735; (iii) in the case of the Special Servicer, Lennar Partners, Inc., 760 N.W. 107th Avenue, Miami, Florida 33172, facsimile number: (305) 226-3428; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group--LB-UBS Commercial Mortgage Trust 2002-C4, facsimile number: (312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--LB-UBS Commercial Mortgage Trust 2002-C4, facsimile number: (312) 904-2084; (vi) in the case of the Underwriters, (A) Lehman Brothers, Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Scott Lechner--LB-UBS Commercial Mortgage Trust 2002-C4, facsimile number: (646) 758-4203, (B) UBS Warburg LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Ahmed Alali, facsimile number: (212) 713-2099, with a copy to Robert C. Dinerstein, General Counsel, and (C) Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Angela Vleck, facsimile number: (212) 836-8306; (vii) in the case of the Rating Agencies, (A) Fitch Ratings, Inc., One State Street Plaza, 31st Floor, New York, New York 10004, Attention: Commercial Mortgage Surveillance, facsimile number:

(212) 635-0466, and (B) Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 10th Floor, New York, New York 10004, Attention: CMBS Surveillance Department, facsimile number: (212) 438-2662; and (viii) in the case of the Fiscal Agent, to the Trustee on behalf of the Fiscal Agent; or, as to each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                  SECTION 11.06.   Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07.   Grant of a Security Interest.

                  The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) in order to secure performance of the Depositor's obligations hereunder and payment of the Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and any Principal Prepayments received on or prior to the Cut-off Date), all amounts held from time to time in the Pool Custodial Account, the Collection Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the Pool REO Account and the Defeasance Deposit Account and any and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in the State of Delaware promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file at each such office, with the consent of the Depositor hereby given, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This
Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the UCC.

                  SECTION 11.08.   Streit Act.

                  Any provisions required to be contained in this Agreement by
Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

                  SECTION 11.09.   Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Underwriter shall be a third party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under Sub-Servicing Agreements as contemplated by Section 3.22(d) and, in the case of Lehman Brothers, to terminate the Trust Fund pursuant to Section 9.01. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third party beneficiary to obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. The Valley Fair Mall Companion Loan Noteholder and any designees thereof acting on behalf of or exercising the rights of the Valley Fair Mall Companion Loan Noteholder shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. The Valley Fair Mall Trustee and the Valley Fair Mall Fiscal Agent shall be third-party beneficiaries to this Agreement solely with respect to reimbursement of P&I Advances made by such Persons, with interest, as provided in Section 3.05A hereof. The 1166 Avenue of the Americas Master Servicer shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the 1166 Avenue of the Americas Intercreditor Agreement. This Agreement may not be amended in any manner that would adversely affect the rights of any such third party beneficiary without its consent. No other Person, including any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                  SECTION 11.10.   Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.11.   Notices to Rating Agencies.

                  (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (i) any material change or amendment to this Agreement;

                           (ii) the occurrence of any Event of Default that has not been cured;

                           (iii) the resignation or termination of the Fiscal Agent, the Master Servicer or the Special Servicer;

                           (iv) the repurchase of Mortgage Loans by the Depositor pursuant to Section 2.03;

                           (v) any change in the location of the Collection Account or the Interest Reserve Account;

                           (vi) the final payment to any Class of
         Certificateholders; and

                           (vii) any sale or disposition of any Mortgage Loan or REO Property.

                  (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (i) the resignation or removal of the Trustee; and

                           (ii) any change in the location of any Custodial Account.

                  (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

                  (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                           (i) each of its annual statements as to compliance described in Section 3.13;

                           (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

                           (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.11(h), 4.03(c) or 4.03A(c).

                  (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to
Section 7.03(a) or Section 7.03(b).

                  (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

                  (g) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

                  SECTION 11.12.   Global Opinions.

                  Notwithstanding anything herein to the contrary, where any party hereto is required or permitted to rely upon an Opinion of Counsel with respect to any particular matter, such Opinion of Counsel need not specifically reference such particular matter, but rather such Opinion of Counsel may address general matters of law in respect of nonspecific circumstances which clearly encompass the facts of such particular matter (any such Opinion of Counsel, a "Global Opinion"); provided that no Global Opinion may be relied upon if it is more than 12 months old or if the subject party has reason to believe that such Global Opinion no longer expresses a correct legal opinion.

                  SECTION 11.13.   Complete Agreement.

                  This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                     STRUCTURED ASSET SECURITIES CORPORATION
                                       Depositor


                                     By:  /s/ Precilla Torres
                                         -----------------------------------
                                     Name:  Precilla Torres
                                     Title: Senior Vice President


                                     WACHOVIA BANK, NATIONAL ASSOCIATION
                                          Master Servicer


                                     By: /s/ Katrina Schwarting
                                         -----------------------------------
                                     Name:  Katrina Schwarting
                                     Title: Associate


                                     LENNAR PARTNERS, INC.
                                          Special Servicer


                                     By: /s/ Shelly L. Rubin
                                         -----------------------------------
                                     Name:  Shelly L. Rubin
                                     Title: Vice President


                                     LASALLE BANK NATIONAL ASSOCIATION
                                       Trustee


                                     By: /s/ Barbara L. Marik
                                         -----------------------------------
                                     Name:  Barbara L. Marik
                                     Title: Vice President


                                     ABN AMRO BANK N.V.
                                          Fiscal Agent


                                     By: /s/ Cynthia Reis
                                         -----------------------------------
                                     Name: Cynthia Reis
                                     Title: First Vice President


                                     By: /s/ Barbara L. Marik
                                         -----------------------------------
                                     Name:  Barbara L. Marik
                                     Title: Vice President

STATE OF NEW YORK                              )
                                               )  ss.:
COUNTY OF NEW YORK                             )



                  On the 7th day of October, 2002, before me, a notary public in and for said State, personally appeared Precilla Torres, known to me to be a Authorized Signatory of STRUCTURED ASSET SECURITIES CORPORATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  /s/ Saleenah Callaway
                                        ----------------------------------------
                                                     Notary Public


[Notarial Seal]

STATE OF NORTH CAROLINA                        )
                                               )  ss.:
COUNTY OF MECKLENBURG                          )



                  On the 4th day of October, 2002, before me, a notary public in and for said State, personally appeared Katrina Schwarting, known to me to be a Associate of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              /s/ Racshuman Farrington
                                        ----------------------------------------
                                                     Notary Public


[Notarial Seal]

STATE OF FLORIDA                               )
                                               )  ss.:
COUNTY OF MIAMI-DADE                           )



                  On the 7th day of October, 2002, before me, a notary public in and for said State, personally appeared Shelly L. Rubin, known to me to be a Vice President of LENNAR PARTNERS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               /s/ Jeanine A. Manzano
                                        ----------------------------------------
                                                     Notary Public


[Notarial Seal]

STATE OF ILLINOIS                              )
                                               )  ss.:
COUNTY OF COOK                                 )



                  On the 8th day of October, 2002, before me, a notary public in and for said State, personally appeared Barbara L. Marik, known to me to be a Vice President of LASALLE BANK NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              /s/ Justin C. Mead
                                        ----------------------------------------
                                                     Notary Public


[Notarial Seal]

STATE OF ILLINOIS                              )
                                               )  ss.:
COUNTY OF COOK                                 )



                  On the 8th day of October, 2002, before me, a notary public in and for said State, personally appeared Cynthia Reis and Barbara L. Marik, known to me to be a First Vice President and Vice President, respectively, of ABN AMRO BANK N.V., one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             /s/ Justin C. Mead
                                        ----------------------------------------
                                                     Notary Public


[Notarial Seal]

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

MORT.
LOAN
  #                PROPERTY NAME                                 ADDRESS                                   CITY              STATE
  1    Westfield Shoppingtown Valley Fair               2855 Stevens Creek Boulevard                       Santa Clara         CA
  2    605 Third Avenue                                 605 Third Avenue                                   New York            NY
  3    1166 Avenue of the Americas                      1166 Avenue of the Americas                        New York            NY
  4    Hamilton Mall                                    4403 Black Horse Pike                              Mays Landing        NJ
  5    Orange Plaza                                     470 Route 211 East                                 Wallkill            NY
  6    Crystal Gateway One                              1235 Jefferson Davis Highway                       Crystal City        VA
  7    555 9th Street                                   555 9th Street                                     San Francisco       CA
  8    Battlefield Shopping Center                      1003-1099 Edwards Ferry Road                       Leesburg            VA
  9    Lincoln Road Retail Portfolio                    719-737, 801-821, 826-830 Lincoln Road             Miami Beach         FL
 10    535 Connecticut Avenue                           535 Connecticut Avenue                             Norwalk             CT
 11    Brandywine Town Center                           5501 Concord Pike                                  Wilmington          DE
 12    Plaza Fiesta                                     4166 Buford Highway                                Atlanta             GA
 13    636 Sixth Avenue                                 636 Sixth Avenue                                   New York            NY
 14    Craig Ranch                                      370 Casa Norte Drive                               North Las Vegas     NV
 15    Cipriani                                         110 East 42nd Street                               New York            NY
 16    Lembi II Pool A                                  Various                                            San Francisco       CA
 17    BJ's Wholesale Club                              4101-4115 Wholesale Club Drive                     White Marsh         MD
 18    235 and 245 Main Street                          235 and 245 Main Street                            White Plains        NY
 19    77 Corporate Park                                Northeast Corner of Interstate 77 & Clanton Road   Charlotte           NC
 20    Parkway Crossings                                Perring Parkway & McClean Boulevard                Baltimore           MD
 21    Crossroads Shopping Center                       3200-3262 Yorba Linda Boulevard                    Fullerton           CA
 22    Courtney's Bay Apartments                        9850 South Bermuda Road                            Las Vegas           NV
 23    Hairston Village                                 933 North Hairston Road                            Stone Mountain      GA
 24    Lembi II Pool B                                  Various                                            San Francisco       CA
 25    Horizon (Laughlin)                               1955 South Casino Drive                            Laughlin            NV
 26    Shaw's Plaza                                     50 Ann Mary Street                                 Providence          RI
 27    Village Green Apartments                         3205 Vold Court                                    Janesville          WI
 28    Home Depot                                       1102 West Freeway                                  Grand Prairie       TX
 29    AmeriSuites - Vernon Hills                       450 North Milwaukee Avenue                         Vernon Hills        IL
 30    Lauderdale Marketplace                           3754 West Oakland Park Boulevard                   Lauderdale Lakes    FL
 31    Brookhollow                                      1540,1544,1548,1554 Brookhollow Drive              Santa Ana           CA
 32    Tarzana Tower                                    18321 Ventura Boulevard                            Tarzana             CA
 33    Kenwood Galleria                                 8118 Montgomery Road                               Madeira             OH
 34    Charleston on the Beach                          One Center Street                                  Folly Beach         SC
 35    Corporate Boulevard                              107-115 Corporate Boulevard                        South Plainfield    NJ
 36    Southlake Marketplace Phase III                  2055-2125 West Southlake Boulevard                 Southlake           TX
 37    Federal Express Warehouse                        10075 Philadelphia Road                            White Marsh         MD
 38    West University Marketplace                      4003-4015 Bellaire Boulevard                       Houston             TX
 39    201 East 25th Street & 200 East 27th Street      201 East 25th Street & 200 East 27th Street        New York            NY
 40    One St. Louis Centre                             1 St. Louis Street                                 Mobile              AL
 41    University Cabana                                2059 North Cabana Circle                           Memphis             TN
 42    TJ Maxx                                          9125 West Broad Street                             Richmond            VA
 43    Money World Office Plaza                         8010-8020 West Sahara Avenue                       Las Vegas           NV
 44    Shea Medical Plaza                               7425 East Shea Boulevard                           Scottsdale          AZ
 45    Lembi II C - 950 Franklin Street                 950 Franklin Street                                San Francisco       CA
 46    Horizon (Medford)                                6750 West Frontage Road                            Medford             MN
 47    3201 Wilshire Boulevard                          3201 Wilshire Boulevard                            Santa Monica        CA
 48    Porterville Town Center                          862-940 West Henderson Avenue                      Porterville         CA
 49    Arrowhead Medical                                18555 North 79th Avenue                            Glendale            AZ
 50    Offices at Kings Landings                        1455 Old Alabama Road                              Roswell             GA
 51    Equinox Gym                                      250 East 54th Street                               New York            NY
 52    Lowrey Place                                     215-265 Lowrey Place                               Newington           CT
 53    Woodside Terrace Apartments                      14018 Brookgreen Drive                             Dallas              TX
 54    Preston Frankford                                18101 Preston Road                                 Dallas              TX
 55    City Centre                                      200 Pine Avenue                                    Long Beach          CA
 56    1075 Northern Boulevard                          1075 Northern Boulevard                            Flower Hill         NY
 57    Rite Aid Santa Monica                            1808 Wilshire Boulevard                            Santa Monica        CA
 58    Centre Court Shopping Center                     6010-6030 Sandy Springs Circle                     Atlanta             GA
 59    Bed Bath & Beyond                                12155 Southwest Broadway Street                    Beaverton           OR
 60    NKS Distribution                                 399 New Churchmans Road                            New Castle          DE
 61    Horizon (Warrenton)                              1000 Warrenton Outlet Center Drive                 Warrenton           MO
 62    Majestic Oaks Apartments                         5800 SW 20th Avenue                                Gainesville         FL
 63    Willo Arms Mobile Home Park                      1800 Willo Arms Drive                              Ashtabula           OH
 64    31 West 47th Street                              29-31 West 47th Street                             New York            NY
 65    Marketplace at Cypress Creek                     721-793 Cortaro Drive                              Sun City            FL
 66    Falcon View                                      201 East Palestine Avenue                          Madison             TN
 67    Baldwin Center                                   796-806 Sunrise Highway                            Baldwin             NY
 68    Clay Court Apartments                            5548 Bear Road                                     Clay                NY
 69    Decatur Plaza                                    215-255-265 East Ash Avenue                        Decatur             IL
 70    Kansas City Portfolio                            3100 Fairfax, 3200 Fairfax, 8892 Sunshine          Kansas City         KS
 71    Polo - Ralph Lauren                              740 Collins Avenue                                 Miami Beach         FL
 72    Lincoln Hills Retail Center                      9400-9500 Heritage Hills Circle                    Lonetree            CO
 73    Kenner Center                                    335 West Esplanade Avenue                          Kenner              LA
 74    Waterbury Multifamily Portfolio                  Various                                            Waterbury           CT
 75    Larson Creek Shopping Center                     930-990 North Phoenix Road                         Medford             OR
 76    800 Peachtree                                    800 Peachtree Street                               Atlanta             GA
 77    Greenery Apartments                              5770 East Kings Canyon Road                        Fresno              CA
 78    Hawthorne Townhomes                              2519-A Kent Town Place                             Landover            MD
 79    Shoppes at Sugarloaf                             4825 Sugarloaf Parkway                             Atlanta             GA
 80    Amboy Plaza                                      5826-5840 Amboy Road                               Staten Island       NY
 81    Sable Palms Apartments                           2150 Emerson Street                                Jacksonville        FL
 82    Shady Springs Plaza                              1921 Ritter Road                                   Beaver              WV
 83    Money World Retail Plaza                         8000 West Sahara Avenue                            Las Vegas           NV
 84    Roberta Apartments                               2401 Roberta Avenue                                Fullerton           CA
 85    Walgreens - Ardmore                              1111 North Commerce Street                         Ardmore             OK
 86    1615-1637 Broadway Street (Kroger Plaza - Pekin) 1615-1637 Broadway Street                          Pekin               IL
 87    Morningside Plaza                                12504-12640 South Highway 301                      Dade City           FL
 88    Houston Woods Greenbriar                         906 Greens Road                                    Houston             TX
 89    McKinley Plaza                                   3848 North McKinley Street                         Corona              CA
 90    Jackson Creek Shopping Center                    2366-2386 Jacksonville Highway                     Medford             OR
 91    The Landing Apartments                           5000 Mabeline Road                                 Hanahan             SC
 92    Parvenu Plaza                                    1405 South State Street                            Orem                UT
 93    Beltway 8 Office Warehouses 9 & 10               5829 West Sam Houston Parkway                      Houston             TX
 94    Bladensburg Road                                 3148-3170 Bladensburg Road                         Washington DC       DC
 95    Lake Elsinore                                    2091 East Lakeshore Drive                          Lake Elsinore       CA
 96    Centerpoint I                                    32065 Castle Court                                 Evergreen           CO
 97    Marketplace Shops                                1625 & 1715 Marketplace Boulevard                  Cumming             GA
 98    Eckerd Poughkeepsie                              3350 North Road                                    Poughkeepsie        NY
 99    Rite Aid Dayton                                  3875 Salem Avenue                                  Dayton              OH
100    CVS Bainbridge                                   3125 Bainbridge Avenue                             Bronx               NY
101    Franz Road Business Park                         5120,5130,5140, and 5150 Franz Road                Katy                TX
102    Rite Aid - Pikesville                            101 Seven Mile Lane                                Pikesville          MD
103    Rite Aid - Philadelphia                          2503-05 Welsh Road                                 Philadelphia        PA
104    Clarcona Crossing                                4300 Clarcona Ocoee Road                           Orlando             FL
105    805 Peachtree                                    805 Peachtree Street                               Atlanta             GA
106    The Plazas at Midtown II Shopping Center         2450 Louisiana Street                              Houston             TX
107    30 Nye Street                                    30 Nye Street                                      Vernon              CT
108    Castle Glen Apartments                           217-229 West Interstate Highway 30                 Garland             TX
109    CVS Hickory                                      State Highway 127 and Harris Farm Road             Hickory             NC
110    Las Palmas Apartments                            2610 Colorado Boulevard                            Dallas              TX
111    Ashwood Gardens Apartments                       4633 East Shields Avenue                           Fresno              CA
112    The Ritz Mobile Home Park                        4345 Shortsville Road                              Shortsville         NY
113    Groote Market Center                             1590 Holcomb Bridge Road                           Roswell             GA
114    Dolphin Point                                    Various                                            Various             FL





MORT.               CUT-OFF         MONTHLY              REMAINING            REMAINING  INTEREST    ADMIN.    MASTER
LOAN     ZIP          DATE            P&I        MORT.    TERM TO   MATURITY   AMORT.     ACCRUAL     COST     SERVIC.    GROUND
  #     CODE        BALANCE         PAYMENT      RATE    MATURITY    -ARD       TERM       BASIS      RATE      FEE       LEASE?
   1     95050   294,734,809.96   1,870,897.13   6.301       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
   2     10158   160,000,000.00     964,430.23   6.050       120     9/11/32    360       Act/360    0.0515     0.05    Fee Simple
   3     10036    92,636,000.00     807,534.46   6.354       179     9/11/17    179       Act/360    0.0515     0.05    Fee Simple
   4      8330    77,835,338.19     516,319.00   6.950       117     6/11/12    357       Act/360    0.0515     0.05    Fee Simple
   5     10940    65,700,000.00     426,128.95   6.750       120     9/11/12    360       Act/360    0.0515     0.05    Fee Simple
   6     22202    58,420,973.72     379,429.89   6.750       118     7/11/32    358       Act/360    0.0515     0.05    Fee Simple
   7     94103    33,707,796.66     224,766.30   7.010       118     7/11/32    358       Act/360    0.0515     0.05    Fee Simple
   8     20176    23,500,000.00     150,395.39   6.620       120     9/11/32    360       Act/360    0.0515     0.05    Fee Simple
   9     33139    22,973,127.62     156,588.66   7.230       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
                                                                                                                        /Leasehold
  10      6854    22,750,000.00     148,422.77   6.530       120     9/11/32    331       Act/360    0.0515     0.05    Fee Simple
  11     19803    21,722,802.30     144,849.39   7.010       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  12     30345    18,978,148.84     130,000.33   7.280       118     7/11/32    358       Act/360    0.0515     0.05    Fee Simple
  13     10011    18,000,000.00     115,255.97   6.625       120     9/11/32    360       Act/360    0.0515     0.05    Fee Simple
  14     89031    15,400,000.00     102,249.82   6.980       121    10/11/12    360       Act/360    0.0515     0.05    Fee Simple
  15     10017    14,998,000.00     104,868.19   7.500       120     9/11/32    360       Act/360    0.0515     0.05    Fee Simple
  16   Various    14,350,000.00      93,133.66   6.650        57     6/11/07    348       Act/360    0.0515     0.05    Fee Simple
  17     21236    13,690,773.31      88,857.94   6.750       119     8/11/12    359       Act/360    0.1065    0.105    Fee Simple
  18     10601    13,590,840.66      88,209.34   6.750       119     8/11/12    359       Act/360    0.0515     0.05    Fee Simple
  19     28226    13,390,168.86      84,256.97   6.450        83     8/11/09    359       Act/360    0.0515     0.05    Fee Simple
  20     21234    12,674,824.09      86,120.15   7.190       117     6/11/12    357       Act/360    0.1065    0.105    Fee Simple
  21     92831    11,977,395.63      82,921.91   7.380       117     6/11/12    357       Act/360    0.0965    0.095    Fee Simple
  22     89123    11,534,306.39      74,759.59   6.730        82     7/11/09    358       Act/360    0.0515     0.05    Fee Simple
  23     30083    11,242,423.34      72,967.29   6.750       119     8/11/12    359       Act/360    0.1065    0.105    Fee Simple
  24     94114    11,100,000.00      72,040.67   6.650        57     6/11/07    348       Act/360    0.0515     0.05    Fee Simple
  25     89029    10,982,344.06      85,995.71   8.150        82     7/11/09    298       Act/360    0.0515     0.05    Fee Simple
  26      2904    10,787,381.66      73,528.59   7.230       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  27     53546     9,980,000.00      59,340.46   5.600        60    10/11/07    330       Act/360    0.0515     0.05    Fee Simple
  28     75051     8,988,608.92      59,696.00   6.970       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  29     60061     8,700,000.00      56,320.43   6.050        60     9/11/07    300       Act/360    0.0515     0.05    Fee Simple
  30     33311     8,491,442.00      60,892.03   7.150       119     8/11/27    299       Act/360    0.0515     0.05    Fee Simple
  31     92705     8,334,142.61      57,529.17   7.350       117     6/11/12    357       Act/360    0.0515     0.05    Fee Simple
  32     91356     8,093,974.02      50,665.98   6.400        59     8/11/07    359       Act/360    0.1065    0.105    Fee Simple
  33     45236     7,994,659.19      52,047.48   6.780       119     8/11/12    359       Act/360    0.0515     0.05    Fee Simple
  34     29439     7,600,000.00      50,134.87   6.250        84    10/11/09    300       Act/360    0.1265    0.125    Fee Simple
  35      7080     7,590,754.07      51,074.43   7.100       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  36     76092     7,505,000.00      48,677.29   6.750       120     9/11/12    360       Act/360    0.0515     0.05    Fee Simple
  37     21162     7,500,000.00      51,345.75   6.650       120     9/11/12    300       Act/360    0.1065    0.105    Fee Simple
  38     77005     7,489,117.76      47,405.10   6.500        82     7/11/09    358       Act/360    0.0515     0.05    Fee Simple
  39     10010     7,059,469.42      54,790.74   7.270       119     8/11/12    251       Act/360    0.0515     0.05    Leasehold
  40     36602     6,995,216.65      45,169.46   6.700       119     8/11/12    359       Act/360    0.0515     0.05    Fee Simple
  41     38107     6,986,086.62      47,420.44   7.180       117     6/11/32    357       Act/360    0.0515     0.05    Fee Simple
  42     23294     6,900,000.00      43,930.82   6.570       120     9/11/12    360       Act/360    0.0515     0.05    Fee Simple
  43     89117     6,791,151.43      45,557.35   7.070       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  44     85254     6,600,000.00      44,563.67   6.500       120     9/11/12    300       Act/360    0.1065    0.105    Fee Simple
  45     94109     6,550,000.00      39,342.66   5.900        57     6/11/07    348       Act/360    0.0515     0.05    Fee Simple
  46     55049     6,489,566.94      50,815.65   8.150        82     7/11/09    298       Act/360    0.0515     0.05    Fee Simple
  47     90403     6,362,227.78      43,057.18   7.150       117     6/11/12    357       Act/360    0.1265    0.125    Fee Simple
  48     93257     6,341,865.83      41,948.61   6.930       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  49     85308     6,300,000.00      39,820.29   6.500       120    10/11/12    360       Act/360    0.0965    0.095    Fee Simple
  50     30005     6,095,891.77      39,564.48   6.750        83     8/11/09    359       Act/360    0.0515     0.05    Fee Simple
  51     10022     6,000,000.00      40,524.41   7.150       120     9/11/12    360       Act/360    0.0515     0.05    Fee Simple
  52      6111     6,000,000.00      39,071.30   6.500        60     9/11/07    330       Act/360    0.0515     0.05    Fee Simple
  53     75240     5,734,488.36      42,351.91   8.040       114     3/11/32    355       Act/360    0.0515     0.05    Fee Simple
  54     75252     5,586,859.26      39,271.12   7.530       116     5/11/12    356       Act/360    0.0515     0.05    Fee Simple
  55     90802     5,514,450.63      37,990.50   7.330       117     6/11/12    357       Act/360    0.1065    0.105    Fee Simple
  56     11576     5,487,622.33      37,618.97   6.640       118     7/11/12    298       Act/360    0.0515     0.05    Fee Simple
  57     90403     5,421,903.39      45,628.98   7.070       205    10/10/19    205       30/360     0.0515     0.05    Fee Simple
  58     30328     5,296,367.84      34,164.58   6.690       119     8/11/12    359       Act/360    0.0515     0.05    Fee Simple
  59     97005     4,920,000.00      33,230.01   7.150       120     9/11/12    360       Act/360    0.0515     0.05    Fee Simple
  60     19720     4,494,304.46      29,848.00   6.970       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  61     63383     4,492,777.12      35,180.06   8.150        82     7/11/09    298       Act/360    0.0515     0.05    Fee Simple
  62     32607     4,314,164.21      28,019.44   6.750        58     7/11/07    358       Act/360    0.1065    0.105    Fee Simple
  63     44004     3,997,306.08      25,943.92   6.750        83     8/11/09    359       Act/360    0.0515     0.05    Fee Simple
  64     10036     3,995,043.52      26,719.64   7.040       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  65     33573     3,841,510.52      25,047.85   6.780        57     6/11/07    357       Act/360    0.1065    0.105    Fee Simple
  66     37115     3,819,862.94      24,859.75   6.770       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  67     11510     3,797,624.07      25,281.49   7.000       119     8/11/12    359       Act/360    0.1265    0.125    Fee Simple
  68     13212     3,792,937.66      28,331.78   6.500       143     8/11/14    239       Act/360    0.0515     0.05    Fee Simple
  69     62526     3,791,262.48      26,830.84   7.600       116     5/11/12    356       Act/360    0.0515     0.05    Fee Simple
  70     66115     3,785,000.00      26,969.29   7.090       120    10/11/12    300       Act/360    0.0515     0.05    Fee Simple
  71     33139     3,750,000.00      23,089.40   6.250       120     9/11/12    360       Act/360    0.0515     0.05    Fee Simple
  72     80124     3,686,072.73      27,971.46   7.760       116     5/11/12    296       Act/360    0.1065    0.105    Fee Simple
  73     70065     3,639,269.53      27,306.44   7.640       117     6/11/12    297       Act/360    0.1065    0.105    Fee Simple
  74   Various     3,560,000.00      25,161.34   7.000       120     9/11/12    300       Act/360    0.0515     0.05    Fee Simple
  75     97504     3,546,197.69      24,822.12   7.500       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  76     30308     3,397,874.16      22,620.28   7.000       119     8/11/12    359       Act/360    0.0515     0.05    Fee Simple
  77     93727     3,342,385.95      21,528.00   6.660        57     6/11/07    357       Act/360    0.1065    0.105    Fee Simple
  78     20785     3,291,939.84      22,826.03   7.390       116     5/11/12    356       Act/360    0.0515     0.05    Fee Simple
  79     30326     3,000,000.00      18,784.82   6.410       120     9/11/12    360       Act/360    0.1065    0.105    Fee Simple
  80     10309     2,998,312.93      20,648.74   7.340       119     8/11/12    359       Act/360    0.0515     0.05    Fee Simple
  81     32007     2,989,428.70      23,043.37   6.880       118     7/11/12    238       Act/360    0.1065    0.105    Fee Simple
  82     26201     2,958,882.44      20,851.12   7.490        58     7/11/07    347       Act/360    0.0515     0.05    Fee Simple
  83     89117     2,946,377.94      19,765.30   7.070       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  84     92833     2,944,503.30      20,465.47   7.420       117     6/11/12    357       Act/360    0.1065    0.105    Fee Simple
  85     73401     2,900,000.00      19,050.94   6.875       120     9/11/12    360       Act/360    0.0515     0.05    Fee Simple
  86     61554     2,894,447.80      19,920.99   7.320       117     6/11/12    357       Act/360    0.0515     0.05    Fee Simple
  87     33525     2,626,813.61      18,511.04   7.490        58     7/11/07    347       Act/360    0.0515     0.05    Fee Simple
  88     77060     2,620,776.76      18,311.92   7.380       104     5/11/11    344       Act/360    0.0515     0.05    Fee Simple
  89     92879     2,575,000.00      16,701.40   6.750        84     9/11/09    360       Act/360    0.0515     0.05    Fee Simple
  90     97504     2,550,000.00      16,033.98   6.450        84     9/11/09    360       Act/360    0.0515     0.05    Fee Simple/
                                                                                                                        Leasehold
  91     29406     2,550,000.00      16,709.11   6.850        84     9/11/09    360       Act/360    0.0515     0.05    Fee Simple
  92     84097     2,544,187.89      18,057.51   7.630       116     5/11/12    356       Act/360    0.0965    0.095    Fee Simple
  93     77041     2,472,546.97      17,697.01   7.730       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
  94     20018     2,397,401.08      16,672.92   6.810       119     8/11/12    299       Act/360    0.0515     0.05    Fee Simple
  95     92530     2,395,576.81      16,715.46   7.460       117     6/11/12    357       Act/360    0.0515     0.05    Fee Simple
  96     80439     2,300,000.00      15,070.96   6.850       120     9/11/12    360       Act/360    0.1065    0.105    Fee Simple
  97     30041     2,248,904.00      16,150.38   7.770       119     8/11/12    359       Act/360    0.0515     0.05    Fee Simple
  98     12601     2,148,852.31      15,033.11   7.500       119     8/11/12    359       Act/360    0.0515     0.05    Fee Simple
  99     45406     1,963,838.77      16,527.03   7.070       205    10/10/19    205       30/360     0.0515     0.05    Fee Simple
 100     10467     1,951,000.00      12,486.02   6.620       120     9/11/12    360       Act/360    0.0515     0.05    Fee Simple
 101     77493     1,931,366.80      14,274.32   7.480       118     7/11/12    298       Act/360    0.1065    0.105    Fee Simple
 102     21208     1,921,147.01      16,167.75   7.070       205    10/10/19    205       30/360     0.0515     0.05    Fee Simple
 103     19114     1,912,608.18      16,095.89   7.070       205    10/10/19    205       30/360     0.0515     0.05    Fee Simple
 104     32810     1,786,773.92      11,543.46   6.640       111    12/11/11    351       Act/360    0.0515     0.05    Fee Simple
 105     30308     1,698,907.08      11,340.14   7.000       119     8/11/12    356       Act/360    0.0515     0.05    Fee Simple
 106     77006     1,650,000.00      10,483.44   6.550        60     9/11/07    360       Act/360    0.0515     0.05    Fee Simple
 107      6066     1,600,000.00      10,419.01   6.500        60     9/11/07    330       Act/360    0.0515     0.05    Fee Simple
 108     75043     1,497,730.90       9,333.54   6.350        58     7/11/07    358       Act/360    0.1065    0.105    Fee Simple
 109     28682     1,497,265.74      10,488.22   7.500       117     6/11/12    357       Act/360    0.0515     0.05    Fee Simple
 110     75211     1,434,974.32      10,256.70   7.690       114     3/11/32    354       Act/360    0.0515     0.05    Fee Simple
 111     93726     1,297,402.36       8,789.07   7.160       117     6/11/12    357       Act/360    0.1065    0.105    Fee Simple
 112     14548     1,198,606.76       8,186.12   7.250       118     7/11/12    358       Act/360    0.0515     0.05    Fee Simple
 113     31125     1,066,106.26       7,510.92   7.540       114     3/11/12    354       Act/360    0.1065    0.105    Fee Simple
 114   Various     1,054,702.11       7,622.63   7.750       106     7/11/11    346       Act/360    0.0515     0.05    Fee Simple




                                                                     CREDIT
                                                                      LEASE
                                                                      LOAN                                          MORTGAGE
                                                 ANTICI-             (TENANT,                                         LOAN
MORT.    MORT.                          ARD       PATED              GUARANTOR    LEASE        RESID.                SELLER
LOAN     LOAN                          MORT.      REPAY.     ARD     OR RATED   ENHANCEMENT    VALUE      CROSS       LOAN
  #     SELLER    DEFEASANCE           LOAN       DATE      SPREAD    PARTY)      POLICY       INSUR.     COLLAT.      ID

   1    LB/UBS    Defeasance            Yes      7/11/32     5.00       No                        No         No       9025a
   2      UBS     Defeasance            Yes      9/11/12     2.00       No                       Yes         No       9200
   3      LB      Defeasance            No                   0.00       No                       Yes         No       LG024a
   4      LB      Defeasance            Yes      6/11/32     5.00       No                        No         No       LG021W
   5      UBS     Defeasance            No                   0.00       No                      No (2)       No       8740
   6      UBS     Defeasance            Yes      7/11/12     2.00       No                       Yes         No       9056
   7      UBS     Defeasance            Yes      7/11/12     2.00       No                       Yes         No       9026
   8      UBS     Defeasance            Yes      9/11/12     2.00       No                       Yes         No       8977
   9      UBS     Defeasance            No                   0.00       No                       Yes         No       9028
  10      UBS     Defeasance            Yes      9/11/12     2.00       No                       Yes         No       9131
  11      UBS     Defeasance            No                   0.00       No                       Yes         No       9202
  12      UBS     Defeasance            Yes      7/11/12     2.00       No                       Yes         No       8879
  13      UBS     Defeasance            Yes      9/11/12     2.00       No                       Yes         No       9064
  14      UBS     Defeasance            No                   0.00       No                       Yes         No       9196
  15      UBS     Defeasance            Yes      9/11/12     2.00       No                       Yes         No       8878
  16      UBS     Defeasance            No                   0.00       No                       Yes       Yes (A)    9001A
  17      LB      Defeasance            No                   0.00       No                       Yes         No       20422003
  18      UBS     Defeasance            No                   0.00       No                       Yes         No       8953
  19      LB      Defeasance            No                   0.00       No                        No         No       20531006
  20      LB      Defeasance            No                   0.00       No                       Yes         No       11217001
  21      LB      Defeasance            No                   0.00       No                       Yes         No       20227007
  22      LB      Defeasance            No                   0.00       No                       Yes         No       11218002
  23      LB      Defeasance            No                   0.00       No                       Yes         No       20606002
  24      UBS     Defeasance            No                   0.00       No                       Yes       Yes (A)    9001B
  25      UBS     Defeasance            No                   0.00       No                       Yes       Yes (B)    8913-1
  26      LB      Defeasance            No                   0.00       No                       Yes         No       20306001
  27      LB      Defeasance            No                   0.00       No                       Yes         No       20603001
  28      LB      Defeasance            No                   0.00       No                        No       Yes (H)    11212014
  29      LB      Defeasance            No                   0.00       No                       Yes         No       20522002
  30      UBS     Defeasance            Yes      8/11/12     2.00       No                       Yes         No       9057
  31      LB      Defeasance            No                   0.00       No                       Yes         No       20227006
  32      LB      Defeasance            No                   0.00       No                        No         No       20606001
  33      LB      Defeasance            No                   0.00       No                       Yes         No       20130004
  34      LB      Defeasance            No                   0.00       No                       Yes         No       10620003
  35      UBS     Defeasance            No                   0.00       No                       Yes         No       8933
  36      LB      Greater of YM or 1%   No                   0.00       No                       Yes         No       20327009
  37      LB      Greater of YM or 1%   No                   0.00       No                        No         No       20502001
  38      LB      Defeasance            No                   0.00       No                       Yes         No       11016005
  39      UBS     Defeasance            No                   0.00       No                       Yes         No       9004
  40      LB      Defeasance            No                   0.00       No                       Yes         No       20612003
  41      UBS     Defeasance            Yes      6/11/12     2.00       No                       Yes         No       8844
  42      LB      Defeasance            No                   0.00       No                       Yes         No       20603003
  43      LB      Defeasance            No                   0.00       No                        No         No       20221015
  44      LB      Defeasance            No                   0.00       No                       Yes         No       11015004
  45      UBS     Defeasance            No                   0.00       No                       Yes       Yes (A)    9001C
  46      UBS     Defeasance            No                   0.00       No                       Yes       Yes (B)    8913-2
  47      LB      Defeasance            No                   0.00       No                       Yes         No       20315002
  48      LB      Defeasance            No                   0.00       No                       Yes         No       20516004
  49      LB      Defeasance            No                   0.00       No                       Yes         No       11212020
  50      LB      Defeasance            No                   0.00       No                       Yes         No       20404002
  51      UBS     Defeasance            No                   0.00       No                       Yes         No       9093
  52      UBS     Defeasance            No                   0.00       No                       Yes         No       9059-1
  53      UBS     Defeasance            Yes      3/11/12     2.00       No                       Yes       Yes (C)    8702
  54      LB      Defeasance            Yes      5/11/32     2.00       No                       Yes         No       11121001
  55      LB      Defeasance            No                   0.00       No                       Yes         No       11102004
  56      LB      Defeasance            No                   0.00       No                       Yes         No       20221004
  57      UBS     Defeasance            No                   0.00       No                        No         No       1006
  58      LB      Defeasance            Yes      8/11/32     2.00       No                       Yes         No       20509009
  59      UBS     Defeasance            No                   0.00       No                       Yes         No       8873
  60      LB      Defeasance            No                   0.00       No                       Yes       Yes (H)    011212014a
  61      UBS     Defeasance            No                   0.00       No                       Yes       Yes (B)    8913-3
  62      LB      Defeasance            No                   0.00       No                       Yes         No       20423001
  63      UBS     Defeasance            No                   0.00       No                       Yes         No       8974-1
  64      LB      Defeasance            No                   0.00       No                       Yes         No       20327013
  65      LB      Defeasance            No                   0.00       No                       Yes         No       20327007
  66      LB      Greater of YM or 1%   No                   0.00       No                       Yes         No       20418002
  67      LB      Defeasance            No                   0.00       No                       Yes         No       20418006
  68      UBS     Defeasance            No                   0.00       No                       Yes         No       8974-2
  69      LB      Defeasance            No                   0.00       No                       Yes         No       1207003
  70      LB      Defeasance            No                   0.00       No                       Yes       Yes (E)    20221016
  71      LB      Defeasance            No                   0.00       No                       Yes         No       20531002
  72      LB      Defeasance            No                   0.00       No                       Yes         No       20118001
  73      LB      Defeasance            No                   0.00       No                       Yes         No       10820001
  74      UBS     Defeasance            No                   0.00       No                       Yes       Yes (D)    8842
  75      LB      Defeasance            No                   0.00       No                       Yes         No       20128003
  76      LB      Defeasance            No                   0.00       No                       Yes       Yes (I)    20128002
  77      LB      Defeasance            No                   0.00       No                       Yes         No       20416003
  78      UBS     Defeasance            No                   0.00       No                       Yes         No       8860
  79      LB      Defeasance            No                   0.00       No                       Yes         No       20613008
  80      LB      Defeasance            No                   0.00       No                       Yes         No       11205001
  81      LB      Defeasance            No                   0.00       No                       Yes         No       20326002
  82      LB      % Penalty             No                   0.00       No                     Yes - IO      No       10706010
  83      LB      Defeasance            No                   0.00       No                        No         No       20221014
  84      LB      Defeasance            No                   0.00       No                       Yes         No       20322001
  85      UBS     Defeasance            No                   0.00       No                       Yes         No       8962
  86      LB      Defeasance            No                   0.00       No                     Yes - IO      No       1204001
  87      LB      % Penalty             No                   0.00       No                     Yes - IO      No       10706007
  88      LB      Defeasance            No                   0.00       No                       Yes         No       10125004
  89      LB      Defeasance            No                   0.00       No                       Yes         No       20613007
  90      LB      Defeasance            No                   0.00       No                       Yes         No       20131009
  91      UBS     Defeasance            No                   0.00       No                       Yes         No       9133
  92      LB      Defeasance            No                   0.00       No                       Yes         No       20124001
  93      UBS     Yield Maintenance     No                   0.00       No                       Yes         No       8993
  94      LB      Defeasance            No                   0.00       No                       Yes         No       20617002
  95      LB      Defeasance            No                   0.00       No                        No         No       20124002
  96      LB      Defeasance            No                   0.00       No                       Yes         No       20502002
  97      LB      Defeasance            No                   0.00       No                       Yes         No       20110001
  98      UBS     Defeasance            No                   0.00       No                        No         No       8980
  99      UBS     Defeasance            No                   0.00       No                        No         No       1002
 100      UBS     Defeasance            No                   0.00       No                       Yes         No       9125
 101      LB      Defeasance            No                   0.00       No                       Yes         No       20214006
 102      UBS     Defeasance            No                   0.00       No                        No         No       1005
 103      UBS     Defeasance            No                   0.00       No                        No         No       1004
 104      LB      Defeasance            No                   0.00       No                       Yes         No       10628013
 105      LB      Defeasance            No                   0.00       No                       Yes       Yes (I)    020128002a
 106      LB      Greater of YM or 1%   No                   0.00       No                       Yes         No       10628006
 107      UBS     Defeasance            No                   0.00       No                       Yes         No       9059-2
 108      LB      Defeasance            No                   0.00       No                       Yes         No       20606006
 109      UBS     Defeasance            No                   0.00       No                       Yes         No       8950
 110      UBS     Defeasance            Yes      3/11/12     2.00       No                       Yes       Yes (C)    8741
 111      LB      Defeasance            No                   0.00       No                       Yes         No       20416002
 112      UBS     Defeasance            No                   0.00       No                       Yes         No       8672
 113      LB      Defeasance            No                   0.00       No                       Yes         No       11106004
 114      UBS     Defeasance            No                   0.00       No                       Yes       Yes (F)    5769

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY


                                      NONE

                                  SCHEDULE III

          EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

----------------------------------------------------------------------------------------------------------------------------------
REPRESENTATION FROM SECTION 2.04                 PROPERTY AND EXCEPTION
----------------------------------------------------------------------------------------------------------------------------------
(xi) No Material Damage                          Home Depot Distribution Center--A portion of the property is subject to condemnation proceedings. Such portion does not involve any of the improvements.
                                                 The Lender has obtained an estoppel certificate from the tenant at the property confirming the tenant has no interest in the condemnation proceeds and such proceedings do not affect the lease or tenancy thereunder. Kenwood
                                                 Galleria--Possible condemnation proceeding being brought by the Ohio Dept. of
                                                 Transportation (eminent domain) which is anticipated to involve a permanent taking of approximately .033 acres and a temporary taking of approximately .138 acres along the Northerly border of the property adjoining Montgomery Road.
----------------------------------------------------------------------------------------------------------------------------------
(xii) Title Insurance                            Kansas City Industrial Portfolio--The property is part of a larger 1900 acre area of land that is the subject of a title claim by the Wyandotte Indian Tribe. The
                                                 Tribe asserts that it is the rightful owner of the subject property based on treaties with the U.S. Govt. The title company has provided ALTA coverage in an amount equal to 120% of the allocated loan amount for the property without raising an exception for this matter.
----------------------------------------------------------------------------------------------------------------------------------
(xxvi) Due-on-Encumbrance                        Hamilton Mall--Permitted to incur future secured subordinate debt or mezzanine subordinate debt, subject to a subordination and standstill agreement and rating agency confirmation.
----------------------------------------------------------------------------------------------------------------------------------
(xix) Environmental Conditions                   Morningside Plaza--environmental report completed 08/14/01 which is more than
                                                 12 months old; Shady Springs--environmental report completed 08/17/01 which is more than 12 months old.
----------------------------------------------------------------------------------------------------------------------------------
(xxviii) Borrower Concentration                  Westfield Shoppingtown Valley Fair--20.25% of the initial mortgage pool balance;
                                                 1166 Avenue of the Americas--6.37%  of the initial mortgage pool balance;
                                                 Hamilton Mall--5.35% of the initial mortgage pool balance.
----------------------------------------------------------------------------------------------------------------------------------
(xxxi) Property Release                          Parkway Crossing--permits partial release with yield maintenance and a one time payment.
----------------------------------------------------------------------------------------------------------------------------------
(xxxii) Qualifications; Licensing; Zoning        Home Depot Distribution Center--The Property does not comply with the current zoning laws for parking requirements. The law requires 80 parking spaces but there are only 63 parking
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                                                 spaces striped at the Property. However, there is ample space at the property for the additional spaces required. The borrower has executed a side letter to cure any parking shortfall upon receipt of any notice of a violation from the municipality.
----------------------------------------------------------------------------------------------------------------------------------
(xxxvi) Legal Proceedings                        Home Depot Distribution Center--A portion of the property is subject to condemnation proceedings. Such portion does not involve any of the improvements.
                                                 The Lender has obtained an estoppel certificate from the tenant at the property confirming the tenant has no interest in the condemnation proceeds and such proceedings do not affect the lease or tenancy thereunder. Kenwood Galleria--
                                                 Possible condemnation proceeding being brought by the Ohio Dept. of Transportation
                                                 (eminent domain) which is anticipated to involve a permanent taking of approximately .033 acres and a temporary taking of approximately .138 acres along the Northerly border of the property adjoining Montgomery Road. Kansas City
                                                 Industrial Portfolio--The property is part of a larger 1900 acre area of land that is the subject of a title claim by the Wyandotte Indian Tribe. The Tribe asserts that it is the rightful owner of the subject property based on treaties with the
                                                 U.S. Govt. The title company has provided ALTA coverage in an amount equal to 120%
                                                 of the loan amount without raising an exception for this matter.
----------------------------------------------------------------------------------------------------------------------------------
(xl) Flood Insurance                             Jackson Creek Shopping Center--The only portion of the property that is in Flood
                                                 Zone A is Albertson's. Albertson's self-insures and is required to restore the property under the lease.
----------------------------------------------------------------------------------------------------------------------------------
(xli) Engineering Assessments                    Morningside Plaza-- engineering report completed 08/15/01 which is more than 12 months old; Shady Springs-- engineering report completed 08/15/01 which is more than 12 months old.
----------------------------------------------------------------------------------------------------------------------------------
(xliii) Licenses, Permits and                    Home Depot Distribution Center--The Property does not comply with the current
Authorizations                                   zoning laws for parking requirements. The law requires 80 parking spaces but there are only 63 parking spaces striped at the Property. However, there is ample space at the property for the additional spaces required. The borrower has executed a side letter to cure any parking shortfall upon receipt of any notice of a violation from the municipality.
----------------------------------------------------------------------------------------------------------------------------------
(xlv) Fee Simple                                 Jackson Creek--(Leasehold)
----------------------------------------------------------------------------------------------------------------------------------
(xlviii) Tax Lot                                 Preston Frankford Shopping Center--Upon recording of the deed in the Public
                                                 Records Dept. in Dallas, Texas, the property will constitute a separate tax lot.
                                                 The property will receive a separate tax bill in October, 2003, however prior to this time it will be taxed with the other property for 2002. Lender is escrowing funds sufficient to pay taxes on the whole existing tax
----------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
                                                 lot until the property becomes a separate tax lot; Franz Road Business Park--The property is currently assessed with other property. The borrower has covenanted to make all the necessary filings with the appropriate authorities to make the property a separate tax lot and Lender is escrowing funds sufficient to pay taxes on the whole existing tax lot until the property becomes a separate tax lot.
----------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE IV

                          LOAN REMIC MORTGAGE LOANS

----------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE LOAN                                                                                            CUT-OFF DATE
        NUMBER                      PROPERTY NAME                               ADDRESS                         BALANCE
----------------------------------------------------------------------------------------------------------------------------------
                                                                         1808 Wilshire Boulevard
          57                     Rite Aid Santa Monica                    Santa Monica, CA 90403               $5,421,903
----------------------------------------------------------------------------------------------------------------------------------
                                                                              3875 Salem Avenue
          99                        Rite Aid Dayton                            Dayton, OH 45406                $1,963,839
----------------------------------------------------------------------------------------------------------------------------------
                                                                              101 Seven Mile Lane
         102                       Rite Aid Pikesville                      Pikesville, MD 21208               $1,921,147
----------------------------------------------------------------------------------------------------------------------------------
                                                                              2503-05 Welsh Road
         103                      Rite Aid Philadelphia                     Philadelphia, PA 19114             $1,912,608
----------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE V

              SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS

----------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE LOAN                                                                                            CUT-OFF DATE
        NUMBER                      PROPERTY NAME                               ADDRESS                         BALANCE
----------------------------------------------------------------------------------------------------------------------------------
                                                                    12155 Southwest Broadway Street
          59                      Bed Bath & Beyond                     Beaverton, Oregon 97005               $4,920,000
----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE VI

                             REFERENCE RATE SCHEDULE


                         INTEREST                                                             INTEREST
       MONTHS        ACCRUAL PERIOD*       REFERENCE RATE                  MONTHS         ACCRUAL PERIOD*        REFERENCE RATE
       ------        ---------------       --------------                  ------         ---------------        --------------
          1            September-02            6.25736%                      43               March-06              6.47159%
          2             October-02             6.47324                       44               April-06              6.25144
          3            November-02             6.25316                       45                May-06               6.47176
          4            December-02             6.25320                       46               June-06               6.25159
          5             January-03             6.25325                       47               July-06               6.47085
          6            February-03             6.25383                       48              August-06              6.47094
          7              March-03              6.47347                       49             September-06            6.24875
          8              April-03              6.25337                       50              October-06             6.46907
          9               May-03               6.47357                       51             November-06             6.24891
         10              June-03               6.25346                       52             December-06             6.24899
         11              July-03               6.47366                       53              January-07             6.24907
         12             August-03              6.47371                       54             February-07             6.25001
         13            September-03            6.25359                       55               March-07              6.46606
         14             October-03             6.47380                       56               April-07              6.24586
         15            November-03             6.25368                       57                May-07               6.46548
         16            December-03             6.47390                       58               June-07               6.24515
         17             January-04             6.25376                       59               July-07               6.47037
         18            February-04             6.25401                       60              August-07              6.46977
         19              March-04              6.47403                       61             September-07            6.25118
         20              April-04              6.25389                       62              October-07             6.47208
         21               May-04               6.47412                       63             November-07             6.25134
         22              June-04               6.25397                       64             December-07             6.47227
         23              July-04               6.47421                       65              January-08             6.25151
         24             August-04              6.47426                       66             February-08             6.25191
         25            September-04            6.25409                       67               March-08              6.47255
         26             October-04             6.47195                       68               April-08              6.25177
         27            November-04             6.25184                       69                May-08               6.47274
         28            December-04             6.25188                       70               June-08               6.25194
         29             January-05             6.25192                       71               July-08               6.47293
         30            February-05             6.25263                       72              August-08              6.47302
         31              March-05              6.47217                       73             September-08            6.25220
         32              April-05              6.25204                       74              October-08             6.47321
         33               May-05               6.47226                       75             November-08             6.25238
         34              June-05               6.25212                       76             December-08             6.25247
         35              July-05               6.47235                       77              January-09             6.25255
         36             August-05              6.47240                       78             February-09             6.25369
         37            September-05            6.25090                       79               March-09              6.47371
         38             October-05             6.47118                       80               April-09              6.25283
         39            November-05             6.25105                       81                May-09               6.47322
         40            December-05             6.25113                       82               June-09               6.21284
         41             January-06             6.25120                       83               July-09               6.43307
         42            February-06             6.25207                       84              August-09              6.43295

--------------------------
* For each relevant Interest Accrual Period, specified month indicates month in which that Interest Accrual Period begins.

                                   EXHIBIT A-1

            FORM OF CLASS [A-1] [A-2] [A-3] [A-4] [A-5] CERTIFICATES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4
CLASS [A-1] [A-2] [A-3] [A-4] [A-5] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C4


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION


Pass-Through Rate:  [___]%                                      Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $______________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [A-1] [A-2] [A-3]
September 11, 2002                                              [A-4] [A-5] Certificates as of the Closing Date:
                                                                $______________

Cut-off Date:  September 11, 2002                               Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  October 8, 2002                                  due on or before such date (the "Initial Pool Balance"):
                                                                $1,455,238,298
First Distribution Date:  October 18, 2002

Master Servicer:  Wachovia Bank, National Association           Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                        Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [A-1] [A-2] [A-3] [A-4] [A-5]-___              CUSIP No.:  _____________



                                     A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is




                                     A-1-2
issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) ( in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of



                                     A-1-3
transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 3% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.



                                     A-1-4

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-1-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:__________________________________
                                               Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [A-1] [A-2] [A-3] [A-4][A-5] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar


                                          By:__________________________________
                                               Authorized Officer




                                     A-1-6

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
     (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________



Dated:

                                   ____________________________________________
                                   Signature by or on behalf of Assignor


                                   ____________________________________________
                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ ______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
______________________________________________________________________________.

                  This information is provided by____________________________, the assignee named above, or __________________________________, as its agent.



                                     A-1-7

                                   EXHIBIT A-2

                  FORM OF CLASS [X-CL] [X-CP] [X-VF]CERTIFICATE


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4
    CLASS [X-CL] [X-CP] [X-VF] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C4


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Pass-Through Rate:  [____]% [Variable]                           Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                                 $______________

Date of Pooling and Servicing Agreement:                         Class Notional Amount of all the Class [X-CL] [X-CP]
September 11, 2002                                               [X-VF]Certificates as of the Closing Date:
                                                                 $______________

Cut-off Date:  September 11, 2002                                Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  October 8, 2002                                   due on or before such date (the "Initial Pool Balance"):
                                                                 $1,455,238,298

First Distribution Date:  October 18, 2002

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [X-CL] [X-CP] [X-VF]-___                        CUSIP No.:  _____________



                                     A-2-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE



                                     A-2-2

MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to



                                     A-2-3

Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

     If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global


                                     A-2-4

Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

     Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

     Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

     Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream.

     Notwithstanding the preceding paragraph, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect



                                     A-2-5
that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Warburg LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)((B) of ERISA) by the Trustee, the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the 1166 Avenue of the Americas Mortgage Loan or any related REO Property, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee,


                                     A-2-6
if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 3% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee



                                     A-2-7
and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-2-8

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Trustee


                                           By:_________________________________
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [X-CL] [X-CP] [X-VF] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Certificate Registrar


                                           By:_________________________________
                                                 Authorized Officer




                                     A-2-9

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:


                       ________________________________________________________
                       Signature by or on behalf of Assignor



                       ________________________________________________________
                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to ____________ _____________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.


                                     A-2-10

                                   EXHIBIT A-3

               FORM OF CLASS [B] [C] [D] [E] [F] [G] CERTIFICATES


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4
   CLASS [B] [C] [D] [E] [F] [G] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C4


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION


Pass-Through Rate:  [____]% [Variable]                           Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                                 $______________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class [B] [C] [D] [E] [F]
September 11, 2002                                               [G] Certificates as of the Closing Date:
                                                                 $______________

Cut-off Date:  September 11, 2002                                Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  October 8, 2002                                   due on or before such date (the "Initial Pool Balance"):
                                                                 $1,455,238,298

First Distribution Date:  October 18, 2002

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [B] [C] [D] [E] [F] [G]-___                      CUSIP No.:  _____________



                                     A-3-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special



                                     A-3-2

Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized



                                     A-3-3
denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 3% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof



                                     A-3-4
whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-3-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Trustee


                                         By:___________________________________
                                             Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [B] [C] [D] [E] [F] [G] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Certificate Registrar


                                         By:___________________________________
                                             Authorized Officer




                                     A-3-6

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:


                                ________________________________________________
                                Signature by or on behalf of Assignor



                                ________________________________________________
                                Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to_______________________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.




                                     A-3-7

                                   EXHIBIT A-4

               FORM OF CLASS [H] [J] [K] [L] [M] [N] CERTIFICATES


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4
   CLASS [H] [J] [K] [L] [M] [N]COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C4


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION


Pass-Through Rate:  [____]% [Variable]                          Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $_______________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [H] [J] [K] [L]
September 11, 2002                                              [M] [N] Certificates as of the Closing Date:
                                                                $_______________

Cut-off Date:  September 11, 2002                               Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  October 8, 2002                                  due on or before such date (the "Initial Pool Balance"):
                                                                $1,455,238,298

First Distribution Date:  October 18, 2002

Master Servicer:  Wachovia Bank, National Association           Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                        Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [H] [J] [K] [L] [M] [N]-___                    CUSIP No.:  _____________



                                     A-4-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE


                                     A-4-2

SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the



                                     A-4-3

Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have



                                     A-4-4
represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

     If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

     Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

     Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.



                                     A-4-5

     Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream.

     Notwithstanding the preceding paragraph, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and
(y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Warburg LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction



                                     A-4-6
provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the 1166 Avenue of the Americas Mortgage Loan or any related REO Property, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other



                                     A-4-7
liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 3% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-4-8

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:____________________________________
                                             Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


     This is one of the Class [H] [J] [K] [L] [M] [N] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar


                                        By:____________________________________
                                              Authorized Officer




                                     A-4-9

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________



Dated:


                                  ______________________________________________
                                  Signature by or on behalf of Assignor



                                  ______________________________________________
                                  Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.



                                     A-4-10

                                   EXHIBIT A-5

                 FORM OF CLASS [P] [Q] [S] [T] [U] CERTIFICATES


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4
     CLASS [P] [Q] [S] [T] [U] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C4


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Pass-Through Rate:  ____%                                        Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                                 $______________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class [P] [Q] [S] [T] [U]
September 11, 2002                                               Certificates as of the Closing Date:
                                                                 $______________

Cut-off Date:  September 11, 2002                                Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  October 8, 2002                                   due on or before such date (the "Initial Pool Balance"):
                                                                 $1,455,238,298

First Distribution Date:  October 18, 2002

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [P] [Q] [S] [T] [U]-___                         CUSIP No.:  _____________



                                     A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that _____________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the



                                     A-5-2

Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of


                                     A-5-3
transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Warburg LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate



                                     A-5-4
or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the 1166 Avenue of the Americas Mortgage Loan or any related REO Property, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers



                                     A-5-5

Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 3% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-5-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:___________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


     This is one of the Class [P] [Q] [S] [T] [U] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar


                                          By:___________________________________
                                                Authorized Officer


                                     A-5-7

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________



Dated:


                             ___________________________________________________
                             Signature by or on behalf of Assignor



                             ___________________________________________________
                             Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, _______________________________________________
to for the account of__________________________________________________________.

     Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to_______________________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.



                                     A-5-8

                                   EXHIBIT A-6

             FORM OF CLASS [R-I] [R-II] [R-III] [R-LR] CERTIFICATES


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4
 CLASS [R-I] [R-II] [R-III] [R-LR] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C4


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in the
September 11, 2002                                               related Class:  ___%

Cut-off Date:  September 11, 2002                                Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  October 8, 2002                                   due on or before such date (the "Initial Pool Balance"):
                                                                 $1,455,238,298

First Distribution Date:  October 18, 2002

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [R-I] [R-II] [R-III] [R-LR]-___                 CUSIP No.:  _____________



                                     A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE [FOR CLASSES R-I, R-II AND R-III: IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC")] [FOR CLASS R-LR: EVIDENCES THE SOLE "RESIDUAL INTEREST" IN EACH OF FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH, A "REMIC")] AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special



                                     A-6-2

Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or



                                     A-6-3
qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Warburg LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or



                                     A-6-4

(ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause any REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of this Certificate may cause any REMIC Pool to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or (v) a foreign permanent



                                     A-6-5
establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person..

     A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Tax Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Disqualified Non-United States Tax Person" is, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulation section 1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

     A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified Non-United States Tax Persons.

     A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States Person), all within the meaning of Section 7701(a)(30) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).



                                     A-6-6

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 3% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-6-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Trustee


                                           By:__________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [R-I] [R-II] [R-III] [R-LR] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Certificate Registrar


                                           By:__________________________________
                                                Authorized Officer




                                     A-6-8

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________



Dated:


                            ____________________________________________________
                            Signature by or on behalf of Assignor



                            ____________________________________________________
                            Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.




                                     A-6-9

                                   EXHIBIT A-7

                          FORM OF CLASS V CERTIFICATES


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4
              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C4


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in the
September 11, 2002                                               related Class:  ___%

Cut-off Date:  September 11, 2002                                Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  October 8, 2002                                   due on or before such date (the "Initial Pool Balance"):
                                                                 $1,455,238,298

First Distribution Date:  October 18, 2002

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  V-___                                           CUSIP No.:  _____________



                                     A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class V Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the



                                     A-7-2

"Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is



                                     A-7-3
based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Warburg LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an



                                     A-7-4
interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 3% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-7-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:__________________________________
                                               Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar


                                          By:__________________________________
                                                Authorized Officer




                                     A-7-6

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________



Dated:


                              __________________________________________________
                              Signature by or on behalf of Assignor



                              __________________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.



                                     A-7-7

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT


                     [SEE ANNEX D TO PROSPECTUS SUPPLEMENT]

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION


To the parties listed on the attached Schedule A

       Re:  LB-UBS Commercial Mortgage Trust 2002-C4
            Commercial Mortgage Pass Through Certificates, Series 2002-C4 (the "Certificates")
            ----------------------------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of September 11, 2002, relating to the above-referenced Certificates (the "Agreement"), LaSalle Bank National Association, in its capacity as trustee (the "Trustee"), hereby certifies as to each Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified in clauses (a)(i) through (a)(v), (a)(vii) and
(a)(viii) (without regard to the second parenthetical in such clause (a)(viii)) of the definition of "Mortgage File" or, in the case of the 1166 Avenue of the Americas Mortgage Loan, in clauses (b)(i) through (b)(iii) of the definition of "Mortgage File", are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Loan; and (iv) based on the examinations referred to in Section 2.02(a) of the Agreement and in this Certification and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

     Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

     Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.


                                     Respectfully,

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee


                                     By: ______________________________________
                                         Name:
                                         Title:

                                   SCHEDULE A


Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 20288
Attn:  LB-UBS Commercial Mortgage Trust 2002-C4
                                        -------

Lennar Partners, Inc.
760 NW 107th Avenue, Suite 400
Miami, Florida 33172
Attn:  LB-UBS Commercial Mortgage Trust 2002-C4
                                        -------

Structured Asset Securities Corporation
745 Seventh Avenue
New York, New York  10019
Attn:  LB-UBS Commercial Mortgage Trust 2002-C4
                                        -------

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019
Attn:  LB-UBS Commercial Mortgage Trust 2002-C4
                                        -------

UBS Warburg LLC
1285 Avenue of the Americas
New York, New York  10019
Attn:  LB-UBS Commercial Mortgage Trust 2002-C4
                                        -------

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010

Salomon Smith Barney Inc.
390 Greenwich Street
New York, New York  10013

[MORTGAGE LOAN SELLERS]

[VALLEY FAIR MALL COMPANION LOAN NOTEHOLDER]*


__________________

*    Only as to the Valley Fair Mall Companion Loan.

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2002-C4

             Re:  LB-UBS Commercial Mortgage Trust 2002-C4,
                  Commercial Mortgage Pass-Through Certificates, Series 2002-C4

             In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), by and among Structured Asset Securities Corporation as depositor, the undersigned as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer"), you as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

             Property Name:____________________________________________________

             Address:__________________________________________________________

             Control No.:______________________________________________________

             If only particular documents in the Mortgage File are requested, please specify which:______________________________________________
             ___________________________________________________________________
             ___________________________________________________________________


Reason for requesting file (or portion thereof):

       ______    1.    Mortgage Loan paid in full. The undersigned hereby
                       certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing
                       Agreement, have been or will be so credited.

       ______    2.    Other.  (Describe) ______________________________________
                       _________________________________________________________
                       _________________________________________________________


             The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.



                                     D-1-1

             Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                      WACHOVIA BANK, NATIONAL ASSOCIATION


                                      By: _____________________________________
                                          Name:
                                          Title:



                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                   -----------


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2002-C4

             Re:  LB-UBS Commercial Mortgage Trust 2002-C4,
                  Commercial Mortgage Pass-Through Certificates, Series 2002-C4
                  -------------------------------------------------------------

             In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), by and among Structured Asset Securities Corporation as depositor, Wachovia Bank, National Association as master servicer (the "Master Servicer"), the undersigned as special servicer (the "Special Servicer"), you as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

             Property Name:____________________________________________________

             Address:__________________________________________________________

             Control No.:______________________________________________________

             If only particular documents in the Mortgage File are requested, please specify which:______________________________________________
             ___________________________________________________________________
             ___________________________________________________________________

Reason for requesting file (or portion thereof):

       ______    1.    Mortgage Loan paid in full. The undersigned hereby
                       certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

       ______    2.    Other.  (Describe)_______________________________________
                       _________________________________________________________
                       _________________________________________________________


             The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.



                                     D-2-1

             Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                          LENNAR PARTNERS, INC.


                                          By: _________________________________
                                              Name:
                                              Title:




                                     D-2-2

                                    EXHIBIT E

                     FORM OF LOAN PAYOFF NOTIFICATION REPORT


                        LOAN PAYMENT NOTIFICATION REPORT
                           AS OF _____________________

---------------------------------------------------------------------------------------------------------------------------------
     S4        S55         S61    S58     P7      P8      P10       P11     P93         P97      SERVICER ESTIMATED INFORMATION
---------------------------------------------------------------------------------------------------------------------------------
                                                                          PRECEDING
            SHORT NAME                 SCHEDULED PAID   CURRENT           FISCAL YR.                          EXPECTED   EXPECTED
PROSPECTUS    (WHEN     PROPERTY         LOAN    THRU  INTEREST  MATURITY    DSCR    MOST RECENT    YIELD     PAYMENT  DISTRIBUTION
    ID     APPROPRIATE)   TYPE   STATE  BALANCE  DATE    RATE     DATE       NCR      DSCR NCF   MAINTENANCE   DATE       DATE
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
SCHEDULED PAYMENTS
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
UNSCHEDULED PAYMENT
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                    $
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

THE BORROWER HAS ONLY REQUESTED THE INFORMATION TO PAY-OFF. THIS DOES NOT INDICATE A DEFINITE PAYMENT.

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES


                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2002-C4

         Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage
             Pass-Through Certificates, Series 2002-C4, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of October 8, 2002 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, between Structured Asset Securities Corporation, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

             1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

             2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of
         Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        _______________________________________
                                        (Transferor)


                                        By: ___________________________________
                                            Name:
                                            Title:



                                      F-1-1

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2002-C4

         Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage
             Pass-Through Certificates, Series 2002-C4, Class ___, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of October 8, 2002 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by ____________________________ (the "Transferor") to
________________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, among Structured Asset Securities Corporation, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

             1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

             2. The Transferee has been furnished with all information regarding
         (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.



                                     F-2A-1

             3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.


                                        Very truly yours,

                                        _______________________________________
                                        (Transferee)


                                        By: ___________________________________
                                            Name:
                                            Title:



                             NOMINEE ACKNOWLEDGEMENT
                             -----------------------

                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                        _______________________________________
                                        (Nominee)


                                        By: ___________________________________
                                            Name:
                                            Title:





                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]



                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and



-----------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                     F-2A-3
                  loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         _____ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

         _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

         _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

         _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1) ___________________________
                  _____________________________________________________________
                  _____________________________________________________________.

             3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.



                                     F-2A-4

             5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

             ___    ___      Will the Transferee be purchasing the Transferred
             Yes    No       Certificates only for the Transferee's own account?

             6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

             7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

             8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                            ____________________________________________________
                            Print Name of Transferee


                            By: ________________________________________________
                                Name:
                                Title:
                                Date:



                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]



             The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

             1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

             2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ______ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

             3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

             4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
         (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis



                                     F-2A-6
         by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

             5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

             _____    _____  Will the Transferee be purchasing the Transferred
              Yes      No    Certificates only for the Transferee's own account?

             6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

             7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

             8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                            ___________________________________________________
                            Print Name of Transferee or Adviser

                            By: _______________________________________________
                                Name:
                                Title:
                                Date:



                            IF AN ADVISER:


                            ___________________________________________________
                            Print Name of Transferee


                            Date: _____________________________________________




                                     F-2A-7

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2002-C4

         Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage
             Pass-Through Certificates, Series 2002-C4, Class _____,[having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of October 8, 2002 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, between Structured Asset Securities Corporation, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

             1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

             2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A to the Pooling and Servicing Agreement or as Exhibit F-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the



                                     F-2B-1

         Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

             3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

             THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

             NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

             4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

             5. The Transferee has been furnished with all information regarding
         (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and



                                     F-2B-2
         the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

             6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

             7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.



                            Very truly yours,

                            ____________________________________________________
                            (Transferee)

                            By: ________________________________________________
                                Name:
                                Title:



                             Nominee Acknowledgement
                             -----------------------


                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                            ____________________________________________________
                            (Nominee)


                            By: ________________________________________________
                                Name:
                                Title:




                                     F-2B-3

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES


                                     [Date]


[TRANSFEROR]

             Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of October 8, 2002 (the "Closing Date") of $__________

Ladies and Gentlemen:

             This letter is delivered to you in connection with the Transfer by _________________________ (the "Transferor") to ___________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, between Structured Asset Securities Corporation, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

             1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

             2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and
         (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.



                                     F-2C-1

             3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

             THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

             NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

             4. The Transferee has been furnished with all information regarding
         (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.



                            Very truly yours,

                            ____________________________________________________
                            (Transferee)

                            By: ________________________________________________
                                Name:
                                Title:



                                     F-2C-2

                                                         ANNEX 1 TO EXHIBIT F-2C
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]


                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Structured Asset Securities Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $___________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
         (ii) the Transferee satisfies the criteria in the category marked below.

         _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.


-----------------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                     F-2C-3

         _____ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

         _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

         _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

         _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

         _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

             3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

             5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.



                                     F-2C-4

             ___    ___   Will the Transferee be acquiring interests in the
             Yes    No    Transferred Certificates  only for the Transferee's
                          own account?

             6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

             7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

             8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                            ___________________________________________________
                            (Transferee)


                            By: _______________________________________________
                                Name:
                                Title:
                                Date:




                                     F-2C-5

                                                         ANNEX 2 TO EXHIBIT F-2C
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]


             The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Structured Asset Securities Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

             1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

             2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and
         (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

             _____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

             _____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                      144A).

             3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

             4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
         (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.



                                     F-2C-6

             5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

             ___    ___   Will the Transferee be acquiring interests in the
             Yes    No    Transferred Certificates only for the Transferee's own
                           account?

             6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

             7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

             8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                            ___________________________________________________
                            (Transferee or Adviser)


                            By: _______________________________________________
                                Name:
                                Title:
                                Date:


                            IF AN ADVISER:


                            Print Name of Transferee


                            ___________________________________________________

                            Date:



                                     F-2C-7

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES


                                     [Date]


[TRANSFEROR]

             Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of October 8, 2002 (the "Closing Date") of $__________

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, between Structured Asset Securities Corporation, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

             For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts;



                                     F-2D-1
provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

             We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____


                                  By: _________________________________________
                                      As, or agent for, the beneficial owner(s)
                                      of the Certificates to which this
                                      certificate relates.


                                     F-2D-2

                                   EXHIBIT G-1

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)


                               _____________, 20__


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2002-C4

             Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4 (the "Certificates")

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of October 8, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the subject Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, among Structured Asset Securities Corporation as depositor, Wachovia Bank, National Association as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee and ABN AMRO Bank N.V. as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

         _____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

         _____ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

         _____ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and are being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-14; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the




                                     G-1-1

                     Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the 1166 Avenue of the Americas Mortgage Loan or any related REO Property or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
                     (Y).


                            Very truly yours,

                            ___________________________________________________
                            (Transferee)

                            By: _______________________________________________
                                Name:
                                Title:



                                     G-1-2

                                   EXHIBIT G-2

                        FORM II OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)


                                     [Date]

[TRANSFEROR]

             Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4, (the
                  "Certificates")

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class ___ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of October 8, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation, as depositor, Wachovia Bank, National Association as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee and ABN AMRO Bank N.V. as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

         ______ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

         ______ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

         ______ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and an interest in such Certificates is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-14 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the 1166 Avenue of the



                                     G-2-1

                     Americas Mortgage Loan or any related REO Property or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                            Very truly yours,

                            ___________________________________________________
                            (Transferee)


                            By: _______________________________________________
                                Name:
                                Title:




                                     G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES


TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(A)(6)(A) AND 860E(E)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


             Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, among Structured Asset Securities Corporation as Depositor, Wachovia Bank, National Association as Master Servicer, Lennar Partners, Inc. as Special Servicer, LaSalle Bank National Association as Trustee and ABN AMRO Bank N.V. as Fiscal Agent


STATE OF                       )
                               )    ss.:  ____________________
COUNTY OF                      )

             I, _________________________, under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

             1. I am a __________________________ of
______________________________ (the "Purchaser"), on behalf of which I have the authority to make this affidavit.

             2. The Purchaser is acquiring [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates representing ________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["REMIC I"] ["REMIC II"] ["REMIC III"] [a "Loan REMIC"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the "Code").

             3. The Purchaser is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in
Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.



                                     H-1-1

             4. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

             5. The Purchaser will not cause the income from the [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

             6. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates to a Disqualified Organization.

             7. No purpose of the acquisition of the [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates is to impede the assessment or collection of tax

             8. [Check the statement that applies]

         o If the Transferor requires the safe harbor under Treasury regulation section 1.860E-1 to apply:

             a) In accordance with Treasury regulation section 1.860E-1, the Purchaser (i) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury regulations, as to which the income of [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in Treasury
         regulation section 1.860E-1;........................................|_|

             or

             b) The Purchaser is a United States Person and the consideration paid to the Purchaser for accepting the [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in
         Exhibit A to this letter...........................................|_|



                                     H-1-2

         o If the Transferor does not require the safe harbor under Treasury regulation section 1.860E-1 to apply:

             a) The Purchaser is a "United States person" as defined in Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons);|_|

             or

             b) The Purchaser is not a United States person. However, the
         Purchaser:

                  (a) conducts a trade or business within the United States and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

                  (b) understands that, for purposes of Treasury regulation
             section 1.860E-1(c)(4)(ii), as a holder of a [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificate;

                  (c) intends to pay the taxes associated with holding a [Class
             R-I] [Class R-II] [Class R-III] [Class R-LR] Certificate;

                  (d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses
             (a), (b) and (c) of this sentence or are United States persons);
             and

                  (e) has furnished the Transferor and the Trustee with an
             effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable
             Treasury regulations...........................................|_|

                  9. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates as they become due.

                  10. The Purchaser understands that it may incur tax liabilities with respect to the [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates in excess of any cash flows generated by such Certificates.

                  11. The Purchaser will not transfer the [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 4, 5, 7 or 9 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

                  12. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 7 and 9.



                                     H-1-3

                  13. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] [REMIC III] [the Loan REMICs] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

             Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

             IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
__________________.


                            By: _______________________________________________
                                Name:
                                Title:

             Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a_______________________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and as the free act and deed of the Purchaser.


                            Subscribed and sworn before me this
                            ____ day of _______________.


                            ___________________________________________________
                            Notary Public





                                     H-1-4

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2002-C4

             Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4 (the "Certificates")

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation, as depositor, Wachovia Bank, National Association as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee and ABN AMRO Bank N.V. as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.



                                     H-2-1

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Code) as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.


                            Very truly yours,

                            ___________________________________________________
                            (Transferee)

                            By: _______________________________________________
                                Name:
                                Title:





                                     H-2-2

                                   EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT


                                     [Date]


Standard & Poor's Ratings Services
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st  Floor
New York, New York  10041
Attention:  Commercial Surveillance Department

Fitch, Inc.
One State Street Plaza
New York, New York 10004
Ladies and Gentlemen:

             This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of September 11, 2002 and relating to LB-UBS Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C4 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

             Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

             The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.



                                     I-1-1

             Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.


                            Very truly yours,

                            LASALLE BANK NATIONAL ASSOCIATION,
                            as Trustee


                            By: _______________________________________________
                                Name:
                                Title:


Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES


By:  ________________________________
Name:
Title:
Date:

FITCH, INC.


By:  ________________________________
Name:
Title:
Date:




                                     I-1-2

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER


                                     [Date]


[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]
[FISCAL AGENT]

             Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4

Ladies and Gentlemen:

             Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of September 11, 2002, relating to LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization:
____________________.





                            By: _______________________________________________
                                Name:
                                Title:





                                     I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

                                                                      SCHEDULE 1
                                                                      ----------


             This Schedule 1 is attached to and incorporated in a financing statement pertaining to Structured Asset Securities Corporation as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association as trustee for the holders of the LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4 (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee (the "Trustee"), Wachovia Bank, National Association as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent, relating to the issuance of the LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4 (the "Series 2002-C4 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

             The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

             (1) the mortgage loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans");

             (2) the note or other evidence of indebtedness of the related borrower under each Mortgage Loan (the "Mortgage Note"), the related mortgage, deed of trust or other similar instrument securing such Mortgage Note (the "Mortgage") and each other legal, credit and servicing document related to such Mortgage Loan (collectively with the related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

             (3) (a) the Custodial Accounts and the Defeasance Deposit Account required to be maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Custodial Accounts and the Defeasance Deposit Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

             (4) all REO Property acquired in respect of defaulted Mortgage
Loans;

             (5) (a) the REO Accounts required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

             (6) (a) the Servicing Accounts and the Reserve Accounts required to be maintained by the Master Servicer and/or the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Servicing Accounts and the Reserve Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

             (7) (a) the Interest Reserve Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Interest Reserve

Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

             (8) (a) the Collection Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
(d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

             (9) all insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement;

             (10) any and all general intangibles (as defined in the Uniform Commercial Code) consisting of, arising from or relating to any of the foregoing; and

             (11) any and all income, payments, proceeds and products of any of the foregoing.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF ALL THE DEBTOR'S RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER RELATED MORTGAGE LOAN DOCUMENTS EVIDENCED BY THE SERIES 2002-C4 CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY WITH RESPECT TO THE MORTGAGE LOANS OR IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                             EXHIBIT A TO SCHEDULE 1


                      (See attached Mortgage Loan Schedule)

                                    EXHIBIT K

        SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN
                EFFECT OR BEING NEGOTIATED AS OF THE CLOSING DATE

                                   EXHIBIT L-1

      FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE ACCESS
                        FROM CERTIFICATE [HOLDER] [OWNER]


                                     [Date]


[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2002-C4]

[Wachovia Bank, National Association
NC 1075
8739 Research Drive-URP4
Charlotte, North Carolina 28288
Attention:   LB-UBS Commercial Mortgage Trust 2002-C4]

             Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4

             In accordance with the provisions of the Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation, as depositor (the "Depositor"), Wachovia Bank, National Association as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, with respect to LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

             1. The undersigned is a [beneficial owner] [registered holder] of the Class _____ Certificates.

             2.      The undersigned is requesting (Please check as applicable):

                     (i)   ____   the information  (the  "Information")
             identified on the schedule  attached hereto pursuant to Section
             8.14 of the Pooling and Servicing Agreement; or

                    (ii)   ____   a password pursuant to Section 4.02 of the
             Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's] Internet Website.

             3. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but



                                     L-1-1
only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

             4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

             IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                            [BENEFICIAL OWNER OF A CERTIFICATE]
                            [REGISTERED HOLDER OF A CERTIFICATE]


                            By: _______________________________________________
                                Name:
                                Title:


                            ____________________________________________________



                            By: _______________________________________________
                                Name:
                                Title:




                                     L-1-2

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR


                                     [Date]


[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2002-C4]

[Wachovia Bank, National Association
NC 1075
8739 Research Drive-URP4
Charlotte, North Carolina 28288
Attention:  LB-UBS Commercial Mortgage Trust 2002-C4]

            Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4

             In accordance with the provisions of the Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor"), Wachovia Bank, National Association as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, with respect to LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

             1. The undersigned is contemplating an investment in the Class _____ Certificates.

             2.     The undersigned is requesting (please check as applicable):

                    (i)   ____    information (the "Information") for use in
             evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section
             8.14 of the Pooling and Servicing Agreement; or

                   (ii)   ____   a password pursuant to Section 4.02 of the
             Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's] Internet Website.

             3. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.



                                     L-2-1

             4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

             IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                           [PROSPECTIVE PURCHASER OF A CERTIFICATE OR
                           INTEREST THEREIN]


                           By: ________________________________________________
                               Name:
                               Title:




                           ____________________________________________________

                           By: ________________________________________________
                               Name:
                               Title:



                                     L-2-2

                                    EXHIBIT M

                        FORM OF DEFEASANCE CERTIFICATION

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN



              For loans (a) having a balance of $20,000,000 or less
                or a balance of less than 5% of outstanding pool
           balance, whichever is less) or (b) that are not then one of the ten largest (measured by unpaid principal balance) in the mortgage pool


To:      Standard & Poor's Ratings Services
         55 Water Street
         New York, New York 10041
         Attn:  Commercial Mortgage Surveillance


From:    _____________________________________, in its capacity as master servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation as Depositor, the Master Servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee (the "Trustee"), and ABN AMRO Bank N.V. as fiscal agent.


Date:    _________, 20___

             Re: LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates Series 2002-C4

             Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged [Property] [Properties] identified on the Mortgage Loan Schedule by the following name[s]: ___________________________
________________________________________________________________________________


Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

As Master Servicer under the Pooling and Servicing Agreement, we hereby:

             1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

             ____ a full defeasance of the payments scheduled to be due in respect of the entire unpaid principal balance of the Mortgage Loan; or

             ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the unpaid principal balance of the Mortgage Loan that represents ___% of the entire unpaid principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire unpaid principal balance;

             2. Certify as to each of the following, and any additional explanatory notes set forth on Exhibit A hereto:

                           a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                           b.       The defeasance was consummated
         on _________, 20__.

                           c. The defeasance collateral consists of securities that (i) constitute "government securities" as defined in
         Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

             CUSIP         RATE        MAT        PAY DATES        ISSUED
             -----         ----        ---        ---------        ------


                            d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                            e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                     ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loan included in the pool.

                     ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                     ____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                            f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                           g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

                           h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                           i. The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                           j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                           k. The entire unpaid principal balance of the Mortgage Loan as of the date of defeasance was $___________. Such Mortgage Loan (a) has a balance of $20,000,000 or less or a balance of less than 5% of outstanding pool balance or (b) is not then one of the ten largest (measured by unpaid principal balance) in the mortgage pool, in each such case, as of the date of the most recent Distribution Date Statement received by us (the "Current Report").

             3. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate unpaid principal balance of the Mortgage Pool as of the date of the Current Report.

             4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's servicing file.

             5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement; and

             6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

             7. Agree to provide copies of all items listed in Exhibit B to you upon request.

             IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.


                            [MASTER SERVICER]


                            By: _______________________________________________
                                Name:
                                Title: